                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         QUINTILES TRANSNATIONAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                         QUINTILES TRANSNATIONAL CORP.
                             4709 CREEKSTONE DRIVE
                         RIVERBIRCH BUILDING, SUITE 300
                          DURHAM, NORTH CAROLINA 27703

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of shareholders of Quintiles Transnational Corp. ("Quintiles") on November 26, 1996, at 9:00 a.m., local time, at the [Radisson Governors' Inn, Research Triangle Park, North Carolina 27709] (together with any adjournment or postponement thereof, the "Special Meeting").

     As described in the enclosed Proxy Statement, at the Special Meeting, the holders of the common stock, par value $.01 per share, of Quintiles ("Quintiles Common Stock"), will be asked to approve (i) the issuance by Quintiles of up to 10 million shares (the "Exchange Shares") of Quintiles Common Stock to the shareholders of Innovex Limited, a company organized under the laws of England and Wales with limited liability ("Innovex"), in connection with a Share Exchange Agreement, dated as of October 4, 1996 (the "Exchange Agreement"), by and among Quintiles, Innovex and the shareholders of Innovex (the "Innovex Shareholders"), pursuant to which, among other things, the Innovex Shareholders will exchange all of their ordinary shares and cumulative participating preferred ordinary shares of Innovex for the Exchange Shares (the "Exchange") and (ii) an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Quintiles Common Stock from 50,000,000 to 200,000,000. If the shareholders of Quintiles approve the issuance of the Exchange Shares and if the Exchange is consummated, Innovex will become a wholly-owned subsidiary of Quintiles. A copy of the Exchange Agreement is attached as Appendix A to the Proxy Statement.

     The Board of Directors of Quintiles has unanimously determined that the proposed issuance of the Exchange Shares and the consummation of the Exchange is in the best interests of Quintiles and the shareholders of Quintiles. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ISSUANCE OF THE EXCHANGE SHARES AND THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION.

     A Notice of Special Meeting of Shareholders, Proxy Statement and proxy card are enclosed for your review. The Proxy Statement contains a detailed description of the terms of the Exchange Agreement and additional information regarding the proposed Exchange.

     PLEASE READ THE PROXY STATEMENT CAREFULLY. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED PRE-ADDRESSED AND PRE-PAID ENVELOPE SO THAT IT WILL BE RECEIVED NO LATER THAN NOVEMBER 21, 1996. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN THOUGH YOU MAY HAVE PREVIOUSLY RETURNED YOUR PROXY.

                                          Sincerely,

                                          Dennis Gillings, Ph.D.
                                          Chairman and Chief Executive Officer

October 28, 1996

                         QUINTILES TRANSNATIONAL CORP.
                             4709 CREEKSTONE DRIVE
                         RIVERBIRCH BUILDING, SUITE 300
                          DURHAM, NORTH CAROLINA 27703

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 26, 1996

     You are cordially invited to attend a Special Meeting of shareholders of Quintiles Transnational Corp. ("Quintiles") which will be held on Tuesday, November 26, 1996, at 9:00 a.m., local time, at the [Radisson Governors' Inn, Research Triangle Park, North Carolina 27709] for the following purposes:

          1. To approve the issuance by Quintiles of up to 10 million shares (the "Exchange Shares") of the common stock, par value $.01 per share, of Quintiles ("Quintiles Common Stock") to the shareholders of Innovex Limited, a company organized under the laws of England and Wales with limited liability ("Innovex"), in connection with a Share Exchange Agreement, dated as of October 4, 1996 (the "Exchange Agreement"), by and among Quintiles, Innovex and the shareholders of Innovex (the "Innovex Shareholders"), pursuant to which, among other things, the Innovex Shareholders will exchange all of their ordinary shares and cumulative participating preferred ordinary shares of Innovex for the Exchange Shares. Shareholder approval of the issuance of the Exchange Shares is required to comply with the rules of the Nasdaq Stock Market, on which the Quintiles Common Stock is quoted. If the shareholders of Quintiles approve the issuance of the Exchange Shares and if the Exchange is consummated, Innovex will become a wholly-owned subsidiary of Quintiles. A copy of the Exchange Agreement is attached as Appendix A to the accompanying Proxy Statement;

          2. To approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Quintiles Common Stock from 50,000,000 to 200,000,000 (the "Amendment"); and

          3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The close of business on October 24, 1996, has been fixed by the Quintiles Board of Directors as the record date (the "Quintiles Record Date") for the determination of shareholders entitled to vote at the Special Meeting. Assuming the presence of a quorum, approval of the issuance of the Exchange Shares requires the affirmative vote, either in person or by proxy, of at least a majority of all shares of Quintiles Common Stock voted at the Special Meeting.

     All shares represented by properly executed proxies will be voted in accordance with the specifications on the proxy card. If no such specifications are made, proxies will be voted FOR approval of both the issuance of the Exchange Shares and the Amendment.

     The accompanying Proxy Statement contains a detailed description of the terms of the Exchange Agreement and the transactions contemplated thereunder and additional information regarding the proposed Exchange.

     YOU ARE URGED TO READ THE PROXY STATEMENT CAREFULLY. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED PRE-ADDRESSED AND PRE-PAID ENVELOPE SO THAT IT WILL BE RECEIVED NO LATER THAN NOVEMBER 21, 1996. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN THOUGH YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                                       By Order of the Board of Directors,



                                       Gregory D. Porter
                                       Vice President, General Counsel and
                                       Corporate Secretary

Durham, North Carolina
October 28, 1996

                         QUINTILES TRANSNATIONAL CORP.
                             4709 CREEKSTONE DRIVE
                         RIVERBIRCH BUILDING, SUITE 300
                          DURHAM, NORTH CAROLINA 27703

                                PROXY STATEMENT

     This Proxy Statement (the "Proxy Statement") is being furnished to the shareholders of Quintiles Transnational Corp., a North Carolina corporation (unless the context otherwise requires, together with its subsidiaries, "Quintiles" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of Quintiles for use at a special meeting of shareholders to be held on November 26, 1996 (together with any adjournment or postponement thereof, the "Special Meeting"). The purpose of the Special Meeting is to approve (i) the issuance by Quintiles of up to 10 million shares (the "Exchange Shares") of the common stock, par value $.01 per share, of Quintiles (the "Quintiles Common Stock") to the shareholders of Innovex Limited, a company organized under the laws of England and Wales with limited liability ("Innovex"), in connection with a Share Exchange Agreement, dated as of October 4, 1996 (the "Exchange Agreement"), by and among Quintiles, Innovex and the shareholders of Innovex (the "Innovex Shareholders"), pursuant to which, among other things, the Innovex Shareholders will exchange all of their ordinary shares, nominal value 0.1p each ("Innovex Ordinary Shares"), and cumulative participating preferred ordinary shares, nominal value 0.1p each ("Innovex Preferred Ordinary Shares"), of Innovex for the Exchange Shares (the "Exchange") and (ii) an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Quintiles Common Stock from 50,000,000 to 200,000,000 (the "Amendment"). The approval of shareholders of the issuance of the Exchange Shares is required to comply with the rules of the Nasdaq Stock Market, on which the Quintiles Common Stock is quoted. Such rules require companies listed on the Nasdaq National Market to obtain shareholder approval before they issue shares constituting 20% or more of the shares of listed stock outstanding prior to the issuance.

     The Board of Directors of Quintiles has unanimously determined that the issuance of the Exchange Shares and the consummation of the Exchange is in the best interests of Quintiles and the shareholders of Quintiles and recommends that shareholders vote FOR both the issuance of the Exchange Shares and the Amendment.

     This Proxy Statement is first being mailed to shareholders of Quintiles on or about October 28, 1996.

                             AVAILABLE INFORMATION

     Quintiles is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the United States Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Quintiles may be inspected and copied at the Public Reference Facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's following regional offices: New York Regional Office, 7 World Trade Center, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained at prescribed rates from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549-1004. The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including Quintiles. Quotations relating to the Company's Common Stock appear on the Nasdaq National Market and such reports and other information concerning the Company can also be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006-1506.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
AVAILABLE INFORMATION.................................................................    (i)
SUMMARY...............................................................................     1
SELECTED CONSOLIDATED FINANCIAL INFORMATION...........................................     6
SELECTED PRO FORMA COMBINED FINANCIAL DATA (UNAUDITED)................................     8
COMPARATIVE PER SHARE DATA............................................................    10
SPECIAL MEETING OF QUINTILES SHAREHOLDERS.............................................    11
  Voting Information for Quintiles Shareholders.......................................    11
  Authorization to Vote an Adjournment and Other Matters..............................    11
  Solicitation of Proxies.............................................................    11
PROPOSAL ONE -- ISSUANCE OF THE EXCHANGE SHARES.......................................    12
  Summary of the Exchange.............................................................    12
  Background of the Exchange..........................................................    12
  Reasons for the Exchange and Recommendation of the Board of Directors...............    13
  Opinions of Quintiles' Financial Advisors...........................................    13
  The Exchange Agreement..............................................................    19
  The Escrow Agreement................................................................    23
  Employment Agreements...............................................................    24
  The Registration Rights Agreement...................................................    24
  Accounting Treatment................................................................    24
  Certain Federal Income Tax Considerations...........................................    24
  Restrictions on Resales of Quintiles Common Stock; Pooling Considerations...........    25
  Regulatory Approvals................................................................    26
CERTAIN INFORMATION CONCERNING QUINTILES..............................................    27
CERTAIN INFORMATION CONCERNING INNOVEX................................................    28
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
  OF INNOVEX..........................................................................    43
PROPOSAL TWO -- AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF
  INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK...........    53
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................    54
FORWARD LOOKING STATEMENTS............................................................    54
AVAILABILITY OF AUDITORS AT SPECIAL MEETING...........................................    55
                                         APPENDICES
Appendix A -- Share Exchange Agreement................................................   A-1
Appendix B -- Opinion of Goldman, Sachs & Co. ........................................   B-1
Appendix C -- Opinion of Smith Barney Inc. ...........................................   C-1

                                    SUMMARY

     The following is a brief summary of certain information contained elsewhere or incorporated by reference in this Proxy Statement. Certain capitalized terms used in this Summary are defined elsewhere in this Proxy Statement. This summary is not intended to be a complete statement of all material features of the Exchange and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement and in the Appendices hereto, which the shareholders are urged to read in their entirety. Such information may constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

     Information contained or incorporated by reference in this Proxy Statement contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology, such as "may," "will," "expect," "anticipate," "estimate," or "continue" or the negative thereof or other variations thereon or comparable terminology. See "FORWARD LOOKING STATEMENTS."

THE COMPANIES

  Quintiles -- Business

     Quintiles provides drug development and health information management services to a range of public and private sector clients around the world. Quintiles believes that it is one of only three contract research organizations ("CROs") with fiscal 1995 revenue exceeding $100 million and one of a few capable of providing global services. Quintiles complements the research and development departments of pharmaceutical and biotechnology companies by offering services designed to assure a high quality product for the sponsor company and reduce drug development time and cost. In addition, Quintiles' integrated services and extensive information technology capabilities furnish clients with broad experience and expertise in global drug development and provide clients with an outsourced variable-cost alternative to the fixed costs associated with internal drug development. Quintiles' core competencies include clinical research and data management, and consulting on healthcare policy, disease management and regulatory issues. In 1995, Quintiles generated approximately 79% of its net revenue from its clinical services and approximately 21% from its pre-clinical, laboratory services and formulation and packaging services. Quintiles has 41 operating units in 19 countries. The Company maintains its principal executive office at 4709 Creekstone Drive, Riverbirch Building, Suite 300, Durham, North Carolina, 27703-8411 and its telephone number is (919) 941-2000. See "CERTAIN INFORMATION CONCERNING QUINTILES -- Business of Quintiles."

  Quintiles -- Recent Development

     Pursuant to a Merger Agreement and Plan of Merger (the "BRI Merger Agreement"), dated as of September 16, 1996, BRI International, Inc., a Virginia corporation ("BRI"), will merge with and into BRI Acquisition Corp. ("Acquisition"), a wholly-owned subsidiary of Quintiles, with Acquisition surviving the merger (the "BRI Merger"). In connection with the BRI Merger, (i) on the effective date of the BRI Merger, each share of BRI Common Stock will be converted into the right to receive 4.3013 shares of Quintiles Common Stock and
(ii) any option to acquire shares of BRI Common Stock would become an option to acquire shares of Quintiles Common Stock, subject to the terms and conditions contained in the BRI Merger Agreement. On September 24, 1996, Quintiles filed with the Securities and Exchange Commission a Registration Statement on Form S-4 (as amended on October 15, 1996) to register under the Securities Act an aggregate of 1,951,027 shares of Quintiles Common Stock to be issued to BRI stockholders under the BRI Merger Agreement. It is currently anticipated that the transactions contemplated under the BRI Merger Agreement will be consummated in November 1996. See "CERTAIN INFORMATION CONCERNING QUINTILES -- The BRI Merger", "UNAUDITED SUMMARY PRO FORMA FINANCIAL INFORMATION" and "INDEX TO FINANCIAL STATEMENTS -- Pro Forma Combined Financial Statements".

  Innovex -- Business

     Innovex is an international contract pharmaceutical organization ("C.P.O."), which provides contract research and sales and marketing services to the pharmaceutical industry. Innovex focuses primarily on the period extending from two years before to two years after the receipt of marketing approval for a drug (the "peri-launch" period). This period of drug development attracts the highest level of expenditure and the most intense boardroom focus by drug sponsors. Innovex typically provides contract research services in the early peri-launch period and sales and marketing services thereafter. Contract research and sales and marketing services accounted for approximately 37.4% and 62.6% of Innovex's net sales in the 1996 fiscal year, respectively. Innovex provides project teams with specialist knowledge and expertise to enable its clients to accelerate the speed to market, the commercial acceptance and the market penetration of their pharmaceutical products, with the aim of maximizing their return on investment.

     Innovex was founded in 1979 as a provider of consulting services to the pharmaceutical industry in the United Kingdom. During the 1980s, Innovex expanded its service range to comprise contract sales services, marketing services, disease management services and a full range of clinical research services. Since 1992, Innovex has expanded into new geographic markets by launching contract sales services in Germany, the United States, The Netherlands and the Nordic region, by the acquisition of Eminent, a Spanish contract sales organization, by expanding its contract research capability in Germany and the United States through the acquisition of the Clinical Research Foundation group and in Sweden by the acquisition of Galenus, and by extending its contract research services to Italy, France, Spain and the Benelux countries. Innovex maintains its principal executive office at Innovex House, Marlow Park, Marlow, Buckinghamshire SL7 1TB, England, and its telephone number is 44-1628-491-500. See "CERTAIN INFORMATION CONCERNING INNOVEX", "UNAUDITED SUMMARY PRO FORMA FINANCIAL INFORMATION", "INDEX TO FINANCIAL STATEMENTS -- Pro Forma Combined Financial Statements."

THE EXCHANGE

     If the Exchange is effected, the Innovex Shareholders will on the Closing Date exchange all of the Innovex Ordinary Shares and Innovex Preferred Ordinary Shares for a total of up to 10 million shares (the "Exchange Shares") of Quintiles Common Stock. Each such Innovex Ordinary Share and Innovex Preferred Ordinary Share will be exchanged for .07981 shares (the "Exchange Ratio") of Quintiles Common Stock. Any option to acquire Innovex shares will become an option to acquire shares of Quintiles Common Stock. The total number of shares of Quintiles Common Stock issuable in the Exchange and upon the exercise of the substituted options is 10,000,000. After the Exchange, Innovex will become a wholly-owned subsidiary of Quintiles and will continue to own and operate its assets and business. The rules of the Nasdaq Stock Market, on which the Quintiles Common Stock is quoted, require a listed company, as a condition to continued listing, to obtain the approval of its shareholders prior to the issuance of shares of listed stock that equal or exceed 20% of such shares outstanding prior to the issuance. Accordingly, since the Exchange Shares exceed the 20% threshold, Quintiles is seeking shareholder approval of the issuance of the Exchange Shares under the Exchange Agreement. Based upon the number of shares of Quintiles Common Stock issued and outstanding as of the Quintiles Record Date and assuming consummation of the BRI Merger, the Innovex
Shareholders will hold approximately      % of the total issued and outstanding
shares of Quintiles immediately after the Exchange. See "THE EXCHANGE -- Summary of the Transaction."

     It is the intention of the parties to consummate the Exchange and the other transactions contemplated by the Exchange Agreement as soon as possible following the Special Meeting and the satisfaction of all other covenants and conditions to the parties' respective obligations to consummate the Exchange (or, to the extent permitted, waiver thereof) or at such other time as designated in writing by Quintiles and Innovex.

     Consummation of the Exchange is subject to the satisfaction of certain conditions. See "THE EXCHANGE -- The Exchange Agreement -- Conditions to Consummation". The parties have also agreed to certain covenants in connection with the Exchange Agreement. See "THE EXCHANGE -- The Exchange
Agreement -- Certain Covenants." In addition, Quintiles has agreed to provide the Innovex

Shareholders with certain registration rights to facilitate resale of the Exchange Shares after the Closing Date. See "THE EXCHANGE -- The Registration Rights Agreement."

MARKET PRICES AND DIVIDEND POLICIES

  Quintiles

     Quintiles Common Stock has traded publicly on the Nasdaq National Market under the symbol "QTRN" since April 20, 1994, the date on which the Quintiles Common Stock was first offered to the public. The market price of Quintiles Common Stock has been and may continue to be subject to wide fluctuations. The following table sets forth the high and low per share sales prices of Quintiles Common Stock for the periods indicated as reported by the Nasdaq Stock Market:

                                                                          HIGH       LOW
                                                                         ------     ------
    YEAR ENDED DECEMBER 31, 1994(1)
    Second Quarter (from April 20, 1994)...............................  10.250      8.125
    Third Quarter......................................................  15.125      8.750
    Fourth Quarter.....................................................  15.375     12.000
    YEAR ENDED DECEMBER 31, 1995
    First Quarter(1)...................................................  19.438     14.500
    Second Quarter(1)..................................................  24.125     17.250
    Third Quarter(1)...................................................  32.125     22.000
    Fourth Quarter.....................................................  46.000     26.250
    YEAR ENDED DECEMBER 31, 1996
    First Quarter......................................................  69.250     37.000
    Second Quarter.....................................................  82.000     56.500
    Third Quarter......................................................  83.250     52.500
    Fourth Quarter (through October   , 1996)..........................   [Add]      [Add]

---------------

(1) Adjusted to reflect two-for-one stock split effected as a 100% stock dividend on November 27, 1995.

     On October 4, 1996, the last full trading day prior to public announcement of the Exchange Agreement, the reported closing sales price per share of
Quintiles Common Stock on the Nasdaq Stock Market was $73.25. On          ,
1996, the last full trading day prior to the date of this Proxy Statement, the reported closing sales price per share of Quintiles Common Stock on the Nasdaq
Stock Market was $          .

     Quintiles has never paid any cash dividends on Quintiles Common Stock, and does not anticipate paying any cash dividends in the foreseeable future and intends to retain future earnings for the development and expansion of its business.

  Innovex

     The share capital of Innovex is not traded on any exchange and there is no established trading market for the Innovex share capital. Innovex has not declared or paid a cash dividend in the past five fiscal years with the exception of a cash dividend paid in the 1996 fiscal year to Barrie S. Haigh (Innovex's Chairman), Stella D. Freeman (the Chairman's spouse) and related trusts (together, the "Principal Shareholder") of L5.9 million and a cash dividend of L0.4 million paid in the 1992 fiscal year in respect of the prior fiscal year. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF INNOVEX -- Liquidity and Capital Resources."

RESTRICTIONS APPLICABLE TO INNOVEX SHAREHOLDERS

     The Innovex Shareholders will be subject to certain restrictions on resale of the Exchange Shares after the Exchange. See "THE EXCHANGE -- Restrictions on Resales of Quintiles Common Stock; Pooling Considerations" and "THE
EXCHANGE -- The Registration Rights Agreement."

OPINIONS OF QUINTILES' FINANCIAL ADVISORS

     Goldman Sachs & Co. ("Goldman Sachs") and Smith Barney Inc. ("Smith Barney") have separately delivered to the Board of Directors of Quintiles written opinions, each dated October 6, 1996. The opinion of Goldman Sachs is to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair to Quintiles. The opinion of Smith Barney is to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to Quintiles. The full text of the written opinions of Goldman Sachs and Smith Barney, which set forth the assumptions made, matters considered and limitations on the review undertaken in connection with such opinions, are attached as Appendix B and Appendix C, respectively, to this Proxy Statement and should be read carefully in their entirety. The opinions of Goldman Sachs and Smith Barney are directed only to the Exchange Ratio, do not address any other aspect of the Exchange or related transactions and do not constitute a recommendation to any shareholder as to how such shareholder should vote at the Special Meeting. Both Innovex and Quintiles also engaged Goldman Sachs to facilitate a transaction between the parties. See "THE EXCHANGE -- Opinions of Quintiles' Financial Advisors."

SHAREHOLDER APPROVAL

     The Board of Directors of Quintiles has unanimously approved the transactions contemplated by the Exchange Agreement, including the issuance of the Exchange Shares and the Amendment. At the Special Meeting, the Company's shareholders will consider and vote on the proposal to issue the Exchange Shares in connection with the Exchange Agreement and the Amendment.

THE SPECIAL MEETING

     The close of business on October 24, 1996 has been fixed by the Quintiles Board of Directors as the record date (the "Quintiles Record Date") for the determination of shareholders of Quintiles who shall be entitled to vote at the
Special Meeting. As of the Quintiles Record Date, there were        issued and
outstanding shares of Quintiles Common Stock, held of record by approximately persons. Assuming the presence of a quorum, approval of the issuance of the Exchange Shares, the Amendment and any other matter properly considered and acted upon at the Special Meeting (except for such matters which by law the Articles of Incorporation of Quintiles, as amended, or the Bylaws of Quintiles, as amended, require otherwise), requires the affirmative vote, either in person or by proxy, of at least a majority of all shares of Quintiles Common Stock voted at the Special Meeting.

     Each holder of Quintiles Common Stock is entitled to one vote for each share on all matters submitted to a vote of shareholders. The presence at the Special Meeting, either in person or by proxy, of the holders of a majority of the votes entitled to be cast at such meeting will constitute a quorum for the transaction of business. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, under North Carolina corporate law, abstentions are treated as non-votes in determining whether shareholders have approved a proposal.

DISSENTERS' RIGHTS

     Shareholders of Quintiles do not have dissenters' rights of appraisal with respect to the issuance of the Exchange Shares.

RIGHTS OF QUINTILES' SHAREHOLDERS

     The rights of holders of shares of Quintiles Common Stock will not change in any respect as a result of the Exchange.

REGULATORY APPROVALS

     Quintiles and Innovex each [have submitted] filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder, and [have requested] early termination of the requisite waiting period under the HSR Act with respect to the Exchange. In addition, prior to consummation of the Exchange, Quintiles and Innovex shall have received any other required antitrust clearances in foreign countries, as well as any other necessary governmental approvals. See "THE EXCHANGE -- The Exchange Agreement -- Conditions to Consummation of the Exchange."

ACCOUNTING

     Quintiles will account for the Exchange as a pooling of interests for financial reporting purposes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Exchange Agreement provides that Quintiles' obligation to consummate the transactions contemplated by the Exchange Agreement is subject to the satisfaction or waiver of a number of conditions including the delivery of an opinion by Quintiles' independent accountants that such transactions should be treated as a taxable acquisition of the Innovex Ordinary Shares and Preferred Ordinary Shares for purposes of United States federal income tax law. Assuming such transactions are so treated: (i) Quintiles' shareholders will not recognize any gain or loss as a result of the transactions; (ii) Quintiles will not recognize gain or loss on the issuance of the Exchange Shares to the Innovex Shareholders; (iii) Quintiles will acquire an aggregate tax basis in the Innovex Shares equal to the fair market value of the Exchange Shares issued therefor;
(iv) Quintiles will acquire an aggregate tax basis in the Innovex cumulative redeemable preference shares (the "Preference Shares") equal to the amount of money paid for such shares; and (v) Quintiles' holding period for the Innovex Shares and the Preference Shares will commence on the day after the Closing Date.

     If it is determined that the transactions contemplated by the Exchange Agreement constitute a tax-free "reorganization" within the meaning of section 368 of the Internal Revenue Code of 1986, as amended, rather than a taxable transaction, some of the tax consequences of the transactions will differ from the consequences set forth above. See "THE EXCHANGE -- Federal Income Tax Consequences."

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

SELECTED FINANCIAL DATA OF QUINTILES

     The Consolidated Statement of Operations data set forth below for each of the years in the five-year period ended December 31, 1995 and the Consolidated Balance Sheet Data set forth below as of December 31, 1991, 1992, 1993, 1994, and 1995 are derived from the consolidated financial statements of Quintiles and notes thereto which have been audited by Ernst & Young LLP. The selected consolidated financial data provided as of June 30, 1996 and for the six months ended June 30, 1995 and 1996 are derived from unaudited consolidated financial statements incorporated by reference in this Proxy Statement, but in the opinion of management contain all adjustments, consisting only of normal recurring accruals, which are necessary for a fair statement of the results of such periods. The selected consolidated financial data presented below is a summary and is qualified in its entirety by and should be read in conjunction with Quintiles' audited and unaudited consolidated financial statements and notes thereto incorporated by reference herein. The results for the first half of fiscal 1996 are not necessarily indicative of results to be expected for the full year.

                                                                                    SIX MONTHS ENDED
                                            YEAR ENDED DECEMBER 31,                     JUNE 30,
                                ------------------------------------------------   ------------------
                                 1991      1992      1993      1994       1995      1995       1996
                                -------   -------   -------   -------   --------   -------   --------
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Net revenue...................  $29,515   $44,296   $61,704   $90,067   $156,437   $68,260   $117,772
Income from operations........    3,104     4,764     6,010     9,499     15,394     6,605     12,334
Income before income taxes....    2,394     4,272     5,822    10,178     17,162     7,283     13,552
Net income....................  $ 1,445   $ 2,650   $ 3,842   $ 6,672   $ 11,259   $ 4,637   $  9,261
Net income per share(1).......  $   .14   $   .23   $   .28   $   .38   $    .56   $   .24   $    .42
Weighted average shares
  outstanding(1)..............   10,405    11,622    13,535    17,557     20,028    19,293     22,288

                                                          DECEMBER 31,
                                        -------------------------------------------------   JUNE 30,
                                         1991      1992      1993       1994       1995       1996
                                        -------   -------   -------   --------   --------   --------
                                                               (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents.............  $ 4,203   $ 1,911   $ 9,184   $ 39,353   $ 69,146   $130,213
Working capital.......................    5,706     4,373    16,446     50,961     94,246    203,479
Total assets..........................   26,074    46,496    66,815    110,631    221,290    391,798
Long term debt including current
  portion.............................    4,075     6,270     5,005      1,385        671    140,593
Shareholders' equity..................  $12,149   $19,659   $35,120   $ 78,846   $158,539   $168,431

---------------

(1) Restated to reflect 1995 two-for-one stock split.

SELECTED FINANCIAL DATA OF INNOVEX

     The table below sets forth selected financial data for Innovex (or its predecessor entities) for each of the years in the five-year period ended March 31, 1996 and for each of the three-month periods ended June 30, 1995 and 1996, which are included elsewhere in this Proxy Statement. Innovex was reorganized on April 3, 1996, when Innovex Limited acquired the entire issued share capital of Innovex Holdings Limited (the "April Reorganization"). See Note 23 of Notes to the combined financial statements of Innovex Limited and Innovex Holdings Limited (the "Innovex Combined Financial Statements") included elsewhere in this Proxy Statement. The selected financial data set forth below for each of the years in the three-year period ended March 31, 1996 and as at March 31, 1995 and 1996 have been extracted or derived from, and are qualified by reference to, the Innovex Combined Financial Statements, which have been audited by KPMG, independent public accountants. The selected financial data set forth below for the years ended March 31, 1992 and 1993 and as at March 31, 1992, 1993 and 1994 have been derived from the accounts of Innovex Holdings Limited and the notes thereto, which were also audited by KPMG. The selected financial data for the three-month periods ended June 30, 1995 and 1996 have been derived from the unaudited financial statements of Innovex Holdings Limited and Innovex Limited, respectively, for those periods (the "Innovex Interim Financial Statements"), which are included elsewhere in this Proxy Statement. In the opinion of Innovex management, the Innovex Interim Financial Statements have been prepared on a basis consistent with the audited Innovex Combined Financial Statements and reflect all adjustments (which are of a normal recurring nature) necessary to present fairly in all material respects the results of operations for such periods and the financial position at the end of each such period. The selected financial data for interim periods are not necessarily indicative of full-year results.

     The Innovex Combined Financial Statements and the Innovex Interim Financial Statements have been prepared in accordance with U.K. GAAP, which differ in certain significant respects from U.S. GAAP. The principal differences between U.K. GAAP and U.S. GAAP as they relate to Innovex are summarized in Note 27 of Notes to the Innovex Combined Financial Statements. The following information should be read in conjunction with "Innovex Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Innovex Combined Financial Statements and the Innovex Interim Financial Statements included elsewhere in this Proxy Statement.

                                                                                                       THREE MONTHS ENDED
                                                       YEAR ENDED AND AS AT MARCH 31,                  AND AS AT JUNE 30,
                                            ----------------------------------------------------   --------------------------
                                                      1993     1994     1995     1996    1996(1)    1995     1996     1996(1)
                                                     ------   ------   ------   ------   -------   ------   -------   -------
                                             1992      L        L        L        L         $        L         L         $
                                            ------
                                              L            (L IN THOUSANDS, EXCEPT PER ORDINARY SHARE AMOUNTS)
INCOME STATEMENT DATA
U.K. GAAP
Net sales(2)..............................  20,978   23,133   40,744   51,758   83,106   129,055   15,842    33,505    52,030
Operating Income..........................   1,995    1,966    2,675    2,941    3,663     5,688      503     2,440     3,789
Income before income taxes................   1,614      666    1,010    1,866    1,800     2,795      (37)    1,684     2,615
Net income................................   1,064      136      213    1,329    1,057     1,641      (68)    1,066     1,655
Net income after minority interest and
  non-equity dividends....................   1,035      136      213    1,329    1,057     1,641      (68)      860     1,336
  Earnings per Ordinary Share(3)..........                                       L0.01   $  0.01              L0.01   $  0.05
U.S. GAAP
Net income (loss).........................      --       --       --    1,206      531       825     (100)      704     1,093
BALANCE SHEET DATA
U.K. GAAP
Cash and cash equivalents.................      --    1,305    3,417    3,565    3,041     4,722    1,402     3,686     5,724
Long-term assets..........................   6,165    5,484   20,538   21,550   28,344    44,016   23,111    29,788    46,258
Total assets..............................  12,240   12,502   35,065   42,745   58,775    91,272   41,625    63,746    98,992
Short-term borrowings and current portion
  of long-term obligations................   2,199    1,570    2,000    3,520    7,001    10,872    3,450     9,196    14,281
Long-term obligations, less current
  portion.................................   2,102    1,610    7,757    7,439    6,717    10,431    7,745    22,793    35,395
Provisions for liabilities and
  charges(4)..............................      76       22    2,030    2,309    2,780     4,317    2,132     2,845     4,418
Total shareholders' equity (deficit)(5)...   2,683    2,788    3,185    4,275       (7)      (11)   4,369    (6,846)  (10,630)
U.S. GAAP
Total shareholders' equity (deficit)(5)...      --       --       --    4,706     (171)     (266)   4,757   (18,129)  (28,153)

---------------

(1) Solely for the convenience of the reader, pound sterling amounts have been translated into U.S. dollars at the Noon Buying Rate on June 28, 1996 of $1.5529 = L1.00.
(2) Net sales exclude pass through costs, which are costs, such as investigators' fees, incurred on behalf of, and recharged directly to, clients.
(3) Based on a weighted average of 115,255,334 Ordinary Shares and 115,452,370 Ordinary Shares outstanding for the year ended March 31, 1996 and the three months ended June 30, 1996, respectively.
(4) Provisions for liabilities and charges consist primarily of post-employment provisions comprising accrued liabilities to pay retirement benefits in respect of Innovex's unfunded German pension scheme. See Note 16 of Notes to the Innovex Combined Financial Statements.
(5) A cash dividend of L5.9 million was paid from the retained surplus in the 1996 fiscal year to the Principal Shareholder in association with the April Reorganization. See "CERTAIN INFORMATION CONCERNING INNOVEX -- The Reorganizations".

             SELECTED PRO FORMA COMBINED FINANCIAL DATA (UNAUDITED)

     Set forth below are selected unaudited pro forma combined financial data of Quintiles and Innovex combined, and selected unaudited pro forma financial data of Quintiles, BRI and Innovex combined. The proposed transactions with BRI and Innovex are reflected under the pooling of interests method of accounting. See "CERTAIN INFORMATION CONCERNING QUINTILES -- The BRI Merger" for a further discussion of the BRI Merger. This information is not necessarily indicative of the results that actually would have occurred and should be read in conjunction with the unaudited pro forma combined financial statements included elsewhere in this Proxy Statement. The selected unaudited pro forma combined financial data presented below is a summary and is qualified in its entirety by and should be read in conjunction with the unaudited pro forma combined condensed financial statements and notes thereto included elsewhere in this Proxy Statement. All amounts have been derived based upon BRI's fiscal year which ends on November 30, Quintiles' fiscal year which ends on December 31 and Innovex's fiscal year which ends on March 31; conforming BRI's and Innovex's year ends to that of Quintiles would not materially impact the amounts set forth below. The amounts derived for the six month periods ended June 30, 1995 and 1996 are based upon Quintiles' and Innovex's historical operating results for such periods combined with BRI's historical operating results for the six month periods ended May 31, 1995 and 1996, respectively.

                                                      YEAR ENDED                SIX MONTHS ENDED
                                                     DECEMBER 31,                   JUNE 30,
                                            ------------------------------     -------------------
                                              1993       1994       1995         1995       1996
                                            --------   --------   --------     --------   --------
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Net revenue
  Quintiles and Innovex pro forma.........  $124,099   $171,130   $285,492     $118,143   $213,435
  Quintiles, BRI and Innovex pro forma....   141,923    195,901    323,692      136,178    237,402
Income from operations
  Quintiles and Innovex pro forma.........    10,106     14,105     21,082       10,269     16,462
  Quintiles, BRI and Innovex pro forma....    10,507     14,824     23,526       11,280     18,205
Income before income taxes
  Quintiles and Innovex pro forma.........     7,369     13,100     19,957        9,749     15,848
  Quintiles, BRI and Innovex pro forma....     7,618     13,630     22,082       10,566     17,401
Net income
  Quintiles and Innovex pro forma.........  $  4,168   $  8,753   $ 12,900     $  6,327   $ 10,226
  Quintiles, BRI and Innovex pro forma....     4,188      9,045     13,901        6,712     11,197
Net income per common share
  Quintiles and Innovex pro forma.........  $   0.18   $   0.33   $   0.44(3)  $   0.22   $   0.32(5)
  Quintiles, BRI and Innovex pro forma....  $   0.17   $   0.32   $   0.45(4)  $   0.22   $   0.34(6)
Weighted average common shares outstanding
  Quintiles and Innovex pro forma(1)......    22,656     26,707     29,226       28,471     31,502
  Quintiles, BRI and Innovex pro
     forma(2).............................    23,972     28,043     30,705       29,944     33,228

                                                                                 JUNE 30, 1996
                                                                                 --------------
                                                                                 (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents
  Quintiles and Innovex pro forma..............................................     $ 86,090
  Quintiles, BRI and Innovex pro forma.........................................       86,357
Working capital
  Quintiles and Innovex pro forma..............................................      138,838
  Quintiles, BRI and Innovex pro forma.........................................      138,928
Total assets
  Quintiles and Innovex pro forma..............................................      440,943
  Quintiles, BRI and Innovex pro forma.........................................      462,613
Long-term debt including current portion
  Quintiles and Innovex pro forma..............................................      140,593
  Quintiles, BRI and Innovex pro forma.........................................      143,749
Shareholders' equity
  Quintiles and Innovex pro forma..............................................     $145,630
  Quintiles, BRI and Innovex pro forma.........................................      148,751

---------------

(1) The pro forma weighted average common shares outstanding are calculated by combining the weighted average shares outstanding of Quintiles with the weighted average shares outstanding of Innovex adjusted by the agreed upon exchange ratio.
(2) The pro forma weighted average common shares outstanding are calculated by combining the weighted average shares outstanding of Quintiles with the weighted average shares outstanding of BRI and Innovex adjusted by the respective agreed upon exchange ratios.
(3) Pro forma net income per share would have been $0.57 per share for the year ended December 31, 1995 if Innovex had not incurred the $2.3 million of non-recurring costs relating to its reorganization and the $2.3 million of special pension contributions.
(4) Pro forma net income per share would have been $0.58 per share for the year ended December 31, 1995 if Innovex had not incurred the $2.3 million of non-recurring costs relating to its reorganization and the $2.3 million of special pension contributions.
(5) Pro forma net income per share would have been $0.45 per share for the six months ended June 30, 1996 if Innovex had not incurred the $2.3 million of non-recurring costs relating to its reorganization and the $2.3 million of special pension contributions.
(6) Pro forma net income per share would have been $0.45 per share for the six months ended June 30, 1996 if Innovex had not incurred the $2.3 million of non-recurring costs relating to its reorganization and the $2.3 million of special pension contributions.

                           COMPARATIVE PER SHARE DATA

     The following table sets forth certain unaudited historical per share data of Quintiles and Innovex and combined per share data on an unaudited pro forma basis after giving effect to the Exchange. In addition, this table presents certain unaudited per share data for Quintiles, BRI and Innovex on a pro forma combined basis. The proposed transactions will be accounted for on a pooling of interests basis, and the pro forma data is derived in accordance with such method. See "CERTAIN INFORMATION CONCERNING QUINTILES -- The BRI Merger" for a further discussion of the BRI Merger. The unaudited pro forma combined financial data are not necessarily indicative of the operating results that would have been achieved had the transaction been in effect as of the beginning of each of the periods presented and should not be construed as representative of future operations. The Innovex and the BRI and Innovex equivalent pro forma amounts are presented with respect to each set of pro forma information. The Innovex equivalent pro forma per share amounts are computed by multiplying the Quintiles and Innovex pro forma per share amounts by the Exchange Ratio of 0.07981. The BRI and Innovex equivalent pro forma amounts are computed by multiplying the Quintiles, BRI and Innovex pro forma amounts by the same ratio. The periods presented for Innovex are the fiscal years ended March 31, 1996, 1995 and 1994 and the six months ended June 30, 1996.

                                                                                            QUINTILES,       BRI AND
                                                              QUINTILES       INNOVEX         BRI AND        INNOVEX
                              QUINTILES        INNOVEX       AND INNOVEX     EQUIVALENT       INNOVEX      EQUIVALENT
                            HISTORICAL PER  HISTORICAL PER  PRO FORMA PER    PRO FORMA     PRO FORMA PER  PRO FORMA PER
                              SHARE DATA      SHARE DATA     SHARE DATA    PER SHARE DATA   SHARE DATA     SHARE DATA
                            --------------  --------------  -------------  --------------  -------------  -------------
YEAR ENDED DECEMBER 31,
  1995
  Net income(1)............     $ 0.56          $ 0.01          $0.44          $ 0.04          $0.45          $0.04
  Book value...............     $ 7.41            0.00          $4.67          $ 0.37          $4.48          $0.36
YEAR ENDED DECEMBER 31,
  1994
  Net income...............     $ 0.38                          $0.33          $ 0.03          $0.32          $0.03
YEAR ENDED DECEMBER 31,
  1993
  Net income...............     $ 0.28                          $0.18          $ 0.01          $0.17          $0.01
SIX MONTHS ENDED JUNE 30,
  1996
  Net income(2)............     $ 0.42          $ 0.01          $0.32          $ 0.03          $0.34          $0.03
  Book value...............     $ 7.73          $(0.01)         $4.58          $ 0.37          $4.45          $0.36

---------------

(1) If Innovex had not incurred the $2.3 million of non-recurring costs relating to its reorganization and the $2.3 million of special pension contributions in the year ended December 31, 1995 (Innovex's fiscal year ended March 31, 1996) the Innovex historical net income per share would have been $0.05 per share, the Quintiles and Innovex pro forma net income per share would have been $0.57 per share, the Innovex equivalent pro forma net income per share would have been $0.05 per share, the Quintiles, BRI and Innovex pro forma net income per share would have been $0.58 per share and the BRI and Innovex equivalent pro forma net income per share would have been $0.05 per share.
(2) If Innovex had not incurred the $2.3 million of non-recurring costs relating to its reorganization and the $2.3 million of special pension contributions in the six months ended June 30, 1996 the Innovex historical net income per share would have been $0.04 per share, the Quintiles and Innovex pro forma net income per share would have been $0.45 per share, the Innovex equivalent pro forma net income per share would have been $0.04 per share, the Quintiles, BRI and Innovex pro forma net income per share would have been $0.45 per share and the BRI and Innovex equivalent pro forma net income per share would have been $0.04 per share.

                   SPECIAL MEETING OF QUINTILES SHAREHOLDERS

     This Proxy Statement is being furnished by the Company to its shareholders in connection with the solicitation of proxies by the Board of Directors of Quintiles for use at the Special Meeting. At the Special Meeting, the holders of Quintiles Common Stock will be asked to approve (i) the issuance of the Exchange Shares to the Innovex Shareholders in connection with the Exchange Agreement and
(ii) the Amendment.

VOTING INFORMATION FOR QUINTILES SHAREHOLDERS

     The close of business on October 24, 1996, has been fixed by the Quintiles Board of Directors as the Quintiles Record Date. As of the Quintiles Record
Date, there were issued and outstanding        shares of Quintiles Common Stock,
held of record by approximately      persons. Assuming the presence of a quorum,
approval of the issuance of the Exchange Shares, the Amendment and any other matter properly considered and acted upon at the Special Meeting (except for such matters which by law, the Quintiles Articles of Incorporation, as amended, or the Quintiles Bylaws, as amended, require otherwise), requires the affirmative vote, either in person or by proxy, of at least a majority of all shares of Quintiles Common Stock voted at the Special Meeting.

     Each holder of Quintiles Common Stock is entitled to one vote for each share on all matters submitted to a vote of shareholders. The presence at the Special Meeting, either in person or by proxy, of the holders of a majority of the votes entitled to be cast at such meeting will constitute a quorum for the transaction of business. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, under North Carolina corporate law, abstentions are treated as non-votes in determining whether shareholders have approved a proposal.

     Shareholders of Quintiles do not have dissenters' rights of appraisal with respect to the issuance of the Exchange Shares.

AUTHORIZATION TO VOTE ON ADJOURNMENT AND OTHER MATTERS

     By signing the proxy, a shareholder will be authorizing the proxy holder to vote in his discretion regarding any procedural motions which may come before the Special Meeting. For example, this authority could be used to adjourn the meeting if Quintiles believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional proxies or to provide additional information to shareholders. Quintiles has no plans to adjourn the meeting at this time, but it intends to attempt to do so if it believes doing so would promote shareholder interests.

SOLICITATION OF PROXIES

     The accompanying proxy sent to Quintiles Shareholders is being solicited by the Quintiles Board of Directors. All proxies in the enclosed form of proxy that are properly executed and returned to Quintiles prior to commencement of voting at the Special Meeting will be voted at the Special Meeting in accordance with the instructions thereon. All executed but unmarked Quintiles proxies will be voted FOR approval of both (i) the issuance of the Exchange Shares to the Innovex Shareholders pursuant to the Exchange Agreement and (ii) the Amendment. A shareholder may revoke a proxy at any time before it is voted by filing with the Secretary of Quintiles either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person. Such filing should be sent to the Corporate Secretary of Quintiles, at Quintiles Transnational Corp., P.O. Box 13979, Research Triangle Park, North Carolina 27709. Attendance at the Special Meeting will not by itself revoke the proxy. At the Special Meeting, shareholder votes will be tabulated by persons appointed by the Quintiles Board of Directors to act as inspectors of election.

     The management of Quintiles does not know of any other matters other than those set forth herein which may come before the Special Meeting. If any other matters are properly presented to the Special Meeting for action, it is intended that the persons named in the applicable form of proxy will vote on such matters as determined by the majority of the Quintiles Board of Directors.

     The expense of printing this Proxy Statement and the proxies solicited hereby will be borne by Quintiles. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of Quintiles, without additional remuneration, by personal interviews, telephone, telegraph or otherwise.

     IN UNANIMOUSLY APPROVING THE EXCHANGE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREUNDER, THE QUINTILES BOARD OF DIRECTORS HAS DETERMINED THAT BOTH THE ISSUANCE OF THE EXCHANGE SHARES AND THE AMENDMENT ARE IN THE BEST INTERESTS OF QUINTILES AND ALL OF QUINTILES' SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS OF QUINTILES VOTE IN FAVOR OF BOTH THE ISSUANCE OF THE EXCHANGE SHARES AND THE AMENDMENT.

                                  PROPOSAL ONE

                        ISSUANCE OF THE EXCHANGE SHARES

     The following information describes the Exchange, insofar as it relates to matters contained in the Exchange Agreement, and is qualified in its entirety by reference to the Exchange Agreement, a copy of which is attached hereto as Appendix A, and is incorporated herein by reference.

SUMMARY OF THE EXCHANGE

     The Exchange Agreement provides that, following the performance and fulfillment of all covenants, conditions and obligations to the Exchange (other than those waived in accordance with the terms of the Exchange Agreement), Quintiles will acquire all of the outstanding Innovex Ordinary Shares and Preferred Ordinary Shares from the shareholders of Innovex and Innovex will become a wholly-owned subsidiary of Quintiles and continue its existence as a company under the laws of the United Kingdom. On the Closing Date, for an aggregate amount of approximately $60 million (the source of which is expected to be Quintiles' working capital), Quintiles would also (i) purchase all outstanding Innovex cumulative redeemable preference shares from the holders of such shares for L1.00 each, plus accrued and unpaid dividends thereon and (ii) advance cash to Innovex sufficient to satisfy certain indebtedness of Innovex. The Exchange will be effected by the delivery at Closing by the Innovex Shareholders of duly executed stock transfer forms in respect of all of their Innovex Shares together with certificates representing such shares in exchange for shares of Quintiles Common Stock. The Exchange will become effective at the date and time specified in the Exchange Agreement.

BACKGROUND OF THE EXCHANGE

     On May 30, 1996 Quintiles' management first contacted Innovex's management concerning the possibility of a combination of the two companies. Beginning in June 1996, Quintiles' representatives held several discussions with representatives of Innovex to evaluate the desirability and feasibility of a combination in general. Innovex's management informed Quintiles' management that Innovex was proceeding to prepare for an initial public offering but that Innovex would also entertain ongoing discussions regarding the desirability and feasibility of a business combination. Periodic discussions between representatives of Quintiles and Innovex continued in July and August 1996. At a meeting on September 6, 1996, Innovex indicated that it was willing to proceed to see if satisfactory terms for a business combination with Quintiles could be negotiated. Quintiles' management brought this matter before the Board of Directors of Quintiles on September 12, 1996 and the Board authorized management to continue negotiations. Negotiations continued throughout September. On September 30, 1996, the Quintiles' Board considered the proposed terms of the transaction and received a preliminary oral fairness opinion from Goldman Sachs. The Quintiles' Board met again on October 3, 1996 and received fairness opinions from Goldman Sachs and Smith Barney. The Board approved the terms of the proposed business combination and empowered a Committee of the Board to take final action with respect to any developments over the next few days. On October 6, 1996, the Committee of the Board of Directors of Quintiles gave final approval to the business combination and the Exchange Agreement was signed by the parties.

REASONS FOR THE EXCHANGE AND RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Quintiles Board of Directors believes that the Exchange (including the issuance of the Exchange Shares) is in the best interests of Quintiles and its shareholders. In reaching such determination, the Quintiles Board of Directors considered a number of factors including, but not limited to, (i) information pertaining to Quintiles' and Innovex's respective businesses, prospects, historical and projected financial performances, financial condition and operations; (ii) analyses of the respective projected contributions to net revenue, operating profit and net income of each company; (iii) analysis of the business and capabilities of the combined companies; (iv) reports from management on Quintiles' due diligence investigation of Innovex; (v) the business reputation and capabilities of the management of Innovex, as well as the comparability of the management and corporate cultures of Quintiles and Innovex and (vi) the fairness opinions of Goldman Sachs and Smith Barney. In its deliberations concerning the Exchange, the Board of Directors of Quintiles also considered various additional considerations and risk factors, including, but not limited to (i) the historical financial performance of Innovex; (ii) the percentage of ownership reduction to Quintiles shareholders resulting from the issuance of Quintiles Common Stock to the Innovex Shareholders; (iii) the risk that the public market price of Quintiles Common Stock might be adversely affected by the announcement of the Exchange; (iv) the risk that the combined company might not achieve revenue equal to the sum of the separate companies' anticipated revenue; (v) the risk that other benefits sought to be obtained by the Exchange will not be obtained; and (vi) the cost of integration of the operations of Quintiles and Innovex and its impact on the combined results of the combined company after the Exchange.

OPINIONS OF QUINTILES' FINANCIAL ADVISORS

     Goldman Sachs. On October 6, 1996, Goldman Sachs delivered its written opinion to the Board of Directors of Quintiles to the effect that, as of such date, and based upon and subject to the factors and assumptions set forth therein, the Exchange Ratio was fair to Quintiles.

     THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS ANNEX B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE ANALYSES PERFORMED BY GOLDMAN SACHS AND IS QUALIFIED BY REFERENCE TO THE WRITTEN OPINION OF GOLDMAN SACHS SET FORTH AS ANNEX B HERETO. STOCKHOLDERS OF QUINTILES ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. GOLDMAN SACHS' OPINION IS DIRECTED ONLY TO THE EXCHANGE RATIO AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF QUINTILES AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING.

     In connection with the opinion attached as Annex B, Goldman Sachs has reviewed, among other things, (i) the Exchange Agreement; the Escrow Agreement; and the Registration Rights Agreement; (ii) Annual Reports to Stockholders, Annual Reports on Form 10-K, and audited financial statements of the Company for the two years ended December 31, 1995; (iii) audited financial statements of the Company for the three years ended December 31, 1993; (iv) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (v) the Prospectus for the Secondary Common Stock Offering for the Company dated September 28, 1995; (vi) the Prospectus for the offering of the 4 1/4% Convertible Subordinated Debentures due 2000 of the Company dated May 17, 1996;
(vii) certain other communications from the Company to its stockholders; (viii) certain internal financial analyses and forecasts of the Company prepared by its management; and (ix) certain financial forecasts including, without limitation, cost savings and operating synergies projected by the Company to result from the combination of the two companies.

     In connection with its opinion, and in the course of providing investment banking services to Innovex in connection with a proposed public offering of Innovex shares and financial advice and assistance to Innovex in connection with the Exchange Agreement, Goldman Sachs also has reviewed information relating to Innovex, including, among other information, audited financial statements of Innovex for the five fiscal years ended March 31, 1996; the draft registration statement on Form F-1 confidentially filed with the Securities and Exchange Commission on August 2, 1996; certain internal business and financial reports, analyses, and forecasts of Innovex and its subsidiaries prepared by Innovex management; and certain other communications from Innovex to its stockholders.

     Goldman Sachs also has reviewed certain financial analyses and forecasts for the combined operations of the Company and Innovex prepared by the Company and identified by the Company to Goldman Sachs as the ones upon which Goldman Sachs should rely for purposes of its opinion, those projections being more conservative than projections provided by the management of Innovex. Goldman Sachs also held discussions with members of the senior management of the Company and Innovex regarding the past and current business operations, financial condition, and future prospects of their respective companies and as combined pursuant to the consummation of the Agreement. In addition, Goldman Sachs reviewed the reported price and trading activity for the Quintiles Common Stock, compared certain financial information for the Company and Innovex and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the contract research organization industry specifically and in the healthcare industry generally and performed such other studies and analyses as Goldman Sachs considered appropriate.

     Goldman Sachs relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinion. In that regard, Goldman Sachs assumed, with the consent of the Company, that the financial forecasts projected by the Company to result from the combination of the two companies have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the Company (including as to timing and amount). In addition, Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities of the Company or Innovex or any of their subsidiaries and has not been furnished with any such evaluation or appraisal. Goldman Sachs assumed that the transaction will be accounted for as a pooling of interests under generally accepted accounting principles.

     The following is a summary of certain of the financial analyses used by Goldman Sachs in connection with providing its opinion to the Quintiles Board of Directors attached hereto as Annex B.

          (i) Contribution Analysis. Goldman Sachs analyzed the projected relative sales; earnings before income taxes, depreciation and amortization ("EBITDA"); earnings before income taxes ("EBIT") and net income contributions of Quintiles and Innovex to the combined company following the Exchange and, in the case of Quintiles, including the effect of its acquisition of BRI. Projected sales, EBITDA, EBIT and net income for Quintiles were provided by Quintiles management and projected sales, EBITDA, EBIT and net income for Innovex were reviewed and deemed reasonable by Quintiles management and converted to U.S. dollars using a spot rate of
     1.55. The contribution analysis indicated that Innovex is projected to provide 40.1% and 39.3% of the combined company's sales in 1996 and 1997, respectively; 42.0% and 41.4% of the combined company's EBITDA in 1996 and 1997, respectively; 37.6% and 37.0% of the combined company's EBIT in 1996 and 1997, respectively and 25.2%, 26.7% and 31.0% of the combined company's net income in 1996, 1997 and 1997 as adjusted for capital structure, respectively. Based on the Exchange Ratio and number of outstanding shares of Quintiles Common Stock and Innovex Common Stock as of September 30, 1996 the Share Exchange will result in stockholders of Innovex owning approximately 29% of the Quintiles Common Stock following the Share Exchange.

          (ii) Pro Forma Earnings Per Share and Accretion Analysis. Goldman Sachs analyzed the pro forma earnings per share ("EPS") and the pro forma EPS accretion of the combined company following the Share Exchange. Projections of EPS for Quintiles were provided by Quintiles management and projections of EPS for Innovex were reviewed and deemed reasonable by Quintiles management. The analysis indicated that the Share Exchange is projected to be dilutive to Quintiles' standalone EPS for 1996 and accretive to Quintiles' standalone EPS for 1997.

          (iii) Discounted Cash Flow Analysis. Goldman Sachs performed a discounted cash flow analysis for Innovex based upon estimates of projected financial performance for 1997 prepared by Quintiles management and projected financial performance for 1998 through 2000 reviewed and deemed reasonable by Quintiles management. Using these projections, Goldman Sachs calculated ranges of total equity value and, in so doing, utilized (i) terminal multiples of year 2000 EBITDA ranging from 15.0x to 23.0x and (ii) discount rates, reflecting the weighted average cost of capital, ranging from 12.0% to 20.0%. The analysis yielded a total equity range of $820.8 million to $1,749.0 million. Goldman Sachs also performed a discounted cash flow sensitivity analysis with respect to the projections for Innovex. Goldman Sachs calculated various terminal multiples implied by discount rates ranging from 12% to 20% and based up Quintiles' current market value after taking into account Shares issued in the BRI transaction. The terminal multiples implied were calculated to range from 12.3x to 16.4x. Goldman Sachs applied these terminal multiples to the projections for Innovex. This analysis yielded values for Innovex ranging from $905.0 million to $912.6 million.

          (iv) Comparison of Selected Publicly Traded Comparable
     Companies. Goldman Sachs compared the total market capitalization as a multiple of last twelve month ("LTM") sales, EBITDA and EBIT, and calculated the estimated price earnings ratio ("P/E") for 1996 and 1997, using IBES earnings estimates, of the Company and 6 selected companies that Goldman Sachs considered reasonably comparable to the Company. The selected companies were Applied Bioscience International, Inc., ClinTrials Research, Inc., Parexel International Corp., Pharmaceutical Product Development, Inc., IBAH, Inc. and Applied Analytical Industries, Inc. The mean and median multiple of LTM (i) sales were 5.4x for both, (ii) EBITDA were 48.0x and 51.3x, respectively and (iii) EBIT were 66.7x and 68.7x, respectively. The mean and median estimated P/E multiples were 68.4x and 67.3x, respectively for 1996 and 46.7x and 49x, respectively for 1997.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering Goldman Sachs' analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not assign relative weights to any of the analyses.

     The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the Quintiles Board of Directors as to the fairness of the Exchange Ratio to Quintiles and do not purport to be appraisals or to necessarily reflect the prices at which businesses or securities actually may be sold or may trade in the future. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither Quintiles nor Goldman Sachs assumes responsibility if future results are different from those projected. Goldman Sachs' opinion necessarily was based on the economic, market and the other conditions as in effect on, and the information made available to it as of, the date of its opinion.

     As described above under the caption "The Exchange -- Reasons for the Exchange; Recommendations of the Board of Directors", Goldman Sachs' opinion to the Quintiles Board of Directors was one of many factors taken into consideration by the Quintiles Board of Directors in making its determination to approve the Share Exchange Agreement. In addition, the terms of the Exchange were determined through negotiations between Quintiles and Innovex and were approved by the respective Boards of Directors of Quintiles and Innovex. Although Goldman Sachs provided advice to both Quintiles and Innovex during the course of these negotiations, the decision to enter into the Exchange Agreement and to accept the Exchange Ratio was solely that of the Quintiles and Innovex Boards of Directors and the Innovex Shareholders.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Quintiles selected Goldman Sachs as its financial advisor because Goldman Sachs is an internationally recognized investment banking firm having substantial experience in transactions similar to the Exchange.

     Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities has accumulated a long position of 21 shares of Quintiles Common Stock against which it is short 15,850 shares. Goldman Sachs has also accumulated a long position of $3,870,000 face value of Quintiles' 4 1/4% Convertible Subordinated Debentures due 2000. Goldman Sachs has also accumulated a long position of $300,000 face value and a short position of $550,000 face value of Quintiles'
4 1/4% Convertible Subordinated Debentures due 2000 issued under Regulation S.

     Pursuant to letter agreements each dated September 30, 1996 (the "Engagement Letters"), Quintiles and Innovex each engaged Goldman Sachs to facilitate a potential business combination between the Company and Innovex. Pursuant to the terms of the Engagement Letters, upon consummation of the Exchange, Quintiles, Innovex or one of their respective subsidiaries will pay to Goldman Sachs a fee of $6.5 million as compensation for services relating to the Exchange and advisory services in connection with a potential initial public offering of Innovex. Quintiles and Innovex also agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorney's fees, plus any sales, use or similar taxes arising in connection with the Share Exchange, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

     Smith Barney. Smith Barney was retained by Quintiles to evaluate the fairness, from a financial point of view, to Quintiles of the consideration to be paid by Quintiles in the Exchange. On October 3, 1996, at a meeting of the Board of Directors of Quintiles held to evaluate the proposed Exchange, Smith Barney delivered an oral opinion (subsequently confirmed by delivery of a written opinion dated October 6, 1996) to the Board of Directors of Quintiles to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to Quintiles.

     In arriving at its opinion, Smith Barney reviewed the Exchange Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Quintiles and certain senior officers of Innovex concerning the businesses, operations and prospects of Quintiles and Innovex. Smith Barney examined certain publicly available business and financial information relating to Quintiles and certain business and financial information relating to Innovex as well as certain financial forecasts and other information and data for Quintiles and Innovex which were provided to or otherwise discussed with Smith Barney by the respective managements of Quintiles and Innovex. Smith Barney reviewed the financial terms of the Exchange as set forth in the Exchange Agreement in relation to, among other things: current and historical market prices and trading volumes of Quintiles Common Stock; the historical and projected earnings and operating data of Quintiles and Innovex; and the capitalization and financial condition of Quintiles and Innovex. Smith Barney also considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which Smith Barney considered relevant in evaluating the Exchange and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Smith Barney considered relevant in evaluating those of Quintiles and Innovex. Smith Barney also evaluated the potential pro forma financial impact of the Exchange on Quintiles (after giving effect to the proposed acquisition by Quintiles of BRI). In addition to the foregoing, Smith Barney conducted such other analyses and examinations and considered such other financial, economic and market criteria as Smith Barney deemed appropriate in arriving at its opinion. Smith Barney noted that its opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Smith Barney as of the date of its opinion.

     In rendering its opinion, Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Smith Barney. With respect to financial forecasts and other information and data furnished to or otherwise reviewed by or discussed with Smith Barney, the management of Quintiles advised Smith Barney that such forecasts and other information and data were prepared on bases reflecting reasonable estimates and judgments as to the future financial performance of Quintiles and Innovex. Smith Barney assumed, with the consent of the Board of Directors of Quintiles, that the Exchange will be treated as a pooling of interests in accordance with generally accepted accounting principles. Smith Barney's opinion, as set forth therein, relates to the relative values of Quintiles and Innovex. Smith Barney did not express any opinion as to what the value of the Quintiles Common Stock actually will be when issued pursuant to the Exchange or the price at which the Quintiles Common Stock will trade subsequent to the Exchange. Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Quintiles or Innovex nor did Smith Barney make any physical inspection of the properties or assets of Quintiles or Innovex. Smith Barney was not requested to, and did not, participate in the negotiation or structuring of the Exchange, nor was Smith Barney requested to consider, and Smith Barney's opinion does not address, the relative merits of the Exchange as compared to any alternative business strategies that might exist for Quintiles or the effect of any other transaction in which Quintiles might engage. Although Smith Barney evaluated the Exchange Ratio from a financial point of view, Smith Barney was not asked to and did not recommend the specific consideration payable in the Exchange, which was determined through negotiation between Quintiles and Innovex. No other limitations were imposed by Quintiles on Smith Barney with respect to the investigations made or procedures followed by Smith Barney in rendering its opinion.

     THE FULL TEXT OF THE WRITTEN OPINION OF SMITH BARNEY DATED OCTOBER 6, 1996, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS APPENDIX C AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF QUINTILES COMMON STOCK ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. SMITH BARNEY'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO QUINTILES, DOES NOT ADDRESS ANY OTHER ASPECT OF THE EXCHANGE OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF SMITH BARNEY SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In preparing its opinion to the Board of Directors of Quintiles, Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying Smith Barney's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Smith Barney made numerous assumptions with respect to Quintiles, Innovex, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Quintiles and Innovex. The estimates contained in such analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Smith Barney's opinion and financial analyses were only one of many factors considered by the Quintiles Board in its evaluation of the Exchange and should not be viewed as determinative of the views of the Quintiles Board or management with respect to the Exchange Ratio or the proposed Exchange.

     Selected Company Analysis. Using publicly available information, Smith Barney analyzed, among other things, the market values and trading multiples of Quintiles and eight selected publicly traded companies in the contract research organization industry, consisting of: Applied Analytical Industries, Inc., ClinTrials Research Inc., Collaborative Clinical Research, Inc., Corning Inc., IBAH, Inc., Pharmaceutical Product Development Inc., Phoenix International Life Sciences, Inc. and PAREXEL International Corp. ("PAREXEL") (collectively, the "Selected Companies"), with particular focus on Quintiles and PAREXEL. Smith Barney compared market values as multiples of, among other things, estimated calendar 1996 and estimated calendar 1997 net income, and adjusted market values (equity market value, plus total debt and the book value of preferred stock, less cash and cash equivalents) as a multiple of, among other things, latest 12 months net revenues. Smith Barney also compared the debt to capitalization ratios, profit margins, historical revenue growth and projected earnings per share ("EPS") growth of Quintiles and the Selected Companies. Net income projections for Quintiles and the Selected Companies were based on estimates of selected investment banking firms. All multiples were based on closing stock prices as of October 1, 1996. Applying a range of multiples of estimated calendar 1996 and estimated calendar 1997 net income and latest 12 months net revenues of PAREXEL and Quintiles of 76.1x to 82.0x, 55.5x to 59.1x and 4.6x to 7.0x, respectively, to corresponding financial data for Innovex resulted in an equity reference range for Innovex of approximately $644.5 million to $800.1 million, as compared to the equity value implied by the Exchange Ratio of approximately $720.0 million based on a closing stock price Quintiles Common Stock on October 1, 1996.

     Selected Merger and Acquisition Transactions Analysis. Using publicly available information, Smith Barney analyzed the purchase price and implied transaction multiples paid or proposed to be paid in three selected transactions in the contract research organization industry, consisting of (acquiror/target):
Quintiles/BRI (the "Quintiles/BRI Transaction"), Applied Bioscience International, Inc./Pharmaceutical Product Development Inc. (the "Applied Bioscience/Pharmaceutical Product Transaction") and ClinTrials Research Inc./Bio-Research Laboratories Ltd. (collectively, the "Selected Transactions"), with particular focus on the Quintiles/BRI Transaction and the Applied Bioscience/Pharmaceutical Product Transaction. Smith Barney compared the purchase prices in such transactions as multiples of, among other things, estimated calendar 1996 and estimated calendar 1997 net income and transaction values as a multiple of, among other things, latest 12 months net revenues. All multiples for the Selected Transactions were based on information available at the time of announcement of the transaction. Applying a range of multiples of estimated calendar 1996 and estimated calendar 1997 net income and latest 12 months net revenues of the Quintiles/BRI Transaction and the Applied Bio-Science/Pharmaceutical Product Transaction of 52.1x to 52.7x, 27.8x to 39.7x and 2.1x to 2.9x, respectively, to corresponding financial data for Innovex resulted in an equity reference range for Innovex of approximately $336.1 million to $429.0 million, as compared to the equity value implied by the Exchange Ratio of approximately $720.0 million based on a closing stock price of Quintiles Common Stock on October 1, 1996.

     No company, transaction or business used in the "Selected Company Analysis" or "Selected Merger and Acquisition Transactions Analysis" as a comparison is identical to Quintiles, Innovex or the Exchange. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the Selected Companies, Selected Transactions or the business segment, company or transaction to which they are being compared.

     Contribution Analysis. Smith Barney analyzed the respective contributions of Quintiles and Innovex to the estimated revenue, earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest and taxes ("EBIT") and net income of the combined company for fiscal years 1996, 1997 and 1998, based on estimates of selected investment banking firms. This analysis indicated that (i) in fiscal year 1996, Quintiles would contribute approximately 59.1% of revenue, 56.8% of EBITDA, 62.1% of EBIT and 74.2% of net income, and Innovex would contribute approximately 40.9% of revenue, 43.2% of EBITDA, 37.9% of EBIT and 25.8% of net income, of the combined company, (ii) in fiscal year 1997, Quintiles would contribute approximately 55.8% of revenues, 55.3% of EBITDA, 61.8% of EBIT and 71.3% of net income, and Innovex would contribute approximately 44.2% of revenues, 44.7% of EBITDA, 38.2% of EBIT and 28.7% of net income, of the combined company and (iii) in fiscal year 1998, Quintiles would contribute approximately 54.7% of revenue, 54.7% of EBITDA, 60.9% of EBIT and 68.1% of net income, and Innovex would contribute approximately 45.3% of revenue, 45.3% of EBITDA, 39.1% of EBIT and 31.9% of net income, of the combined company. Smith Barney also analyzed the net interest effect, net of tax, on the net income of the combined company of refinancing Innovex indebtedness. Estimated cost savings from refinancing such indebtedness were not allocated to either Quintiles or Innovex and represented approximately 2.7% and 2.5% of net income of the combined company in fiscal years 1997 and 1998, respectively, resulting in relative contributions of Quintiles and Innovex to the estimated net income of the combined company of approximately 69.4% and 27.9%, respectively, in fiscal 1997 and approximately 66.4% and 31.2%, respectively, in fiscal 1998. Immediately following consummation of the Exchange, shareholders of Quintiles and Innovex would own approximately 70.8% and 29.2%, respectively, of the combined company.

     Discounted Cash Flow Analysis. Smith Barney performed a discounted cash flow analysis of the projected free cash flow of Innovex for fiscal years 1997 through 2001, based on internal estimates of the management of Quintiles. The stand-alone discounted cash flow analysis of Innovex was determined by

(i) adding (x) the present value of projected free cash flows over the five-year period from 1997 to 2001 and (y) the present value of Innovex's terminal value in year 2001 and (ii) subtracting the current net debt of Innovex. The range of terminal values for Innovex at the end of the five-year period was calculated by applying terminal multiples ranging from 20.0x to 25.0x to Innovex's projected 2002 unlevered net income, representing Innovex's estimated value beyond the year 2001. The cash flows and terminal values of Innovex were discounted to present value using discount rates ranging from 14.0% to 18.0% (with particular focus on a discount rate of 16.0%). Based on such terminal value multiples and a discount rate of 16.0%, this analysis resulted in an equity reference range for Innovex of approximately $730.5 million to $919.1 million.

     Pro Forma Merger Analysis. Smith Barney analyzed certain pro forma effects resulting from the Exchange, including, among other things, the impact of the Exchange on the projected EPS of Quintiles for the fiscal years ending 1996 through 2000, based on estimates of selected investment banking firms and taking into account in fiscal years 1997 through 2000 the net interest effect (net of tax) of refinancing Innovex indebtedness (assuming for such purposes a closing date for the Exchange of January 1, 1997). The results of the pro forma merger analysis suggested that the Exchange could be dilutive to Quintiles' EPS in fiscal year 1996 and accretive to Quintiles' EPS in fiscal years 1997 through 2000. The actual results achieved by the combined company may vary from projected results and the variations may be material.

     Other Factors and Comparative Analyses. In rendering its opinion, Smith Barney considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of (i) the historical and projected financial results of Quintiles and Innovex; (ii) the history of trading prices and volume for Quintiles Common Stock and the relationship between movements of such Common Stock, movements of the common stock of the Selected Companies and movements in the S&P 500 Index; (iii) selected published analysts' reports on Quintiles, including analysts estimates as to the earnings growth potential of Quintiles; and (iv) the pro forma ownership of the combined company.

     Pursuant to the terms of Smith Barney's engagement, Quintiles has agreed to pay Smith Barney for its services in connection with the Exchange an aggregate financial advisory fee of $800,000. Quintiles has also agreed to reimburse Smith Barney for travel and other out-of-pocket expenses incurred by Smith Barney in performing its services, including the reasonable fees and expenses of its legal counsel, and to indemnify Smith Barney and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Smith Barney's engagement.

     Smith Barney has advised Quintiles that, in the ordinary course of business, Smith Barney and its affiliates may actively trade or hold the securities of Quintiles for their own account or for the account of clients and, accordingly, may at any time hold a long or short position in such securities. Smith Barney has in the past provided certain investment banking services to Quintiles unrelated to the proposed Exchange, for which services Smith Barney has received compensation. In addition, Smith Barney and its affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with Quintiles and Innovex.

     Smith Barney is a nationally recognized investment banking firm and was selected by Quintiles based on Smith Barney's experience, expertise and familiarity with Quintiles and its business. Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

THE EXCHANGE AGREEMENT

     The statements and descriptions contained in this Proxy Statement with respect to the terms and conditions of the Exchange Agreement are intended only as a general discussion of the Exchange Agreement and are qualified in their entirety by reference to the detailed provisions set forth in the Exchange Agreement attached to this Proxy Statement as Appendix A. Each stockholder of Quintiles is advised to read the Exchange Agreement carefully.

     General. The Exchange Agreement provides that, following the performance and fulfillment (or waiver) of all covenants, conditions and obligations to the Exchange, Quintiles will acquire all of the outstanding share capital of Innovex from the Innovex Shareholders and Innovex will become a wholly-owned subsidiary of Quintiles. On the Closing Date, for an aggregate amount of approximately $60 million, Quintiles would also (i) purchase all outstanding Innovex cumulative redeemable preference shares from the holders of such shares for L1.00 each, plus accrued and unpaid dividends thereon and
(ii) advance an amount up to L30 million in cash to Innovex to satisfy certain indebtedness. The Exchange Agreement also permits Quintiles to transfer or assign the Exchange Agreement or any of its rights or obligations under the Exchange Agreement to any of its affiliates, except that no such transfer or assignment will relieve Quintiles of its obligations under the Exchange Agreement. The Exchange will be effected by the delivery at Closing by the Innovex Shareholders of duly executed stock transfer forms in respect of all of their shares in Innovex, together with their certificates representing such shares. The Exchange will become effective at the date and time specified in the Exchange Agreement (the "Closing Date").

     Closing of the Exchange. It is the intention of the parties to consummate the Exchange and the other transactions contemplated by the Exchange Agreement (the "Closing") as soon as practicable following approval of the issuance of the Exchange Shares by the shareholders of Quintiles and satisfaction of all conditions to the parties' respective obligations to consummate the Exchange at such other time as designated in writing by Quintiles and Innovex.

     Treatment of Outstanding Options to Acquire Innovex Shares. Pursuant to the Exchange Agreement, Quintiles has agreed to substitute options to acquire Innovex Ordinary Shares ("Innovex Options") with options to acquire shares of Quintiles Common Stock ("Quintiles Options"). On the Closing Date, each Innovex Option will be canceled and a new Quintiles Option to acquire shares of Quintiles Common Stock will be substituted therefor. The exercise price for any Quintiles Options so received will equal the exercise price of the Innovex Options exchanged for such Quintiles Options divided by the Exchange Ratio. Each Quintiles Option will otherwise be subject to equivalent terms and conditions as apply to the corresponding Innovex Option. The total number of shares of Quintiles Common Stock issuable in the Exchange and upon exercise of the substituted options is 10 million.

     Escrow of Exchange Shares. At the Closing, two and one-half percent of the Exchange Shares will be delivered to an escrow agent by the Innovex Shareholders (on a pro rata basis) to hold for the post-Closing period during which Quintiles and its related parties may assert claims pursuant to the indemnification provisions of the Exchange Agreement. Quintiles' and its related parties' sole monetary recourse for such claims will be from the Exchange Shares placed in escrow. At the Closing, Quintiles, the Innovex Shareholders and the escrow agent will enter into an escrow agreement defining the escrow arrangement and establishing procedures by which Quintiles may assert and the Innovex Shareholders may dispute claims against the Exchange Shares held in escrow. Any Exchange Shares held in escrow and not properly claimed by and delivered to Quintiles pursuant to the escrow agreement will be returned to the Innovex Shareholders following expiration of the indemnification period. See
"-- Indemnification" and "The Escrow Agreement."

     Representations and Warranties of Innovex. Under the Exchange Agreement, Innovex and certain of the Innovex Shareholders have made certain representations and warranties with respect to the business of Innovex and other matters. Such representations and warranties of Innovex and the Innovex Shareholders cover, among other things, the following matters: (i) power and authority to enter into the Exchange Agreement and the other transactions contemplated thereby; (ii) the Innovex financial statements; (iii) title to properties and assets and the absence of any undisclosed encumbrances or liens on such properties; (iv) compliance with all leases to which Innovex or any subsidiary is a party; (v) compliance with the terms of existing contracts and the absence of any default or circumstances which would lead to a default thereunder; (vi) the absence of any conflict with the articles of incorporation or bylaws of Innovex or any laws applicable to Innovex arising from Innovex's execution and performance of the Exchange Agreement; (vii) the absence of undisclosed pending or threatened material litigation or other proceedings against Innovex or its subsidiaries or affiliates or any basis therefor; (viii) taxes; (ix) the absence of material undisclosed liabilities, obligations or indebtedness of or claims against Innovex or any subsidiary; (x) the performance and compliance of Innovex and its subsidiaries with the terms of existing indebtedness and all instruments and agreements relating thereto; (xi) insurance coverage; (xii) intellectual property rights and licenses necessary or required to conduct business; (xiii) compliance with employment related and environmental laws; (xiv) compliance with other applicable laws; (xv) the accuracy and completeness of statements made in Innovex's disclosures to Quintiles pursuant to the Exchange Agreement; (xvi) the absence of any event, occurrence, condition or act, which with the giving of notice, the lapse of time or other happening of any further event or condition which would constitute a breach of or cause any of Innovex's representations and warranties to become untrue; and (xvii) the absence of any debarment investigations or actions by the U.S. Food and Drug Administration (the "FDA") against Innovex, any subsidiary or any of their employees, subcontractors or investigators.

     Representations and Warranties of Quintiles. Under the Exchange Agreement, Quintiles also has made representations and warranties to Innovex and the Innovex Shareholders, although (except in the case of fraud) Quintiles is not obligated to indemnify the Innovex Shareholders after the Closing Date in the event of a breach or failure of any Quintiles representation or warranty. The Company's representations and warranties cover, among other things, the following matters: (i) power and authority to enter into the Exchange Agreement;
(ii) the capitalization of the Company; (iii) the Company's filings with the Securities and Exchange Commission; (iv) financial statements; (v) title to properties and assets; (vi) the absence of any conflict with the Company's charter documents and agreements to which it is a party as a result of its execution of the Exchange Agreement; (vii) the absence of material litigation and other proceedings; (viii) tax returns; (ix) compliance with applicable laws;
(x) the absence of material changes in the Company since June 30, 1996; and (xi) the absence of any event, occurrence, condition or act, which with the giving of notice, the lapse of time or other happening of any further event or condition which would constitute a breach of or cause any of Quintiles' representations and warranties to become untrue.

     Conditions to Consummation of the Exchange. The obligations of Quintiles to consummate the Exchange are subject to the satisfaction or waiver of a number of conditions, including the following: (i) receipt of legal opinions from counsel to Innovex; (ii) the absence of any material adverse change in the business, financial condition, results of operations or prospects of Innovex and its subsidiaries taken as a whole; (iii) the accuracy in all material respects of the representations and warranties made by Innovex in the Exchange Agreement;
(iv) the performance in all material respects of all agreements of Innovex pursuant to the Exchange Agreement prior to the Closing Date; (v) the absence of any action, proceeding or claim that seeks to restrain or prohibit any of the transactions contemplated by the Exchange Agreement; (vi) delivery by the independent accountants to the parties of certain opinions related to the appropriateness of pooling of interests accounting for the Exchange and the treatment of the Exchange under United States federal income tax law; (vii) receipt of all governmental and other material consents and approvals necessary for consummation of the transactions contemplated by the Exchange Agreement and expiration or termination of all applicable antitrust waiting periods; and
(viii) the execution and delivery of an employment agreement for Innovex's Chairman and other Innovex senior managers.

     The obligations of Innovex pursuant to the Exchange Agreement are dependent on a number of conditions, including the following: (i) the delivery of an opinion of counsel to Quintiles; (ii) the accuracy in all material respects of the representations and warranties made by Quintiles; (iii) the receipt of all governmental and other approvals necessary to consummate the transactions contemplated by the Exchange Agreement and the expiration or other termination of all applicable antitrust waiting periods; (iv) the approval of the issuance of the Exchange Shares under the Exchange Agreement by the Quintiles Shareholders; (v) the execution of the Employment Agreements; (vi) the compliance in all material respects by Quintiles with all agreements required to be performed by them prior to the closing date specified in the Exchange Agreement; (vii) the absence of any action, proceeding or claim that seeks to restrain or prohibit the transactions contemplated by the Exchange Agreement;
(viii) the receipt of satisfactory letters from the independent accountants of the parties regarding the appropriateness of pooling of interest accounting; and
(ix) a letter from the U.K. Inland Revenue clearing the Exchange under applicable U.K. law.

     No assurances can be provided as to when or if all of the conditions to the Exchange can or will be satisfied (or waived by the party permitted to do so). In the event the Exchange is not consummated on or before December 31, 1996, the Exchange Agreement may be terminated by Quintiles or Innovex. See "-- Amendment, Waiver and Termination."

     Covenants of Innovex. Under the Exchange Agreement, Innovex and certain of the Innovex Shareholders have agreed to take, or cause to be taken, certain actions prior to the Closing Date. These covenants cover, among other things, the following matters: (i) conduct of business in the ordinary and usual course of business; (ii) prohibition against sales of securities or assets and mergers or other business combinations; (iii) providing access to certain representatives and other information; (iv) delivery of letters relating to "pooling of interests" accounting; (v) satisfaction of certain loan notes; (vi) maintaining treatment of the Exchange as a taxable transaction for United States federal income tax purposes; and (vii) implementation of a capital reorganization.

     Covenants of Quintiles. Under the Exchange Agreement, Quintiles has agreed to take, or cause to be taken, certain actions prior to the Closing Date. These covenants cover, among other things, the following matters: (i) conduct of business in the ordinary and usual course of business; (ii) prohibitions against fundamental transactions, such as certain mergers, consolidations and sales of capital stock, except with Innovex's prior written approval or with respect to the BRI Merger and related transactions; (iii) maintenance of organizational documents, such as Articles of Incorporation and Bylaws, unless Innovex has been consulted beforehand; (iv) refraining from entering into contracts for capital expenditures individually or in the aggregate exceeding L1,000,000, unless Innovex has been consulted beforehand; (v) filing this Proxy Statement with the Securities and Exchange Commission; and (vi) maintaining for six years the directors' and officers' liability policy of Innovex.

     Certain Other Covenants. The parties have made the following additional covenants, among others, in the Exchange Agreement: (i) the Innovex Shareholders have agreed to certain nonsolicitation covenants with respect to Quintiles' customers, suppliers and certain employees and consultants; (ii) Quintiles will preserve certain Innovex employee benefits for a period of at least one year;
(iii) the parties will cooperate with respect to the preparation and filing of all documents and materials under applicable laws; and (iv) Quintiles will use best efforts to cause the Exchange Shares to be approved for listing on the Nasdaq National Market.

     Amendment, Waiver and Termination. The Exchange Agreement may be waived, amended, supplemented or modified only by a written agreement executed by each of the parties thereto.

     The Exchange Agreement may be terminated by the parties at any time by mutual written consent. Any party may terminate the Exchange Agreement by written notice prior to the Closing Date if any court or other government instrumentality of competent jurisdiction takes any action to restrain, enjoin or otherwise prohibit the transactions contemplated by the Exchange Agreement.

     Quintiles may terminate the Exchange Agreement by written notice to Innovex at any time prior to the Closing Date if any Innovex Shareholder breaches in any material respect any representation, covenant or warranty provided under the Exchange Agreement by Innovex or if the consummation of the transactions contemplated thereby have not occurred on or before December 31, 1996.

     Innovex, or one or more Innovex Shareholders holding in excess of 30% of the Innovex share capital, may terminate the Exchange Agreement upon written notice to Quintiles if the consummation of the transactions contemplated thereby have not occurred on or before December 31, 1996.

     Indemnification. From and after Closing, Quintiles and its affiliates (including Innovex and its subsidiaries) and all of their respective officers, directors, employees (other than certain key employees), agents and stockholders (other than the Innovex Shareholders) (each, an "Indemnitee") will be defended, indemnified and held harmless pursuant to the Exchange Agreement from and against any and all losses, claims, actions, damages, liabilities, costs and expenses (collectively "Losses") in connection with (i) any misrepresentation or any non-fulfillment of any representation, warranty, covenant, obligation or agreement made by Innovex or any Innovex Shareholder in or pursuant to the Exchange Agreement or any of the documents related to the Exchange Agreement or otherwise required to consummate the Exchange and (ii) Quintiles' enforcement of its indemnification rights under Section 8.2 of the Exchange Agreement, or any litigation, proceeding or investigation relating to any of the foregoing. The sole monetary recourse of the

Indemnitees for the above matters is limited, subject to certain exceptions, to the value of shares of Quintiles Common Stock held in escrow pursuant to the escrow agreement. In addition, the Indemnitees will not be entitled to indemnification for any amount unless and until the aggregate of all amounts for which Quintiles and its affiliates would be entitled to be indemnified exceeds $750,000.

     Innovex shall be liable for any Losses arising from the events described in the preceding paragraph from and after any termination of the Exchange Agreement. If Quintiles terminates the Exchange Agreement following a breach by Innovex of one of its representations under the Exchange Agreement by reason of Innovex's own neglect or default, then Innovex's liability is limited to the out-of-pocket expenses incurred by Quintiles, except that Innovex will have no liability for breaches of certain representations, including those made only by certain Innovex Shareholders. As of and following the Closing Date, Innovex shall have no liability for indemnification and Quintiles will be prohibited from seeking contribution from Innovex with respect to any amounts payable in accordance with the indemnification provisions, although the Innovex Shareholders will continue to have liability, as described below.

     The representations and warranties in the Exchange Agreement of the Innovex Shareholders will remain in full force and effect for a period up to March 31, 1997 (such period referred to as the "Representations Period"), except in the case of fraud with respect thereto or as to claims pending at that time. The Indemnitees may not make any claim for indemnification after the expiration of the Representations Period, other than claims made in good faith in writing prior to such expiration, whether or not any action or proceeding is instituted with respect to such claims prior to the expiration of the Representations Period. Any and all Losses arising after expiration of the Representations Period will be recoverable upon notice properly given prior to the expiration of the Representations Period. The representations and warranties of Quintiles contained in the Exchange Agreement shall terminate upon and not survive the consummation of the Exchange, except in the event of fraud by Quintiles with respect thereto, in which case they will survive indefinitely. See "THE ESCROW AGREEMENT."

     Expenses. The Exchange Agreement provides that each party will pay all of its own expenses relating to the transactions contemplated by the Exchange Agreement, except that the Company will pay expenses that would otherwise be paid by the Innovex Shareholders.

THE ESCROW AGREEMENT

     At the Closing, two and one-half percent of the Exchange Shares will be delivered to an escrow agent by the Innovex Shareholders (on a pro rata basis) to hold for the Representations Period. Quintiles' and its related parties' sole monetary recourse for claims under the indemnification provisions of the Exchange Agreement will be from the Exchange Shares placed in escrow.

     At the Closing, Quintiles, the Innovex Shareholders and the escrow agent will enter into an escrow agreement in the form of Exhibit A to the Exchange Agreement to define the escrow arrangement and establish procedures by which Quintiles may assert and the Innovex Shareholders may dispute claims against the Exchange Shares held in escrow. Under the escrow agreement, Quintiles must notify the escrow agent and the Innovex Shareholders in writing of any claim under the indemnification provisions of the Exchange Agreement. To the extent, if any, the Innovex Shareholders do not dispute Quintiles' claim during a specified period after Quintiles provides such notice, the escrow agent will make payment to Quintiles under the escrow agreement by delivering to Quintiles such number of the Exchange Shares held in escrow as have an aggregate value (calculated as of the Closing Date) equal to the amount of Quintiles' claim, or such fewer Exchange Shares as then remain in escrow. To the extent, if any, the Innovex Shareholders dispute Quintiles' right to payment from the Exchange Shares held in escrow, the Innovex Shareholders may notify Quintiles and the escrow agent, and Quintiles and such Innovex Shareholders will resolve Quintiles' claim through a dispute resolution method prescribed by the escrow agreement, culminating in binding arbitration. If appropriate based on resolution of Quintiles' claim, the escrow agent will make payment to Quintiles thereafter from the Exchange Shares held in escrow. Under the escrow agreement, any Exchange Shares held in escrow and not properly claimed by and delivered to Quintiles pursuant to the escrow agreement will be returned to the

Innovex Shareholders following expiration of the Representations Period. See "THE EXCHANGE AGREEMENT -- Indemnification."

EMPLOYMENT AGREEMENTS

     On the Closing Date, Barrie S. Haigh, currently the Chairman of Innovex, will execute an employment agreement with Quintiles on terms similar to his existing service agreement and also will be subject to a noncompetition covenant restricting Mr. Haigh for a period ending on the date he reaches age 65 or, if later, two years after his employment with Quintiles ends. In addition, certain other senior executive officers of Innovex will sign employment agreements with Quintiles which will include terms satisfactory to the parties, as well as noncompetition covenants. Mr. Haigh and Paul Knott, currently Group Finance Director of Innovex, will also be appointed to the Board of Directors of Quintiles.

THE REGISTRATION RIGHTS AGREEMENT

     The Exchange Shares will be issued by Quintiles without registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the exemptions from registration contained in Section 4(2) of, and Regulation S under, the Securities Act. As a result, the Exchange Shares may be transferred only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration. Quintiles has agreed to provide the Innovex Shareholders with certain rights to have the Exchange Shares registered under the Securities Act pursuant to a Registration Rights Agreement, which will be signed on the Closing Date. Under the Registration Rights Agreement, subject to market conditions and other customary limitations, Quintiles has (i) agreed to file as soon as practicable after the Closing Date a registration statement for an underwritten offering, planned for early 1997, to include up to 2.7 million of the Exchange Shares and granted to the Innovex shareholders rights to demand registration until an aggregate of 2.7 million shares are sold; (ii) agreed to file a shelf registration statement to allow the Innovex shareholders to register for resale in the market up to 500,000 shares every 90 days for a period of approximately three years; and (iii) granted rights to the Innovex shareholders to participate with Quintiles in certain underwritten offerings that Quintiles may file over the next approximately three years. The rights granted to the Innovex Shareholders terminate when, among other things, the Exchange Shares may be sold within the limitations set forth in Rule 144 under the Securities Act or if the holder thereof transfers the acquired shares to an ineligible person.

ACCOUNTING TREATMENT

     It is intended that the Exchange will be treated as a pooling of interests for financial accounting purposes in accordance with generally accepted accounting principles. Under the pooling of interests method of accounting, the historical book values of Innovex's assets, liabilities and stockholders' equity will be carried over on Quintiles' consolidated balance sheet, and Quintiles will include in its Consolidated Statements of Operations Innovex's operating results for the entire fiscal year of Innovex in which the Exchange is consummated.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes certain of the material United States federal income tax consequences of the transactions contemplated in the Exchange Agreement relevant to Quintiles shareholders. It does not include a discussion of any United Kingdom, other foreign tax, or state and local tax consequences relevant to Quintiles. It does not include a discussion of any United Kingdom or other foreign tax consequences of the transactions or a discussion of any federal or state and local income tax considerations relevant to Innovex Shareholders. The discussion below is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable United States Treasury regulations, judicial authority, and administrative rulings and practice, all as of the date hereof. There can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth below. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the Exchange to Quintiles and its shareholders.

     The Exchange Agreement provides that Quintiles' obligation to consummate the transactions contemplated by the Exchange Agreement is subject to the satisfaction or waiver of a number of conditions, including the delivery of an opinion by Quintiles' independent accountants that such transactions should be treated as a taxable acquisition of the Innovex Shares for purposes of United States federal income tax law (the "Tax Opinion"). Assuming such transactions are treated as a taxable acquisition of the Innovex Shares for purposes of United States federal income tax law:

          (a) Quintiles' shareholders will not recognize any gain or loss as a result of the transactions;

          (b) Quintiles will not recognize any gain or loss on the issuance of the Exchange Shares to the Innovex Shareholders;

          (c) Quintiles will acquire an aggregate tax basis in the Innovex Shares equal to the fair market value of the Exchange Shares issued therefor;

          (d) Quintiles will acquire an aggregate tax basis in the Innovex cumulative redeemable preference shares (the "Preference Shares") equal to the amount of money paid for such shares; and

          (e) Quintiles' holding period for the Innovex Shares and the Preference Shares will commence on the day after the Closing Date.

     Under the Exchange Agreement, Quintiles may, in its sole discretion, waive the condition that it receive the Tax Opinion before consummating its obligations under the Exchange Agreement. Thus, Quintiles may consummate the Exchange even if it is determined that the transactions contemplated by the Exchange Agreement constitute a tax-free "reorganization" within the meaning of section 368 of the Code rather than a taxable transaction. If such transactions are treated as a reorganization under section 368 of the Code:

          (a) Quintiles' shareholders will not recognize any gain or loss as a result of the transactions;

          (b) Quintiles will not recognize any gain or loss on the issuance of the Exchange Shares;

          (c) Quintiles will acquire an aggregate tax basis in each Innovex Share equal to the selling Innovex Shareholder's basis in such share;

          (d) Quintiles will acquire an aggregate tax basis in the Preference Shares equal to the amount of money paid therefor; and

          (e) Quintiles' holding period for each Innovex Share will include the period during which the selling Innovex Shareholder held such Innovex Share, and Quintiles' holding period for each Preference Share will commence on the day after the Closing Date.

RESTRICTIONS ON RESALES OF QUINTILES COMMON STOCK; POOLING CONSIDERATIONS

     Approximately           shares of Quintiles Common Stock will be issued to
Innovex Shareholders in reliance on an exemption from the registration requirements of the Securities Act for an offer and sale of securities that does not involve a public offering and such shares have not been registered under the Securities Act or with any securities regulatory authority of any state of the United States or other jurisdiction and, therefore, cannot be resold in the absence of such registration, except pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Each such Innovex Shareholder may not transfer any such shares except in a transaction registered under the Securities Act or unless he has delivered to Quintiles an opinion of United States counsel, which counsel and opinion shall be reasonably satisfactory to Quintiles, that such transfer is being effected in accordance with an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and a written instrument, in form and substance reasonably satisfactory to Quintiles, from the transferee agreeing to be bound hereby. Quintiles is under no obligation to effect any such registration under the Securities Act or otherwise with respect to such shares (or any securities issued in exchange thereof or in substitution thereof) or to file for or comply with any exemption from such registration except as set forth in the Registration Rights Agreement. See "THE EXCHANGE -- The Registration Rights Agreement."

     Approximately           shares of Quintiles Common Stock will be issued to
Innovex Shareholders (a "Regulation S Participant") in reliance on Regulation S promulgated pursuant to the Securities Act ("Regulation S") and such shares have not been registered under the Securities Act or with any securities regulatory authority of any state of the United States or other jurisdiction and, therefore, cannot be resold in the absence of such registration except pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Each Regulation S Participant is aware that Quintiles is under no obligation to effect any such registration under the Securities Act or otherwise with respect to such Quintiles Shares (or any securities issued in exchange therefor or in substitution thereof), or to file for or comply with any exemption from such registration except as set forth in the Registration Rights Agreement.

     A Regulation S Participant may not offer, sell or deliver any of the Exchange Shares until 40 days after the Closing Date (the "Restricted Period") except in an "offshore transaction" (as defined in Regulation S) in accordance with Rule 904 of Regulation S and in accordance with the Exchange Agreement.

     The certificates representing the Exchange Shares to be delivered to the Regulation S Participants will be delivered to Goldman Sachs International, as each Regulation S Participant's representative, to be held in custody for delivery to each Regulation S Participant within five business days after the "Delivery Date", which will be the first business day after the expiration of the Restricted Period. If a Regulation S Participant intends to transfer any such shares or an interest or participation therein prior to the Delivery Date, the Regulation S Participant shall deliver to Quintiles (i) a written certificate that neither record nor beneficial ownership of the shares evidenced thereby has been offered or sold in the United States, or to or for the account or benefit of a "U.S. person" (as defined in Regulation S), (ii) a written certification of the proposed transferee in form and substance reasonably satisfactory to Quintiles that such transferee is not a "U.S. person" or acquiring such shares for the account or benefit of a "U.S. person", and that such transferee is knowledgeable of and agrees to be bound by the restrictions on transfer and derivative activities set forth herein during the Restricted Period and (iii) a written opinion of counsel to the transferee, which counsel and opinion shall be reasonably satisfactory to Quintiles, to the effect that the offer, sale and transfer of the Quintiles Shares are not subject to registration under the Securities Act, upon delivery of which Quintiles shall instruct Goldman Sachs International to deliver such Regulation S Participant's certificate(s) thereto. See "THE EXCHANGE -- Registration Rights Agreement."

     In addition, in any event, pooling of interests accounting treatment requires that affiliates of Innovex who receive shares of Quintiles Common Stock in the Exchange and affiliates of Quintiles must not sell or otherwise reduce their risk relative to their shares of Quintiles Common Stock until Quintiles has published consolidated financial statements including the combined operations of Quintiles and Innovex for a period of at least 30 days following the Closing Date. As a condition to the Exchange, Quintiles must receive an agreement signed by all persons who were on the Closing Date affiliates of Innovex evidencing their agreement not to sell their shares of Quintiles Common Stock until such period has expired.

REGULATORY APPROVALS

     Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Exchange may not be consummated unless certain information has been filed with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and the applicable waiting period under the HSR Act has expired or been terminated by the FTC and the Antitrust Division. Under the Exchange Agreement, expiration or early termination of the waiting period is a condition to consummation of the Exchange.

     At any time before or after the Effective Time, and notwithstanding the termination of the HSR Act waiting period, the Antitrust Division, the FTC or a private person could seek to use the antitrust laws, among other things, to enjoin the Exchange or to cause Quintiles to divest itself, in whole or in part, of Innovex or of other business conducted by Quintiles. Based upon the information available to them, Quintiles and Innovex believe that the Exchange can be consummated in compliance with the antitrust laws. However, there can be no assurance that a challenge to the Exchange will not be made or that, if such a challenge is made, Quintiles and Innovex will prevail. The absence of any claim or action to restrain or prohibit the Exchange is a condition to the parties' obligations under the Exchange Agreement.

                    CERTAIN INFORMATION CONCERNING QUINTILES

BUSINESS OF QUINTILES

     Quintiles is a North Carolina corporation which provides drug development and health information management services to a range of public and private sector clients around the world. Quintiles believes that it is one of only three contract research organizations ("CROs") with fiscal 1995 revenue exceeding $100 million and one of a few capable of providing global services. Quintiles complements the research and development departments of pharmaceutical and biotechnology companies by offering services designed to assure a high quality product for the sponsor company and reduce drug development time and cost. In addition, Quintiles' integrated services and extensive information technology capabilities furnish clients with broad experience and expertise in global drug development and provide clients with an outsourced variable-cost alternative to the fixed costs associated with internal drug development. Quintiles' core competencies include clinical research and data management, and consulting on healthcare policy, disease management and regulatory issues. In 1995, Quintiles generated approximately 79% of its net revenue from its clinical services and approximately 21% from its pre-clinical, laboratory services and formulation and packaging services. Quintiles has 41 operating units in 19 countries. Quintiles maintains its principal executive office at 4709 Creekstone Drive, Riverbirch Building, Suite 300, Durham, North Carolina, 27703-8411 and its telephone number is (919) 941-2000.

     Information about the business of Quintiles is incorporated by reference from reports Quintiles files with the Commission. See "Incorporation of Certain Documents by Reference."

THE BRI MERGER

     General. The BRI Merger provides that, following the performance and fulfillment of all covenants, conditions and obligations to the BRI Merger (other than those waived in accordance with the terms of the BRI Merger Agreement), BRI will merge with and into Acquisition, the separate corporate existence of BRI shall cease, and Acquisition will be the surviving corporation and a wholly-owned subsidiary of Quintiles and shall continue its existence as a North Carolina corporation. The name of the surviving corporation will be BRI Acquisition Corp.

     Effective Time of the Merger. It is the intention of the parties to the BRI Merger Agreement to consummate the BRI Merger and the other transactions contemplated by the BRI Merger Agreement as soon as possible following adoption and approval of the BRI Merger Agreement by the shareholders of BRI and satisfaction of all covenants and conditions to the parties' respective obligations to consummate the BRI Merger (or, to the extent permitted, waiver thereof) or at such other time as designated in writing by Quintiles and BRI.

     Conversion of BRI Common Stock. In the BRI Merger, each share of BRI Common Stock issued and outstanding ("BRI Common Stock") immediately prior to the effective time will cease to be outstanding and will be converted into
4.3013 shares of Quintiles Common Stock (subject to possible adjustments), except for shares of BRI Common Stock held by a BRI Shareholder who exercises dissenter's rights under the Virginia Stock Corporation Act and shares of BRI Common Stock held in BRI's treasury. Each share of Acquisition Common Stock issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock of the surviving corporation.

     Registration Statement. Quintiles has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 for the purpose of registering under the Securities Act the 1,951,027 shares of Quintiles Common Stock to be issued to the BRI shareholders in the BRI Merger. The BRI shareholders will be considering whether to approve the BRI Merger at a special meeting of shareholders of BRI to be held on November 21, 1996. It is anticipated that the BRI Merger will become effective shortly after such meeting.

                     CERTAIN INFORMATION CONCERNING INNOVEX

INTRODUCTION

     Innovex is a leading international contract pharmaceutical organization ("C.P.O."), which provides a wide range of contract research and sales and marketing services to the pharmaceutical industry. Innovex focuses primarily on the period extending from two years before to two years after the receipt of marketing approval for a drug (the "peri-launch" period). This period of drug development attracts the highest level of expenditure and the most intense boardroom focus by drug sponsors. Innovex typically provides contract research services in the early peri-launch period and sales and marketing services thereafter. Contract research services and sales and marketing services accounted for approximately 37.4% and 62.6% of Innovex's net sales in the 1996 fiscal year, respectively. Innovex provides project teams with specialist knowledge and expertise to enable its clients to accelerate the speed to market, the commercial acceptance and the market penetration of their pharmaceutical products, with the aim of maximizing their return on investment.

     As a specialist third-party service provider to the pharmaceutical industry, Innovex benefits from the trend toward increased contracting out ("outsourcing") by pharmaceutical and biotechnology companies as such companies seek more flexible and cost-effective strategies for the development and marketing of drugs. Innovex believes that its combination of clinical and promotional expertise, marketing orientation and international experience enables it to provide a unique range of services tailored to meet the needs of its clients from clinical development through product registration to the commercial success of their products following launch. Innovex provides its services from its headquarters in the United Kingdom and its offices in the United States, Germany, The Netherlands, Sweden, Italy, France and Spain. Clients located in the United Kingdom, the United States and Germany accounted for approximately 53.3%, 19.6% and 13.6% respectively, of Innovex's net sales in the 1996 fiscal year.

HISTORY

     Innovex was founded in 1979 as a provider of consulting services to the pharmaceutical industry in the United Kingdom. During the 1980s, Innovex pursued its objective to become an international C.P.O., expanding its service range to include contract sales services, marketing services, disease management services and a full range of clinical research services. In 1992, Innovex expanded into Europe, launching sales services in Germany.

     In 1993, Innovex expanded its clinical research capability into Europe and the United States by acquiring the Clinical Research Foundation group from Boehringer Ingelheim. This acquisition, which significantly increased the scale of Innovex's operations, enabled Innovex to operate as a full service C.P.O. in its main geographic markets. The Clinical Research Foundation group was built by Boehringer Ingelheim through the 1978 purchase of Biodesign, a Phase I contract research organization based in Freiburg (Germany), the 1987 purchase of Quincy Research Center, a company offering mainly Phase I clinical research services based in Lenexa (Kansas), and the 1992 launch of Clinical Research Foundation in London (England). In 1992, Boehringer Ingelheim combined these operations under the Clinical Research Foundation name.

     In 1994, Innovex launched its sales services in the United States by opening an office in Yardley (Pennsylvania). Innovex also acquired Galenus, a contract research organization based in Uppsala (Sweden), and opened contract research offices in Milan (Italy) and Paris (France), and a joint contract research and sales services office in Rotterdam (The Netherlands).

     In 1995, Innovex established its international headquarters in Marlow (England), and relocated its German headquarters to Mannheim (Germany), with its German Phase I contract research services remaining in Freiburg (Germany). In March 1996, Innovex established its U.S. headquarters in Parsippany (New Jersey). In August 1996, Innovex acquired Eminent, a Spanish contract sales services organization based in Madrid and Barcelona (Spain).

SERVICES

     Innovex provides a wide range of contract research and sales and marketing services to the pharmaceutical industry. Innovex typically provides contract research services in the early peri-launch period and sales and marketing services thereafter. Innovex provides project teams with specialist knowledge and expertise to enable its clients to accelerate the speed to market, the commercial acceptance and the market penetration of their pharmaceutical products, with the aim of maximizing their return on investment. Innovex provides its services pursuant to a wide variety of flexible arrangements ranging from the provision of professionals to staff client projects, to the complete outsourcing of a client's entire project. In each case, the continuity between Innovex's contract research and sales and marketing activities enables it to integrate marketing considerations with the design of clinical research protocols. In addition, Innovex assists its clients in reducing their drug development and launch timelines. Innovex further assists its clients in optimizing their flexibility and innovation by allowing them to outsource selected fixed costs, thus converting fixed costs to variable costs.

CONTRACT RESEARCH SERVICES

     Innovex's range of contract research services principally comprises the design, initiation, performance and management of national and international clinical trial programs. Innovex has performed these services in connection with trials in most major therapeutic areas, including cardiology, rheumatology, oncology, gastroenterology, neurology, endocrinology and the study of pulmonary and infectious diseases. Innovex's multidisciplinary and multinational clinical staff of physicians, pharmaceutical advisers, clinical research associates, statisticians, nurses and regulatory affairs specialists examines a product's existing pre-clinical and clinical data and designs protocols for clinical trials in order to provide evidence of the product's safety and efficacy, as well as its cost-effectiveness and marketability. Innovex's contract research services accounted for approximately L31.1 million (or 37.4%) of net sales for the 1996 fiscal year.

     Innovex manages every aspect of clinical trials from Phase I through Phase IV, including clinical and regulatory strategies, regulatory affairs, protocol development, case report form development, investigator identification and recruitment, medical monitoring, project management, data management, statistics, medical writing, medical surveillance, training, pharmacoeconomics and health outcomes, clinical pharmacology and quality assurance. Innovex's significant clinical trial management projects involve Phase II, III or IV clinical trials. These trials are generally larger and more complex than Phase I trials, which are often constrained by the number of beds available at a single site. Late-phase clinical trials are also often conducted on an international basis.

     At June 30, 1996, Innovex was engaged in the initiation or monitoring of 239 Phase II, III or IV clinical trials involving more than 2,000 investigational sites. At the same date, Innovex was engaged in the initiation or monitoring of 25 Phase I clinical trials involving a total of 288 patients at its 42-bed Phase I facility in Lenexa (Kansas) (of which six are intensive care beds), and its 36-bed Phase I facility in Freiburg (Germany) (of which eight are intensive care beds). Innovex's Phase I clinical activities are focused on studies involving specialized populations, such as persons suffering from a specified disease, and first administrations of drugs to human beings, as Innovex believes these are the most profitable areas of Phase I research. Although Phase I clinical trials are not part of Innovex's strategic peri-launch focus, Innovex believes that its current level of Phase I clinical trials provides opportunities for further Phase II, III and IV clinical work.

     Clinical trials are monitored for and with strict adherence to Good Clinical Practice. The design of efficient case report forms, detailed operations manuals and site visits by Innovex's clinical research associates are aimed at ensuring that clinical investigators and their staff follow the established protocols of the studies on a consistent basis. Innovex has adopted standard operating procedures for controlling and enhancing the quality of its contract research services. See "-- Recruitment and Training of Staff".

     Clinical trials, particularly international trials, represent one of the most expensive and time-consuming parts of the drug development process. The information generated during these trials is critical for gaining marketing approval from regulatory authorities. Innovex offers broad therapeutic expertise, the ability to manage complex clinical trials simultaneously in multiple countries, the expertise to prepare regulatory submissions in multiple countries and the advanced information technology systems needed to integrate these capabilities.

     Innovex's contract research staff assists clients with one or more of the following steps:

     - Study Protocol Design. The protocol defines the medical issues to be examined and the statistical tests to be conducted. The protocol also defines the number of patients required to produce a statistically valid result, the period of time over which they must be tracked and the frequency and dosage of drug administration.

     - Case Report Form Design. Once the study protocol has been finalized, forms for recording the desired data must be developed. Innovex's information technology staff work closely with its clinical staff to optimize the design of case report forms for use with the study's protocol. See "-- Information Technology -- Clinical DBMS".

     - Site and Investigator Recruitment. The drug is administered to patients by investigators at hospitals, clinics and other locations, referred to as sites. The clinical trial's success depends on the successful identification and recruitment of investigators with appropriate expertise and with an adequate base of patients who satisfy the requirements of the study protocol. Innovex has access to several thousand investigators who have conducted clinical trials for it in the past.

     - Patient Enrollment. Investigators and nurses identify and enroll patients suitable for the study. A contract research organization can have a significant impact on patient recruitment rates by selecting investigators and nurses appropriate for a particular clinical trial and assisting in the recruitment process. The time in which clinical trials can be completed depends in large part on the rate at which patients are enrolled. Prospective patients are required to review information about the drug and its possible side effects, and give informed consent recording their awareness and acceptance of potential side effects. Patients also undergo a medical examination to determine whether they meet the requirements of the study protocol. Patients then receive the drug (or a placebo) and are examined by the investigator as specified by the study protocol. Innovex believes that its success in patient recruitment through the effective selection of investigators and nurses and its proactive assistance in the recruitment process differentiate it from its competitors and enable it to manage large international clinical trials that it believes would otherwise rarely be conducted by pharmaceutical companies themselves. For example, in the 1996 fiscal year, Innovex identified and recruited approximately 15,000 patients in seven countries for two large, late-phase, pan-European clinical trials in only eight months. A more typical study might involve 5,000 to 6,000 patients recruited over a period of 12 to 18 months.

     - Study Monitoring and Data Collection. As patients are examined and tests are conducted in accordance with the study protocol, data are recorded on case report forms and laboratory reports. The data are collected from study sites by specially trained examiners who visit sites regularly to supervise the data collection process and verify the accuracy and completeness of data collection and recording. Innovex has recently introduced the use of optical character recognition technology to improve the efficiency and accuracy of these procedures. Innovex's study monitoring and data collection services comply with applicable drug safety reporting guidelines, and Innovex is currently implementing systems software to streamline drug safety reporting throughout its international network of offices. See "-- Information Technology -- Drug Safety Reporting".

     - Clinical Data Management. Innovex's data management professionals assist in the design of case report forms and training manuals for investigators in order to ensure that data are collected in an organized and consistent format. Databases are designed according to the analytical specifications of the project and the particular needs of the drug sponsor. Prior to data entry, Innovex staff screen the data to detect errors and omissions in completed case report forms. Innovex provides clients with data abstraction, data review and coding, data entry, database verification and editing and problem data resolution services. Innovex has extensive experience in the United Kingdom, the United States and

      Europe in the creation of scientific databases for all phases of the drug development process. These databases include: customized formats, such as databases for Phase II and III respiratory studies structured according to client-specific international project standards allowing for direct data transfer; integrated databases to support new drug application submissions, such as a series of Phase I and II cardiovascular studies in which Innovex delivered consolidated databases in a format allowing for direct incorporation into regulatory submissions; and databases complying with U.K., U.S. and European specifications, such as Phase III multiple sclerosis studies and Phase IV cardiovascular studies using international data transfer formats.

     - Medical Writing. The results of statistical analysis of data collected during the clinical trial, together with other clinical data, are included in a final report generated for inclusion in a regulatory document. Innovex also prepares such data for presentation by clients at conferences, seminars and other meetings.

     - Medical Affairs. Throughout the course of a clinical trial, Innovex's physicians provide a wide range of medical research and consulting services, including medical monitoring of trials, interpretation of clinical trial results and preparation of clinical study reports. These services are tailored to the needs of each client at each stage of the development process. Innovex typically focuses on the provision of medical advice and the surveillance of drug safety.

     - Biostatistical Services. Innovex's biostatistics professionals assist clients with all phases of drug development, including biostatistical consulting, database design, data analysis and statistical reporting. These professionals develop and review protocols, design appropriate analysis plans and report formats to address the objectives of the study protocol as well as the client's individual objectives. Working with Innovex's programming staff, biostatisticians perform appropriate analyses and produce tables, graphs and listings of results according to the analysis plan.

     - Pharmacoeconomic and Health Outcomes Programs. Innovex generates and collects statistical data regarding health outcomes. Pharmacoeconomic consulting relating to the cost-effectiveness and quality-of-life features of a drug are playing an increasingly important role in drug approval processes, particularly in the peri-launch period. Regulatory authorities attach increasing importance to independent pharmacoeconomic analysis in support of applications for drug approvals, and pharmaceutical and biotechnology companies may therefore increasingly outsource pharmacoeconomic and health outcomes analysis to third-party service providers. In the United States, Innovex provides pharmacoeconomics and health outcomes services in conjunction with the New England Medical Center (Tufts University).

     - Regulatory Affairs Services. Innovex provides regulatory product registration services for pharmaceutical products in the United Kingdom, the United States and major jurisdictions in Europe, including regulatory strategy formulation, document preparation and liaison with regulatory authorities. Innovex works closely with clients to devise regulatory strategies and product development programs. Innovex's regulatory affairs experts review existing published literature, assess the scientific background of a product, assess the competitive and regulatory environment, identify deficiencies and define the steps necessary to obtain registration in the most expeditious manner. Through this service, Innovex helps its clients determine the feasibility of developing a particular product or product line.

     - Computer-Assisted Applications. The leading international pharmaceutical companies have committed substantial resources to developing technologies for computer-assisted new drug and product license applications ("CANDA/CAPLA"). These technologies encompass a variety of systems at varying stages of development. Innovex provides flexible integrated systems that can deliver the component parts of drug applications in a format that is consistent with client CANDA/CAPLA standards. For clients without such standards (typically biotechnology companies), Innovex specifies and delivers corporate databases designed to facilitate the development of specific CANDA/CAPLA solutions. Innovex provides its CANDA/CAPLA-related services in collaboration with specialist third-party service providers.

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

SALES AND MARKETING SERVICES

     Innovex's largest business activity is the provision of sales and marketing services to the pharmaceutical industry. Sales and marketing services comprise contract sales services, disease management services and Novex Pharma. Innovex believes it is currently the only pharmaceutical services company offering sales and marketing services on an international basis, and that it therefore has a competitive advantage insofar as it can promote its sales and marketing services at a boardroom level with its clients.

     Contract Sales Services. Innovex provides its contract sales services primarily through the recruitment, training, management and deployment of field-based sales representatives in project and syndicated teams that provide information aimed at modifying the behaviour of prescribers, hospital administrators, the pharmaceutical distribution chain and managed care providers. Innovex offers a flexible range of contract sales services, from full-time sales teams for particular products, and time slots in syndicated sales teams (teams that promote a number of drugs for different clients), to representatives provided on a contract-hire basis to supplement clients' own sales teams. Innovex's contract sales teams form a highly skilled network of professionals that afford clients substantial flexibility in selecting the extent and costs of promoting products. Clients may select project teams or slots in syndicated teams according to their preferences in targeting specified physicians and geographic areas and the other products with which their products are to be promoted. Through its electronic territory management system, Innovex is making increasing use of information technology to enhance the speed, effectiveness and accountability to clients of its contract sales activities in the United Kingdom and in the United States. Innovex intends to expand this capability throughout its syndicated sales teams in the United Kingdom and internationally thereafter. See "-- Information Technology -- ETMS".

     Innovex believes that its speed in mobilizing qualified and skilled sales representatives and the flexibility of its arrangements for providing sales representatives differentiate it from other companies providing similar services to the pharmaceutical industry.

     Contract sales services accounted for L38.7 million (or 46.5%) of Innovex's net sales for the 1996 fiscal year. Innovex's contract sales services are most developed in the United Kingdom; in the 1996 fiscal year, Innovex derived L23.5 million (or 60.9%) of its net sales from contract sales services from its U.K. operations. Contract sales services are developing rapidly in the United States and Germany. Net sales of Innovex's contract sales services in the United States grew from L0.3 million in the 1995 fiscal year to L5.3 million in the 1996 fiscal year; net sales of Innovex's contract sales services in Germany grew from L4.2 million in the 1995 fiscal year to L8.6 million in the 1996 fiscal year. Innovex currently also offers contract sales services through its offices in The Netherlands, Sweden and Spain and is seeking to develop this service through its other European offices. Innovex believes that its market share has been increasing in recent years and expects contract sales services to be a significant area of future growth. In addition, Innovex's broad geographic infrastructure positions it well as a strategic partner in offering international co-promotion services to pharmaceutical and biotechnology companies in preference to their co-promoting with their competitors.

     Innovex believes that total expenditure by pharmaceutical and biotechnology companies on sales and marketing activities is significantly higher than their expenditure on clinical drug development. The market for outsourced contract sales services in the pharmaceutical industry has been predominantly national in nature and is most highly developed in the United Kingdom. Although there is a relatively low level of market penetration in most other countries, the market has been growing, particularly in the United States over the past year. Innovex believes there is significant potential for future growth in the market for contract sales services for the pharmaceutical and biotechnology industries, and that it is well positioned by virtue of its international infrastructure and strong reputation among clients.

     Disease Management Services. Innovex provides a range of disease management services to pharmaceutical companies aimed at modifying the behavior of patients and physicians and accelerating the acceptance of drugs into treatment guidelines and formularies.

     Innovex began developing disease management services in the United Kingdom in 1987 and launched these services in the United States in 1994. Innovex believes that its commercial orientation, clinical and promotional expertise and international experience enable it to combine various disease management activities into tailored programs satisfying specific client needs in a wide range of geographic markets and therapeutic areas. Innovex provides its disease management services primarily through teams of nurse advisers who inform and educate patients and healthcare providers about disease diagnosis, process and treatment, compliance in taking medication and diet, exercise and lifestyle. Innovex's net sales from disease management services were L9.1 million (or 11.0%) of Innovex's total net sales in the 1996 fiscal year.

     Innovex's disease management services are designed to accelerate or increase the likelihood of the adoption of a client's drug by prescribers and payers, to add value to a sponsoring pharmaceutical or biotechnology company's product and to promote improved health outcomes by encouraging the product's effective usage, thereby reducing total healthcare costs in the medium- to long-term. Innovex's experience has been that patients and prescribers frequently welcome independent information on drugs and treatments that these nurse advisers can provide. Innovex's disease management services assist clients with one or more of the following activities:

     - Guideline Development. Innovex's disease management programs are designed to provide health economic and outcomes information to clients to enable the modification, and in some cases the creation, of guidelines for the diagnosis and treatment of various diseases and to assist physicians in their determination of the proper diagnosis or treatment of a particular patient's condition.

     - Physician Selection. Innovex maintains databases containing physician profiles, which it uses to select those physicians most suitable for participation in a client's proposed disease management project.

     - Patient Selection. Innovex locates patients for whom a specified treatment may be appropriate. Its healthcare professionals then assess whether there is an opportunity to improve patient care by educating the patient and the physician concerning the availability of alternative treatments.

     - Education and Behavior Modification. Innovex healthcare professionals educate health practitioners about developments in medical practice. They act on behalf of Innovex's clients to install best medical practice in prescribing centers by, among other things, working with local committees to adapt diagnosis and treatment guidelines for local use and training prescribers, either directly or through training clinics.

     Disease management services are at an early stage of development and are currently developing most rapidly in the United Kingdom and the United States. Innovex believes that this sector will grow rapidly as pharmaceutical and biotechnology companies adapt to meet the challenges of a changing market, particularly in therapeutic areas requiring high levels of patient counselling. Innovex believes that its disease management services will continue to grow through a broadening of Innovex services in this area. For example, Innovex is establishing an information service in the United States for its healthcare professionals to provide product and therapeutic area-specific information regarding payer/managed care analysis, cost-effectiveness analysis, reimbursement hotlines and payer advocacy. Furthermore, Innovex is developing communications and information systems to run large simple clinical trials and educational programs requiring rapid transmission of large volumes of clinical data.

     Some pharmaceutical companies are developing disease management services in-house, seeking to coordinate their clinical research activities with their sales and marketing efforts to maximize profitability from products over their extended life cycles. Innovex believes that an increasing proportion of this work may be outsourced, as pharmaceutical and biotechnology companies take advantage of the independence of third-party service providers to enhance the acceptability of such products to prescribers and healthcare administrators and to improve the efficacy of their drugs. Innovex further believes that it is well positioned to benefit from the outsourcing of disease management services. Innovex also believes that opportunities exist for the development of the disease management services industry both toward a broader service offering and toward a wider customer base, including public healthcare providers and managed care providers.

     Novex Pharma. Novex Pharma, a wholly owned subsidiary of Innovex, is a small U.K.-based pharmaceutical company. It serves three strategic purposes. First, it acquires product licenses for niche products from certain major pharmaceutical company clients in exchange for services provided by Innovex.

Secondly, Novex Pharma provides contract marketing services for niche products of certain smaller or emerging pharmaceutical company clients. Thirdly, Innovex's sales representatives can be used to market products on behalf of Novex Pharma, enabling Innovex to utilize its resources more efficiently.

     Novex Pharma currently owns the product licenses for three products:
Fenopron(R) a non-steroid anti-inflammatory for rheumatoid arthritis and osteo-arthritis; Haelan(R), a topical steroid for inflammatory skin conditions; and Vividrin(R), a hay fever product. In addition, Novex Pharma holds the distribution licenses for Progesic(R), a non-steroid anti-inflammatory for rheumatoid arthritis and osteo-arthritis; and Ilosone(R), an anti-infective product. Novex Pharma currently has contracts to market an additional 15 products for four clients. Most of Novex Pharma's activities are outsourced to third-party suppliers, including other parts of Innovex, which enabled Novex Pharma to achieve sales of approximately L4.2 million in the 1996 fiscal year (of which approximately L0.7 million related to products for which Novex Pharma owns the relevant product license) with only four employees.

     Innovex believes that ownership of a pharmaceutical company provides valuable exposure to and understanding of U.K. clients and potential clients for Innovex's services. Novex Pharma is a member of the Association of the British Pharmaceutical Industry ("ABPI"), the U.K. trade association for international research-based pharmaceutical companies. Mr. Haigh, Innovex's Executive Chairman, is a member of the Board of Management of the ABPI.

BUSINESS DEVELOPMENT

     Innovex promotes outsourcing as a cost-effective strategic alternative to the in-house provision of services and assists clients in developing outsourcing strategies. These strategies involve the identification of critical capabilities that should remain in-house and capabilities that may be more efficiently outsourced. Innovex believes that no single competing service provider offers the range of services provided by it. Innovex promotes itself as a distinctive provider of such services on the basis of the speed with which it can mobilize resources, the breadth and flexibility of services it offers, its innovative solutions tailored to client needs, the quality training of its staff, its commitment to continuous process improvement, the broad range of therapeutic areas in which it operates, its international capability combined with its knowledge of local markets and its financial resources and proven track record.

     Innovex makes full use of information technology proactively to create business development opportunities. Innovex has developed IBDIS, a proprietary business development system, which Innovex's business development staff can use to bring together client, project and marketing information, both proprietary and publicly available and to share information among its operating units. Innovex believes this ability provides a competitive advantage. See
"-- Information Technology -- IBDIS". Innovex also runs an extensive promotional campaign in trade journals and publications.

     Innovex's business development activities are conducted by approximately 50 business development professionals in the United Kingdom, the United States, Germany, Sweden, The Netherlands, Italy, France and Spain, as well as by members of Innovex's Board of Directors and senior management. Reflecting the highly technical nature of Innovex's business, most of its business development staff have technical or scientific backgrounds, and many are physicians or pharmacists.

     Innovex's business development staff are organized into national, regional and international teams, reflecting the organization, purchasing arrangements and budgetary authorities of Innovex's clients. Innovex's current geographical focus is on the United Kingdom, the United States and Europe. In the United Kingdom, Innovex has implemented a Strategic Business Unit structure to mirror the senior management structure of its U.K. clients' operations, enabling business development staff to develop close relationships with key decision makers at both the executive and operational levels of these clients' operations.

CLIENTS

     Innovex provided services to over 250 clients in the 1996 fiscal year, and has provided services to all of the 25 largest pharmaceutical companies in the world as ranked by 1995 healthcare revenue. In the 1996 fiscal year, more than 80% of Innovex's net sales were generated by the 20 largest pharmaceutical companies as ranked by 1995 healthcare revenue. Pharmaceutical companies accounted for over 95% of Innovex's net sales in the 1996 fiscal year, with biotechnology companies accounting for less than 5% of net sales.

     In the 1996 fiscal year, two clients, both major international pharmaceutical companies, accounted for approximately 11.5% and 11.4% of Innovex's combined net sales. In the 1996, 1995 and 1994 fiscal years, Innovex's top four clients accounted for approximately 33.6%, 27.7% and 26.4%, respectively, of its combined net sales. Innovex's contracts are entered into with different divisions and national operations within each client company and usually involve different decision makers. For example, in the 1996 fiscal year, Innovex's net sales from its top four clients were derived from more than 50 distinct projects spanning a wide range of service and geographic areas. Thus, there is a reduced likelihood that Innovex would simultaneously lose all contracts with any single client.

     Innovex's contracts are typically of one year's duration, although clinical research contracts may run for five years or longer. At June 30, 1996, approximately 70% of Innovex's contracts were of a duration of up to one year, and approximately 30% were of a duration of more than one year. Fee structures are designed to suit the requirements of the particular project. Generally, fees for larger clinical research projects are payable on the achievement of agreed milestones, while fees for other contract research projects and sales and marketing projects are typically priced on a days-worked basis. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Innovex -- Overview". Innovex's contracts also provide for the payment of additional fees in the event of changes in the scope, nature, duration or conditions of the project. Innovex's fee structures are designed to ensure that projects are cash-flow neutral or positive at all stages.

     Innovex's days-worked contracts generally may be terminated by three months' notice with or without cause. Fixed-price contracts typically provide a three-month period for termination arrangements to be agreed. Innovex is typically entitled to compensation in the event a project is terminated or delayed. Clients terminate or delay clinical research contracts for a variety of reasons including, among others, the failure of products being tested to satisfy safety requirements, unexpected or undesirable clinical results of the product, the client's decision to forego a particular study, insufficient patient enrollment or investigator recruitment or production problems resulting in shortages of the drug.

FUTURE CONTRACTED REVENUE

     Future contracted revenue comprises revenue to be earned in the future from projects where there is either a signed contract or a letter of intent under which work has commenced. Future contracted revenue at September 30, 1996 was approximately L150 million, compared with approximately L100 million at March 31, 1996 and approximately L50 million at June 30, 1995. Innovex's future contracted revenue is subject to seasonal variation. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Innovex -- Overview".

     Clinical studies under contracts included in future contracted revenue may be subject to termination or delay. See "-- Clients". Innovex believes that its future contracted revenue as of any date is not necessarily indicative of results for any given future period. Innovex believes that pharmaceutical companies now apply more stringent criteria to the decision to proceed with clinical trials. Although clinical research contracts typically require payment of certain fees for winding down a study and, in some cases, a termination fee, the loss or delay of a large contract or of multiple contracts could have a material adverse effect on Innovex.

RECRUITMENT AND TRAINING OF STAFF

     Innovex provides project teams with specialist knowledge and expertise to enable its clients to accelerate the speed to market, the commercial acceptance and the market penetration of their pharmaceutical products, with the aim of maximizing their return on investment. Innovex believes that the training and management of its staff, supported by advanced information technology, is key to achieving its objective. To assist it in its recruitment efforts, Innovex has established contractual relationships with specialist healthcare recruitment agencies in the United Kingdom, the United States and Europe. Innovex also provides extensive training and development programs for employees engaged in each of its businesses. Innovex's training programs generally

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

involve a core training program for new employees upon joining Innovex, followed by further development courses.

     Following a core international clinical training program, all Innovex clinical staff receive training designed to develop technical skills and to complement specific disease state and clinical study training provided by sponsor companies. Further project-specific training is provided for all clinical projects. All project training courses involve standard operating procedures training covering Good Clinical Practice and Innovex procedures, health outcomes training and field supervision. Core training courses in sales and marketing services cover initial training with respect to products, selling skills and client information necessary to operate as medical representatives. Sales representatives receive further development training with Innovex with a view to obtaining accreditation by the relevant trade association.

     The quality of Innovex's training programs has been acknowledged by several of its clients, who send their own employees to Innovex for training and, in one case, have licensed an Innovex training program for use as their own training program. In addition, where Innovex has provided a team of employees to a client in connection with its provision of sales and marketing services, that team is often employed directly by the client upon the completion of the project to which the team was assigned. The U.K. Government has awarded Innovex its "Investors in People" award in acknowledgement of Innovex's achievements in employee training and development.

INFORMATION TECHNOLOGY

     Innovex is committed to the use of advanced information technology to enable it to accelerate the completion of its projects, to track the progress of projects, to increase productivity, particularly in project initiation, data capture and data processing, and to broaden and improve its service to clients. Innovex also uses information technology to identify opportunities for proactive business development and to improve its efficiency and working processes. Innovex has developed an extensive international information technology infrastructure primarily through the use of leading commercial software packages and, in a non-exclusive alliance with Cap Gemini Sogeti, an international IT services group, through focusing proprietary development efforts on areas inadequately served by existing commercial software packages.

     The use of information technology is most important in Innovex's contract research services, particularly in data management, project management and investigator and patient recruitment. Innovex is increasing its use of information technology in sales and marketing services, especially in electronic territory management systems. Innovex's principal software systems include:

     - IPCAS -- An international project costing and management accounting system that is used primarily in contract research services to provide accurate and up-to-date resource utilization and costing information. IPCAS was introduced in the United Kingdom and Germany in 1995 and is currently being implemented in other European locations. Innovex plans to complete the international implementation of IPCAS and the integration of IPCAS with its other clinical information technology systems during 1997.

     - InnTrax -- A proprietary project tracking system that provides comprehensive, client-configurable tracking for projects. InnTrax was developed by Innovex in the United States, where it was implemented in 1995, and was introduced in Europe in 1996. Innovex is currently developing a version for multinational use, which is expected to be fully implemented in mid-1997.

     - Clinical DBMS -- In the United States, Innovex is currently piloting Oracle Clinical, a database management system for processing clinical data, to replace ClinDM. Completion of the roll-out in Germany and the United Kingdom is planned for 1997.

     - Drug Safety Reporting -- This project involves the introduction of ClinTrace, an international system for tracking and reporting serious adverse events in contract research projects.

     - IBDIS -- Innovex's international business development information system allows it to make maximum use of its unique range of client contacts through the international sharing of client information, project histories and market information, both publicly available and proprietary. IBDIS facilitates proactive development of business opportunities by bringing together both internal and external information regarding clients for access by Innovex's business development staff. Innovex is currently undertaking a pilot of this system in the United Kingdom and is planning to fully implement IBDIS internationally by the end of 1996.

     - ETMS -- Innovex's electronic territory management system is a planning, targeting, reporting, analysis and communications tool incorporating a physician database for managing sales activity. ETMS enhances Innovex's marketing efforts by providing clients with information concerning Innovex representatives' sales calls, enabling clients to assess their performance. Other benefits of the system include improved sales performance through better focused and more knowledgeable sales representatives, and the development of physician profiles. During 1996, Innovex introduced ETMS in most of its sales services teams in the United States and began a pilot of a customized commercial software system with one of its U.K. syndicated sales teams. The pilot is expected to be completed by the end of December, 1996, with a roll-out to other syndicated sales teams in the United Kingdom and internationally thereafter. Innovex is also exploring opportunities to extend the application of ETMS to Innovex's contract research and disease management services.

     - Project Inception -- A rapid project start-up system designed to enhance rapid progress through the scoping and start-up phases of international clinical research projects. Project Inception is being introduced in three phases, with the final phase scheduled for completion in mid-1997.

     Innovex has approximately 50 staff dedicated to information technology and system maintenance and development. Innovex's information technology infrastructure includes local area networks in each office connected by a wide area network to permit the transmission of data and information between all offices and users.

THE REORGANIZATION

     On April 3, 1996, Innovex Limited and the former holding company of the Innovex group, Innovex Holdings Limited, completed the April Reorganization in order to enable the Principal Shareholder to realize part of its investment in Innovex and thereby to reduce the Principal Shareholder's share overhang in contemplation of an initial public offering by Innovex. The April Reorganization involved the installation of Innovex Limited as the holding company of the Innovex group, the sale by the Principal Shareholder of a 24.7% interest in Innovex to existing venture capital investors and the payment of a special dividend to the Principal Shareholder, as more fully described below.

CREATION OF A NEW HOLDING COMPANY

     Prior to the April Reorganization, Innovex Limited conducted no business activities, had no material assets or liabilities, and had no relationship with Innovex Holdings Limited beyond the common ownership by certain shareholders of Innovex Holdings Limited.

     Prior to the April Reorganization, the share capital of Innovex Holdings Limited consisted of A Ordinary Shares and B Ordinary Shares. As an intermediate step to the insertion of Innovex Limited as the new holding company, the share capital of Innovex Holdings Limited was modified by redesignating the B Ordinary Shares as A Ordinary Shares and issuing new Ordinary Shares, par value $.0001 per share (the "Dollar Shares") to holders of A Ordinary Shares in proportion to their existing ownership interests. Immediately prior to the performance of the Exchange Agreement described below, the outstanding share capital of Innovex Holdings Limited, which consisted entirely of A Ordinary Shares and Dollar Shares, was owned by the Principal Shareholder (approximately 85%), HSBC, Lloyds, MSS Nominees Limited, General Accident Executor and Trustee Company Limited and The Venture Catalysts Limited (collectively, the "Investors") (approximately 10%) and by various members of management (the "Management Investors") (approximately 5%).

THE EXCHANGE AGREEMENT

     Pursuant to an Exchange Agreement, dated April 3, 1996 (the "Exchange Agreement"), Innovex Limited agreed to purchase the entire issued share capital of Innovex Holdings Limited from its shareholders in exchange for a combination of newly issued Ordinary Shares of 0.1 pence each, Cumulative Participating Preferred Ordinary Shares of 0.1 pence each (the "Preferred Shares"), 6.03125% Vendor Guaranteed Loan Notes due on or about October 3, 1996 (the "Loan Notes") and cash. In exchange for its holdings in Innovex Holdings Limited, the Principal Shareholder received 67,994,225 newly issued Ordinary Shares of Innovex Limited, L17.0 million of Innovex Limited's Loan Notes and L1.6 million of cash. In exchange for their respective holdings, the Investors received 14,285,720 newly issued Preferred Shares, and the Management Investors received 4,637,080 Ordinary Shares.

INVESTMENT AGREEMENT

     To enable the Principal Shareholder to realize a portion of its investment in Innovex, Innovex Limited entered into an Investment Agreement, dated April 3, 1996 (the "Investment Agreement"), with, Innovex Holdings Limited, the Principal Investor and certain of the Management Investors. Pursuant to the Investment Agreement, Innovex Limited issued 28,533,345 additional Preferred Shares, 11 million newly issued 7.5% Cumulative Redeemable Preference Shares of 1.0 pence each (the "Preference Shares") and L6.9 million aggregate principal amount of Loan Stock to the Investors in exchange for an aggregate consideration of L18,190,444.93. The Preference Shares are redeemable by Innovex Limited on or before March 31, 2004. The Loan Stock is repayable in four annual installments commencing March 31, 2000. A portion of the proceeds of this issuance was used by Innovex Limited to pay a cash dividend of L5.9 million to the Principal Shareholder and to make a special pension contribution of L1.5 million to the pension fund of Barrie S. Haigh.

     Upon the completion of these transactions, HSBC owned approximately 58% of the Preferred Shares, 43% of the Preference Shares and 11% of the Loan Stock. Lloyds owned 12% of the Preferred Shares, 11% of the Preference Shares and 11% of the Loan Stock. The remaining Preferred Shares, Preference Shares and Loan Stock were distributed among MSS Nominees Limited, General Accident Executor and Trustee Company Limited and The Venture Catalysts Limited. The Ordinary Shares of Innovex continued to be owned entirely by the Principal Shareholder (approximately 94%) and the Management Investors (approximately 6%).

     As part of the April Reorganization, a number of security interests in Innovex, some of which were in place prior to April 3, 1996, were created, released or reordered. As part of these arrangements, Innovex entered into a Composite Guarantee and Debenture, dated April 3, 1996 (the "Debenture"), pursuant to which it created a security interest in certain of its assets in favor of HSBC, as trustee for the holders of Loan Stock. In connection therewith, the holders of Loan Stock entered into an Intercreditor Agreement, also dated April 3, 1996, pursuant to which they agreed to subordinate their rights under the Debenture to Lloyds Bank, as creditor under the Credit Facility.

     As part of the Exchange, it is anticipated that Quintiles will purchase the Preference Shares and advance funds to Innovex in an amount sufficient to redeem the Loan Stock.

REGULATION

     The development, testing and marketing of new pharmaceutical products is highly regulated by government agencies in the United Kingdom, the United States, Europe and elsewhere. The purpose of such regulation is to ensure that only those products that have been proven safe and effective are made available to the public and are marketed in a manner that ensures that they are prescribed for the approved indication.

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

STAGES IN DRUG DEVELOPMENT

     Before a drug may be marketed in the United Kingdom, the United States or Europe, the drug must undergo extensive testing and regulatory review in order to determine that it is safe and effective. The stages of this development process are as follows:

          Pre-clinical Research (2 to 4 years). Laboratory and animal studies to establish the toxicity of the drug and to detect any potential to cause birth defects or cancer. If the results warrant continuing development of the drug, the manufacturer will file an investigational new drug application, upon which the applicable government agency may grant permission to begin human trials.

          Phase I Clinical Trials (6 months to 1 year). Basic safety and pharmacology testing in 100 to 200 healthy volunteers, including studies to determine how the drug works, how it is affected by other drugs, where it goes in the body, how long it remains active, and how it is broken down and eliminated from the body.

          Phase II Clinical Trials (1 to 2 years). Basic efficacy and dose-range testing in 10 to 100 volunteer patients to confirm that the drug works as expected, to help determine the most effective dose and to provide additional safety data.

          Phase III Clinical Trials (2 to 3 years). Efficacy and safety studies in hundreds or thousands of patients at many investigational sites (hospitals and clinics). Trials can be placebo-controlled, in which the drug is compared with a "sugar pill", or studies comparing the drug with one or more drugs with established safety and efficacy profiles in the same therapeutic category.

          Treatment Investigational New Drug (May span late Phase II, Phase III and Regulatory Review). When the results from Phase II or Phase III show special promise in the treatment of a serious condition for which existing therapeutic options are limited or of minimal value, regulatory authorities may allow the manufacturer to make the drug available to a larger number of patients. Although less scientifically rigorous than a controlled clinical trial, this procedure may enroll, and collect a substantial amount of data from, tens of thousands of patients.

          New Drug Application Preparation and Submission. Upon completion of Phase III trials, the sponsor assembles the statistically analyzed data from all phases of development into a new drug application. Although the size and complexity of new drug applications vary from country to country, they can comprise 100,000 pages or more, particularly in the United States.

          Review and Approval by Governmental Agencies (1 to 1.5 years). Regulatory authorities review data from all phases of development to confirm that the sponsor has complied with regulations and that the drug is safe and effective for the indication under study.

          Post-Marketing Surveillance and Phase IV Studies. Regulations frequently require the sponsor to collect and periodically report to regulatory authorities additional safety and efficacy data on the drug for as long as the manufacturer markets the drug (post-marketing surveillance). Additional studies (Phase IV) may be undertaken after initial approval to find new uses for the drug, to test new dosage formulations, or to confirm selected non-clinical benefits such as increased cost-effectiveness or improved quality of life.

REGULATION OF CONDUCT OF CLINICAL TRIALS

     Regulatory authorities have promulgated regulations and guidelines that pertain to applications to initiate trials of products, to the approval and conduct of studies, to report and record retention, to informed consent, to applications for the approval of drugs and to post-marketing requirements. Pursuant to these regulations, service providers that assume the obligations of a drug sponsor are required to comply with applicable regulations and are subject to regulatory action for failure to comply with such regulations. In the United Kingdom, the United States and Europe, the trend has been in the direction of increased regulation by the applicable regulatory authority. Innovex believes that many pharmaceutical companies do not have the staff and/or the available expertise to comply with all of the regulations and standards and that this has contributed and will continue to contribute to the growth of third-party service providers.

     The services provided by Innovex are ultimately subject to regulation by the Medicines Control Agency in the United Kingdom, by the Bundesinstitut fur Arzneimittel und Medizinprodukte in Germany, by the Food and Drug Administration in the United States, and by comparable agencies in other countries, although the level of applicable regulation in other countries is generally less comprehensive than regulation in the United Kingdom, Germany and the United States. In addition, Innovex's activities in Europe are affected by the Committee for Proprietary Medicinal Products of the European Union, and its successor, the European Medicines Evaluation Agency, which is based in London, England. Innovex is obligated to comply with regulations governing such activities as selecting qualified investigators, obtaining required forms from investigators, certifying that patient informed consent is obtained, monitoring the validity and accuracy of data, verifying drug accountability and instructing investigators to maintain records and reports. Innovex must also retain records for each study for specified periods for inspection by the study sponsor and by the applicable regulatory authority during audits. If such audits document that Innovex has failed to comply adequately with applicable regulations and guidelines, it could have a material adverse effect on Innovex. In addition, Innovex's failure to comply with applicable regulations and guidelines could result in termination of ongoing research or the disqualification of data, either of which could also have a material adverse effect on Innovex.

REGULATION OF SALES AND MARKETING SERVICES

     Innovex's sales and marketing services are subject to detailed and comprehensive regulation in each geographic market in which it operates. Such regulation relates, among other things, to the qualifications of sales representatives and the use of healthcare professionals in sales functions. For example, in the United Kingdom, Innovex complies with the ABPI Code of Practice for the Pharmaceutical Industry, which prescribes, among other things, an examination that must be passed by sales representatives within two years of their taking up employment, and which prevents the employment of healthcare professionals as sales representatives. Similar guidelines are in effect in other countries where Innovex offers sales and marketing services.

DEPENDENCE UPON AND EFFECT OF REGULATION

     Innovex's business has in part developed out of and depends upon comprehensive regulation of drug development and promotion. In each of the countries in which Innovex conducts a material amount of business (the United Kingdom, the United States and Germany) the trend has been toward continued or increased regulation. In the United Kingdom and Europe, relevant regulatory authorities are moving gradually toward the development of common standards for clinical testing of new drugs, leading to changes in the various requirements imposed by each country. In addition, drug prices in the United Kingdom are subject to stringent price controls imposed by the U.K. government, which can limit the return on investment from a pharmaceutical company's drugs. Changes in regulation, including the mandatory substitution of generic drugs for patented drugs, a relaxation of regulatory requirements or the introduction of simplified drug approval procedures, could materially and adversely affect the demand for the services offered by Innovex. In addition, failure on the part of Innovex to comply with applicable regulations could result in the termination of ongoing contract research, disease management or sales and marketing projects or the disqualification of data for submission to regulatory authorities, either of which could have a material adverse effect on Innovex.

POTENTIAL LIABILITIES AND INSURANCE

     Innovex's contract research services involve the testing of drugs on human volunteers pursuant to a study protocol. Clinical research involves a risk of liability for personal injury or death to patients from unforeseen side effects or improper administration of the study drug. Many of the study patients are at risk of further illness or death as a result of factors other than their participation in a trial. As a result, Innovex could potentially be liable for bodily injury, death, pain and suffering, loss of consortium, other personal injury claims and medical expenses arising in connection with the clinical trials it manages or monitors. To date, Innovex has not received any claims resulting from the testing of drugs.

     Innovex believes that the risk of liability to patients in clinical trials is mitigated by various regulatory requirements, including the role of institutional review boards and the need to obtain informed consent from patients. An institutional review board is an independent committee that includes both medical and non-medical personnel and is obliged to protect the interests of patients enrolled in the trial. In each country in which Innovex operates, regulatory authorities require each human clinical trial to be reviewed and approved by an institutional review board at each study site. After the trial begins, the institutional review board monitors the protocol and measures designed to protect patients, such as the requirement to obtain informed consent.

     To reduce its potential liability, Innovex's standard-form contracts contain indemnity provisions. These indemnities generally do not protect Innovex from its own negligence, breach of statutory duty or breach of contract. Moreover, these indemnities are contractual arrangements that are subject to negotiation with individual clients, and the terms and scope of such indemnities vary among clients and projects, although deviations from these indemnity provisions must be approved by a senior Innovex executive. Since the performance of these indemnities is not secured, Innovex bears the risk that an indemnifying party may not be able to fulfill its obligations. In addition, Innovex seeks to negotiate contractual provisions limiting its potential liability and to exclude all liability in respect of the drug or consequential damages. Moreover, Innovex maintains $10 million of errors and omissions insurance coverage. Innovex also, in some circumstances in the ordinary course of its business, agrees to indemnify its clients against liabilities arising from Innovex's negligence or breach of contract.

     Novex Pharma owns the product licenses for each of Fenopron(R), Haelan(R), and Vividrin(R) and, accordingly, is exposed to potential liabilities for death, personal injury or other damage caused by these products. Novex Pharma retains product liability insurance cover substantially in excess of its gross turnover from products owned by it, with a maximum recovery of approximately L1 million, with a maximum recovery of L250,000 for any one claim. Novex Pharma also maintains insurance cover against product recall liability to cover up to L1 million in annual turnover.

     Innovex believes that it is not exposed to any significant potential personal injury or other liability in respect of products marketed but not owned by it, as any such liability would generally be borne by the sponsor of the drug. Novex Pharma therefore does not maintain insurance for product liability claims or product recall liability in respect of such products when it acts as distributor. Agreements between Novex Pharma and a drug manufacturer typically contain provisions indemnifying Novex Pharma for losses arising out of such claims, although the performance by manufacturers of their obligations is not secured.

INTELLECTUAL PROPERTY

     Innovex has registered its trademark in the United Kingdom, the United States, Germany and in certain other European countries. Innovex also maintains various product licenses and trademarks in the United Kingdom relating to the Novex Pharma business, certain of which are delimited in scope. In addition, Innovex has developed certain computer software and related methodologies that it has sought to protect through a combination of contracts, copyrights and trade secrets. However, Innovex does not consider that the loss of exclusive rights to any of this software or methodology would be material to its business.

     Innovex believes that factors such as its ability to attract and retain highly-skilled professional and technical employees and its project management skills and experience are significantly more important to its business than are any intellectual property rights developed by it.

EMPLOYEES

     At June 30, 1996, Innovex had 2,944 employees, of whom 24 were physicians or pharmaceutical consultants, 114 held Ph.D.s, 435 held other scientific degrees and 264 were qualified nurses. Of Innovex's employees, 1,381, 1,056 and 376 were located in the United Kingdom, the United States and Germany, respectively, at that date.

FACILITIES

     Innovex leases most of its facilities, including its headquarters in Marlow, England, where it leases approximately 38,658 square feet under leases that mature in 2013. Other leased facilities include office space in Freiburg and Mannheim (Germany), Yardley (Pennsylvania), Parsippany (New Jersey), Lenexa (Kansas), Uppsala (Sweden), Rotterdam (The Netherlands), Paris (France), Milan (Italy) and Barcelona and Madrid (Spain). Innovex also owns Phase I clinics in Lenexa (Kansas) and Freiburg (Germany).

     Innovex believes that the space owned and leased by it is adequate for its current operations although it is currently investigating the expansion of its operations and consequent facility requirements. The terms of its leases generally reflect market rates in their respective geographic areas. The expiration dates of Innovex's leases are generally short-term except for the Phase I space leased in Freiburg (Germany) which runs until March 2049.

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

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF INNOVEX

     The following management's discussion and analysis should be read in conjunction with the Innovex Combined Financial Statements and the Selected Financial Data of Innovex, which appear elsewhere in this Proxy Statement. The Innovex Combined Financial Statements have been prepared in accordance with U.K. GAAP, which differ in certain material respects from U.S. GAAP. See Note 27 of Notes to the Innovex Combined Financial Statements for a summary of the principal differences between U.K. GAAP and U.S. GAAP as they relate to Innovex.

OVERVIEW

     Innovex is a leading international C.P.O., which provides a wide range of contract research and sales and marketing services to the pharmaceutical industry. Innovex focuses primarily on the period extending from two years before to two years after the receipt of marketing approval for a drug (the "peri-launch" period). This period of drug development attracts the highest level of expenditure and the most intense boardroom focus by drug sponsors. Innovex typically provides contract research services in the early peri-launch period and sales and marketing services thereafter. Founded in 1979, Innovex has experienced consistent growth since its inception, which has been particularly rapid over recent years.

     Innovex achieved net sales of L83.1 million, L51.8 million and L40.7 million in the 1996, 1995 and 1994 fiscal years, respectively, representing year-on-year increases of 60.6% and 27.0%. This trend of net sales growth has been experienced in all service areas and geographic markets in which Innovex operates, especially in the United States, where Innovex's net sales grew from L5.0 million in the 1994 fiscal year to L15.3 million in the 1996 fiscal year. Operating income was L3.7 million, L2.9 million and L2.7 million in the 1996, 1995 and 1994 fiscal years, respectively, representing year-on-year increases of 24.5% and 9.9%, and resulting in operating income as a percentage of net sales of 4.4%, 5.7% and 6.6%, respectively.

     This growth has been achieved both through organic expansion and through acquisitions. In 1993, Innovex acquired the Clinical Research Foundation group, a contract research organization with offices in Freiburg (Germany), Lenexa (Kansas) and London (England), from Boehringer Ingelheim. In 1994, Innovex acquired Galenus, a contract research organization based in Uppsala (Sweden). In 1996, Innovex acquired Eminent, a Spanish contract sales services organization based in Madrid and Barcelona (Spain). The acquisition of the Clinical Research Foundation group, which significantly increased the scale of Innovex's operations, enabled Innovex to operate as a full service C.P.O. in its main geographic markets. The Galenus acquisition established Innovex's operations in the Nordic region. The acquisition of Eminent forms part of Innovex's plan to extend and expand its sales and marketing services throughout Europe. Since 1993, Innovex has established operations in a number of European countries and expanded its U.S. operations. Innovex is headquartered in Marlow (England) and has offices in Barcelona (Spain), Freiburg (Germany), Lenexa (Kansas), Madrid (Spain), Mannheim (Germany), Milan (Italy), Paris (France), Parsippany (New Jersey), Rotterdam (The Netherlands), Uppsala (Sweden) and Yardley (Pennsylvania).

     Operating income for the 1996 fiscal year was affected by L1.5 million in non-recurring costs associated with the April Reorganization. In association with the April Reorganization, Innovex also paid a dividend of L5.9 million to the Principal Shareholder and made a special contribution of L1.5 million into the pension fund of Barrie S. Haigh. See "CERTAIN INFORMATION CONCERNING INNOVEX -- The Reorganization".

     Net sales represent the amounts (excluding value added or similar taxes) derived principally from the provision of services to clients. Innovex does not include pass through costs, such as investigators' fees, incurred on behalf of, and recharged directly to, clients as part of net sales. Net sales are recognized in Innovex's income statement on a percentage of completion basis. Generally, fees for larger clinical research projects are payable on the achievement of agreed milestones, while fees for other contract research projects and sales and marketing projects are typically priced on a days-worked basis.

     Innovex's quarterly and annual operating results have been and are expected to continue to be subject to periodic variations, as Innovex typically receives its highest volume of new orders in the second half of its fiscal year. Such variations also depend on factors such as the timing of the initiation, progress and completion of significant projects, contract terminations, exchange rate fluctuations, the timing of recruitment of staff to support increasing levels of activities, the opening of new offices, changes in the mix of services offered, start up costs incurred in connection with the introduction of new services and the number of working days in any period. Because a high percentage of Innovex's operating costs are relatively fixed in the short term, variations in the initiation, completion, termination or delay of contracts or progress of projects can cause quarterly operating results to vary materially.

     Innovex calculates its future contracted revenue monthly. Future contracted revenue consists of revenue to be earned in the future from projects where there is either a signed contract or a letter of intent under which work has commenced. At September 30, 1996, future contracted revenue was approximately L150 million, compared with approximately L100 million at June 30, 1996 and approximately L50 million at June 30, 1995. At March 31, 1996, future contracted revenue was approximately L100 million, or approximately 120% of Innovex's net sales in the 1996 fiscal year. Future contracted revenue as of any date, however, is not necessarily indicative of results for any given future period and is, and is expected to continue to be, subject to periodic variations. See "CERTAIN INFORMATION CONCERNING INNOVEX -- Future Contracted Revenue".

     Innovex's Combined Financial Statements are denominated in pounds sterling, and changes in the exchange rate between the pound sterling and other currencies (principally the U.S. dollar and the Deutschemark) will affect the translation of each subsidiary's financial results into pounds sterling for purposes of Innovex's consolidated financial results, and will also affect the pound sterling value of any amounts distributed to Innovex Limited by its subsidiaries. Such changes may also affect Innovex's balance sheet, and changes in assets and liabilities resulting from exchange-rate movements may result in foreign currency gains and losses being recorded. In the 1996, 1995 and 1994 fiscal years, Innovex had foreign currency gains/(losses) of L0.5 million, L(0.3) million and L0.2 million, respectively.

     Innovex conducts operations on an international basis and its results of operations may be affected by differential tax rates in the countries in which its earnings are recorded. Because Innovex's effective tax rate has depended and will continue to depend on the geographic distribution of its earnings among jurisdictions with varying tax rates, Innovex's results of operations will be affected by changes in the tax rates of the various jurisdictions within which it operates. In particular, as the geographic mix of Innovex's results of operations among various tax jurisdictions changes, its effective tax rate may vary significantly from period to period. See Note 8 of Notes to the Innovex Combined Financial Statements.

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, certain income statement data and operating data as a percentage of net sales. Net sales exclude pass through costs, which are costs, such as investigators' fees, incurred on behalf of, and recharged directly to, clients. See Note 1 of Notes to the Innovex Combined Financial Statements.

                                                                                    THREE MONTHS
                                                                                        ENDED
                                                       YEAR ENDED MARCH 31,           JUNE 30,
                                                     -------------------------     ---------------
                                                     1994      1995      1996      1995      1996
                                                     -----     -----     -----     -----     -----
                                                           (%, EXCEPT NUMBERS OF EMPLOYEES)
INCOME STATEMENT DATA
Contract research..................................   45.9      40.4      37.4      40.7      33.5
Sales and marketing................................   54.1      59.6      62.6      59.3      66.5
                                                     -----     -----     -----     -----     -----
Net sales(1).......................................  100.0     100.0     100.0     100.0     100.0
Cost of finished goods sold........................   (7.0)     (3.4)     (2.5)     (3.0)     (1.0)
Personnel costs....................................  (52.8)    (57.8)    (60.2)    (61.5)    (63.4)
Depreciation and amortization......................   (6.4)     (6.3)     (6.2)     (6.3)     (5.1)
Other operating expenses(2)........................  (27.2)    (26.8)    (23.0)    (26.0)    (23.2)
Non-recurring costs relating to
  reorganization(3)................................     --        --      (1.9)       --        --
Special pension contribution(4)....................     --        --      (1.8)       --        --
                                                     -----     -----     -----     -----     -----
Operating Income...................................    6.6       5.7       4.4       3.2       7.3
OPERATING DATA
Average number of employees........................    904     1,172     1,942     1,497     2,868

---------------

(1) Net sales and operating income for the 1994 fiscal year include approximately L10.7 million and L0.4 million of net sales and operating income, respectively, attributable to businesses acquired during the year, principally the Clinical Research Foundation group.
(2) Other operating expenses primarily include marketing and business development costs, office running costs and motor vehicle and other travel expenditure.
(3) Non-recurring costs relating to reorganization are costs incurred in connection with the April Reorganization.
(4) Special pension contribution represents a special contribution to the pension fund of Barrie S. Haigh paid in association with the April Reorganization.

     The following table sets forth, for the periods indicated, net sales data by location of client:

                                             YEAR ENDED MARCH 31,                     THREE MONTHS ENDED JUNE 30,
                              --------------------------------------------------    --------------------------------
                                   1994              1995              1996              1995              1996
                              --------------    --------------    --------------    --------------    --------------
                               (L)      (%)      (L)      (%)      (L)      (%)      (L)      (%)      (L)      (%)
                                                        (IN THOUSANDS, EXCEPT PERCENTAGES)
United Kingdom..............  26,960    66.2    31,265    60.4    44.304    53.3     9,438    59.6    14,821    44.2
United States...............   6,258    15.3     7,160    13.8    16,286    19.6     2,247    14.2    11,494    34.3
Germany.....................   5,140    12.6     7,350    14.2    11,341    13.6     2,941    18.6     4,581    13.7
Rest of Europe..............   2,386     5.9     5,983    11.6    11,175    13.5     1,216     7.6     2,609     7.8
                              ------   -----    ------   -----    ------   -----    ------   -----    ------   -----
         Total..............  40,744   100.0%   51,758   100.0%   83,106   100.0%   15,842   100.0%   33,505   100.0%
                              ======   =====    ======   =====    ======   =====    ======   =====    ======   =====

  Results of operations for the three-month periods ended June 30, 1996 and 1995

     Net Sales. Net sales were L33.5 million in the first quarter of the 1997 fiscal year, compared with L15.8 million in the first quarter of the 1996 fiscal year, representing an increase of 111.5%. The increase resulted from increased net sales for each of contract research and sales and marketing services and from increased net sales to clients located in each of Innovex's three main markets, the United Kingdom, the United States and Germany, as well as in the rest of Europe. Innovex's three largest clients accounted for 18.3%, 12.7% and

11.5% of net sales in the first quarter of the 1997 fiscal year; the same clients accounted for 6.2%, 4.7% and 8.0% of net sales in the first quarter of the 1996 fiscal year, respectively.

     Contract research services generated net sales of L11.2 million in the first quarter of the 1997 fiscal year, compared with L6.4 million in the first quarter of the 1996 fiscal year, representing an increase of 74.3%. The increase was primarily due to higher levels of net sales from international clinical projects, which increased from L0.8 million to L4.4 million. Innovex believes that this increase reflects the trend toward greater outsourcing of clinical research projects undertaken to pursue regulatory approvals in multiple jurisdictions simultaneously.

     Sales and marketing services generated net sales of L22.3 million in the first quarter of the 1997 fiscal year, compared with L9.4 million in the first quarter of the 1996 fiscal year, representing an increase of 137.1%. The increase was primarily due to growth in net sales in the United States, where net sales from contract sales projects increased from L0.1 million to L8.1 million, as well as continued growth in the United Kingdom and Germany. The increase in total net sales from sales and marketing services in the U.S. reflected the significant contract sales projects won by Innovex in the United States following introduction of such services in that market.

     Cost of Finished Goods Sold. Cost of finished goods sold represents the purchase price and distribution and related costs of pharmaceutical products supplied by Novex Pharma. Cost of finished goods sold was L0.4 million in the first quarter of the 1997 fiscal year, compared with L0.5 million in the first quarter of the 1996 fiscal year, representing a decrease of 30.1%. The level of these costs in any fiscal period is generally proportional to the sales of drugs by Novex Pharma in that period.

     Personnel Costs. Personnel costs, the largest component of operating expenses, were L21.2 million in the first quarter of the 1997 fiscal year, compared with L9.7 million in the first quarter of the 1996 fiscal year, representing an increase of 117.8%. As a percentage of net sales, personnel costs were 63.3% in the first quarter of the 1997 fiscal year and 61.5% in the first quarter of the 1996 fiscal year. The increase was primarily attributable to the increasing proportion of net sales from sales and marketing services, which tend to be more labor-intensive than contract research services. Personnel costs in the first quarter of the 1996 fiscal year include L0.1 million of start up costs.

     Depreciation and Amortization. Depreciation and amortization amounted to L1.7 million in the first quarter of the 1997 fiscal year, compared with L1.0 million in the first quarter of the 1996 fiscal year, representing an increase of 71.8%. As a percentage of net sales, depreciation and amortization amounted to 5.1% in the first quarter of the 1997 fiscal year and 6.3% in the first quarter of the 1996 fiscal year. The increase in the level of depreciation and amortization was primarily due to the increase in the size of Innovex's motor vehicle fleet in the United Kingdom, which accompanied the increase in the number of employees, to investment in information technology, and to increased amortization of license rights for new products acquired by Novex Pharma.

     Other Operating Expenses. Other operating expenses primarily include marketing and business development costs, office running costs and motor vehicle and other travel expenditure. Other operating expenses were L7.8 million in the first quarter of the 1997 fiscal year, compared with L4.1 million in the first quarter of the 1996 fiscal year, representing an increase of 88.4%. As a percentage of net sales, other operating expenses were 23.2% in the first quarter of the 1997 fiscal year and 26.0% in the first quarter of the 1996 fiscal year. The reduction in other operating expenses as a percentage of net sales principally reflects higher levels of net sales, the effects of changes in the sales mix, economies of scale and systems and process improvements.

     Operating Income. Operating income was L2.4 million in the first quarter of the 1997 fiscal year, compared with L0.5 million in the first quarter of the 1996 fiscal year. As a percentage of net sales, total operating income was 7.3% in the first quarter of the 1997 fiscal year, compared with 3.2% in the first quarter of the 1996 fiscal year. The increase in the level of operating income as a percentage of net sales principally reflects higher levels of net sales, the effects of changes in the sales mix, economies of scale and systems and process improvements. Innovex's operating income for an interim period is not necessarily indicative of full-year results. Operating results have been subject to periodic variations as Innovex typically receives its highest volume of new orders in the second half of its fiscal year while operating costs tend to be relatively fixed in the short term. See "-- Overview".

     Other Income and Expenses. Other income and expenses comprise financial income and expenses. Net financial expenses were L0.8 million in the first quarter of the 1997 fiscal year, compared with L0.5 million in the first quarter of the 1996 fiscal year, representing an increase of 40.0%. As a percentage of net sales, net financial expenses were 2.3% in the first quarter of the 1997 fiscal year and 3.4% in the first quarter of the 1996 fiscal year. The increase was primarily due to additional net financial expenses of L0.3 million on debt incurred in connection with the April Reorganization.

     Income Taxes. Income taxes were L0.7 million in the first quarter of the 1997 fiscal year, compared with L0.13 million in the first quarter of the 1996 fiscal year. As a percentage of net sales, income taxes were 1.8% in the first quarter of the 1997 fiscal year and 0.2% in the first quarter of the 1996 fiscal year. The increase was primarily due to the increase in operating income. Innovex's effective tax rate was 36.7% in the first quarter of the 1997 fiscal year. This relatively low effective tax rate reflected the partial utilization of overseas losses available for offset against income earned by Innovex's overseas companies.

     Net Income/(Loss). Net income was L0.9 million in the first quarter of the 1997 fiscal year, compared with a net loss of L0.1 million in the first quarter of the 1996 fiscal year. As a percentage of net sales, net income was 2.6% in the first quarter of the 1997 fiscal year. The increase was due primarily to the increase in operating income, which more than offset increased income taxes and the non-equity interest dividend on the Preference Shares of L0.2 million. Excluding the non-equity interest dividend, net income would have been L1.1 million, or 3.1% of net sales.

     U.K. GAAP and U.S. GAAP Reconciliation. Estimated net income on a U.S. GAAP basis was L0.7 million in the first quarter of the 1997 fiscal year, compared with a net loss of L0.1 million in the first quarter of the 1996 fiscal year. The differences in net income as reported under U.K. GAAP compared with estimated net income under U.S. GAAP for the first quarter of the 1997 and 1996 fiscal years principally relate to the accrual of vacation pay that is required under U.S. GAAP but not under U.K. GAAP. The effects of this item more than offset the favorable adjustments that would be made under U.S. GAAP with respect to the income tax effects of U.S. GAAP adjustments.

 Results of operations for the fiscal years ended March 31, 1996, 1995 and 1994

     Net Sales. Net sales were L83.1 million in the 1996 fiscal year, L51.8 million in the 1995 fiscal year and L40.7 million in the 1994 fiscal year, representing year-on-year increases of 60.6% and 27.0%. The increase in net sales in the 1996 and 1995 fiscal years resulted from increased net sales for each of contract research and sales and marketing services and from increased net sales to clients located in each of Innovex's three main markets, the United Kingdom, the United States and Germany, as well as in the rest of Europe. Innovex's two largest clients accounted for 11.5% and 11.4% of net sales in the 1996 fiscal year; the same clients accounted for 9.6% and 6.1% of net sales in the 1995 fiscal year and 8.1% and 3.4% of net sales in the 1994 fiscal year. Innovex's contracts are entered into with different divisions and national operations within each client company and usually involve different decision makers. For example, in the 1996 fiscal year, Innovex's net sales from its top four clients were derived from more than 50 distinct projects spanning a wide range of business and service areas. Approximately L10.7 million of net sales for the 1994 fiscal year were attributable to businesses acquired during the year, principally the Clinical Research Foundation group. Acquisitions have been accounted for under the purchase method, with the results of operations of the Clinical Research Foundation group included in Innovex's results from April 1, 1993.

     Contract research services generated net sales of L31.1 million in the 1996 fiscal year, L20.9 million in the 1995 fiscal year and L18.7 million in the 1994 fiscal year, representing year-on-year increases of 48.8% and 11.8%. The increase in the 1996 fiscal year was primarily due to higher levels of net sales, particularly from international clinical projects and from national clinical projects in the United States. The increase in the 1995 fiscal year was primarily due to higher levels of net sales in Germany and the United States, as well as to the expansion of Innovex's contract research services in the Nordic region. However, the overall rate of increase was affected by the completion at the end of the 1994 fiscal year of a large, late-phase clinical trial conducted in the United Kingdom.

     Sales and marketing services, Innovex's largest service area, generated net sales of L52.0 million in the 1996 fiscal year, L30.9 million in the 1995 fiscal year and L22.0 million in the 1994 fiscal year, representing year-on-year increases of 68.3% and 40.5%. The increase in total net sales of sales and marketing services in the 1996 fiscal year reflected the significant contract sales projects won by Innovex in the United States since the introduction of such services in that market in the 1995 fiscal year. The increase in the 1994 fiscal year reflected higher levels of contract sales activity in the United Kingdom and the establishment by Innovex of a significant contract sales services business in Germany, as well as the launch of Innovex's contract sales services in The Netherlands. These figures include net sales of disease management services, which generated L9.1 million of net sales (11.0% of total net sales) in the 1996 fiscal year, L4.7 million of net sales (9.0% of total net sales) in the 1995 fiscal year and L2.9 million of net sales (7.2% of total net sales) in the 1994 fiscal year. These figures also include net sales attributable to Novex Pharma, which generated L4.2 million of net sales (5.1% of total net sales) in the 1996 fiscal year, L4.2 million of net sales (8.1% of total net sales) in the 1995 fiscal year and L4.9 million of net sales (12.0% of total net sales) in the 1994 fiscal year.

     Cost of Finished Goods Sold. Cost of finished goods sold represents the purchase price and distribution and related costs of pharmaceutical products supplied by Novex Pharma. Cost of finished goods sold was L2.0 million in the 1996 fiscal year, L1.8 million in the 1995 fiscal year and L2.8 million in the 1994 fiscal year, representing a year-on-year increase of 16.1% and a year-on-year decrease of 38.3%. As a percentage of total net sales, cost of finished goods sold was 2.5% in the 1996 fiscal year, 3.4% in the 1995 fiscal year and 7.1% in the 1994 fiscal year. The level of these costs in any fiscal year is generally proportional to the sales of drugs by Novex Pharma in that fiscal year. As a percentage of Novex Pharma's net sales, cost of finished goods sold was 47.6%, 42.9% and 59.2% in the 1996, 1995 and 1994 fiscal years, respectively.

     Personnel Costs. Personnel costs, the largest component of operating expenses, were L50.1 million in the 1996 fiscal year, L29.9 million in the 1995 fiscal year and L21.5 million in the 1994 fiscal year, representing year-on-year increases of 67.2% and 39.2%. As a percentage of net sales, personnel costs were 60.2% in the 1996 fiscal year, 57.8% in the 1995 fiscal year and 52.8% in the 1994 fiscal year. The increases in personnel costs in the 1996 and 1995 fiscal years reflected increases in the average number of employees from 904 in the 1994 fiscal year and 1,172 in the 1995 fiscal year to 1,942 in the 1996 fiscal year. The increase in personnel costs as a percentage of net sales over the three-year period under review is attributable to the increasing proportion of net sales from sales and marketing services, which tend to be more labor-intensive than contract research services. Personnel costs in the 1996, 1995 and 1994 fiscal years include L0.3 million, L0.6 million and L0.2 million, respectively, of start up costs. See "-- Overview" and Note 4 of Notes to the Innovex Combined Financial Statements.

     Depreciation and Amortization. Depreciation and amortization amounted to L5.2 million in the 1996 fiscal year, L3.3 million in the 1995 fiscal year and L2.6 million in the 1994 fiscal year, representing year-on-year increases of 58.8% and 25.6%. As a percentage of net sales, depreciation and amortization amounted to 6.2% in the 1996 fiscal year, 6.3% in the 1995 fiscal year and 6.4% in the 1994 fiscal year. The increases in the levels of depreciation and amortization in the 1996 and 1995 fiscal years were primarily due to increases in the size of Innovex's motor vehicle fleet in the United Kingdom, which accompanied the increase in the number of employees, and to investment in information technology. The increase in the 1996 fiscal year was also affected by increased amortization of license rights for new products acquired by Novex Pharma. See Note 11 of Notes to the Innovex Combined Financial Statements.

     Other Operating Expenses. Other operating expenses primarily include marketing and business development costs, office running costs and motor vehicle and other travel expenditure. Other operating expenses were L19.1 million in the 1996 fiscal year, L13.9 million in the 1995 fiscal year and L11.1 million in the 1994 fiscal year, representing year-on-year increases of 38.1% and 24.8%. The increases in other operating expenses were primarily due to higher levels of business activity in the 1996 and 1995 fiscal years compared with the respective previous fiscal years. As a percentage of net sales, other operating expenses were 23.0% in the 1996 fiscal year, 26.8% in the 1995 fiscal year and 27.2% in the 1994 fiscal year. The reduction in other operating expenses as a percentage of net sales principally reflects higher levels of net sales, the effects of changes in the sales mix, economies of scale and systems and process improvements. Other operating expenses in the 1995 fiscal year include L0.7 million incurred in connection with the launch of Innovex's sales and marketing services in the United States and of its contract research services in Italy and France. See Note 4 of Notes to the Innovex Combined Financial Statements.

     Operating Income. Operating income was L3.7 million in the 1996 fiscal year, L2.9 million in the 1995 fiscal year and L2.7 million in the 1994 fiscal year, representing year-on-year increases of 24.5% and 9.9%. Operating income for the 1996 fiscal year was affected by non-recurring costs amounting to L3.0 million. See "-- Overview". Excluding these costs, operating income would have been L6.7 million in the 1996 fiscal year and L2.9 million in the 1995 fiscal year, representing a year-on-year increase of 127.5%. As a percentage of net sales, operating income (excluding such non-recurring costs) was 8.1% in the 1996 fiscal year, 5.7% in the 1995 fiscal year and 6.6% in the 1994 fiscal year. The increase in the levels of operating income in the 1995 and 1996 fiscal years was primarily the result of increased net sales in those years, which more than offset the effects of the aforementioned non-recurring costs. The decrease in operating income as a percentage of net sales in the 1995 fiscal year primarily reflected the L1.3 million of start up costs incurred by Innovex in the 1995 fiscal year in connection with the launch of its sales and marketing services in the United States and of its contract research services in Italy and France. See "-- Personnel Costs" and "-- Other Operating Expenses". Approximately L0.4 million of operating income for the 1994 fiscal year was attributable to business acquired during the year, principally the acquisition of the Clinical Research Foundation group.

     Other Income and Expenses. Other income and expenses primarily comprise financial expenses and also include gains and write-downs in respect of fixed assets. Net financial expenses were L1.9 million in the 1996 fiscal year, L1.1 million in the 1995 fiscal year and L1.7 million in the 1994 fiscal year, representing a year-on-year increase of 73.3% and a decrease of 35.4%. As a percentage of net sales, net financial expenses were 2.2% in the 1996 fiscal year, 2.1% in the 1995 fiscal year and 4.1% in the 1994 fiscal year. The increase in the level of net financial expenses in the 1996 fiscal year was due to an increase in finance charges in respect of deep discount bonds (from L0.8 million in the 1995 fiscal year to L1.2 million in the 1996 fiscal year). The increase in finance charges in respect of deep discount bonds reflects the accrual of the discount on an actual basis commencing April 1, 1995, the first date on which the deep discount bonds could have been redeemed by Innovex without penalty. See Note 6 of Notes to the Innovex Combined Financial Statements. Other income and expenses in the 1995 fiscal year also reflected a L0.3 million gain from the sale of fixed assets attributable to the sale by Novex Pharma of the Mintec trademark and the sale by Innovex of its former headquarters. See Note 5 of Notes to the Innovex Combined Financial Statements. Other income and expenses in the 1994 fiscal year also reflected a L0.5 million write-down in the fair value of the same property in that year as a result of a permanent impairment of its value. See Note 12 of Notes to the Innovex Combined Financial Statements.

     Income Taxes. Income taxes were L0.7 million in the 1996 fiscal year, L0.5 million in the 1995 fiscal year and L0.8 million in the 1994 fiscal year. The increase in income taxes in the 1996 fiscal year compared with the 1995 fiscal year resulted from deferred taxes payable in Germany in respect of utilization of losses available for offset against taxable income. The decrease in the amount of income taxes in the 1995 fiscal year compared with the 1994 fiscal year was primarily due to a reduction in the amount of deferred taxes payable in the United Kingdom, the effect of which more than offset an increase in the amount of current taxes payable in other countries. Innovex's effective tax rate was 41.3%, 28.8% and 78.9%, respectively, in the 1996, 1995 and 1994 fiscal years. The relatively high level of Innovex's effective tax rate in the 1996 fiscal year reflected the lack of tax relief on some of the non-recurring costs relating to reorganization. The relatively low level of Innovex's effective tax rate in the 1995 fiscal year reflected a roll-over of the gain arising on the sale of the Mintec trademark. In addition, for tax purposes Innovex recognized a capital loss on the sale of its former headquarters, as opposed to the gain on disposal reflected in the financial statements for that year. The relatively high level of Innovex's effective tax rate in the 1994 fiscal year reflected corporation tax on a high level of U.K.-based income before income taxes without any recognition of deferred tax on overseas losses available for offset against income earned by Innovex's overseas companies. See Note 8 of Notes to the Innovex Combined Financial Statements.

     Net Income. Net income was L1.1 million in the 1996 fiscal year, L1.3 million in the 1995 fiscal year and L0.2 million in the 1994 fiscal year. As a percentage of net sales, net income was 1.3% in the 1996 fiscal year, 2.6% in the 1995 fiscal year and 0.5% in the 1994 fiscal year. The decrease in the level of net income in the 1996 fiscal year compared with the 1995 fiscal year was due to the L3.0 million of non-recurring costs incurred in the year. See
"-- Overview". Excluding these costs, net income would have been L3.2 million, or 3.8% of net sales, in the 1996 fiscal year. The increase in net income for the 1995 fiscal year compared with the 1994 fiscal year primarily reflected increased levels of net sales.

     U.K. GAAP and U.S. GAAP Reconciliation. Estimated net income on a U.S. GAAP basis was L0.5 million and L1.2 million for the 1996 fiscal year and the 1995 fiscal year, respectively, compared with L1.1 million and L1.3 million under U.K. GAAP for those years. The differences in the 1996 and 1995 fiscal years net income as reported under U.K. GAAP compared with estimated net income under U.S. GAAP principally relate to a deferred tax charge arising on tax losses set off against taxable income in Germany, and to the accrual of vacation pay that is required under U.S. GAAP but not under U.K. GAAP. The effects of these items more than offset the favorable adjustments that would be made under U.S. GAAP with respect to the amortization of goodwill and, in the 1996 fiscal year, finance costs in respect of deep discount bonds. For a discussion of the differences between U.K. GAAP and U.S. GAAP as they relate to Innovex, see Note 27 of Notes to the Innovex Combined Financial Statements.

LIQUIDITY AND CAPITAL RESOURCES

     Innovex's cash flows in each of the 1996, 1995 and 1994 fiscal years are summarized in the following table:

                                                                               THREE MONTHS
                                                  YEAR ENDED MARCH 31,        ENDED JUNE 30,
                                               ---------------------------   -----------------
                                                1994      1995      1996      1995      1996
                                               -------   -------   -------   -------   -------
                                                               (IN THOUSANDS)
    Net cash provided by/(used in) operating
      activities.............................  L 6,264   L 5,335   L16,611   L 2,032   L (4363)
    Net cash used in return on investments
      and servicing of finance...............     (475)     (710)   (6,863)     (482)     (605)
    Total tax paid...........................     (578)     (522)     (498)      (15)   (1,475)
    Net cash used in investing activities....   (6,534)   (2,118)   (4,554)   (1,880)   (2,537)
    Net cash provided by/(used in) financing
      activities.............................    3,436    (1,900)   (5,356)   (1,882)    9,602
                                               -------   -------   -------   -------   -------
    Net increase/(decrease) in cash and cash
      equivalents............................  L 2,113   L    85   L  (660)  L(2,227)  L   622
                                               =======   =======   =======   =======   =======

     Net cash provided/(used in) operating activities was L(4.4) million in the first quarter of the 1997 fiscal year and L2.0 million in the first quarter of the 1996 fiscal year. Operating cash flow in the first quarter of the 1997 fiscal year was affected by the L1.5 million paid as a special contribution to the pension fund of Barrie S. Haigh and L0.4 million of expenses incurred in association with the April Reorganization. Operating cash flow in the first quarter of the 1997 fiscal year also reflected increased net working capital in the quarter. Net cash provided by operating activities was L16.6 million, L5.3 million and L6.3 million in the 1996, 1995 and 1994 fiscal years, respectively. Increased operating cash flow in 1996 was primarily due to improved cash management, increased net sales and improved operating margins. By requiring the payment of a portion of fees in advance, establishing regular contractual billing milestones and keeping payment periods short, Innovex seeks to ensure that projects are cash-flow neutral or positive at all stages. Innovex manages its cash by monitoring net working capital and cash balances on both aggregate and project-by-project bases. Net working capital is defined as the sum of (i) finished goods and goods for resale, (ii) net trade accounts receivable and
(iii) unbilled accounts receivable, less (i) accounts payable and (ii) advance payments received. Net working capital at March 31, 1996, was L2.1 million, equivalent to nine days' net sales outstanding, compared with L3.8 million and 27 days' net sales at March 31, 1995. Net working capital at

June 30, 1996 and 1995 was L7.2 million and L6.1 million, equivalent to 20 days' and 35 days', respectively. Accounts receivable, net of the allowance for doubtful amounts, were L12.8 million at March 31, 1996, equivalent to 36 days' net sales outstanding, and L8.1 million at March 31, 1995, equivalent to 37 days' net sales. At June 30, 1996 and 1995, accounts receivable were L19.7 million and L8.7 million, equivalent to 44 days' net sales and 42 days' net sales, respectively.

     Innovex's principal cash needs are the payment of salaries, office rents and travel expenses. Innovex has historically funded these expenditures from operations. Innovex has financed acquisitions principally from the proceeds from the issue of deep discount bonds and private placements of shares and from operations.

     Total tax paid of L1.5 million in the first quarter of the 1997 fiscal year related to advance corporation tax in respect of the L5.9 million dividend paid to the Principal Shareholder in association with the April Reorganization.

     Net cash used in investing activities was L2.5 million in the first quarter of the 1997 fiscal year and L1.9 million in the first quarter of the 1996 fiscal year. The L2.5 million in the first quarter of the 1997 fiscal year included L1.6 million cash consideration paid in connection with the April Reorganization. The L1.9 million in the first quarter of the 1996 fiscal year reflected the payment of deferred consideration of L3.1 million and the receipt of proceeds of L1.3 million relating to the sale of Innovex's former headquarters. See "-- Results of Operations for the three-month periods ended June 30, 1996 and 1995 -- Depreciation and Amortization". Net cash used in investing activities totalled L4.6 million, L2.1 million and L6.5 million in the 1996, 1995 and 1994 fiscal years, respectively. The 1994 fiscal year investments include the cash used to purchase the Clinical Research Foundation group, in respect of which a further L3.5 million was paid in the 1996 fiscal year. At March 31, 1996, further deferred consideration of up to L5.0 million remained payable.

     Innovex made investments in fixed assets of L7.9 million, L5.4 million and L4.5 million in the 1996, 1995 and 1994 fiscal years, respectively. These figures included payments of L4.2 million, L1.8 million and L1.8 million, respectively, relating to the purchase of vehicles under capital leases, included in repayment of long-term obligations. Investments in other fixed assets principally comprise investments in information technology. See Combined Statements of Cash Flows. Innovex expects to make cash investments in fixed assets amounting to approximately L17.7 million in the 1997 fiscal year.

     Net cash provided by/(used in) financing activities was L9.6 million in the first quarter of the 1997 fiscal year and L(1.9) million in the first quarter of the 1996 fiscal year. The L9.6 million in the first quarter of the 1997 fiscal year included proceeds of L11.0 million from the issue of the Preference Shares as part of the April Reorganization. The L(1.9) million in the first quarter of the 1996 fiscal year included a L1.1 million repayment of a mortgage on Innovex's former headquarters. Net cash provided by/(used in) financing activities totalled L(5.4) million, L(1.9) million and L3.4 million in the 1996, 1995 and 1994 fiscal years, respectively. These figures include amounts paid under capital leases referred to above. The 1994 figure reflects proceeds from the issue of deep discount bonds as part of the 1994 restructuring effected in connection with the acquisition of the Clinical Research Foundation group.

     Innovex has a Facilities Agreement, dated April 3, 1996 (the "Credit Facility") with Lloyds Bank PLC ("Lloyds Bank"), which provides for a L15.0 million secured guarantee and term loan facility. The Credit Facility also provides for a L2.0 million cash-backed guarantee facility, pursuant to which cash-backed guarantees, guarantees or term loans may be issued by Lloyds Bank to or on behalf of Innovex. Term loans under the Credit Facility may be granted only upon the calling of guarantees previously issued thereunder. There were L2.0 million of cash-backed guarantees and L15.0 million of guarantees outstanding under the Credit Facility at June 30, 1996, each guaranteeing amounts payable under the Loan Notes issued in the April Reorganization. There were no term loans outstanding under the Credit Facility at June 30, 1996. Cash-backed guarantees outstanding under the Credit Facility are collateralized by L2.0 million in interest bearing cash-deposits with Lloyds Bank, which are reflected as cash and cash equivalents on the Innovex Interim Financial Statements. Innovex may not draw on these deposits while the cash-backed guarantees are outstanding. In the period from October 7 to October 10, 1996 the Loan Notes guaranteed by Lloyds Bank were redeemed using the L2.0 million cash deposit with Lloyds Bank and by utilizing the L15.0 million term loan facility. Guarantees and loans outstanding under the Credit Facility are collateralized by a fixed and floating charge on Innovex's U.K. assets, by charges over Innovex's accounts receivable in the United States and Germany, and by charges over Innovex's land in Germany and freehold property in the United States. Guarantees outstanding under the Credit Facility bear a commission of 1.625% per annum plus an amount in respect of certain associated costs. Term loans under the Credit Facility bear interest at the rate of 1.625% per annum over LIBOR, plus an amount in respect of certain associated costs. However, Innovex has entered into interest rate swap arrangements effectively fixing the interest rate on such loans at 9.225% per annum over their term. The Credit Facility contains financial covenants relating to Innovex's ratio of indebtedness to consolidated net worth (each as defined therein) and to interest cover.

     Innovex also has an Overdraft Facility, also dated April 3, 1996 (the "Overdraft Facility") with Lloyds Bank. The Overdraft Facility provides an on-demand multi-currency overdraft facility of up to L3.0 million (or its equivalent in other currencies) on a net basis and up to L5.0 million (or its equivalent in other currencies) on a gross basis. Amounts outstanding under the Overdraft Facility are collateralized in the same manner as guarantees and term loans under the Credit Facility. At June 30, 1996, Innovex had no outstanding borrowings under the Overdraft Facility of L1.2 million and a cash balance of L4.9 million. Borrowings outstanding under the Overdraft Facility that are denominated in pounds sterling bear interest at the rate of 1.5% over the published base rate of Lloyds Bank from time to time. Borrowings in currencies other than the pound sterling bear interest at the rate of 1.5% over Lloyds Bank's short-term offered rate from time to time for such currency. The weighted average interest rate on amounts outstanding under the Overdraft Facility was 7.43% for the first quarter of the 1997 fiscal year. Borrowings under the Overdraft Facility are repayable on demand.

     As part of the April Reorganization, Innovex raised L11.0 million through the issuance of the Preference Shares. Innovex used L5.9 million of this amount to finance a dividend to the Principal Shareholder and an additional L1.5 million to pay a special contribution to the pension fund of Barrie S. Haigh, both in association with the April Reorganization. An additional L2.0 million was deposited with Lloyds Bank as security for Lloyds Bank's guarantee of Innovex's obligations under the Loan Notes and approximately L1.6 million was utilized as cash consideration for the purchase of the ordinary shares of Innovex Holdings Limited. See "-- Certain Transactions".

INFLATION

     Innovex believes the effects of inflation, at current levels, generally do not have a material impact on Innovex's operations or financial condition.

IMPACT OF ACCOUNTING STANDARDS

     In March 1995, the U.S. Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of" ("SFAS No. 121"). This statement establishes accounting standards for the impairment of long-lived assets, and for long-lived assets and certain intangibles to be disposed of. Innovex is required to first comply with the requirements of SFAS No. 121 in its 1997 Combined Financial Statements. Innovex believes that the implementation of this statement will not have a material impact on its financial position or results of operations.

     Also during 1995, the FASB issued Statements of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), which is a standard that provides an election with respect to accounting for employee share options and also requires certain additional pro forma disclosures. The adoption of SFAS No. 123 is not expected to have a significant impact on Innovex.

                                  PROPOSAL TWO

                AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED
              ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF
                       SHARES OF AUTHORIZED COMMON STOCK

     Under Quintiles' Articles of Incorporation, Quintiles is authorized to issue up to 50,000,000 shares of Common Stock. On October 24, 1996, the Board of Directors approved an Amendment to Quintiles' Articles of Incorporation that increases this maximum number of authorized shares of Common Stock by 50,000,000 shares to a total of 200,000,000 shares, subject to approval by the shareholders of Quintiles. If the shareholders do not approve the Amendment, then the number of authorized shares of Quintiles' Common Stock will remain at 50,000,000.

     The purpose of the proposed Amendment is to provide sufficient shares for corporate purposes, including possible future acquisitions, benefit plans, recapitalizations, stock splits and other corporate purposes, although no such use currently is planned. Once authorized, the additional shares of Common Stock may be issued by the Board of Directors without further action by the shareholders, unless such action is required by law or applicable stock exchange requirements. Accordingly, this solicitation may be the only opportunity for the shareholders to take action in connection with such acquisitions, benefit plans, recapitalizations and other corporate actions. As of October 24, 1996,
       shares of Common Stock were issued and outstanding,        shares were
reserved for issuance upon conversion of Quintiles' 4.25% Convertible Subordinated Notes due 2000, 1,951,027 shares of Common Stock were reserved for issuance in the BRI Merger, 10,000,000 shares of Common Stock were reserved for
issuance in the Exchange and approximately        shares were reserved for
issuance under Quintiles' stock option plans. Thus, of the 50,000,000 shares of
Common Stock currently authorized, approximately        shares would be unissued
and unreserved if the Amendment is not approved.

     The resolution to be considered by the shareholders at the meeting reads as follows:

          "RESOLVED, that Article IV of the Amended and Restated Articles of Incorporation of Quintiles Transnational Corp. should be amended and restated to read in full as follows:

             Section 4.1. Total Number of Shares of Stock. The total number of shares of capital stock of all classes that the Corporation shall have the authority to issue is 225,000,000 shares. The authorized capital stock is divided into 25,000,000 shares of preferred stock, having $.01 par value (the "Preferred Stock"), and 200,000,000 shares of common stock, having $.01 par value (the "Common Stock").

          FURTHER RESOLVED, that the proper officers of Quintiles Transnational Corp. are hereby authorized and directed, after shareholder approval of the proposed amendment, to execute, under its corporate seal, Articles of Amendment to the Articles of Incorporation and to file such Articles of Amendment with the North Carolina Secretary of State.

          FURTHER RESOLVED, that the Board of Directors of Quintiles Transnational Corp. may, notwithstanding approval by the shareholders of Quintiles Transnational Corp., at any time prior to the filing of the Articles of Amendment with the North Carolina Secretary of State, terminate the proposed amendment and all transactions contemplated by or incident thereto."

     Shareholder approval of this proposal is required under North Carolina law. Unless authority has been withheld the proxy agents intend to vote FOR approval of the Amendment. Approval of the Amendment requires the affirmative vote, either in person or by proxy, of at least a majority of all shares of Quintiles Common Stock voted at the Special Meeting. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENT.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the year ended December 31, 1995, Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, the Current Reports on Form 8-K dated April 16, 1996 and October 6, 1996 filed with the Commission, the Proxy Statement/Prospectus included within the Registration Statement on Form S-4 (the "BRI Proxy Statement/Prospectus") filed with the Commission on September 24, 1996 under the Securities Act of 1933, as amended (the "Securities Act") (File No. 333-12573) when such Registration Statement became effective under the Securities Act and the description of Quintiles' Common Stock contained in its Registration Statement on Form 8-A as filed with the Commission on April 11, 1994 under the Exchange Act are hereby incorporated by reference in this Proxy Statement. All documents filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement except as so modified or superseded.

     THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO THE CORPORATE SECRETARY, QUINTILES TRANSNATIONAL CORP., P.O. BOX 13979, RESEARCH TRIANGLE PARK, NORTH CAROLINA 27709 OR BY TELEPHONE AT (919) 941-2000. WITHIN ONE BUSINESS DAY OF ITS RECEIPT OF SUCH REQUEST, QUINTILES WILL MAIL BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS THE COPIES SO REQUESTED. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE NO LATER THAN FIVE BUSINESS DAYS BEFORE THE SPECIAL MEETING.

                           FORWARD LOOKING STATEMENTS

     Information set forth in this Proxy Statement contains various "forward-looking statements" within the meaning of Section 27A of the 1933 Act, and Section 21E of the 1934 Act, which statements represent Quintiles' reasonable judgment concerning the future and are subject to risks and uncertainties that could cause Quintiles' actual operating results and financial position to differ materially.

     Quintiles cautions that any such forward-looking statements are further qualified by important factors that could cause Quintiles' actual operating results to differ materially from those in the forward looking statements, including without limitation the factors and cautionary statements contained under the caption "RISK FACTORS" in the BRI Proxy Statement/Prospectus and other cautionary language included in documents incorporated herein by reference. Such cautionary language also is applicable to forward looking statements with respect to Innovex and BRI.

                  AVAILABILITY OF AUDITORS AT SPECIAL MEETING

     A representative of Ernst & Young LLP will be present at the Special Meeting and will have the opportunity to make a statement if the representative desires to do so and to respond to appropriate questions.

                                          By Order of the Board of Directors,



                                          Gregory D. Porter
                                          Vice President, General Counsel and
                                          Secretary

Durham, North Carolina
October 28, 1996

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
  UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION OF QUINTILES, INNOVEX
     AND BRI
     Introduction to Pro Forma Financial Information..................................   F-3
     Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 1996.........   F-4
     Notes to Pro Forma Combined Condensed Balance Sheet..............................   F-5
     Unaudited Pro Forma Combined Condensed Statement of Income for the six months
      ended June 30, 1996.............................................................   F-6
     Unaudited Pro Forma Combined Condensed Statement of Income for the six months
      ended June 30, 1995.............................................................   F-7
     Unaudited Pro Forma Combined Condensed Statement of Income for the year ended
      December 31, 1995...............................................................   F-8
     Unaudited Pro Forma Combined Condensed Statement of Income for the year ended
      December 31 1994................................................................   F-9
     Unaudited Pro Forma Combined Condensed Statement of Income for the year ended
      December 31, 1993...............................................................  F-10
  UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION OF QUINTILES AND
     INNOVEX
     Introduction to Pro Forma Financial Information..................................  F-11
     Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 1996.........  F-12
     Notes to Pro Forma Combined Condensed Balance Sheet..............................  F-13
     Unaudited Pro Forma Combined Condensed Statement of Income for the six months ended June 30, 1996.............................................................  F-14
     Unaudited Pro Forma Combined Condensed Statement of Income for the six months ended June 30, 1995.............................................................  F-15
     Unaudited Pro Forma Combined Condensed Statement of Income for the year ended
      December 31, 1995...............................................................  F-16
     Unaudited Pro Forma Combined Condensed Statement of Income for the year ended
      December 31 1994................................................................  F-17
     Unaudited Pro Forma Combined Condensed Statement of Income for the year ended
      December 31, 1993...............................................................  F-18
INNOVEX LIMITED
  UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
     Unaudited Condensed Consolidated Income Statements for the three months ended
      June 30, 1995 and 1996..........................................................  F-19
     Unaudited Condensed Consolidated Balance Sheets as at March 31, 1996 and June 30,
      1996............................................................................  F-20
     Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended June 30, 1995 and 1996....................................................  F-22
     Unaudited Condensed Consolidated Statements of Total Recognized Gains and Losses
      for the three months ended June 30, 1995 and 1996...............................  F-23
     Notes to Unaudited Condensed Consolidated Financial Statements...................  F-24

                                                                                        PAGE
                                                                                        ----
  AUDITED ANNUAL COMBINED FINANCIAL STATEMENTS
     Independent Auditors' Report.....................................................  F-27
     Combined Income Statements for the three years ended March 31, 1994, 1995 and
      1996............................................................................  F-28
     Combined Balance Sheets as at March 31, 1995 and 1996............................  F-29
     Combined Statements of Cash Flows for the three years ended March 31 1994, 1995 and 1996.......................................................................  F-30
     Combined Statements of Total Recognized Gains and Losses for the three years ended March 31, 1994, 1995 and 1996.............................................  F-31
     Combined Statements of Changes in Shareholders' Equity for the three years ended
      March 31, 1994, 1995 and 1996...................................................  F-32
     Notes to Combined Financial Statements...........................................  F-33

        UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS OF
                          QUINTILES, BRI AND INNOVEX


The following unaudited pro forma combined condensed financial statements are presented assuming the Mergers of Quintiles and BRI and Quintiles and Innovex had occurred at the beginning of each period presented on a pooling of interests basis.

The unaudited pro forma combined condensed balance sheet reflects the combined historical balance sheets of Quintiles and Innovex at June 30, 1996 and BRI at May 31, 1996. The unaudited pro forma combined condensed statements of operations for the years ended December 31, 1995, 1994 and 1993, and the six months ended June 30, 1996 and 1995 reflect historical operating results of Quintiles for such periods combined with historical operating results of BRI for the twelve months ended November 30, 1995, 1994 and 1993 (BRI's fiscal year) and the six months ended May 31, 1996 and 1995, respectively, and the historical operating results of Innovex for the twelve months ended March 31, 1996, 1995 and 1994 (Innovex's fiscal year) and the six months ended June 30, 1996 and June 30, 1995, respectively.

For all applicable periods presented in the pro forma combined condensed statements of operations, shares used in the computation of earnings per common and common equivalent share give effect to the appropriate exchange ratios.

The Innovex financial statements have been prepared on a basis of generally accepted accounting principles (GAAP) in the UK, except for the redeemable preference shares which have been reclassified from shareholders' equity and are presented as a separate classification between debt and shareholders' equity on the June 30, 1996 unaudited pro forma combined condensed balance sheet. The remaining net differences between UK and US GAAP are immaterial to Innovex's net income and shareholders' equity for all periods presented.

The pro forma financial statements are not necessarily indicative of the results that would have been obtained had the Mergers occurred on the dates indicated. The pro forma financial statements should be read in conjunction with the related historical financial statements and notes thereto of Quintiles, BRI and Innovex incorporated by reference or included hereto, respectively in this Proxy Statement/Prospectus.

              Unaudited Pro Forma Combined Condensed Balance Sheet
                                 June 30, 1996
                                 (In Thousands)




                                                    HISTORICAL
                                             ------------------------                           HISTORICAL
                                                                      PRO FORMA    PRO FORMA    -----------   PRO FORMA
                                             QUINTILES    BRI (1)    ADJUSTMENTS    SUBTOTAL    INNOVEX (2)  ADJUSTMENTS   PRO FORMA
                                             ---------------------------------------------------------------------------------------
ASSETS
Current assets:
 Cash and cash equivalents                   $130,213     $   267    $     -        $130,480    $  5,724    $(49,847)(7)    $ 86,357
 Accounts receivable and unbilled services     89,598      14,777          -         104,375      44,994           -         149,369
 Investments                                   35,422           -          -          35,422           -           -          35,422
 Other current assets                           8,744         847          -           9,591       2,016           -          11,607
                                             --------     -------    -------        --------    --------    --------        --------
Total current assets                          263,977      15,891          -         279,868      52,734     (49,847)        282,755

Property and equipment                         88,038       7,185          -          95,223      47,160           -         142,383
Less accumulated depreciation                  23,203       4,079          -          27,282      15,872           -          43,154
                                             --------     -------    -------        --------    --------    --------        --------
                                               64,835       3,106          -          67,941      31,288           -          99,229
Non-current assets:
 Investments                                   10,710           -          -          10,710           -           -          10,710
 Intangible and other assets                   52,276       2,673          -          54,949      14,970           -          69,919
                                             --------     -------    -------        --------    --------    --------        --------
Total non-current assets                       62,986       2,673          -          65,659      14,970           -          80,629

                                             --------     -------    -------        --------    --------    --------        --------
Total assets                                 $391,798     $21,670    $     -        $413,468    $ 98,992    $(49,847)       $462,613
                                             ========     =======    =======        ========    ========    ========        ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued expenses       $ 26,494     $ 5,084    $ 2,000 (3)    $ 33,578    $ 23,570    $ 12,000 (5)    $ 69,148
 Line of credit and current portion
  of long-term debt                               546       2,529          -           3,075      14,281     (14,281)(7)       3,075
 Unearned income                               25,791       5,441          -          31,232      24,137           -          55,369
 Income taxes and other current liabilities     7,667         747          -           8,414       7,821           -          16,235
                                             --------     -------    -------        --------    --------    --------        --------
Total current liabilities                      60,498      13,801      2,000          76,299      69,809      (2,281)        143,827

Long-term liabilities:
 Long-term debt, less current portion         140,355       1,749          -         142,104      35,395     (35,395)(7)     142,104
 Long-term obligation                          19,827         999          -          20,826       4,418           -          25,244
 Deferred income taxes                          2,687           -          -           2,687           -           -           2,687
                                             --------     -------    -------        --------    --------    --------        --------
                                              162,869       2,748          -         165,617      39,813     (35,395)        170,035
                                             --------     -------    -------        --------    --------    --------        --------
Total liabilities                             223,367      16,549      2,000         241,916     109,622     (37,676)        313,862

Redeemable preference shares                        -           -          -               -         171        (171)(7)           -

Shareholders' equity:
  Preferred Stock                                   -           -          -               -          66         (66)(6)           -
  Common Stock                                    218          37        (21)(4)         234         112         (12)(6)         334
  Additional paid-in-capital and other
    shareholders' equity                      129,616       1,318         21 (4)     130,955      16,896          78 (6)     147,929
  Retained earnings (accumulated deficit)      38,597       3,766     (2,000)(3)      40,363     (27,875)    (12,000)(5)         488
                                             --------     -------    -------        --------    --------    --------        --------
Total shareholders' equity                    168,431       5,121     (2,000)        171,552     (10,801)    (12,000)        148,751
                                             --------     -------    -------        --------    --------    --------        --------
Total liabilities and shareholders' equity   $391,798     $21,670    $   -          $413,468    $ 98,992    $(49,847)       $462,613
                                             ========     =======    =======        ========    ========    ========        ========



See accompanying notes.

         Notes to Unaudited Pro Forma Combined Condensed Balance Sheet







(1)  BRI's balance sheet is as of May 31, 1996.

(2) Innovex's financial statements have been prepared on a basis of generally accepted accounting principles (GAAP) in the UK, except for the redeemable preference shares which have been reclassified from shareholders' equity and are presented as a separate classification between debt and shareholders' equity. The remaining net differences between UK and US GAAP are immaterial to Innovex's net income and shareholders' equity for all periods presented.

(3) To reduce pro forma retained earnings for non-recurring costs (as currently estimated by management) directly associated with the acquisition of BRI, estimated at $2 million.

(4) To reflect the issuance of 1,614,915 shares of Quintiles common stock, $.01 par value, in exchange for the 375,448 shares of BRI common stock, $0.10 par value, using the agreed upon exchange ratio of 4.3013.

(5) To reduce pro forma retained earnings for non-recurring costs (as currently estimated by management) directly associated with the acquisition of Innovex, estimated at $12 million.

(6) To reflect the issuance of 10,000,000 shares of Quintiles common stock, $.01 par value, in exchange for the outstanding shares of Innovex common stock and preferred stock.

(7) In connection with the transaction, Quintiles will satisfy in full and retire approximately $60 million of Innovex's outstanding long-term credit facility, which was approximately $49.7 million as of June 30, 1996. The $171,000 of redeemable preference shares will also be redeemed in connection with the transaction.

           Unaudited Pro Forma Combined Condensed Statement of Income
                         Six months ended June 30, 1996
                     (In Thousands, Except Per Share Data)






                                           HISTORICAL                                HISTORICAL
                                     ---------------------   PRO FORMA   PRO FORMA   ----------    PRO FORMA
                                     QUINTILES     BRI(1)   ADJUSTMENTS  SUBTOTAL    INNOVEX(2)   ADJUSTMENTS    PRO FORMA
                                     ---------    --------  -----------  ---------   ----------   -----------    ---------
Professional fee income               $147,309    $26,701     $   -       $174,010    $95,663      $      -      $269,673
Less reimbursed costs:
 Investigator payments                  19,981      2,734         -         22,715          -             -        22,715
 Travel and other                        9,556          -         -          9,556          -             -         9,556
                                      --------    -------     -----       --------    -------      --------      --------
Net revenue                            117,772     23,967         -        141,739     95,663             -       237,402

Costs and expenses:
 Direct costs                           54,931      8,455         -         63,386      1,266             -        64,652
 General and administrative expense     45,000     13,073         -         58,073     80,378             -       138,451
 Depreciation and amortization           5,507        696         -          6,203      5,266             -        11,469
 Non-recurring costs relating
   to reorganization                         -          -         -              -      2,334             -         2,334
 Special pension contribution                -          -         -              -      2,291             -         2,291
                                      --------    -------     -----       --------    -------      --------      --------
                                       105,438     22,224         -        127,662     91,535             -       219,197
                                      --------    -------     -----       --------    -------      --------      --------
Income from operations                  12,334      1,743         -         14,077      4,128             -        18,205

Other income (expense), net              1,218       (190)        -          1,028     (1,832)            -          (804)
                                      --------    -------     -----       --------    -------      --------      --------
Income before income taxes              13,552      1,553         -         15,105      2,296             -        17,401
Income taxes                             4,291        582         -          4,873      1,016             -         5,889
                                      --------    -------     -----       --------    -------      --------      --------
Net income before non-equity
  interest dividends                     9,261        971         -         10,232      1,280             -        11,512

Non-equity interest dividends                -          -         -              -       (315)            -          (315)
                                      --------    -------     -----       --------    -------      --------      --------
Net income                            $  9,261    $   971     $   -       $ 10,232    $   965      $      -      $ 11,197
                                      ========    =======     =====       ========    =======      ========      ========

Weighted average shares outstanding     22,288                              24,014                                 33,228
                                      ========                            ========                               ========

Net income per share                  $   0.42                            $   0.43                               $   0.34 (3)
                                      ========                            ========                               ========

(1)  BRI's income statement is for the six month period ended May 31, 1996.

(2) Innovex's financial statements have been prepared on a basis of generally accepted accounting principles (GAAP) in the UK. The net differences between UK and US GAAP are immaterial to Innovex's net income for the six months ended June 30, 1996.

(3) Pro forma net income per share would have been $0.45 per share for the six months ended June 30, 1996 if Innovex had not incurred the $2.3 million of non-recurring costs relating to its reorganization and the $2.3 million of special pension contributions.

           Unaudited Pro Forma Combined Condensed Statement of Income
                         Six months ended June 30, 1995
                     (In Thousands, Except Per Share Data)






                                           HISTORICAL                                HISTORICAL
                                     ---------------------   PRO FORMA   PRO FORMA   ----------     PRO FORMA
                                     QUINTILES     BRI(1)   ADJUSTMENTS  SUBTOTAL    INNOVEX(2)    ADJUSTMENTS    PRO FORMA
                                     ---------    --------  -----------  ---------   ----------    -----------    ---------
Professional fee income               $104,710    $18,598     $   -       $123,308    $49,883      $      -       $173,191
Less reimbursed costs:
 Investigator payments                  27,154        563         -         27,717          -             -         27,717
 Travel and other                        9,296          -         -          9,296          -             -          9,296
                                      --------    -------     -----       --------    -------      --------       --------
Net revenue                             68,260     18,035         -         86,295     49,883             -        136,178

Costs and expenses:
 Direct costs                           32,229      7,178         -         39,407      1,262             -         40,669
 General and administrative expense     26,145      9,305         -         35,450     41,959             -         77,409
 Depreciation and amortization           3,281        541         -          3,822      2,998             -          6,820
                                      --------    -------     -----       --------    -------      --------       --------
                                        61,655     17,024         -         78,679     46,219             -        124,898
                                      --------    -------     -----       --------    -------      --------       --------
Income from operations                   6,605      1,011         -          7,616      3,664             -         11,280

Other income (expense), net                678       (194)        -            484     (1,198)            -           (714)
                                      --------    -------     -----       --------    -------      --------       --------
Income before income taxes               7,283        817         -          8,100      2,466             -         10,566
Income taxes                             2,646        432         -          3,078        776             -          3,854
                                      --------    -------     -----       --------    -------      --------       --------
Net income                            $  4,637    $   385     $   -       $  5,022    $ 1,690      $      -       $  6,712
                                      ========    =======     =====       ========    =======      ========       ========

Weighted average shares outstanding     19,293                              20,766                                  29,944
                                      ========                            ========                                ========

Net income per share                  $   0.24                            $   0.24                                $   0.22
                                      ========                            ========                                ========

(1)  BRI's income statement is for the six months ended May 31, 1995.

(2) Innovex's financial statements have been prepared on a basis of generally accepted accounting principles (GAAP) in the UK. The net differences between UK and US GAAP are immaterial to Innovex's net income for the six months ended June 30, 1995.

           Unaudited Pro Forma Combined Condensed Statement of Income
                          Year ended December 31, 1995
                     (In Thousands, Except Per Share Data)








                                          HISTORICAL                                  HISTORICAL
                                    ---------------------     PRO FORMA   PRO FORMA   ----------      PRO FORMA
                                    QUINTILES     BRI (1)    ADJUSTMENTS  SUBTOTAL    INNOVEX(2)     ADJUSTMENTS     PRO FORMA
                                    ---------     -------    -----------  ---------   ----------     -----------     ---------

Professional fee income               $228,143    $40,800         $-      $268,943     $129,055       $      -        $397,998
Less reimbursed costs:
  Investigator payments                 50,892      2,600          -        53,492            -              -          53,492
  Travel and other                      20,814          -          -        20,814            -              -          20,814
                                      --------    -------         --      --------     --------       --------        --------
Net revenue                            156,437     38,200          -       194,637      129,055              -         323,692

Costs and expenses:
  Direct costs                          73,429     15,349          -        88,778        3,182              -          91,960
  General and administrative expense    60,100     19,070          -        79,170      107,430              -         186,600
  Depreciation and amortization          7,514      1,337          -         8,851        8,053              -          16,904
  Non-recurring costs relating to
    reorganization                           -          -          -             -        2,373              -           2,373
  Special pension contribution               -          -          -             -        2,329              -           2,329
                                      --------    -------         --      --------     --------       --------        --------
                                       141,043     35,756          -       176,799      123,367              -         300,166
                                      --------    -------         --      --------     --------       --------        --------
Income from operations                  15,394      2,444          -        17,838        5,688              -          23,526

Other income (expense), net              1,768       (319)         -         1,449       (2,893)             -          (1,444)
                                      --------    -------         --      --------     --------       --------        --------
Income before income taxes              17,162      2,125          -        19,287        2,795              -          22,082
Income taxes                             5,903      1,124          -         7,027        1,154              -           8,181
                                      --------    -------         --      --------     --------       --------        --------
Net income                            $ 11,259    $ 1,001         $-      $ 12,260     $  1,641       $      -        $ 13,901
                                      ========    =======         ==      ========     ========       ========        ========

Weighted average shares outstanding     20,028                              21,506                                      30,705
                                      ========                            ========                                    ========

Net income per share                  $   0.56                            $   0.57                                    $   0.45 (3)
                                      ========                            ========                                    ========


(1)  BRI's income statement is for the year ended November 30, 1995.

(2) Innovex's income statement is for the year ended March 31, 1996. Innovex's financial statements have been prepared on a basis of generally accepted accounting principles (GAAP) in the UK. The net differences between UK and US GAAP are immaterial to Innovex's net income for the year ended
     March 31, 1996.

(3) Pro forma net income per share would have been $0.58 per share for the year ended December 31, 1995 if Innovex had not incurred the $2.3 million of non-recurring costs relating to its reorganization and the $2.3 million of special pension contributions.

           Unaudited Pro Forma Combined Condensed Statement of Income
                          Year ended December 31, 1994
                     (In Thousands, Except Per Share Data)





                                         HISTORICAL                                HISTORICAL
                                     -------------------   PRO FORMA   PRO FORMA   ----------     PRO FORMA
                                     QUINTILES   BRI(1)   ADJUSTMENTS  SUBTOTAL    INNOVEX(2)    ADJUSTMENTS    PRO FORMA
                                     ---------  --------  -----------  ---------   ----------    -----------    ---------
Professional fee income               $141,185  $25,347       $-        $166,532     $81,063       $     -       $247,595
Less reimbursed costs:
  Investigator payments                 39,027      576        -          39,603           -             -         39,603
  Travel and other                      12,091        -        -          12,091           -             -         12,091
                                      --------  -------       --        --------     -------       -------       --------
Net revenue                             90,067   24,771        -         114,838      81,063             -        195,901

Costs and expenses:
   Direct costs                         41,612   10,053        -          51,665       2,764             -         54,429
   General and administrative
     expense                            34,418   13,300        -          47,718      68,578             -        116,296
   Depreciation and amortization         4,538      699        -           5,237       5,115             -         10,352
                                      --------  -------       --        --------     -------       -------       --------
                                        80,568   24,052        -         104,620      76,457             -        181,077
                                      --------  -------       --        --------     -------       -------       --------
Income from operations                   9,499      719        -          10,218       4,606             -         14,824

Other income (expense), net                679     (189)       -             490      (1,684)            -         (1,194)
                                      --------  -------       --        --------     -------       -------       --------
Income before income taxes              10,178      530        -          10,708       2,922             -         13,630
Income taxes                             3,506      238        -           3,744         841             -          4,585
                                      --------  -------       --        --------     -------       -------       --------
Net income                            $  6,672  $   292       $-        $  6,964     $ 2,081       $     -       $  9,045
                                      ========  =======       ==        ========     =======       =======       ========
Weighted average shares outstanding     17,557                            18,893                                   28,043
                                      ========                          ========                                 ========
Net income per share                  $   0.38                          $   0.37                                 $   0.32
                                      ========                          ========                                 ========

(1)  BRI's income statement is for the year ended November 30, 1994.

(2) Innovex's income statement is for the year ended March 31, 1995. Innovex's financial statements have been prepared on a basis of generally accepted accounting principles (GAAP) in the UK. The net differences between UK and US GAAP are immaterial to Innovex's net income for the year ended
     March 31, 1995.

           Unaudited Pro Forma Combined Condensed Statement of Income
                          Year ended December 31, 1993
                     (In Thousands, Except Per Share Data)


                                         HISTORICAL                                HISTORICAL
                                     -------------------   PRO FORMA   PRO FORMA   ----------     PRO FORMA
                                     QUINTILES   BRI(1)   ADJUSTMENTS  SUBTOTAL    INNOVEX(2)    ADJUSTMENTS    PRO FORMA
                                     ---------  --------  -----------  ---------   ----------    -----------    ---------
Professional fee income               $79,289   $17,824       $-        $97,113      $62,395       $     -       $159,508
Less reimbursed costs:
 Investigator payments                 12,048         -        -         12,048            -             -         12,048
 Travel and other                       5,537         -        -          5,537            -             -          5,537
                                      -------   -------       --        -------      -------       -------       --------
Net revenue                            61,704    17,824        -         79,528       62,395             -        141,923

Costs and expenses:
 Direct costs                          28,386     7,401        -         35,787        4,380             -         40,167
 General and administrative expense    23,839     9,650        -         33,489       49,937             -         83,426
 Depreciation and amortization          3,469       372        -          3,841        3,982             -          7,823
                                      -------   -------       --        -------      -------       -------       --------
                                       55,694    17,423        -         73,117       58,299             -        131,416
                                      -------   -------       --        -------      -------       -------       --------
Income from operations                  6,010       401        -          6,411        4,096             -         10,507

Other income (expense), net              (188)     (152)       -           (340)      (2,549)            -         (2,889)
                                      -------   -------       --        -------      -------       -------       --------
Income before income taxes and
  change in accounting method           5,822       249        -          6,071        1,547             -          7,618
Income taxes                            1,980        71        -          2,051        1,221             -          3,272
                                      -------   -------       --        -------      -------       -------       --------
Net income before change in
  accounting method                     3,842       178        -          4,020          326             -          4,346

Change in accounting method                 -       158        -            158            -             -            158
                                      -------   -------       --        -------      -------       -------       --------
Net income                            $ 3,842   $    20       $-        $ 3,862      $   326       $     -       $  4,188
                                      =======   =======       ==        =======      =======       =======       ========

Weighted average shares outstanding    13,535                            14,851                                    23,972
                                      =======                           =======                                  ========

Net income per share                  $  0.28                           $  0.26                                  $   0.17
                                      =======                           =======                                  ========

(1)  BRI's income statement is for the year ended November 30, 1993.

(2) Innovex's income statement is for the year ended March 31, 1994. Innovex's financial statements have been prepared on a basis of generally accepted accounting principles (GAAP) in the UK. The net differences between UK and US GAAP are immaterial to Innovex's net income for the year ended
     March 31, 1994.

        UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS OF
                            QUINTILES AND INNOVEX


The following unaudited pro forma combined condensed financial statements are presented assuming the Merger of Quintiles and Innovex had occurred at the beginning of each period presented on a pooling of interests basis.

The unaudited pro forma combined condensed balance sheet reflects the combined historical balance sheets of Quintiles and Innovex at June 30, 1996. The unaudited pro forma combined condensed statements of operations for the years ended December 31, 1995, 1994 and 1993, and the six months ended June 30, 1996 and 1995 reflect historical operating results of Quintiles for such periods combined with historical operating results of Innovex for the twelve months ended March 31, 1996, 1995 and 1994 (Innovex's fiscal year) and the six months ended June 30, 1996 and June 30, 1995, respectively.

For all applicable periods presented in the pro form combined condensed statements of operations, shares used in the computation of earnings per common and common equivalent share give effect to the appropriate exchange ratio.

The Innovex financial statements have been prepared on a basis of generally accepted accounting principles (GAAP) in the UK, except for the redeemable preference shares which have been reclassified from shareholders' equity and are presented as a separate classification between debt and shareholders' equity on the June 30, 1996 balance sheet. The remaining net differences between UK and US GAAP are immaterial to Innovex's net income and shareholders' equity for all periods presented.

The pro forma financial statements are not necessarily indicative of the results that would have been obtained had the Merger occurred on the dates indicated. The pro forma financial statements should be read in conjunction with the related historical financial statements and notes thereto of Quintiles and Innovex incorporated by reference or included hereto, respectively in this Proxy Statement/Prospectus.

             Unaudited Pro Forma Combined Condensed Balance Sheet
                                June 30, 1996
                                (In Thousands)

                                                                 Historical
                                                        -----------------------------       Pro Forma
                                                        Quintiles         Innovex (1)      Adjustments     Pro forma
                                                        ---------         -----------     --------------   ---------
ASSETS
Current assets:
   Cash and cash equivalents                            $130,213           $  5,724        $(49,847) (4)    $ 86,090
   Accounts receivable and unbilled services              89,598             44,994               -          134,592
   Investments                                            35,422                  -               -           35,422
   Other current assets                                    8,744              2,016               -           10,760
                                                        --------           --------        --------         --------
Total current assets                                     263,977             52,734         (49,847)         266,864

Property and equipment                                    88,038             47,160               -          135,198
Less accumulated depreciation                             23,203             15,872               -           39,075
                                                        --------           --------        --------         --------
                                                          64,835             31,288               -           96,123
Non-current assets:
   Investments                                            10,710                  -               -           10,710
   Intangible and other assets                            52,276             14,970               -           67,246
                                                        --------           --------        --------         --------
Total non-current assets                                  62,986             14,970               -           77,956
                                                        --------           --------        --------         --------

Total assets                                            $391,798           $ 98,992        $(49,847)        $440,943
                                                        ========           ========        ========         ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses                $ 26,494           $ 23,570        $ 12,000  (2)    $ 62,064
   Line of credit and current portion of debt                546             14,281         (14,281) (4)         546
   Unearned income                                        25,791             24,137               -           49,928
   Income taxes and other current liabilities              7,667              7,821               -           15,488
                                                        --------           --------        --------         --------
Total current liabilities                                 60,498             69,809          (2,281)         128,026

Long-term liabilities:
   Long-term debt, less current portion                  140,355             35,395         (35,395) (4)     140,355
   Long-term obligation                                   19,827              4,418               -           24,245
   Deferred income taxes                                   2,687                  -               -            2,687
                                                        --------           --------        --------         --------
                                                         162,869             39,813         (35,395)         167,287
                                                        --------           --------        --------         --------
Total liabilities                                        223,367            109,622         (37,676)         295,313
Redeemable preference shares                                   -                171            (171) (4)           -

Shareholders' equity:
    Preferred Stock                                            -                 66             (66) (3)           -
    Common Stock                                             218                112             (12) (3)         318
    Additional paid-in-capital and other
       shareholders' equity                              129,616             16,896              78  (3)     146,590
    Retained earnings (accumulated deficit)               38,597            (27,875)        (12,000) (2)      (1,278)
                                                        --------           --------        --------         --------
Total shareholders' equity                               168,431            (10,801)        (12,000)         145,630
                                                        --------           --------        --------         --------
Total liabilities and shareholders' equity              $391,798           $ 98,992        $(49,847)        $440,943
                                                        ========           ========        ========         ========


See accompanying notes.

        Notes to Unaudited Pro Forma Combined Condensed Balance Sheet

(1) Innovex's financial statements have been prepared on a basis of generally accepted accounting principles (GAAP) in the UK, except for the redeemable preference shares which have been reclassified from shareholders' equity and are presented as a separate classification between debt and shareholders' equity. The remaining net differences between UK and US GAAP are immaterial to Innovex's net income and shareholders' equity for all periods presented.

(2) To reduce pro forma retained earnings for non-recurring costs (as currently estimated by management) directly associated with the acquisition of Innovex, estimated at $12 million.

(3) To reflect the issuance of 10,000,000 shares of Quintiles common stock, $.01 par value, in exchange for the outstanding shares of Innovex common stock and preferred stock.

(4) In connection with the transaction, Quintiles will satisfy in full and retire approximately $60 million of Innovex's outstanding long-term credit facility, which was approximately $49.7 million as of June 30, 1996. The $171,000 of redeemable preference shares will also be redeemed in connection with the transaction.

          Unaudited Pro Forma Combined Condensed Statement of Income
                        Six Months ended June 30, 1996
                    (In Thousands, Except Per Share Data)



                                                                 Historical
                                                       ------------------------------   Pro forma
                                                         Quintiles      Innovex (1)    Adjustments    Pro forma
                                                       -------------   --------------  -----------   -----------
Professional fee income                                 $147,309         $95,663        $     -      $242,972
Less reimbursed costs:
   Investigator payments                                  19,981               -              -        19,981
   Travel and other                                        9,556               -              -         9,556
                                                        --------         -------        -------      --------
Net revenue                                              117,772          95,663              -       213,435

Costs and expenses:
   Direct costs                                           54,931           1,266              -        56,197
   General and administrative expense                     45,000          80,378              -       125,378
   Depreciation and amortization                           5,507           5,266                       10,773
   Non-recurring costs relating to
     reorganization                                            -           2,334                        2,334
   Special pension contribution                                -           2,291              -         2,291
                                                        --------         -------        -------      --------
Income from operations                                   105,438          91,535              -       196,973
                                                        --------         -------        -------      --------
                                                          12,334           4,128              -        16,462

Other income (expense), net                                1,218          (1,832)                        (614)
                                                        --------         -------        -------      --------
Income before income taxes                                13,552           2,296              -        15,848
Income taxes                                               4,291           1,016              -         5,307
                                                        --------         -------        -------      --------
Net income before non-equity interest dividends            9,261           1,280              -        10,541
Non-equity interest dividends                                  -            (315)             -          (315)
                                                        --------         -------        -------      --------
Net income                                              $  9,261         $   965        $     -      $ 10,226
                                                        ========         =======        =======      ========

Weighted average shares outstanding                       22,288                                       31,502
                                                        ========                                     ========

Net income per share                                    $   0.42                                     $   0.32 (2)
                                                        ========                                     ========




(1) Innovex's financial statements have been prepared on a basis of generally accepted accounting principles (GAAP) in the UK. The net differences between UK and US GAAP are immaterial to Innovex's net income for the six months ended June 30, 1996.

(2) Pro forma net income per share would have been $0.45 per share for the six months ended June 30, 1996 if Innovex had not incurred the $2.3 million of non-recurring costs relating to its reorganization and the $2.3 million of special pension contributions.

          Unaudited Pro Forma Combined Condensed Statement of Income
                        Six months ended June 30, 1995
                    (In Thousands, Except Per Share Data)



                                                                 Historical
                                                       ------------------------------   Pro forma
                                                         Quintiles      Innovex (1)    Adjustments    Pro forma
                                                       -------------   --------------  -----------   -----------
Professional fee income                                 $104,710          $49,883        $      -     $154,593
Less reimbursed costs:
   Investigator payments                                  27,154                -               -       27,154
   Travel and other                                        9,296                -               -        9,296
                                                        --------          -------        --------     --------
Net revenue                                               68,260           49,883               -      118,143

Costs and expenses:
   Direct costs                                           32,229            1,262               -       33,491
   General and administrative expense                     26,145           41,959               -       68,104
   Depreciation and amortization                           3,281            2,998               -        6,279
                                                        --------          -------        --------     --------
                                                          61,655           46,219               -      107,874
                                                        --------          -------        --------     --------
Income from operations                                     6,605            3,664               -       10,269

Other income (expense), net                                  678           (1,198)              -         (520)
                                                        --------          -------        --------     --------
Income before income taxes                                 7,283            2,466               -        9,749
Income taxes                                               2,646              776               -        3,422
                                                        --------          -------        --------     --------
Net income                                              $  4,637          $ 1,690        $      -     $  6,327
                                                        ========          =======        ========     ========

Weighted average shares outstanding                       19,293                                        28,471
                                                        ========                                      ========

Net income per share                                    $   0.24                                      $   0.22
                                                        ========                                      ========





(1) Innovex's financial statements have been prepared on a basis of generally accepted accounting principles (GAAP) in the UK. The net differences between UK and US GAAP are immaterial to Innovex's net income for the six months ended June 30, 1995.

          Unaudited Pro Forma Combined Condensed Statement of Income
                         Year ended December 31, 1995
                    (In Thousands, Except Per Share Data)



                                                                 Historical
                                                       ------------------------------         Pro forma
                                                        Quintiles         Innovex(1)         Adjustments       Pro forma
                                                       -----------       ------------       -------------     ------------
Professional fee income                                 $228,143          $129,055            $      -           $357,198
Less reimbursed costs:
   Investigator payments                                  50,892                 -                   -             50,892
   Travel and other                                       20,814                 -                   -             20,814
                                                        --------          --------            --------           --------
Net revenue                                              156,437           129,055                   -            285,492

Costs and expenses:
   Direct costs                                           73,429             3,182                   -             76,611
   General and administrative expense                     60,100           107,430                   -            167,530
   Depreciation and amortization                           7,514             8,053                   -             15,567
   Non-recurring costs relating to reorganization              -             2,373                   -              2,373
   Special pension contribution                                -             2,329                   -              2,329
                                                        --------          --------            --------           --------
                                                         141,043           123,367                   -            264,410
                                                        --------          --------            --------           --------
Income from operations                                    15,394             5,688                   -             21,082

Other income (expense), net                                1,768            (2,893)                  -             (1,125)
                                                        --------          --------            --------           --------
Income before income taxes                                17,162             2,795                   -             19,957
Income taxes                                               5,903             1,154                   -              7,057
                                                        --------          --------            --------           --------
Net Income                                              $ 11,259          $  1,641            $      -           $ 12,900
                                                        ========          ========            ========           ========

Weighted average shares outstanding                       20,028                                                   29,226
                                                        ========                                                 ========

Net income per share                                    $   0.56                                                 $   0.44 (2)
                                                        ========                                                 ========


(1) Innovex's income statement is for the year ended March 31, 1996 and has been prepared on a basis of generally accepted accounting principles
     (GAAP) in the UK. The net differences between UK and US GAAP are immaterial to Innovex's net income for the year ended March 31, 1996.

(2) Pro forma net income per share would have been $0.57 per share for the year ended December 31, 1995 if Innovex had not incurred the $2.3 million of non-recurring costs relating to its reorganization and the $2.3 million of special pension contributions.

          Unaudited Pro Forma Combined Condensed Statement of Income
                         Year ended December 31, 1994
                    (In Thousands, Except Per Share Data)



                                                                 Historical
                                                       ------------------------------         Pro forma
                                                        Quintiles         Innovex(1)         Adjustments       Pro forma
                                                       -----------       ------------       -------------     ------------
Professional fee income                                  $141,185          $81,063           $      -            $222,248
Less reimbursed costs:
   Investigator payments                                   39,027                -                  -              39,027
   Travel and other                                        12,091                -                  -              12,091
                                                         --------          -------           --------            --------
Net revenue                                                90,067           81,063                  -             171,130

Costs and expenses:
   Direct costs                                            41,612            2,764                  -              44,376
   General and administrative expense                      34,418           68,578                  -             102,996
   Depreciation and amortization                            4,538            5,115                  -               9,653
                                                         --------          -------           --------            --------
                                                           80,568           76,457                  -             157,025
                                                         --------          -------           --------            --------
Income from operations                                      9,499            4,606                  -              14,105

Other income (expense), net                                   679           (1,684)                 -              (1,005)
                                                         --------          -------           --------            --------
Income before income taxes                                 10,178            2,922                  -              13,100
Income taxes                                                3,506              841                  -               4,347
                                                         --------          -------           --------            --------
Net Income                                               $  6,672          $ 2,081           $      -            $  8,753
                                                         ========          =======           ========            ========

Weighted average shares outstanding                        17,557                                                  26,707
                                                         ========                                                ========

Net income per share                                     $   0.38                                                $   0.33
                                                         ========                                                ========


(1) Innovex's income statement is for the year ended March 31, 1995 and has been prepared on a basis of generally accepted accounting principles
     (GAAP) in the UK. The net differences between UK and US GAAP are immaterial to Innovex's net income for the year ended March 31, 1995.

          Unaudited Pro Forma Combined Condensed Statement of Income
                         Year ended December 31, 1993
                    (In Thousands, Except Per Share Data)



                                                                 Historical
                                                       ------------------------------         Pro forma
                                                        Quintiles         Innovex(1)         Adjustments       Pro forma
                                                       -----------       ------------       -------------     ------------
Professional fee income                                  $79,289           $62,395          $      -            $141,684
Less reimbursed costs:
   Investigator payments                                  12,048                 -                 -              12,048
   Travel and other                                        5,537                 -                 -               5,537
                                                         -------           -------          --------            --------
Net revenue                                               61,704            62,395                 -             124,099

Costs and expenses:
   Direct costs                                           28,386             4,380                 -              32,766
   General and administrative expense                     23,839            49,937                 -              73,776
   Depreciation and amortization                           3,469             3,982                 -               7,451
                                                         -------           -------          --------            --------
                                                          55,694            58,299                 -             113,993
                                                         -------           -------          --------            --------
Income from operations                                     6,010             4,096                 -              10,106

Other income (expense), net                                 (188)           (2,549)                -              (2,737)
                                                         -------           -------          --------            --------
Income before income taxes                                 5,822             1,547                 -               7,369
Income taxes                                               1,980             1,221                 -               3,201
                                                         -------           -------          --------            --------
Net Income                                               $ 3,842           $   326          $      -            $  4,168
                                                         =======           =======          ========            ========

Weighted average shares outstanding                       13,535                                                  22,656
                                                         =======                                                ========

Net income per share                                     $  0.28                                                $   0.18
                                                         =======                                                ========


(1) Innovex's income statement is for the year ended March 31, 1994 and has been prepared on a basis of generally accepted accounting principles
     (GAAP) in the UK. The net differences between UK and US GAAP are immaterial to Innovex's net income for the year ended March 31, 1994.

                          INNOVEX PLC AND SUBSIDIARIES

               UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS

                   THREE MONTHS ENDED JUNE 30, 1995 AND 1996

                                                                 1995        1996        1996
                                                                -------     -------     -------
                                                                  L'000       L'000     US$'000
                                                                                          (NOTE
                                                                                             1)
NET SALES...................................................     15,842      33,505      52,030
COSTS AND EXPENSES
Cost of finished goods sold.................................       (479)       (335)       (520)
Personnel costs.............................................     (9,742)    (21,215)    (32,945)
Depreciation and amortization...............................     (1,002)     (1,721)     (2,673)
Other operating expenses....................................     (4,116)     (7,794)    (12,103)
                                                                -------     -------     -------
OPERATING INCOME............................................        503       2,440       3,789
OTHER INCOME AND EXPENSES
Financial income and expenses...............................       (540)       (756)     (1,174)
                                                                -------     -------     -------
(LOSS)/INCOME BEFORE INCOME TAXES...........................        (37)      1,684       2,615
Income taxes................................................        (31)       (618)       (960)
                                                                -------     -------     -------
NET (LOSS)/INCOME BEFORE NON-EQUITY INTEREST DIVIDENDS......        (68)      1,066       1,655
Non-equity interest dividend................................         --        (206)       (319)
                                                                -------     -------     -------
NET (LOSS)/INCOME...........................................        (68)        860       1,336
                                                                =======     =======     =======

                          INNOVEX PLC AND SUBSIDIARIES

                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

                     AS AT MARCH 31, 1996 AND JUNE 30, 1996

                                                                   MARCH 31,    JUNE 30,    JUNE 30,
                                                                     1996         1996        1996
                                                                   ---------    --------    --------
                                                                       L'000       L'000     US$'000
                                                                                            (NOTE 1)
ASSETS
CURRENT ASSETS
Cash and cash equivalents.......................................      3,041       3,686       5,724
Accounts receivable.............................................     25,546      28,974      44,994
Finished goods and goods for resale.............................        302         271         421
Deferred income taxes...........................................      1,542       1,027       1,595
                                                                   ---------    --------    --------
TOTAL CURRENT ASSETS............................................     30,431      33,958      52,734
FIXED ASSETS
Intangible assets...............................................     10,240       9,640      14,970
Property, plant and equipment...................................     18,104      20,148      31,288
                                                                   ---------    --------    --------
TOTAL ASSETS                                                         58,775      63,746      98,992
                                                                    =======      ======      ======

                          INNOVEX PLC AND SUBSIDIARIES

                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

                     AS AT MARCH 31, 1996 AND JUNE 30, 1996

                                                                                            JUNE
                                                               MARCH 31,     JUNE 30,        30,
                                                                 1996          1996         1996
                                                               ---------     ---------     -------
                                                                   L'000         L'000     US$'000
                                                                                             (NOTE
                                                                                                1)
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Short term borrowings and current portion of long term
  obligations..............................................        7,001         9,196      14,281
Accounts payable and accrued expenses......................       20,267        15,178      23,570
Advance payments received..................................       15,406        15,543      24,137
Income taxes...............................................        1,517           183         283
Current portion of deferred consideration payable..........        2,165         4,854       7,538
                                                               ---------     ---------     -------
TOTAL CURRENT LIABILITIES..................................       46,356        44,954      69,809
LONG TERM OBLIGATIONS......................................        6,717        22,793      35,395
PROVISIONS FOR LIABILITIES AND CHARGES.....................        2,780         2,845       4,418
DEFERRED CONSIDERATION PAYABLE.............................        2,929            --          --
                                                               ---------     ---------     -------
                                                                  58,782        70,592     109,622
                                                               ---------     ---------     -------
SHAREHOLDERS' EQUITY
'A' and 'B' Ordinary shares................................          115            --          --
Ordinary shares............................................           --            72         112
Preferred ordinary shares..................................           --            43          66
Preference shares..........................................           --           110         171
                                                               ---------     ---------     -------
                                                                     115           225         349
Premiums in excess of par value............................          140        10,880      16,896
Accumulated deficit........................................         (262)      (17,951)    (27,875)
                                                               ---------     ---------     -------
                                                                      (7)       (6,846)    (10,630)
                                                               ---------     ---------     -------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.................       58,775        63,746      98,992
                                                               ---------     ---------     -------
SHAREHOLDERS' EQUITY
Amounts attributable to equity interests...................           (7)      (17,836)    (27,697)
Amounts attributable to non-equity interests...............           --        10,990      17,067
                                                               ---------     ---------     -------
                                                                      (7)       (6,846)    (10,630)
                                                                 =======       =======     =======

                          INNOVEX PLC AND SUBSIDIARIES

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                   THREE MONTHS ENDED JUNE 30, 1995 AND 1996

                                                                     1995      1996      1996
                                                                    ------    ------    -------
                                                                     L'000     L'000    US$'000
                                                                                          (NOTE
                                                                                             1)
Net cash provided by/(used in) operating activities(1)...........    2,032    (4,363)    (6,775)
Net cash used in returns on investments and servicing of
  finance........................................................     (482)     (605)      (940)
Total tax paid...................................................      (15)   (1,475)    (2,291)
Net cash used in investing:
  Cash consideration paid in connection with the April
     Reorganisation..............................................       --    (1,620)    (2,515)
  Other..........................................................   (1,880)     (917)    (1,424)
                                                                    ------    ------    -------
Net cash flows before financing..................................     (345)   (8,980)   (13,945)
Net cash (used in)/provided by financing:
  Issue of redeemable preference shares..........................       --    11,000     17,082
  Issue of preference shares.....................................       --        28         43
  Other..........................................................   (1,882)   (1,426)    (2,214)
                                                                    ------    ------    -------
(Decrease)/increase in cash and cash equivalents.................   (2,227)      622        966
Exchange adjustments.............................................       64        23         36
Cash and cash equivalents at beginning of period.................    3,565     3,041      4,722
                                                                    ------    ------    -------
Cash and cash equivalents at end of period.......................    1,402     3,686      5,724
                                                                    ======    ======    =======

---------------

(1) The net cash used in operating activities of L4.4 million in the first quarter of the 1997 financial year included the special pension contribution of L1.5 million paid to the pension fund of Barrie S. Haigh and non-recurring costs of L0.4 million in relating to the April Reorganization (see Note 2 to Unaudited Condensed Financial Information).

                          INNOVEX PLC AND SUBSIDIARIES

                        UNAUDITED CONDENSED CONSOLIDATED
                STATEMENTS OF TOTAL RECOGNIZED GAINS AND LOSSES

                   THREE MONTHS ENDED JUNE 30, 1995 AND 1996

                                                                   1995       1996        1996
                                                                  ------     ------     --------
                                                                   L'000      L'000      US$'000
                                                                                        (NOTE 1)
Net (loss)/income..............................................      (68)       860       1,336
Exchange adjustments on foreign currency net investments.......      162       (116)       (180)
                                                                  ------     ------     --------
Total recognized gains and losses for the period...............       94        744       1,156
                                                                  ======     ======     =======

                          INNOVEX PLC AND SUBSIDIARIES

                 NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

NOTE 1  BASIS OF PRESENTATION

     The accompanying Condensed Consolidated Financial Statements present the financial position and results of operations of Innovex PLC and its subsidiaries (hereafter referred to as the "Group") and have been prepared in accordance with generally accepted accounting principles in the United Kingdom ("U.K. GAAP") which differ in certain significant respects from those applicable in the United States ("U.S. GAAP"). See Note 27 of Notes to the Combined Financial Statements included elsewhere in this Prospectus for a discussion of the principal differences between U.K. GAAP and U.S. GAAP affecting the Group.

     The interim financial information included in these Condensed Consolidated Financial Statements is unaudited but reflects all adjustments (consisting only of normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The interim Condensed Consolidated Financial Statements should be read in conjunction with the Combined Financial Statements and notes thereto included elsewhere in this Prospectus.

     Solely for the convenience of the reader, the Condensed Consolidated Financial Statements as at and for the three-month period ended June 30, 1996 have been translated from pound sterling amounts into U.S. dollars using the June 28, 1996 Noon Buying Rate in New York City for cable transfers in pound sterling, as certified for customs purposes by the Federal Reserve Bank of New York of L1.00 = U.S.$1.5529. Interim results for the three month period ended June 30, 1996 are not necessarily indicative of the results for the full year.

     The provision for income taxes in the Condensed Consolidated Income Statements is based upon management's best estimate of the effective tax rate to be applicable for the entire year and taking into account the anticipated impact of foreign tax rates, available tax loss carry forwards and other relevant tax issues in the jurisdictions in which the Group operates.

NOTE 2  REORGANIZATION

     On April 3, 1996, Innovex PLC and the former holding company of the Innovex group, Innovex Holdings Limited completed a series of transactions designed to establish Innovex PLC as the holding company of the Innovex Group. The Company and Innovex Holdings Limited entered into an Exchange Agreement, dated April 3, 1996, pursuant to which Innovex PLC, the entire outstanding share capital of which consisted of two thousand ordinary shares owned by Mr. Haigh and Dr. Knott, agreed to acquire the entire issued share capital of Innovex Holdings Limited in exchange for 72,631,305 newly issued ordinary shares of 0.1p each, 14,285,720 cumulative participating preferred ordinary shares of 0.1p each (the "preferred shares"), L16,980,000 of 6.03125% vendor guaranteed loan notes, due on or about October 3, 1996, of Innovex PLC, and L1,620,000 of cash. Innovex PLC's performance of its obligations under the loan notes was guaranteed by Lloyds Bank pursuant to a Facilities Agreement, dated April 3, 1996, which provides for a L15,000,000 secured guarantee and term-loan facility and a L2,000,000 cash-backed guarantee facility. In connection with these transactions, Innovex PLC also entered into a L3,000,000 overdraft facility, dated April 3, 1996, with Lloyds Bank.

     Pursuant to an Investment Agreement, dated April 3, 1996, Innovex PLC issued 28,533,345 additional preferred shares and created and issued 11,000,000 7.5% cumulative redeemable preference shares of 1.0p each ("the preference shares"), ranking senior to the preferred shares, and L6,900,000 aggregate principal amount of 8.70% loan stock. The loan stock issued had a nominal value of L10,200,000 and an effective interest rate of 14.85%.

     The preferred shares rank for a cumulative participating net dividend in respect of the year ending March 31, 2000 and subsequent years. The amount of the dividend will be equal to a percentage of profit after

                          INNOVEX PLC AND SUBSIDIARIES

                 NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                       FINANCIAL STATEMENTS  (CONTINUED)

tax, where the percentage equals one third of the number of preferred shares outstanding during the relevant year as a percent of the total number of ordinary shares and preferred shares outstanding during such years. The preference shares are redeemable by Innovex PLC on or before March 31, 2004.

     These transactions are considered as having no effect on the basis of accounting for assets and liabilities and are viewed as having occurred among members of a commonly controlled group in connection with a proposed capital-raising transaction after which the controlling shareholder retained control. Further details are given in Note 23 of Notes to the Combined Financial Statements.

     In August, the Company's share capital was consolidated at the ratio of 50 then-existing ordinary shares, nominal value 0.1 pence per ordinary share, for each new ordinary share, nominal value 5 pence per ordinary share. To the extent the number of ordinary shares held by any shareholder was not divisible by 50, new ordinary shares were issued to such shareholder to make the number of ordinary shares sold by such shareholder divisible by 50. Immediately following this consolidation of its ordinary share capital, the Company made a bonus issue of 49 new ordinary shares for each existing ordinary share.

NOTE 3  SUMMARY OF DIFFERENCES BETWEEN U.K. GAAP AND U.S. GAAP

     The Group's condensed consolidated financial statements are prepared in U.K. GAAP, which differ in certain significant respects from U.S. GAAP. The following is a summary of the adjustments to net income for the three months ended June 30, 1995 and 1996 and shareholders' equity as at June 30, 1996 that would have been required if U.S. GAAP had been applied instead of U.K. GAAP in the preparation of the condensed consolidated financial statements.

                                                                              1995       1996
                                                                              -----     -------
                                                                              L'000      L'000
NET (LOSS)/INCOME PER U.K. GAAP....................................             (68)        860
Adjustments to reconcile to U.S. GAAP
  Amortization of goodwill.........................................    (a)       74          30
  Pensions.........................................................    (b)       11          15
  Deferred taxation................................................    (c)     (100)        (39)
  Vacation pay accrual.............................................    (d)     (102)       (254)
  Finance costs of loan stock......................................    (e)       56         (19)
  Income tax effects of U.S. GAAP adjustments......................              29         111
                                                                              -----     -------
NET (LOSS)/INCOME PER U.S. GAAP....................................            (100)        704
                                                                              -----     -------
SHAREHOLDERS' EQUITY PER U.K. GAAP.................................                      (6,846)
Adjustments to reconcile to U.S. GAAP
  Goodwill.........................................................    (a)               (1,028)
  Pensions.........................................................    (b)                  266
  Deferred taxation................................................    (c)                1,096
  Vacation pay accrual.............................................    (d)               (1,193)
  Loan stock.......................................................    (e)                   44
  Redeemable preference shares.....................................    (f)              (10,990)
  Income tax effects of U.S. GAAP adjustments......................                         522
                                                                                        -------
SHAREHOLDERS' EQUITY PER U.S. GAAP.................................                     (18,129)
                                                                                        -------

                          INNOVEX PLC AND SUBSIDIARIES

                 NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                       FINANCIAL STATEMENTS  (CONTINUED)

     Footnote references in these tables correspond to the footnotes contained in the description of differences between U.K. GAAP and U.S. GAAP contained in
Note 27 of Notes to the Combined Financial Statements, except for (f) described below:

(f) Redeemable preference shares

     Under U.K. GAAP, redeemable preference shares are included as a component of shareholders' equity. The Company must redeem all preference shares in issue by March 31, 2004.

     Under U.S. GAAP, redeemable preference shares whose redemption is outside the control of the Group, including mandatory redemption, are presented in a separate classification between debt and shareholders' equity.

NOTE 4  NON-EQUITY DIVIDENDS

     Non-equity dividends in respect of preference share dividends are at the rate of 7.5% on the paid up amount.

NOTE 5  LONG-TERM OBLIGATIONS

     Long-term obligations less current portion at June 30, 1996 consisted of the following:

                                                                      JUNE 30, 1996
                                                                      -------------
                                                                          L000
            Loan stock..............................................       7,050
            Loan facility...........................................      13,500
            Capital leases..........................................       2,243
                                                                          ------
                                                                          22,793
                                                                          ======

                          INDEPENDENT AUDITORS' REPORT

                 To the Shareholders and Board of Directors of
                    Innovex PLC and Innovex Holdings Limited

     We have audited the combined balance sheets of the Innovex Companies, which comprise a combination of Innovex PLC and Innovex Holdings Limited and its subsidiaries, as at March 31, 1995 and 1996 and the related combined income statements and statements of cash flows for each of the years in the three-year period ended March 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with auditing standards in the United Kingdom and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the aforementioned combined financial statements present fairly, in all material respects, the financial position of the Innovex Companies, as at March 31, 1995 and 1996 and the results of their operations and their cash flows for each of the years in the three-year period ended March 31, 1996 in conformity with generally accepted accounting principles in the United Kingdom.

     Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected the results of operations and shareholders' equity as at and for the years ended March 31, 1995 and 1996, to the extent summarized in Note 27 to the combined financial statements.

Reading, England                                                            KPMG
24 July 1996                                               Chartered Accountants
                                                             Registered Auditors

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

                           COMBINED INCOME STATEMENTS

                   YEARS ENDED MARCH 31, 1994, 1995 AND 1996

                                               NOTE     1994       1995       1996          1996
                                               ----    -------    -------    -------    ------------
                                                         L'000      L'000      L'000      US$'000
                                                                                         (UNAUDITED
                                                                                             --
                                                                                          NOTE 1)
NET SALES...................................            40,744     51,758     83,106       129,055
COSTS AND EXPENSES
Cost of finished goods sold.................            (2,860)    (1,765)    (2,049)      (3,182)
Personnel costs.............................           (21,510)   (29,936)   (50,056)     (77,732)
Depreciation and amortization...............            (2,600)    (3,266)    (5,186)      (8,053)
Other operating expenses....................           (11,099)   (13,850)   (19,124)     (29,698)
Non-recurring costs relating to
  reorganization............................                --         --     (1,528)      (2,373)
Special pension contribution................                --         --     (1,500)      (2,329)
                                                       -------    -------    -------    ------------
OPERATING INCOME............................             2,675      2,941      3,663         5,688
OTHER INCOME AND EXPENSES
Gain on sale of fixed assets................     5          --        252         --            --
Write down of fixed assets..................    12        (500)        --         --            --
Financial income and expenses...............     6      (1,165)    (1,327)    (1,863)      (2,893)
                                                       -------    -------    -------    ------------
INCOME BEFORE INCOME TAXES..................             1,010      1,866      1,800         2,795
Income taxes................................     8        (797)      (537)      (743)      (1,154)
                                                       -------    -------    -------    ------------
NET INCOME..................................               213      1,329      1,057         1,641
                                                       =======    =======    =======    ==========

    The accompanying notes form an integral part of these Combined Financial
                                  Statements.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

                            COMBINED BALANCE SHEETS

                         AS AT MARCH 31, 1995 AND 1996

                                                          NOTE     1995      1996         1996
                                                          ----    ------    ------    ------------
                                                                   L'000     L'000         US$'000
                                                                                        (UNAUDITED
                                                                                                --
                                                                                           NOTE 1)
ASSETS
CURRENT ASSETS
Cash and cash equivalents..............................            3,565     3,041        4,722
Accounts receivable....................................    10     15,055    25,546       39,670
Finished goods and goods for resale....................              255       302          469
Property held for sale.................................            1,320        --           --
Deferred income taxes..................................    17      1,000     1,542        2,395
                                                                  ------    ------    ------------
TOTAL CURRENT ASSETS...................................           21,195    30,431       47,256
FIXED ASSETS
Intangible assets......................................    11      9,442    10,240       15,902
Property, plant and equipment..........................    12     12,108    18,104       28,114
                                                                  ------    ------    ------------
TOTAL ASSETS...........................................           42,745    58,775       91,272
                                                                  ======    ======    ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Short term borrowings and current portion of long term
  obligations..........................................    13      3,520     7,001       10,872
Accounts payable and accrued expenses..................    14     11,526    20,267       31,473
Advance payments received..............................            4,504    15,406       23,924
Income taxes...........................................              485     1,517        2,356
Current portion of deferred consideration payable......            3,528     2,165        3,362
                                                                  ------    ------    ------------
TOTAL CURRENT LIABILITIES..............................           23,563    46,356       71,987
LONG TERM OBLIGATIONS..................................    15      7,439     6,717       10,431
PROVISIONS FOR LIABILITIES AND CHARGES.................    16      2,309     2,780        4,317
DEFERRED CONSIDERATION PAYABLE.........................            5,159     2,929        4,548
                                                                  ------    ------    ------------
                                                                  38,470    58,782       91,283
                                                                  ------    ------    ------------
SHAREHOLDERS' EQUITY
Ordinary shares (par value 0.1 pence per share;
  authorized 250,000,000 ordinary shares; issued and
  fully paid 115,452,370 at March 31, 1996 and
  114,985,720 at March 31, 1995).......................    18        115       115          179
Premiums in excess of par value........................               69       140          217
Retained surplus/(accumulated deficit).................            4,091      (262)        (407)
                                                                  ------    ------    ------------
COMMITMENTS AND CONTINGENT LIABILITIES.................    12      4,275        (7)         (11)
                                                                  ------    ------    ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.............           42,745    58,775       91,272
                                                                  ======    ======    ==========

    The accompanying notes form an integral part of these Combined Financial
                                  Statements.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

                       COMBINED STATEMENTS OF CASH FLOWS

                   YEARS ENDED MARCH 31, 1994, 1995 AND 1996

                                                 NOTES     1994      1995      1996         1996
                                                 -----    ------    ------    ------    ------------
                                                           L'000     L'000     L'000         US$'000
                                                                                          (UNAUDITED
                                                                                          -- NOTE 1)
NET CASH PROVIDED BY OPERATING ACTIVITIES.....     19      6,264     5,335    16,611        25,795
RETURNS ON INVESTMENTS AND SERVICING OF
  FINANCE
Interest received.............................                67       120       165           256
Interest paid.................................              (409)     (718)     (717)       (1,113)
Interest element of capital lease
  repayments..................................              (133)     (112)     (411)         (638)
Dividend paid.................................                --        --    (5,900)       (9,162)
                                                          ------    ------    ------    ------------
NET CASH USED IN RETURN ON INVESTMENTS AND
  SERVICING OF FINANCE........................              (475)     (710)   (6,863)      (10,657)
                                                          ------    ------    ------    ------------
TOTAL TAX PAID
U.K. income tax paid..........................              (523)     (466)     (400)         (621)
Foreign income tax paid.......................               (55)      (56)      (98)         (152)
                                                          ------    ------    ------    ------------
                                                            (578)     (522)     (498)         (773)
                                                          ------    ------    ------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES
Payment of deferred consideration.............                --      (262)   (3,497)       (5,431)
Purchase of property, plant and equipment.....            (2,061)   (2,923)   (3,694)       (5,736)
Purchase of licences..........................              (600)     (655)       --            --
Sale of property held for sale................                --        --     1,320         2,050
Sales of property, plant and equipment........               925     1,722     1,317         2,045
Purchase of subsidiaries......................     22     (4,714)       --        --            --
Set up of subsidiaries........................               (84)       --        --            --
                                                          ------    ------    ------    ------------
NET CASH USED IN INVESTING....................            (6,534)   (2,118)   (4,554)       (7,072)
                                                          ------    ------    ------    ------------
NET CASH (OUTFLOW)/INFLOW BEFORE FINANCING....            (1,323)    1,985     4,696         7,293
                                                          ------    ------    ------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of share issue.......................                14        70        71           110
Capital element of capital lease repayments...            (1,852)   (1,845)   (4,176)       (6,485)
Bank loan repayments..........................              (198)     (125)   (1,099)       (1,707)
Proceeds from issuance of loan stock..........             5,472        --        --            --
Exceptional costs relating to
  reorganization..............................                --        --      (152)         (236)
                                                          ------    ------    ------    ------------
NET CASH PROVIDED BY/(USED IN) FINANCING......     20      3,436    (1,900)   (5,356)       (8,318)
INCREASE/(DECREASE) IN CASH AND CASH
  EQUIVALENTS.................................     20      2,113        85      (660)       (1,025)
                                                          ======    ======    ======    ==========

    The accompanying notes form an integral part of these Combined Financial
                                  Statements.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            COMBINED STATEMENTS OF TOTAL RECOGNIZED GAINS AND LOSSES

                   YEARS ENDED MARCH 31, 1994, 1995 AND 1996

                                                           1994     1995     1996         1996
                                                           -----    -----    -----    ------------
                                                           L'000    L'000    L'000      US$'000
                                                                                       (UNAUDITED
                                                                                           --
                                                                                        NOTE 1)
Net income..............................................     213    1,329    1,057        1,641
Exchange adjustments on foreign currency net
  investments...........................................     184     (309)     490          761
                                                           -----    -----    -----       ------
Total recognized gains and losses for the financial
  year..................................................     397    1,020    1,547        2,402
                                                           =====    =====    =====    ==========

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

             COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                   YEARS ENDED MARCH 31, 1994, 1995 AND 1996

                                                                                   RETAINED
                                        NUMBER OF                 PREMIUMS IN      SURPLUS/
                                         ORDINARY     ORDINARY     EXCESS OF     (ACCUMULATED
                                          SHARES       SHARES      PAR VALUE       DEFICIT)      TOTAL
                                        ----------    --------    -----------    ------------    ------
                                                         L'000          L'000           L'000     L'000
Balance as at April 1, 1993..........   114,285,720      114           --            2,674        2,788
Net income...........................           --        --           --              213          213
Foreign exchange adjustments.........           --        --           --              184          184
                                        ----------       ---          ---        ------------    ------
Balance as at March 31, 1994.........   114,285,720      114           --            3,071        3,185
Net income...........................           --        --           --            1,329        1,329
Foreign exchange adjustments.........           --        --           --             (309)        (309)
Issue of ordinary shares.............      700,000         1           69               --           70
                                        ----------       ---          ---        ------------    ------
Balance as at March 31, 1995.........   114,985,720      115           69            4,091        4,275
Net income...........................           --        --           --            1,057        1,057
Dividends paid.......................           --        --           --           (5,900)      (5,900)
Foreign exchange adjustments.........           --        --           --              490          490
Issue of ordinary shares.............       466,650       --           71               --           71
                                        ----------       ---          ---        ------------    ------
Balance as at March 31, 1996.........   115,452,370      115          140             (262)          (7)
                                        ==========    ======      =========      ==========      ======

     The number of ordinary shares has been adjusted to reflect the 10 for 1 stock split which occurred in June 1995.

     At March 31, 1996, L370,000 (1995: L(120,000); 1994: L189,000) had been credited to retained surplus/debited to (accumulated deficit) in respect of cumulative exchange adjustments.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

     The accompanying Combined Financial Statements present the financial position and results of operations of Innovex PLC (the "Registrant") and Innovex Holdings Limited and its subsidiaries, the predecessor entities to Innovex PLC (see Note 23). Innovex PLC and Innovex Holdings Limited and its subsidiaries are herein referred to as the "Group" or the "Company". The Combined Financial Statements have been prepared in accordance with United Kingdom generally accepted accounting principles ("U.K. GAAP"). These accounting principles vary in certain significant respects from accounting principles generally accepted in the United States ("U.S. GAAP"). See Note 27 for a discussion of the principal differences between U.K. GAAP and U.S. GAAP that affect the Group's combined net income and shareholders' equity.

     Solely for the convenience of the reader, the Combined Financial Statements as at and for the year ended March 31, 1996 have been translated from pound sterling amounts into U.S. dollars using the June 28, 1996 Noon Buying Rate in New York City for cable transfers in pound sterling, as certified for customs purposes by the Federal Reserve Bank of New York of, L1.00 = U.S.$1.5529.

NATURE OF OPERATIONS

     The Group is an international contract pharmaceutical organization based in the United Kingdom, which provides a wide range of contract research and sales and marketing services to the pharmaceutical industry. The principal places of business are the United Kingdom, the United States and Germany.

     Due to the international nature of the Group's operations, exchange rate movements give rise to foreign currency translation risk when revenues, costs and net assets of foreign subsidiaries are converted to sterling. The Group does not hedge the translation risk arising from the net assets of foreign subsidiaries.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities reported and of contingent assets and liabilities disclosed at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BASIS OF PREPARATION

     The financial statements have been prepared in accordance with applicable accounting standards and under the historical cost accounting rules.

BASIS OF COMBINATION AND CONSOLIDATION

     The Group financial statements reflect the combination of the financial statements of Innovex PLC and the consolidated financial statements of Innovex Holdings Limited and all of its subsidiaries. All intercompany transactions have been eliminated in the consolidation process. These commonly controlled companies became a consolidated group as a result of a reorganization on April 3, 1996. See Note 23.

     Unless otherwise stated, the acquisition method of accounting has been adopted for businesses acquired. Under this method, the results of subsidiaries acquired or disposed of in the year are included in the combined income statement from the date of acquisition or up to the date of disposal. Goodwill, representing the excess of the fair value of the consideration paid over the fair value of the separable net assets acquired, is amortized over a period of 20 years to reflect its useful economic life.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

SALES

     Net sales represent the amounts (excluding value added tax) derived from providing goods and services to customers during the year. Net sales exclude pass through costs which are costs incurred on behalf of and recharged directly to customers.

PROPERTY, PLANT AND EQUIPMENT

     Depreciation is provided to write off the cost less the estimated residual value of property, plant and equipment in equal instalments over their estimated useful economic lives as follows:

          Leasehold improvements......................................  5 years
          Motor vehicles..............................................  4 years
          Furniture, fittings and equipment...........................  3 to 10 years
          Computer equipment..........................................  3 years
          Freehold buildings..........................................  40 years

     No depreciation is provided on freehold land.

INTANGIBLE ASSETS

     Intangible assets, other than goodwill, comprise acquired licences to sell certain pharmaceutical products and trademarks, and are valued at historic cost. These assets are recorded in the balance sheet as intangible assets and are amortized over the shorter of their estimated useful lives or licence terms on a straight-line basis, usually over 3 to 5 years. The directors regularly review the value of the assets and provision is made for any permanent diminution in value.

     In certain instances Novex Pharma acquires a product licence in exchange for Innovex services. Novex Pharma acquires the licence from a third party for an agreed amount. The consideration is settled by Innovex supplying the services to the third party. Settlement of the purchase price passes between Innovex and Novex Pharma through the intercompany account.

INVENTORIES

     Inventories, consisting of finished goods, are stated at the lower of cost or net realizable value, calculated on a first in, first out basis.

REVENUE RECOGNITION

     The majority of the Company's revenues are based on the number of days worked multiplied by a daily rate as established by the contract. Revenues are recognized as the work is performed. Invoices are raised in accordance with an agreed billing schedule and, therefore, a short-term timing difference may arise between the amount invoiced at the period end and the work done. This difference will either be included in current assets as unbilled accounts receivable, where the value of work done exceeds the billings, or in the case of contracts where invoicing exceeds the value of work done, any excess is included in current liabilities as advance payments received.

     The clinical research services include a number of fixed price contracts. These contracts provide for the payment of additional fees in the event of changes in the scope, nature, duration or conditions of the project. Profits are taken only when the outcome of the contract can be foreseen with reasonable certainty and are calculated on a percentage completion basis normally on the achievement of agreed milestones. If the

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

outcome of a contract cannot be foreseen with reasonable certainty, no profit will be recognized. All losses are provided in full when foreseen.

     Each contract includes a billing schedule, and invoices are raised accordingly. The billing schedules vary between contracts, and billings will normally continue over the life of the contract. Any difference arising between the amount billed and the revenue recognized on a particular contract is included in the balance sheet as unbilled accounts receivable or advance payments received. Amounts included in unbilled accounts receivable are expected to be collected within one year and are included within current assets.

FOREIGN CURRENCIES

     Transactions denominated in foreign currencies are translated at the rate of exchange prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange prevailing at the balance sheet date and the gains or losses arising on translation are included in the income statement.

     On consolidation, the assets and liabilities of overseas subsidiaries are translated at the closing exchange rates and the statements of income at the average rates of exchange prevailing during the year. Exchange differences arising from these translations are taken to retained earnings.

LEASES

     Where the company enters into a lease which entails taking substantially all the risks and rewards of ownership of an asset, the lease is treated as a capital lease. The asset is recorded in the balance sheet as property, plant and equipment and is depreciated over its estimated useful life or the term of the lease, whichever is shorter. Future instalments under such leases, net of finance charges, are included within creditors. Payments are apportioned between the finance element, which is charged to the income statement and the capital element, which reduces the outstanding obligation for future instalments.

     All other leases are accounted for as operating leases and the rental charged to the income statement on a straight line basis over the term of the lease.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of highly liquid investments that are readily convertible to known amounts of cash and generally have original maturities of three months or less, offset by bank overdrafts.

POST-EMPLOYMENT BENEFITS

     The Group operates a defined contribution pension plan for employees and executive directors in the United Kingdom. The assets of the plan are held separately from those of the Group in an independently administered fund. The amounts charged against income represent the contributions payable to the plan in respect of the year.

     The Group operates an unfunded defined benefit plan for employees in Germany. Full provision is made in the balance sheet for the pension commitments and the charge in the income statement reflects the obligations. As is customary in Germany, the assets of the plan are not held separately from the assets of the Company, cash contributions are not paid to an external fund and the benefits are paid directly by the Companies. Appropriate insurance policies have been arranged for accident and death benefits and to meet the pension obligations in the event that the Company is unable to do so.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

LOAN STOCK

     The finance cost of the loan stock is allocated over their term of the debt using the effective interest rate method and is calculated as the difference between the issue proceeds, net of direct issue costs, and the total amount payable at maturity on the loan stock and cash interest payable.

TAXATION

     The charge for taxation is based on the income for the year and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes. Provision is made for deferred taxation only to the extent that there is reasonable evidence that such deferred taxation will be payable or recoverable in the foreseeable future.

     Advance corporation tax ("ACT") recoverable by deduction from future corporation tax is carried forward within deferred taxation or as ACT recoverable within current assets.

DEFERRED CONSIDERATION PAYABLE

     Deferred consideration payable comprises payments in respect of businesses acquired that are contingent on the future results of the companies acquired. The amounts included within liabilities represent the maximum expected amount payable, subject to foreign exchange movements based on forecast results for the period to March 31, 1997. Adjustments for actual amounts paid are accounted for in the year of settlement.

FOREIGN CURRENCY OPTIONS

     Gains and losses on foreign exchange options that are designated and effective as hedges of firm foreign currency commitments are deferred and recognized in income or as adjustments of carrying amounts when the hedged transaction occurs.

NOTE 2  SEGMENTAL INFORMATION

     The Group operates in a single business segment, providing contract research and sales and marketing services to the pharmaceutical industry.

     Geographical analysis of the group's results:

     Net sales by location of customer:

                                                                      1994      1995      1996
                                                                     ------    ------    ------
                                                                      L'000     L'000     L'000
U.K...............................................................   26,960    31,265    44,304
Germany...........................................................    5,140     7,350    11,341
Rest of Europe....................................................    2,386     5,983    11,175
United States.....................................................    6,258     7,160    16,286
                                                                     ------    ------    ------
                                                                     40,744    51,758    83,106
                                                                     ======    ======    ======

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     Net sales by location of operations:

                                                                      1994      1995      1996
                                                                     ------    ------    ------
                                                                      L'000     L'000     L'000
U.K...............................................................   28,406    32,023    51,178
Germany...........................................................    7,256    10,540    14,176
Rest of Europe....................................................       88     2,040     2,454
United States.....................................................    4,994     7,155    15,298
                                                                     ------    ------    ------
                                                                     40,744    51,758    83,106
                                                                     ======    ======    ======

     Income/(loss) before income taxes by location of operations:

                                                                      1994      1995      1996
                                                                     ------    ------    ------
                                                                      L'000     L'000     L'000
U.K...............................................................    1,090     1,677      (149)
Germany...........................................................      202       678     2,041
Rest of Europe....................................................       17      (309)     (578)
United States.....................................................     (299)     (180)      486
                                                                     ------    ------    ------
                                                                      1,010     1,866     1,800
                                                                     ======    ======    ======

     Total assets:

                                                                      1994      1995      1996
                                                                     ------    ------    ------
                                                                      L'000     L'000     L'000
U.K...............................................................   25,525    24,924    36,763
Germany...........................................................    5,655    13,106    10,435
Rest of Europe....................................................       --       620     1,823
United States.....................................................    3,957     4,095     9,754
                                                                     ------    ------    ------
                                                                     35,137    42,745    58,775
                                                                     ======    ======    ======

     Net assets/(liabilities):

                                                                      1994      1995      1996
                                                                     ------    ------    ------
                                                                      L'000     L'000     L'000
U.K...............................................................    5,953     3,019    (1,039)
Germany...........................................................   (5,048)      109       538
Rest of Europe....................................................       --      (421)      284
United States.....................................................    2,280     1,568       210
                                                                     ------    ------    ------
                                                                      3,185     4,275        (7)
                                                                     ======    ======    ======

NOTE 3  SIGNIFICANT ACQUISITIONS

     On April 1, 1993, the Group acquired the entire issued share capital of Innovex GmbH (Freiburg), the holding company for the Clinical Research Foundation group. The Clinical Research Foundation group operated in the United Kingdom, Germany and the United States. The acquisition added phase I clinical research facilities to the group, as well as strengthening phases II to IV clinical research services in Germany and the United States.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     The total cash consideration is an amount up to 30,214,000 DM (L12,470,000), of which 9,733,000 DM (L4,017,000) was paid as initial consideration, 2,001,000 DM (L826,000) was paid on March 31, 1994 and 7,000,000
DM (L3,155,000) was paid on April 3, 1995. As of March 31, 1996, the balance of 11,480,000 DM (L5,094,000) is to be paid as deferred consideration contingent upon the results of the Clinical Research Foundation group in the period to March 31, 1997. The pounds sterling equivalents are as at the date of payment or, when unpaid, the balance sheet date.

     On February 1, 1994 the Group acquired the entire issued share capital of Innovex (Nordic) AB. The acquisition provided clinical research operations in Sweden. The total cash consideration was up to L1,153,000 of which L550,000 was paid as initial consideration and the balance of L603,000 was contingent on the results of Innovex (Nordic) AB in the period to March 31, 1995. The deferred consideration was paid in instalments up to December 1995.

     Goodwill arising on consolidation (representing the excess of the fair value of the consideration paid over the fair value of the separable net assets acquired) is amortized over a period of 20 years. At the time of acquisition the Company evaluated the economic benefit that would be derived from the business and has amortized the goodwill accordingly.

     The directors reassess the estimated useful life of the group's investments each year.

NOTE 4  START UP COSTS

     During the years ended March 31, 1994, 1995 and 1996, the Group made investments in the introduction of its sales and marketing services in the U.S. (through Innovex (North America) Inc), and its contract research services in Italy and France (through Innovex Srl and Innovex (France) Sarl respectively). The cost of these investments, totalling L240,000, L1,268,000 and L336,000 for the years ended March 31, 1994, 1995 and 1996 respectively, were expensed as incurred.

NOTE 5  GAIN ON SALE OF FIXED ASSETS

     In the year ended March 31, 1995, the Group disposed of the trademark in Mintec, a pharmaceutical product, for a cash consideration of L1,200,000, which generated a gain on sale of L341,000.

     During the year ended March 31, 1995, the Group vacated its headquarter offices and incurred associated empty property costs of L239,000. At March 31, 1995 the Group revised its estimate of the write down in fair value, made during the previous year, from L500,000 to L350,000 to value the property to its estimated recoverable amount of L1,320,000. The property was sold during the year ended March 31, 1996 for a net cash consideration of L1,320,000.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

NOTE 6  FINANCIAL INCOME AND EXPENSES

     Financial income and expenses consist of the following:

                                                                        1994     1995     1996
                                                                        -----    -----    -----
                                                                        L'000    L'000    L'000
OTHER INTEREST RECEIVABLE AND SIMILAR INCOME
Bank interest received...............................................      67      120      165
                                                                        -----    -----    -----
INTEREST PAYABLE AND SIMILAR CHARGES
On bank loans, overdrafts and other loans (except loan stock) wholly
  repayable within five years........................................       7       33      109
Finance charge on loan stock (see below).............................     772      837    1,200
On capital leases....................................................     133      112      411
On all other loans...................................................     101       85       --
Foreign exchange losses on loans to subsidiaries.....................     100      380      308
Exceptional costs relating to the issue of loan stock................     119       --       --
                                                                        -----    -----    -----
                                                                        1,232    1,447    2,028
                                                                        -----    -----    -----
Net financial expense................................................   1,165    1,327    1,863
                                                                        =====    =====    =====

     The term of the loan stock is the period from issue to the earliest date on which the loan stock could be commercially redeemed, which was April 1, 1995. For the period from April 1, 1995 the finance cost of the loan stock accrues on an actual basis, resulting in an annual finance cost of L1,200,000.

     Included within other operating expenses are foreign exchange gains arising on normal operating transactions of L3,000, L70,000 and L265,000 for the years ended March 31, 1994, 1995 and 1996 respectively.

NOTE 7  DIVIDENDS

     As a prelude to the reorganization discussed in Note 23, a dividend of L5,900,000 was paid to the principal shareholder. All other shareholders, with the exception of the principal shareholder waived their right to this dividend, the cost of which was L5,900,000.

NOTE 8  INCOME TAXES

     Income tax expense consists of the following:

                                                                        1994     1995     1996
                                                                        -----    -----    -----
                                                                        L'000    L'000    L'000
U.K. CORPORATION TAX:
Current..............................................................     437      414    1,000
Deferred.............................................................     349       25     (632)
FOREIGN TAXATION:
Current..............................................................      11       98       45
Deferred.............................................................      --       --      330
                                                                        -----    -----    -----
                                                                          797      537      743
                                                                        =====    =====    =====

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     The table below reconciles the notional charge at the U.K. corporation tax rate for the year to the actual charges for taxation:

                                                                       1994     1995      1996
                                                                       -----    -----    ------
                                                                       L'000    L'000    L'000
INCOME BEFORE TAXES ON INCOME:
United Kingdom......................................................   1,090    1,677      (149)
Foreign.............................................................     (80)     189     1,949
                                                                       -----    -----    ------
                                                                       1,010    1,866     1,800
                                                                       =====    =====    ======
"Expected" income tax expense at standard U.K. rate
  (1994, 1995 and 1996: 33%)........................................     333      616       594
Differences in foreign tax rates....................................      33      258       539
Entertaining, professional fees and other expenditures permanently
  disallowable for taxation purposes................................      20      161       155
Losses not recognized as a deferred tax asset.......................     120      242       251
Depreciation and amortization of assets ineligible for tax relief...     331      189       324
Utilization of tax loss carry forwards..............................      --     (683)   (1,175)
Tax relief on sale of intangible assets.............................      --     (180)       --
Other items.........................................................     (40)     (66)       55
                                                                       -----    -----    ------
Actual tax charge...................................................     797      537       743
                                                                       =====    =====    ======

     An analysis of the deferred tax balance at March 31, 1995 and 1996 is provided in Note 17.

NOTE 9  POST-EMPLOYMENT BENEFITS

     The costs charged for the years ended March 31, 1994, 1995 and 1996 in respect of the U.K. defined contribution plan represent contributions payable by the Group to the trust fund and amounted to L560,000, L568,000 and L738,000, respectively. There were no outstanding or prepaid contributions either at the beginning or at the end of the year. The pension costs charged for the years ended March 31, 1994, 1995 and 1996 in respect of other overseas companies schemes were L151,000, L321,000 and L456,000, respectively.

     As explained in the accounting policies set out in Note 1, the Group operates an unfunded defined benefit plan for employees in Germany. The plan provides benefits based on final pensionable pay. As is customary in Germany, assets of the plan are not held separately from the assets of the Company, cash contributions are not paid to an external trust and the benefits are paid directly by the Company. The amount of the provision is determined by a qualified actuary on the basis of annual valuations using the individual entry age method. The most recent valuation was at an effective date of April 1, 1996, and the provision has been increased in line with actuarial advice. The assumptions which have the most significant effect on the results of the valuation are those relating to the following factors:

a)  investment return of 7% per annum compound;

b)  increase in pensionable salary at a rate of 5% per annum compound;

c)  mortality in accordance with standard tables; and

d)  pension increases at a rate of 3% per annum compound.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     The pension charge for the years ended March 31, 1994, 1995 and 1996 was L107,000, L182,000 and L311,000 respectively. Amounts provided in respect of German pensions are included in provisions for liabilities and charges in Note
16. See Note 28 for pension information under U.S. GAAP.

NOTE 10  ACCOUNTS RECEIVABLE

     Accounts receivable consist of the following:

                                                                               1995      1996
                                                                              ------    ------
                                                                               L'000     L'000
Trade accounts receivable..................................................    8,203    12,993
Less: allowance for doubtful accounts......................................     (140)     (174)
                                                                              ------    ------
                                                                               8,063    12,819
Unbilled accounts receivable...............................................    3,663     8,791
Accrued income and prepaid expenses........................................    2,262     1,561
Corporation tax and ACT recoverable........................................       46       480
Other receivables..........................................................    1,021     1,895
                                                                              ------    ------
                                                                              15,055    25,546
                                                                              ======    ======

     Other receivables include an amount of L10,000 (1995: Nil) due from officers in respect of unpaid share capital and L345,000 (1995: L177,000) in respect of expense advances to personnel.

     The following table summarizes sales to major customers as a percentage of total sales (sales in excess of 10% for the period):

                                                                           1994    1995    1996
                                                                           ----    ----    ----
Customer A..............................................................     --     11%     12%
Customer B..............................................................     --      --     11%

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

NOTE 11  INTANGIBLE ASSETS

     Intangible assets consist of the following:

                                                                    GOODWILL    LICENCES    TOTAL
                                                                    --------    --------    ------
                                                                       L'000       L'000     L'000
COST
At April 1, 1995.................................................     9,908         655     10,563
Additions........................................................        22       1,690      1,712
Foreign exchange adjustments.....................................       120          --        120
                                                                    --------    --------    ------
At March 31, 1996................................................    10,050       2,345     12,395
                                                                    --------    --------    ------
AMORTIZATION
At April 1, 1995.................................................     1,078          43      1,121
Provided during the year.........................................       580         440      1,020
Foreign exchange adjustments.....................................        14          --         14
                                                                    --------    --------    ------
At March 31, 1996................................................     1,672         483      2,155
                                                                    --------    --------    ------
NET BOOK VALUE
At March 31, 1996................................................     8,378       1,862     10,240
                                                                    --------    --------    ------
At March 31, 1995................................................     8,830         612      9,442
                                                                    --------    --------    ------

NOTE 12  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following:

                                        IMPROVEMENTS               FURNITURE,
                                        TO LEASEHOLD    MOTOR     FITTINGS AND   COMPUTER
                                          PROPERTY     VEHICLES    EQUIPMENT     EQUIPMENT   PROPERTY   TOTAL
                                        ------------   --------   ------------   ---------   --------   ------
                                           L'000        L'000        L'000         L'000      L'000     L'000
COST
At April 1, 1995......................       303          7,810       3,638        3,660       3,500    18,911
Additions.............................       148          7,237         836        2,880          27    11,128
Disposals.............................        --         (2,792)         (5)         (64)         --    (2,861)
Foreign exchange adjustments..........        (3)             2          27           49         158       233
                                             ---       --------      ------      ---------   --------   ------
At March 31, 1996.....................       448         12,257       4,496        6,525       3,685    27,411
                                             ---       --------      ------      ---------   --------   ------
DEPRECIATION
At April 1, 1995......................       182          2,344       1,753        1,854         670     6,803
Charged in the year...................        34          2,493         416        1,132          91     4,166
On disposals..........................        --         (1,668)        (13)         (20)         --    (1,701)
Foreign exchange adjustments..........        (2)            --           5           29           7        39
                                             ---       --------      ------      ---------   --------   ------
At March 31, 1996.....................       214          3,169       2,161        2,995         768     9,307
                                             ---       --------      ------      ---------   --------   ------
NET BOOK VALUE
At March 31, 1996.....................       234          9,088       2,335        3,530       2,917    18,104
                                             ---       --------      ------      ---------   --------   ------
At March 31, 1995.....................       121          5,466       1,885        1,806       2,830    12,108
                                             ---       --------      ------      ---------   --------   ------

     Property represents freehold land and buildings.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     In the year ended March 31, 1994, a provision of L500,000 was made to reflect a write down in the fair value of property. In the year ended March 31, 1995 a partial reversal of this provision of L150,000 was made to reflect the then current value.

     Included in property, plant and equipment are the following amounts in respect of assets, primarily motor vehicles, held under capital leases:

                                                                               1995      1996
                                                                              ------    ------
                                                                              L'000     L'000
Cost.......................................................................    7,670    11,928
Accumulated depreciation...................................................   (2,338)   (3,055)
Net book value.............................................................    5,332     8,873
                                                                              ------    ------
Depreciation charged in the year...........................................    1,510     2,288
                                                                              ======    ======

     Capital expenditure authorized and contracted for but not provided for in these Combined Financial Statements, as they have not yet been incurred, are estimated as of March 31, 1996 at L690,000.

NOTE 13  SHORT-TERM BORROWINGS AND CURRENT PORTION OF LONG-TERM OBLIGATIONS

     Short-term borrowings and current portion of long-term obligations consist of the following:

                                                                                1995     1996
                                                                                -----    -----
                                                                                L'000    L'000
Notes payable to banks.......................................................   1,099       --
Current portion of capital lease obligations.................................   2,421    4,701
Current portion of loan stock................................................      --    2,300
                                                                                -----    -----
                                                                                3,520    7,001
                                                                                =====    =====

     Notes payable to banks represented a mortgage loan which was repaid following the sale of a property in June 1995.

     In addition to that reflected above, the Group had bank overdrafts as at March 31, 1995 and 1996 of L74,000 and L3,775,000, respectively which have been offset against cash deposits as a legal right of offset exists. The overdrafts are repayable on demand. The weighted average interest rate on bank overdrafts in the three years ended March 31, 1994, 1995 and 1996 was 7.6%, 8.1% and 8.5%, respectively.

NOTE 14  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses consist of the following:

                                                                               1995      1996
                                                                              ------    ------
                                                                               L'000     L'000
Accounts payable...........................................................    3,684     4,375
Taxes, other than income taxes.............................................    2,113     3,098
Accrued expenses...........................................................    4,587     9,411
Other current liabilities..................................................    1,142     3,383
                                                                              ------    ------
                                                                              11,526    20,267
                                                                              ======    ======

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

NOTE 15  LONG-TERM OBLIGATIONS

     Long-term obligations less current portion consists of the following:

                                                                                1995     1996
                                                                                -----    -----
                                                                                L'000    L'000
Loan stock...................................................................   6,300    4,600
Capital lease obligations....................................................   1,139    2,117
                                                                                -----    -----
                                                                                7,439    6,717
                                                                                =====    =====

LOAN STOCK

     The loan stock was issued on April 1, 1993 at a price of L6,000,000, with a nominal value of L7,950,000. The loan stock matures at various dates from September 30, 1996 to March 31, 1999. The loan stock has a stated coupon rate of 5% for the period April 1, 1993 to March 31, 1994 and 10% thereafter, with interest payable on March 31 and September 30 each year. The effective interest rate of the loan stock is 15.1%.

     On April 3, 1996, as part of a Group reorganization (see Note 23), a new holding company, Innovex PLC, received proceeds totalling L6,900,000 from the issuance of new loan stock which were used to repay the loan stock described above. The allocation of loan stock between current and long term in these financial statements reflects the maturity of the loan stock as if no redemption had taken place.

CAPITAL LEASES

     The maturity of capital leases obligations is as follows:

                                                                              L'000
                                                                              -----
          Year ended March 31, 1997........................................   5,106
          Year ended March 31, 1998........................................   2,230
                                                                              -----
                                                                              7,336
          Less: amount representing future interest........................    (518)
                                                                              -----
                                                                              6,818
                                                                              =====

NOTE 16  PROVISIONS FOR LIABILITIES AND CHARGES

     Provisions for liabilities and charges consist of the following:

                                                           POST       DEFERRED
                                                        EMPLOYMENT    TAXATION       OTHER
                                                        PROVISIONS    (NOTE 17)    PROVISIONS    TOTAL
                                                        ----------    ---------    ----------    -----
                                                             L'000        L'000         L'000    L'000
At March 31, 1995....................................      1,558         434           317       2,309
Charge for the year..................................        334         240            --         574
Amounts utilized during the year.....................         --          --           (87)        (87)
Foreign exchange movements...........................        (16)         --            --         (16)
                                                        ----------       ---           ---       -----
At March 31, 1996....................................      1,876         674           230       2,780
                                                        =========     =======      =======       =====

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     Post-employment provisions comprise accrued liabilities to pay retirement benefits in respect of the unfunded German pension scheme. Other provisions comprise provisions for future lease costs in respect of empty property.

     Included within the total for provisions for liabilities and charges is L390,000 (1995: L184,000) which is considered likely to be utilized within one year.

NOTE 17  DEFERRED INCOME TAXES

     The principal components of deferred tax liabilities and assets and the full potential amount of deferred tax liabilities and assets were as follows:

                                                                               1995      1996
                                                                              ------    ------
                                                                               L'000     L'000
DEFERRED TAX LIABILITIES:
Property, plant and equipment..............................................      337       478
Interest costs.............................................................      176        92
Other timing differences...................................................       50       228
                                                                              ------    ------
                                                                                 563       798
                                                                              ------    ------
DEFERRED TAX ASSETS:
Operating losses carried forward...........................................    4,176     3,044
Post employment provisions.................................................      917     1,594
Other timing differences...................................................      244       364
                                                                              ------    ------
                                                                               5,337     5,002
  Less: valuation allowance................................................   (4,208)   (3,336)
                                                                              ------    ------
                                                                               1,129     1,666
                                                                              ------    ------
NET DEFERRED TAX ASSETS....................................................     (566)     (868)
                                                                              ======    ======

     The amounts are disclosed in the financial statements as follows:

                                                                               1995      1996
                                                                              ------    ------
                                                                               L'000     L'000
Deferred tax liabilities...................................................      434       674
Deferred tax assets........................................................   (1,000)   (1,542)
                                                                              ------    ------
                                                                                (566)     (868)
                                                                              ======    ======

     Net deferred tax assets can be analysed as:

                                                                               1995      1996
                                                                              ------    ------
                                                                               L'000     L'000
CURRENT:
U.K........................................................................       97      (379)
Foreign....................................................................   (1,000)     (670)
NON-CURRENT:
U.K........................................................................      337       181
Foreign....................................................................       --        --
                                                                              ------    ------
                                                                                (566)     (868)
                                                                              ======    ======

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     At March 31, 1996 the German group of companies had tax loss carry forwards available for offset against future taxable income of those companies. These tax loss carry forwards have not yet been agreed by the German tax authorities. Based on the forecast profitability of the German group, a deferred tax asset of L849,000 has been recognized in the financial statements, and is included in current assets.

NOTE 18  ORDINARY SHARES

                                                                                 1995     1996
                                                                                 -----    -----
                                                                                 L'000    L'000
AUTHORIZED
250,000,000 ordinary shares of 0.1p each
  (1995: 25,000,000 ordinary shares of 1p each)...............................    250      250
                                                                                 -----    -----
ALLOTTED, CALLED UP AND FULLY PAID
101,166,650 A ordinary shares of 0.1p each
  (1995: 10,070,000 A ordinary shares of 1p each).............................    101      101
14,285,720 B ordinary shares of 0.1p each
  (1995: 1,428,572 B ordinary shares of 1p each)..............................     14       14
                                                                                 -----    -----
                                                                                  115      115
                                                                                 ====     ====

     On June 12, 1995 the Company sub-divided its authorized share capital into 250,000,000 ordinary shares of 0.1p each, by means of a 10-for-1 stock split. During the year to March 31, 1996, 216,650 A ordinary shares of 0.1p each were issued at 10p each and 250,000 A ordinary shares of 0.1p were issued at 20p each. Prior to the stock split, 70,000 A ordinary shares of 1p each were issued at L1.00 during the year to March 31, 1995. A and B ordinary shares rank equally for dividends and voting rights. Shareholders who wish to transfer their shares must first offer them to other A shareholders. There are no such restrictions on B shareholders.

     The Company operates an executive share option scheme which was approved by the board in 1993. Options granted under the plan give the holder the right to purchase A ordinary shares at prices not below estimated fair market value at the date of grant and are exercisable in normal circumstances between December 1996 and September 2004. No compensation expense is recorded in respect of these options.

     Transactions during the three years ended March 31, 1996 are given below. The numbers of shares and exercise price have been adjusted to reflect the stock split in June 1995.

                                                                                     EXERCISE PRICE
                                                                NUMBER OF SHARES    (PENCE PER SHARE)
                                                                ----------------    -----------------
Balance outstanding at March 31, 1993........................             --
Granted......................................................      4,170,000           7-10
                                                                ----------------
Balance outstanding at March 31,1994.........................      4,170,000           7-10
Granted......................................................        655,000            10
Cancelled....................................................        (40,000)           10
                                                                ----------------
Balance outstanding at March 31, 1995........................      4,785,000           7-10
Granted......................................................      1,700,000           10-11
                                                                ----------------
Balance outstanding at March 31, 1996........................      6,485,000           7-11
                                                                =============

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     There were no options exercisable as at March 31, 1995 and 1996 under the plan. The options are no longer exercisable following the reorganization detailed in Note 23, which should be read in conjunction with this note.

NOTE 19 RECONCILIATION OF OPERATING INCOME TO NET CASH INFLOW FROM OPERATING ACTIVITIES

                                                                      1994      1995      1996
                                                                     ------    ------    ------
                                                                      L'000     L'000     L'000
Operating income..................................................    2,675     2,941     3,663
Depreciation and amortization of fixed assets other than
  goodwill........................................................    2,093     2,714     4,606
Amortization of goodwill..........................................      503       528       580
Gain on sale of property, plant and equipment.....................     (102)      (74)     (157)
Decrease/(increase) in inventories................................       14       (33)      (47)
Increase in receivables...........................................   (2,307)   (4,500)   (9,891)
Increase in payables..............................................    2,878     4,302    17,613
Increase/(decrease) in provisions.................................      510      (304)      244
Empty property costs..............................................       --      (239)       --
                                                                     ------    ------    ------
Net cash inflow from operating activities.........................    6,264     5,335    16,611
                                                                     ======    ======    ======

NOTE 20 ANALYSIS OF CHANGES IN FINANCING AND CASH AND CASH EQUIVALENTS DURING THE YEAR

     (i) Changes in financing:

                                                                  SHARE
                                                   PAID UP     PREMIUMS IN                    LOANS AND
                                                   ORDINARY     EXCESS OF        LOAN       CAPITAL LEASE
                                                    SHARES      PAR VALUE        STOCK       OBLIGATIONS
                                                   --------    ------------    ---------    -------------
                                                      L'000           L'000        L'000            L'000
At April 1, 1993................................      100            --               --         3,180
Cash inflow/(outflow) from financing............       14            --            6,000        (1,852)
Inception of capital leases.....................       --            --               --         2,564
Amortization of discount on loan stock..........       --            --              591            --
Repayment of bank loan..........................       --            --               --          (198)
Expenses of issue of loan stock.................       --            --             (528)           --
                                                      ---           ---        ---------    -------------
At March 31, 1994...............................      114            --            6,063         3,694
Cash outflow from financing.....................       --            --               --        (1,845)
Inception of capital leases.....................       --            --               --         2,935
Amortization of discount on loan stock..........       --            --              237            --
Repayment of bank loan..........................                                                  (125)
Proceeds of share issue.........................        1            69               --            --
                                                      ---           ---        ---------    -------------
At March 31, 1995...............................      115            69            6,300         4,659
Cash outflow from financing.....................       --            --               --        (4,176)
Inception of capital leases.....................       --            --               --         7,434
Amortization of discount on loan stock..........       --            --              600            --
Repayment of bank loan..........................       --            --               --        (1,099)
Proceeds of share issue.........................       --            71               --            --
                                                      ---           ---        ---------    -------------
At March 31, 1996                                     115           140            6,900         6,818
                                                   ======      ========        =========     =========

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     (ii) Changes in cash and cash equivalents:

                                                                        1994     1995     1996
                                                                        -----    -----    -----
                                                                        L'000    L'000    L'000
At beginning of the year.............................................   1,305    3,417    3,565
Net cash inflow/(outflow)............................................   2,113       85     (660)
Effect of foreign exchange rate changes..............................      (1)      63      136
                                                                        -----    -----    -----
At end of the year...................................................   3,417    3,565    3,041
                                                                        =====    =====    =====

NOTE 21  CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of the following:

                                                                               1995      1996
                                                                               -----    ------
                                                                               L'000    L'000
Cash at bank and in hand....................................................   3,639     6,816
Bank overdrafts.............................................................     (74)   (3,775)
                                                                               -----    ------
                                                                               3,565     3,041
                                                                               =====    ======

NOTE 22 ANALYSIS OF NET CASH OUTFLOW OF CASH AND CASH EQUIVALENTS IN RESPECT OF THE PURCHASES OF SUBSIDIARIES

     An analysis of cash flows arising on acquisitions is as follows:

                                                                              1994
                                                                              -----
                                                                              L'000
          Cash consideration...............................................   5,393
          Cash at bank and in hand acquired................................    (702)
          Bank overdrafts..................................................      23
                                                                              -----
                                                                              4,714
                                                                              =====

NOTE 23  SUBSEQUENT EVENTS: REORGANIZATION

     On April 3, 1996, Innovex PLC and the former holding company of the Innovex group, Innovex Holdings Limited completed a series of transactions designed to establish Innovex PLC as the holding company of the Innovex Group. The Company and Innovex Holdings Limited entered into an Exchange Agreement, dated April 3, 1996, pursuant to which Innovex PLC, the entire outstanding share capital of which consisted of two thousand ordinary shares owned by Mr. Haigh and Dr. Knott, agreed to acquire the entire issued share capital of Innovex Holdings Limited in exchange for 72,631,305 newly issued ordinary shares of 0.1p each, 14,285,720 cumulative participating preferred ordinary shares of 0.1p each (the "preferred shares"), L16,980,000 of 6.03125% vendor guaranteed loan notes, due on or about October 3, 1996, of Innovex PLC, and L1,620,000 of cash. Innovex PLC's performance of its obligations under the loan notes was guaranteed by Lloyds Bank pursuant to a Facilities Agreement, dated April 3, 1996, which provides for a L15,000,000 secured guarantee and term-loan facility and a L2,000,000 cash-backed guarantee facility. In connection with these transactions, Innovex PLC also entered into a L3,000,000 overdraft facility, dated April 3, 1996, with Lloyds Bank.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     Prior to the April Reorganization, the outstanding share capital of Innovex PLC consisted of 2,000 Ordinary Shares owned by Mr. Haigh and Dr. Knott. Prior to the April Reorganization, Innovex PLC conducted no business activities, had no material assets or liabilities, and had no relationship with Innovex Holdings Limited beyond the common ownership by shareholders of Innovex Holdings Limited.

     Prior to the April Reorganization, the share capital of Innovex Holdings Limited consisted of A Ordinary Shares and B Ordinary Shares. As an intermediate step to the insertion of the Company as the new holding company, the share capital of Innovex Holdings Limited was modified by redesignating the B Ordinary Shares as A Ordinary Shares and issuing new Ordinary Shares, par value $.0001 per share (the "Dollar Shares") to holders of A Ordinary Shares in proportion to their existing ownership interests. Immediately prior to the performance of the Exchange Agreement described below, the outstanding share capital of Innovex Holdings Limited, which consisted entirely of A Ordinary Shares and Dollar Shares, was owned by the Principal Shareholder (approximately 85%), HSBC, Lloyds, MSS Nominees Limited, General Accident Executor and Trustee Company Limited and The Venture Catalysts Limited (collectively, the "Investors") (approximately 10%) and by various members of management (the "Management Investors") (approximately 5%).

     To enable the Principal Shareholder to realize a portion of its investment in the Company, the Company entered into an Investment Agreement, dated April 3, 1996 (the "Investment Agreement") between itself, Innovex Holdings Limited, the Principal Investor and certain of the Management Investors. Pursuant to the Investment Agreement, Innovex PLC issued 28,533,345 additional preferred shares and created and issued 11,000,000 7.5% cumulative redeemable preference shares of 1.0p each ("the preference shares"), ranking senior to the preferred shares, and L6,900,000 aggregate principal amount of 8.70% loan stock. The loan stock issued had a nominal value of L10,200,000 and an effective interest rate of 14.85%.

     Upon the completion of these transactions, HSBC owned approximately 58% of the Preferred Shares, 43% of the Preference Shares and 11% of the Loan Stock. Lloyds owned 12% of the Preferred Shares, 11% of the Preference Shares and 11% of the Loan Stock. The remaining Preferred Shares, Preference Shares and Loan Stock were distributed among MSS Nominees Limited, General Accident Executor and Trustee Company Limited and The Venture Catalysts Limited. The Ordinary Shares of the Company continued to be owned entirely by the Principal Shareholder (approximately 94%) and the Management Investors (approximately 6%).

     The preferred shares rank for a cumulative participating net dividend in respect of the year ending March 31, 2000 and subsequent years. The amount of the dividend will be equal to a percentage of profit after tax, where the percentage equals one third of the number of preferred shares outstanding during the relevant year as a percent of the total number of ordinary shares and preferred shares outstanding during such years. The preference shares are redeemable by March 31, 2004.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     The share capital of Innovex PLC following the reorganization is as follows:

                                                                               L'000
                                                                               -----
          AUTHORIZED
          250,000,000 ordinary shares of 0.1p each..........................    250
          11,000,000 cumulative redeemable preference shares of 1.0p each...    110
                                                                               -----
                                                                                360
                                                                               ====
          ALLOTTED, CALLED UP AND FULLY PAID
          72,633,305 ordinary shares of 0.1p each...........................     72
          42,819,065 cumulative participating preferred ordinary shares of
            0.1p each.......................................................     43
                                                                               -----
                                                                                115
          11,000,000 cumulative redeemable preference shares of 1.0p each...    110
                                                                               -----
                                                                                225
                                                                               ====

     The options granted under the rules of the executive share option scheme were not exercisable as a result of the group reorganization.

     Amounts drawn under the L15,000,000 bank guarantee and loan facility will bear interest at a variable rate of Libor plus 1.625%. The loan facility will be drawn down on or about October 3, 1996.

     The loan stock and loan facility will be payable as follows:

                                                                               BANK GUARANTEE/
                                                                 LOAN STOCK     LOAN FACILITY
                                                                 ----------    ---------------
                                                                      L'000              L'000
    March 31, 1997............................................         --            1,500
    March 31, 1998............................................         --            2,000
    March 31, 1999............................................         --            2,000
    March 31, 2000............................................      2,325            2,000
    March 31, 2001............................................      2,475            2,500
    March 31, 2002 and thereafter.............................      5,400            5,000
                                                                 ----------        -------
                                                                   10,200           15,000
                                                                 ========      ============

     The Company has effectively converted a proportion of the loan facility debt from a variable interest rate to a fixed interest rate through the use of interest rate swaps. The following table summarizes the interest rate swaps entered into by the Company in April 1996:

       NOTIONAL AMOUNT             RECEIVE RATE      PAY RATE           LENGTH OF CONTRACT
------------------------------   ----------------    --------    ---------------------------------
L15,000,000...................   LIBOR plus 1.63%      9.23%     October 7, 1996 to March 26, 1997
L10,000,000...................   LIBOR plus 1.63%      9.23%      March 27, 1997 to March 30, 1998
L5,000,000....................   LIBOR plus 1.63%      9.23%      March 31, 1998 to March 31, 2000

     Interest rate swap agreements that are designated as a hedge of a debt obligation are accounted for on an accruals basis. That is, the interest payable and interest receivable under the agreements are accrued and recorded as an adjustment to the interest expense of the designated liability.

     Amounts due from or payable to the counterparties of interest rate swaps are recorded on an accruals basis at each reporting date based on amounts computed by reference to the respective agreements.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     The special pension obligation arose in conjunction with the April Reorganization and was on account of services already rendered at March 31, 1996. Its disbursement was probable and accruable under U.K. and U.S. GAAP at that date.

     The composition of non-recurring costs related to the April Reorganization is as follows:

                                                                                   L'000
                                                                                   -----
    Fees in respect of issue of preference shares and vendor loan notes........      400
    Legal, professional and consultancy fees...................................    1,128
                                                                                   -----
                                                                                   1,528
                                                                                   =====

     In August, the Company's share capital was consolidated at the ratio of 50 then existing ordinary shares, nominal value 0.1 pence per ordinary share, for each new ordinary share, nominal value 5 pence per ordinary share. To the extent the number of ordinary shares held by any shareholder was not divisible by 50, new ordinary shares were issued to such shareholder to make the number of ordinary shares sold by such shareholder divisible by 50. Immediately following this consolidation of its ordinary share capital, the Company made a bonus issue of 49 new ordinary shares for each existing ordinary share.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     The unaudited proforma consolidated balance sheet of Innovex PLC following the acquisition on April 3, 1996, based on the audited balance sheet of Innovex Holdings Limited at March 31, 1996, is as follows:

                                  INNOVEX PLC
         UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET AT APRIL 3, 1996

                                                                                      L'000
                                                                                     -------
ASSETS
CURRENT ASSETS
Cash at bank and in hand..........................................................    12,049
Receivables.......................................................................    27,088
Inventories.......................................................................       302
                                                                                     -------
TOTAL CURRENT ASSETS..............................................................    39,439
FIXED ASSETS
Intangible assets.................................................................    10,240
Property, plant and equipment.....................................................    18,104
                                                                                     -------
TOTAL ASSETS......................................................................    67,783
                                                                                     =======
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Total current liabilities.........................................................    43,666
Long term obligations.............................................................    28,926
Provisions for liabilities and charges............................................     2,780
                                                                                     -------
                                                                                      75,372
SHAREHOLDERS' EQUITY
Ordinary shares...................................................................       115
Preference shares                                                                        110
Premiums in excess of par value...................................................    10,880
Accumulated (deficit).............................................................   (18,694)
                                                                                     -------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY........................................    67,783
                                                                                     =======

NOTE 24  LEASES

     Details of commitments under capital leases are given in Note 15. Operating lease rentals for property, plant and equipment were L1,654,000, L1,421,000 and L1,795,000 for the years ended March 31, 1994, 1995, and 1996, respectively.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     Minimum future rental commitments under non-cancellable operating leases of property, plant and equipment at March 31, 1996 were as follows:

                                                                              L'000
          1997.............................................................   2,284
          1998.............................................................   1,161
          1999.............................................................     585
          2000.............................................................     369
          2001.............................................................     278
          Thereafter.......................................................      44
                                                                              -----
                                                                              4,721
                                                                              =====

NOTE 25  FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

     A substantial portion of the Group's sales are derived from customers located outside the United Kingdom. In addition, a portion of the Group's shareholders' equity is represented by the net assets of foreign subsidiaries. The Group's operations are conducted in several countries outside of the United Kingdom. Because of the high proportion of international activity, the Group's income is exposed to exchange rate fluctuations. Risks of two kinds arise as a result: a transaction risk (the risk that currency fluctuations will have a negative effect on the value of the Group's commercial cash flows in various currencies), and a translation risk (the risk of adverse currency fluctuations in the translation of foreign operations and foreign assets and liabilities into pound sterling for the Group's combined financial statements).

NOTIONAL AMOUNTS AND CREDIT EXPOSURE

     The notional amounts of off-balance sheet financial instruments presented in this Note and Note 23 represent face or contractual amounts and thus are not a measure of the exposure of the Group through its use of such financial instruments. The actual amounts exchanged are calculated on the basis of the notional amounts and the other terms of the financial instruments which relate to interest rates or exchange rates.

     The Group is exposed to credit-related losses in the event that counterparties to the off-balance sheet financial instruments do not perform according to the terms of the contract. In the opinion of management, the counterparties to the financial instruments are creditworthy parties and the Group does not expect any significant loss to result from non-performance.

FOREIGN CURRENCY RISK MANAGEMENT

     At March 31, 1995 and 1996, net assets of foreign subsidiaries denominated in currencies other than pounds sterling amounted to L1,256,000 and L1,032,000, respectively. The Group does not use financial instruments to hedge the translation risk arising from the net assets of foreign subsidiaries.

     In order to reduce the foreign currency transaction risk of adverse effects on the net payment flow in foreign currencies, firmly anticipated future cash flows are hedged with forward exchange contracts or currency options.

     The Group generally hedges its net cash flows of firm sales contracts over a period not exceeding the anticipated duration of such contracts. Gains and losses on forward exchange contracts designed to protect such future transactions are deferred and are reported as adjustments to net sales and purchases in the Combined Income Statements in the period intended to be covered by the hedged transactions.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     During fiscal 1996, the Group entered into an agreement, at a cost of L41,000, with a financial institution whereby the Group has the right to exchange up to a maximum of 3,300,000 Deutsche-marks (DM) into pounds sterling at an exchange rate of DM 2.22 = L1.00. The contracts expire in June 1996. At March 31, 1996, the Group had exchanged approximately DM 2,000,000 under this contract with DM 1,300,000 available for exchange under the contract.

CONCENTRATIONS OF CREDIT RISK

     Credit risk represents the accounting loss that would be recognized at each reporting date if counterparties to contracts failed to perform as agreed. The Group has a limited credit risk exposure on its off-balance sheet financial instruments. The Group does not have a significant exposure to any individual customer or counterparty.

NOTE 26  FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107, "Disclosures about Fair Values of Financial Instruments," requires the disclosure of estimated fair values for all financial instruments, both on-and off-balance sheet, for which it is practicable to estimate fair value. The Group has used a variety of methods and assumptions which were based on market conditions and risks existing at the time to estimate the fair value of the Group's financial instruments at March 31, 1995 and 1996. For certain instruments, including cash and cash equivalents, accounts payable and accruals and short-term debt, it was assumed that the carrying amount approximated fair value due to the short maturity of those instruments. Techniques, such as estimated discounted cash flows or replacement cost have been used to determine fair value for the remaining financial instruments. The estimated fair value of the Group's off-balance sheet financial instruments is primarily based on settlement values. These values represent the estimated amount that would be received or paid to replace the contract taking into consideration the current credit worthiness of the counterparties and current foreign currency exchange rates.

                                                              MARCH 31, 1995        MARCH 31, 1996
                                                             -----------------    ------------------
                                                               L000      L000       L000       L000
                                                             --------    -----    --------    ------
                                                             CARRYING    FAIR     CARRYING     FAIR
                                                              VALUE      VALUE     VALUE      VALUE
                                                             --------    -----    --------    ------
ASSETS:
Cash and cash equivalents.................................     3,565     3,565      3,041      3,041
Trade accounts receivable.................................     8,063     8,063     12,819     12,819
Unbilled accounts receivable..............................     3,663     3,663      8,791      8,791
LIABILITIES:
Short term notes payable to banks.........................     1,099     1,099         --         --
Current portion of loan stock.............................        --        --      2,300      2,300
Accounts payable..........................................     3,684     3,684      4,375      4,375
Advance payments received.................................     4,504     4,504     15,406     15,406
Long term portion of loan stock...........................     6,300     6,501      4,600      4,600
OFF-BALANCE SHEET FINANCIAL INSTRUMENTS
Currency option...........................................        --        --         --          9

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

NOTE 27  SUMMARY OF DIFFERENCES BETWEEN U.K. AND U.S. GAAP

     The Group's combined financial statements are prepared in accordance with U.K. GAAP which differ in certain significant respects from U.S. GAAP. The following is a summary of the adjustments to combined net income and shareholders' equity that would have been required if U.S. GAAP had been applied instead of U.K. GAAP in the preparation of the combined financial statements.

                                                           NOTES      1994       1995       1996
                                                           -----     ------     ------     ------
                                                                      L'000      L'000      L'000
NET INCOME PER U.K. GAAP                                                213      1,329      1,057
Adjustments to reconcile to U.S. GAAP
  Amortization of goodwill..............................     (a)        468        399        298
  Pensions..............................................     (b)        (15)       (17)        73
  Deferred taxation.....................................     (c)         53       (396)      (815)
  Vacation pay accrual..................................     (d)       (190)      (142)      (423)
  Finance costs of loan stock...........................     (e)        (72)       (89)       224
  Other items...........................................                (11)        11         --
  Income tax effect of U.S. GAAP adjustments............     (f)        122        111        117
                                                                     ------     ------     ------
Net income per U.S. GAAP................................                568      1,206        531
                                                                     ======     ======     ======
SHAREHOLDERS' EQUITY PER U.K. GAAP                                    3,185      4,275         (7)
Adjustments to reconcile to U.S. GAAP
  Deferred consideration................................     (a)      4,613      2,961         --
  Goodwill..............................................     (a)     (6,581)    (4,310)    (1,143)
  Pensions..............................................     (b)        218        218        292
  Deferred taxation.....................................     (c)      2,149      1,980      1,181
  Vacation pay accrual..................................     (d)       (381)      (551)      (968)
  Loan stock............................................     (e)        (72)      (161)        63
  Income tax effects of U.S. GAAP adjustments...........     (f)        183        294        411
                                                                     ------     ------     ------
SHAREHOLDERS' EQUITY PER U.S. GAAP......................              3,314      4,706       (171)
                                                                     ======     ======     ======

     Under U.S. GAAP, cumulative exchange adjustments charged against, or credited to, the retained surplus/(accumulated deficit) are separately identified. This does not result in any difference between total shareholders' equity under U.K. GAAP and U.S. GAAP.

     Those differences which have a material effect on combined net income and shareholders' equity are as follows:

(A) DEFERRED CONSIDERATION PAYABLE ON ACQUISITIONS:

     Under U.K. GAAP, purchase consideration which is contingent on future events is recognized at the time of the acquisition on a best estimate basis. Revised estimates would be made in subsequent years, with the cost of acquisition and goodwill being adjusted, until the ultimate outcome is known.

     Under U.S. GAAP, contingent consideration is recorded when the contingency is resolved and the consideration becomes payable or the outcome of the contingency is determinable beyond a reasonable doubt. This may result in later recognition than under U.K. GAAP, both of the contingent consideration and the associated goodwill.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     Where goodwill and deferred consideration are denominated in a foreign currency, later recognition of these items under U.S. GAAP may result in changes to cumulative foreign exchange adjustments.

(B) PENSIONS:

     The Group operates a defined contribution pension plan for employees and executive directors in the U.K. The assets of the plan are held separately from those of the group in an independently administered fund. The amounts charged against income represent the contributions payable to the plan in respect of the year.

     The Group operates an unfunded defined benefit plan for employees in Germany. Full provision is made in the balance sheet for the pension commitments and the charge in the income statement reflects the obligations. As is customary in Germany, the assets of the plan are not held separately from the companies' assets: cash contributions are not paid to an external fund and the benefits are paid directly by the companies. Appropriate insurance policies have been arranged for accident and death benefits and to meet the pension obligations in the event that the companies are unable to do so.

     Under U.S. GAAP, determination of pension expense for defined benefit schemes is made in accordance with SFAS No. 87 "Employers' Accounting for Pensions". SFAS No. 87 is more prescriptive than U.K. GAAP in that it requires the use of a specific actuarial method (the projected unit credit method).

(C) DEFERRED TAXATION:

     Under U.K. GAAP the charge for taxation is based on the income for the year and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes. Provision is made for deferred taxation only to the extent that there is reasonable evidence that such deferred taxation will be payable or recoverable in the foreseeable future.

     Under U.S. GAAP, deferred taxes are required to be recorded on differences between the book basis and the tax basis for all assets and liabilities. Deferred tax liabilities are recognized regardless of the timing of reversal of such amounts and deferred tax assets are reduced by a valuation allowance to the amount that is "more likely than not" to be realised.

(D) VACATION PAY ACCRUAL:

     Under U.K. GAAP, there is no requirement to accrue a liability for employees' compensation for future paid absences.

     Under U.S. GAAP, an employer shall accrue a liability for employees' compensation for future absences if certain conditions are met.

(E) LOAN STOCK PAYABLE:

     Under U.K. GAAP, the finance and direct issue costs in respect of loan stock payable are allocated using a constant interest rate over the term of the loan stock. Under U.K. GAAP, the term of the loan stock is determined to be the period up to the earliest, commercially practical redemption date.

     Under U.S. GAAP, the term of the loan stock is determined in accordance with the borrowers plans, intent and ability to service the debt. Therefore, the annual finance costs reallocated to the loan stock may be different.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

(F) CLASSIFICATION DIFFERENCES:

Current assets:

     Current assets under U.K. GAAP include a deferred tax asset of L1,000,000 and L1,542,000 in the years ended March 31, 1995 and 1996, respectively which under U.S. GAAP would be reclassified as a non-current asset.

Loan stock:

     Under U.K. GAAP, unamortized issue costs are deducted from the carrying value of the loan stock whereas under U.S. GAAP, unamortized issue costs are shown separately as deferred charges in the balance sheet.

Borrowings:

     Borrowings under U.K. GAAP are classified according to the maturity of the financial instrument, while under U.S. GAAP, certain borrowings would be classified according to the maturity of the available back-up facility. Included within current liabilities is an amount of L2,300,000 in respect of loan stock which under U.S. GAAP would be reclassified as non-current to reflect the replacement borrowing.

     The Company had the ability and the intent at the balance sheet date to redeem the loan stock and replace it with long-term loan stock, the terms of which are outlined in Note 23.

Provisions for liabilities and charges:

     Provisions for liabilities and charges under U.K. GAAP include amounts due within one year of L390,000 (1995: L184,000) which would be reclassified to current liabilities under U.S. GAAP.

Property, plant and equipment:

     Property, plant and equipment under U.K. GAAP include an amount of L521,000 (1995: L303,000) in respect of the net book value of capitalized software which under U.S. GAAP would be reclassified as an intangible asset.

Income tax

     Income tax has been provided on the U.S. GAAP adjustments made in respect of vacation pay and loan stock at a rate of 33% in respect of the U.K. companies and 53% in respect of the German companies.

NOTE 28  ADDITIONAL U.S. GAAP DISCLOSURES

(A) CASH FLOWS

     Under U.K. GAAP, the Group complies with Financial Reporting Standard 1 -- "Cash Flow Statements" (FRS 1). Its objective and principles are similar to those set out in SFAS No. 95 "Statement of Cash Flows". The principal difference between the standards is in respect of classification. Under FRS 1, the Group presents its cash flows for (a) operating activities; (b) returns on investments and servicing of finance; (c) taxation; (d) investing activities; and (e) financing activities. SFAS No. 95 requires only three categories of cash flow activity (a) operating; (b) investing; and (c) financing.

     Cash flows arising from taxation and returns on investments and servicing of finance under FRS 1 would, with the exception of dividends paid, be included as operating activities under SFAS No. 95; dividend

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

payments would be included as a financing activity under SFAS No. 95. In addition, under FRS 1, cash and cash equivalents include short term borrowings with original maturities of less than 90 days. SFAS No. 95 requires movements on such short term borrowings to be included in financing activities.

     A summarized combined cash flow under U.S. GAAP is as follows:

                                                                               1995      1996
                                                                              ------    ------
                                                                               L'000     L'000
Cash inflow from operating activities......................................    4,103    15,150
Cash (outflow) from investing activities...................................   (2,118)   (4,554)
Cash (outflow) from financing activities...................................   (1,898)   (7,555)
                                                                              ------    ------
Increase in cash and cash equivalents......................................       87     3,041
Exchange adjustments.......................................................       63       136
Cash and cash equivalents at beginning of the year.........................    3,489     3,639
                                                                              ------    ------
Cash and cash equivalents at end of the year...............................    3,639     6,816
                                                                              ======    ======

(B) POST-EMPLOYMENT BENEFITS

     The total of the Group's defined benefit pension costs calculated in accordance with SFAS No. 87 was as follows:

                                                                           1994     1995     1996
                                                                           -----    -----    -----
                                                                           L'000    L'000    L'000
Service cost -- benefits earned during the year.........................     60      121      199
Interest costs on projected benefit obligations.........................     62       78       73
Net amortization........................................................     --       --      (11)
                                                                           -----    -----    -----
                                                                            122      199      261
                                                                           ====     ====     ====

     The following table sets forth the status of the Group's unfunded defined benefit plan in accordance with SFAS No. 87:

                                                                                1995     1996
                                                                                -----    -----
                                                                                L'000    L'000
Actuarial present value of vested benefits...................................     746      998
Actuarial present value of non-vested benefits...............................     142      247
                                                                                -----    -----
Accumulated benefit obligation...............................................     888    1,245
Effect of projected future compensation increases............................     120      181
                                                                                -----    -----
Projected benefit obligation.................................................   1,008    1,426
Unrecognized net gain........................................................     332      158
                                                                                -----    -----
Accrued pension cost.........................................................   1,340    1,584
                                                                                =====    =====

     The principal assumptions used in accounting for pensions under SFAS No. 87 were:

                                                                               1995      1996
                                                                              ------    ------
Discount rate..............................................................       7%      7.5%
Salary increases...........................................................       5%        5%

     The measurement date used to calculate the status of the plan at the year end was March 31.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

(C) INCOME TAXES

     The amounts included for deferred taxation on a U.S. GAAP basis are as follows:

                                                                               1995      1996
                                                                              ------    ------
                                                                              L'000     L'000
DEFERRED TAX LIABILITIES:
Property, plant and equipment..............................................      337       478
Interest costs.............................................................      123       113
Other timing differences...................................................      230       408
                                                                              ------    ------
Total......................................................................      690       999
                                                                              ------    ------
DEFERRED TAX ASSETS:
Operating losses carried forward...........................................    4,176     3,044
Post-employment provisions.................................................      801     1,439
Other timing differences...................................................      485       796
                                                                              ------    ------
                                                                               5,462     5,279
Less: valuation allowance..................................................   (1,932)   (1,820)
                                                                              ------    ------
Total......................................................................    3,530     3,459
                                                                              ------    ------
Net deferred tax assets....................................................    2,840     2,460
                                                                              ======    ======

     The deferred tax asset is higher under U.S. GAAP than under U.K. GAAP due to:

     (1) U.K. GAAP being more restrictive of the recognition of tax loss carry forwards as a deferred tax asset

     (2) the deferred tax effect of the U.S. GAAP adjustments in respect of vacation pay

     (3) the recognition of a deferred tax asset, for U.S. GAAP purposes, on the pension provision. No deferred tax asset is recorded under U.K. GAAP because it is not expected that an asset will be realised in the foreseeable future.

(D) ACCOUNTING STANDARDS ISSUED BUT NOT YET ADOPTED

     In March 1995, the FASB issued Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and for LongLived Assets to be disposed of" ("SFAS No. 121"). This statement establishes accounting standards for the impairment of long-lived assets, and for long-lived assets and certain intangibles to be disposed of. The Group is required to first comply with the requirements of SFAS No. 121 in its 1997 financial statements. The provisions of SFAS 121 are consistent in all material respects with the Company's current practice.

     Also during 1995, the FASB issued Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" which is a standard that provides an election with respect to accounting for employee share options and also requires certain additional pro forma disclosures. The Company's intention is to continue to account for stock based compensation arrangements in accordance with APB Opinion No. 25 as Statement of Financial Accounting Standard No. 123, is not expected to have a significant impact on the Company.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

NOTE 29  COMPANIES ACT 1985

     The Combined Financial Statements do not constitute 'statutory accounts' within the meaning of the Companies Act 1985 of Great Britain for any of the three years ended March 31, 1996. Statutory accounts for 1994 and 1995 have been filed with the United Kingdom's Registrar of Companies; the statutory accounts for 1996 will be filed following the Company's Annual General Meeting. The auditors have reported on these accounts. Their reports were unqualified and did not contain statements under Section 237 (2) or (3) of that Act.

     The statutory accounts include certain information related to employee costs and auditors' remuneration which are not deemed material disclosures in these financial statements.

                                                                      APPENDIX A

                            SHARE EXCHANGE AGREEMENT

                                                                      APPENDIX A

                            SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT (THIS "AGREEMENT") IS MADE AND DATED AS OF OCTOBER 4, 1996 BY AND AMONG QUINTILES TRANSNATIONAL CORP., A NORTH CAROLINA CORPORATION ("QUINTILES"), INNOVEX LIMITED, A COMPANY ORGANIZED UNDER THE LAWS OF ENGLAND AND WALES WITH LIMITED LIABILITY AND HAVING THE REGISTERED NUMBER 3127220 ("INNOVEX"), AND THE SHAREHOLDERS OF INNOVEX LISTED IN EXHIBIT A ATTACHED HERETO (EACH A "SHAREHOLDER," AND COLLECTIVELY THE "SHAREHOLDERS"). CAPITALIZED TERMS USED IN THIS AGREEMENT AND NOT OTHERWISE DEFINED ARE DEFINED IN SECTION 9.1 BELOW.

                                  WITNESSETH:

     WHEREAS, the parties hereto desire for Quintiles and Innovex to engage in, and the Boards of Directors of Quintiles and Innovex have approved, the exchange of all of Innovex's issued and outstanding ordinary and preferred ordinary share capital for shares of Common Stock of Quintiles (the "Exchange") upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the Shareholders are the owners of all of the issued and outstanding share capital of Innovex;

     NOW, THEREFORE, in consideration of the premises, covenants and agreements set forth in this Agreement and of other good and valuable consideration, the receipt and legal sufficiency of which they hereby acknowledge, and intending to be legally bound hereby, Quintiles, Innovex and the Shareholders hereby agree as follows:

                                   ARTICLE I

                                  THE EXCHANGE

     1.1. Exchange of Shares and Related Transactions. Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined in Section
1.4 below):

          (a) Exchange of Innovex Shares. Each Shareholder shall sell, assign, transfer and deliver to Quintiles (or to an Affiliate of Quintiles if so directed by Quintiles) the number of Ordinary Shares (if any) and Preferred Ordinary Shares (if any) (each as defined in Section 2.3 below) owned by such Shareholder, as set forth opposite such Shareholder's name on Exhibit A attached hereto (all such Ordinary Shares and Preferred Ordinary Shares of Innovex, collectively, the "Innovex Shares"), free and clear of all Encumbrances. In exchange for the Innovex Shares, Quintiles shall issue and deliver to each Shareholder the number of shares (less any fractional share, which shall be eliminated) of Common Stock of Quintiles determined by multiplying (x) the number of Innovex Shares set forth opposite such Shareholder's name on Exhibit A hereto as such Shareholder's total Innovex Shares times (y) the Exchange Ratio determined according to Section 1.2 below (all such shares of Common Stock of Quintiles so issued, collectively, the "Quintiles Shares"). Each certificate representing Innovex Shares shall be accompanied by a stock transfer duly executed by the Shareholder transferring the same in favor of Quintiles or its designee. Notwithstanding the foregoing, certificates representing Quintiles Shares to be issued to Regulation S Participants (as defined in Section 7.2(d) below and reflected in Exhibit A) shall be delivered on the schedule and in the manner specified in Section 7.2 below.

          (b) Substitution of Quintiles Options for Innovex Options. In respect of each outstanding option to purchase Ordinary Shares of Innovex (as set forth in Schedule 2.3 as "Outstanding Stock Acquisition Rights"; each an "Innovex Option"), Quintiles shall cause to be granted to the holder thereof a substitute corresponding option to purchase shares of Common Stock of Quintiles (each a "Quintiles Option") which shall: (A) be granted pursuant to a Quintiles stock option plan with equivalent option terms to the terms of the Innovex Limited 1996 Unapproved Executive Share Option Scheme; (B) have term and vesting provisions equivalent to those in such holder's Innovex Option; (C) be exercisable to purchase the number of shares of Quintiles' Common Stock (less any fractional share, which shall be eliminated) determined by multiplying the number of Ordinary Shares of Innovex then purchasable under such holder's Innovex Option by the Exchange Ratio (as determined in accordance with Section 1.2 below); and (D) be exercisable at an exercise price per share of Quintiles' Common Stock determined by dividing the exercise price per Ordinary Share of Innovex under such holder's Innovex Option by the Exchange Ratio. Innovex acknowledges and agrees that the schemes or plans under which the Innovex Options have been issued provide for the substitution of all Innovex Options for Quintiles Options as contemplated by this Section 1.1(b) and that no agreement or any other action of the holders of the Innovex Options is necessary to effectuate such substitution, and Innovex agrees to take all actions necessary to cause such substitution. Upon such substitution of Innovex Options for Quintiles Options, the Innovex Options shall be deemed cancelled.

          (c) Purchase of Preference Shares. Each Shareholder shall sell, assign, transfer and deliver to Quintiles the number of Preference Shares (if any) (as defined in Section 2.3 below) owned by such Shareholder, as set forth opposite such Shareholder's name on Exhibit A attached hereto, free and clear of all Encumbrances. In exchange for the Preference Shares, Quintiles shall pay each Shareholder an amount determined by multiplying
     (x) the number of Preference Shares set forth opposite such Shareholder's name on Exhibit A hereto times (y) L1.00, plus accrued and unpaid dividends to the Closing Date. Each certificate representing Preference Shares shall be accompanied by a stock transfer duly executed by the Shareholder transferring the same in favor of Quintiles or its designee.

          (d) Payment of Certain Liabilities. Quintiles shall, or shall cause one of its wholly-owned Subsidiaries to, advance to Innovex, and Innovex shall accept from Quintiles or such Subsidiary, a sum (the "Cash Payment") sufficient to meet the payments described in clauses (i) and (ii) of this
     Section 1.1(d), but in any event not to exceed L30 million assuming a Closing Date on or before December 31, 1996. Contemporaneously with the advance of the Cash Payment, and through application thereof, Innovex shall:

             (i) satisfy in full and retire all of Innovex's issued and outstanding loan stock at the redemption price thereof plus interest to the date of redemption less any applicable discount, in accordance with the terms thereof, such that none shall remain issued or outstanding thereafter; and

             (ii) satisfy in full and retire all of Innovex's and the Innovex Subsidiaries' outstanding liability under, and terminate, Innovex's credit facilities with Lloyds Bank, PLC (including payment of all accrued and unpaid interest and costs associated with the termination of the related interest rate swap).

          (e) Waiver. On the Closing Date (as defined below), each of the Shareholders shall be deemed to have waived, without further action, all of such Shareholders' pre-emptive or similar rights, if any, with respect to any shares or other securities of Innovex or any Subsidiary.

     1.2. Exchange Ratio. (a) Determination. The Exchange Ratio shall be the number (rounded to five decimal places) determined by dividing the Total Number of Quintiles Shares by the Innovex Base Capitalization (each as defined below). In the event that between the date of this Agreement and the Closing Quintiles shall change the number of shares of Common Stock of Quintiles that are issued and outstanding as a result of any stock split, stock dividend or similar recapitalization, the Exchange Ratio shall be proportionately adjusted correspondingly.

     (b) Definitions. For purposes of calculating the Exchange Ratio, the following capitalized terms shall have the respective meanings set forth below:

          (i) "Innovex Base Capitalization" shall mean the sum of the number of ordinary shares and preferred ordinary shares of Innovex issued and outstanding as of the Closing Date and the number of ordinary shares and preferred ordinary shares issuable pursuant to Innovex Options or any other Stock Acquisition Rights outstanding as of the Closing Date.

          (ii) "Total Number of Quintiles Shares" shall mean ten million (10,000,000).

     1.3. Issuance Into Escrow. Notwithstanding any provision in this Agreement to the contrary, upon delivery of the Quintiles Shares to the Shareholders pursuant to Section 1.1(a), two and one-half (2 1/2%) percent of the Total Number of Quintiles Shares (the "Escrow Fund") shall be delivered immediately to the Escrow Agent (as defined in the Escrow Agreement referred to below), which shall be delivered on a pro rata basis by the Shareholders, to be held and distributed by the Escrow Agent pursuant to the terms of this Agreement and the Escrow Agreement substantially in the form attached as Exhibit B hereto (the "Escrow Agreement"). All such Quintiles Shares shall be issued in the name of the Escrow Agent, as escrow agent under the Escrow Agreement.

     1.4. Closing. Consummation of the Exchange and the other transactions contemplated by this Agreement and the other Transaction Documents (as defined in Section 1.6 below) (the "Closing") shall take place at a location or locations in London mutually agreed by Quintiles and Innovex (a) as soon as practicable after the last of the conditions set forth in Articles V and VI hereof shall be fulfilled or waived in accordance with this Agreement, but in no event later than the fifth (5th) business day thereafter, or (b) at such other time and date as Quintiles and Innovex shall designate by written instrument (the "Closing Date").

     1.5. Accounting and Tax Treatment. Quintiles, Innovex and the Shareholders intend and desire for the transactions contemplated by this Agreement to qualify for "pooling of interests" treatment for accounting purposes, as a tax-free rollover pursuant to United Kingdom tax law and as a taxable acquisition of the Innovex Shares by Quintiles for purposes of United States Federal income tax law.

     1.6. Transaction Documents. As used in this Agreement, the term "Transaction Documents" shall mean, collectively, this Agreement, the Escrow Agreement, the Employment Agreements (as defined in Section 5.9 below), the Registration Rights Agreement (as defined in Section 5.12 below) and all agreements, instruments, certificates and other documents executed or delivered in accordance with the terms of this Agreement or any other Transaction Document.

                                   ARTICLE II

         REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND INNOVEX

     Each of the Shareholders designated on Exhibit A as "Management Shareholders" and Innovex represent and warrant to Quintiles, jointly and severally (except as to Section 2.1(a), as to which the Shareholders' (including the Management Shareholders) represent and warrant severally and not jointly), and agree as follows:

     2.1. Ownership of Stock. (a) Each Shareholder is the legal and registered owner of all right, title and interest in and to the number of Innovex Shares and Preference Shares listed opposite such Shareholder's name in Exhibit A hereto (and no more), free and clear of all Encumbrances except as described in
Schedule 2.1. Each Shareholder has the full legal right, power and authority to enter into and deliver this Agreement and the other Transaction Documents to which such Shareholder is a party, perform such Shareholder's obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents to which each Shareholder is a party constitute the valid and legally binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their respective terms. Each Shareholder is a resident of the jurisdiction set forth adjacent to such Shareholder's name in Exhibit A.

     (b) The Innovex Shares and Preference Shares transferred to Quintiles pursuant to the provisions of this Agreement will constitute all of the issued and outstanding share capital of Innovex, free and clear of all Encumbrances, and upon completion of the Exchange and payment of the amount referred to in
Section 1.1(c) the Shareholders shall have no remaining rights whatsoever therein or pursuant thereto.

     2.2. Existence. Innovex is a company duly organized and validly existing under the Laws of England and Wales. Innovex has the corporate power and authority to own, lease and operate its property and conduct its business as now being conducted. Innovex is duly qualified to do business in each jurisdiction in which the character or location of the properties owned or leased by Innovex or the nature of the business conducted by

Innovex makes such qualification necessary under applicable Laws, except for such failures to be so qualified or licensed that individually or in the aggregate would not have a Material Adverse Effect on Innovex and its Subsidiaries taken as a whole.

     2.3. Share Capital. The authorized share capital of Innovex is L244,015.29, divided into 11,000,000 cumulative redeemable preference shares of 1.0p each ("Preference Shares"), all of which have been issued and are outstanding, 42,819,065 cumulative participating preferred ordinary shares of 0.1p each ("Preferred Ordinary Shares"), all of which have been issued and are outstanding, and 91,196,225 ordinary shares of 0.1p each ("Ordinary Shares"), of which 72,633,305 have been issued and are outstanding. Innovex's share capital is held and owned by the Shareholders in the amounts set forth in Exhibit A attached hereto. Except as set forth in Exhibit A, no shares of Innovex's share capital are issued or outstanding or owned (as to any interest) by any Person. All such outstanding share capital has been duly authorized and validly issued and is fully paid and nonassessable, and none was issued in violation of any Stock Acquisition Right for securities of Innovex. Except as shown on Schedule 2.3, there are no outstanding Stock Acquisition Rights for securities of Innovex, other than as contemplated by this Agreement.

     2.4. Power and Authority of Innovex. Innovex has all requisite power and authority to enter into and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Innovex's execution, delivery and performance of this Agreement and the other Transaction Documents and Innovex's consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all corporate, director, shareholder and other action required of Innovex by applicable Law and Innovex's Organizational Documents. This Agreement and the other Transaction Documents to which Innovex is a party constitute the valid and legally binding obligations of Innovex, enforceable against Innovex in accordance with their respective terms.

     2.5. Subsidiaries and Investments. (a) Innovex does not have any Subsidiaries or any equity or similar interest in any Person except as set forth in Schedule 2.5 attached hereto.

     (b) Each Innovex Subsidiary has been duly organized and is validly existing under the Laws of the jurisdiction of its organization. Each Innovex Subsidiary has the corporate power and authority to own, lease and operate its property and conduct its business as now being conducted. Each Innovex Subsidiary is duly qualified to do business in each jurisdiction in which the character or location of the properties owned or leased by such Innovex Subsidiary or the nature of the business conducted by such Innovex Subsidiary makes such qualification necessary under applicable Laws, except for such failures to be so qualified or licensed that would not have individually or in the aggregate a Material Adverse Effect on Innovex and its Subsidiaries taken as a whole. All issued and outstanding share capital of the Innovex Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable, and none was issued in violation of any Stock Acquisition Right for securities of any Innovex Subsidiary. There are no outstanding Stock Acquisition Rights for any securities of any Innovex Subsidiary. Except as set forth on Schedule 2.5, no share capital of any Innovex Subsidiary is held by any Person other than Innovex or is subject to any Encumbrance.

     2.6. Financial Statements; No Material Changes; Budget and
Projections.  (a) Innovex Financial Statements.

          (i) Innovex has furnished Quintiles with the combined balance sheets of Innovex and its Subsidiaries as of March 31, 1996 (the "Innovex Balance Sheet", March 31, 1996 being referred to herein as the "Innovex Balance Sheet Date") and March 31, 1995, and the related combined income statements, statements of cash flows, and statements of changes in shareholders' equity for the years then ended, all audited by KPMG (collectively, the "Innovex Audited Financial Statements") and designated as delivered pursuant to this Section. Innovex also has furnished Quintiles with the unaudited combined balance sheets of Innovex and its Subsidiaries as of June 30, 1996 and the related unaudited combined income statements, statements of cash flows, and statements of changes in shareholders' equity for the three months then ended (collectively, the "Innovex Interim Financial Statements", all designated as delivered pursuant to this Section). Further, Innovex will provide to Quintiles, within 25 days after the end of each calendar month prior to the Closing Date (but in no event later than two (2) business days prior to the Closing Date, if the Closing Date falls on the 25th or any later day of a month), unaudited management accounts for Innovex and its Subsidiaries for such calendar month (collectively, the "Innovex Management Accounts," and together with the Innovex Audited Financial Statements and the Interim Innovex Financial Statements, the "Innovex Financial Statements"). All of the Innovex Financial Statements, including the notes thereto, have been and will be prepared in accordance with all applicable accounting standards and legal requirements in the United Kingdom, including without limitation United Kingdom Generally Accepted Accounting Principles, consistently followed throughout the periods indicated, except that the Innovex Interim Financial Statements and the Innovex Management Accounts are or will be subject to normal, recurring adjustments (which will not be material individually or in the aggregate), lack footnotes and other presentation items and are presented in a summary format. The Innovex Balance Sheet, all such other balance sheets, and all comparable information included in the Innovex Management Accounts fairly present, or will fairly present, the financial condition of Innovex and its Subsidiaries on a combined basis at the respective dates thereof; and the related income statements, statements of cash flows and statements of changes in shareholders' equity (if applicable), and comparable information included in the Innovex Management Accounts fairly present, or will fairly present, the results of the operations of Innovex and its Subsidiaries on a combined basis and the changes in their financial position for the periods indicated. Except as set forth on Schedule 2.6 attached hereto, there are no material intercompany transactions between or among Innovex and any Innovex Subsidiaries and no transactions between Innovex or any Innovex Subsidiary and any Affiliate thereof not reflected in the Innovex Financial Statements.

          (ii) Innovex also has furnished Quintiles with the combined balance sheets of the "Innovex Companies" (as defined therein) as at March 31, 1996 and March 31, 1995, and the related combined income statements, statements of cash flows, statements of total recognized gains and losses, and statements of changes in shareholders' equity for the years then ended and the year ended March 31, 1994, (collectively, the "Innovex Annual F-1 Financial Statements") and designated as delivered pursuant to this Section. Innovex also has furnished Quintiles with the unaudited condensed consolidated balance sheets of the Innovex Companies as of June 30, 1996 and the related unaudited condensed consolidated income statements, statements of cash flows, and statements of total recognized gains and losses for the three months ended June 30, 1995 and June 30, 1996 and designated as delivered pursuant to this Section (the "Innovex Interim F-1 Financial Statements," and together with the Innovex Annual F-1 Financial Statements, the "Innovex F-1 Financial Statements"). All of the Innovex F-1 Financial Statements, including the notes thereto (except as otherwise expressly stated therein as to preparation in accordance with United States Generally Accepted Accounting Principles), have been prepared in accordance with United Kingdom General Accepted Accounting Principles, consistently followed throughout the periods indicated, and the portions thereof which purport to reflect application of United States Generally Accepted Accounting Principles have been prepared in accordance therewith, consistently followed throughout the periods indicated, except that the Innovex Interim F-1 Financial Statements are subject to normal, recurring adjustments (which will not be material individually or in the aggregate), lack footnotes and other presentation items and are presented in a summary format and except as set forth in Schedule 2.6.

     (b) Since March 31, 1996, there has been no event, fact, condition, circumstance or other development which has had or could be reasonably expected to have individually or in the aggregate a Material Adverse Effect on Innovex and its Subsidiaries, taken as a whole, whether as a result of any legislative or regulatory change, revocation of any license or right to do business, Casualty, termination or impairment of any material Contract or business relationship or otherwise; provided, however, Innovex's April 1996 reorganization described in the Innovex F-1 referred to below shall be excluded from this Section 2.6(b).

     (c) Innovex has furnished Quintiles with true and complete copies of Innovex's financial budget for its fiscal year ending March 31, 1997 and financial projections for the year ended December 31, 1997, together with a description of the assumptions reflected in such budget and projections, all designated as delivered pursuant to this Section. Such financial budget and financial projections have been prepared on the basis of

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accounting policies that are consistent with the Innovex Audited Financial
Statements, and such financial budget and financial projections (and the underlying assumptions), taken as a whole, are reasonable.

     (d) Innovex's backlog (calculated based on fee payments anticipated to be received under letters of intent and legally binding written agreements for the provision of contract research and sales and marketing services to third parties) ("Backlog") as of September 30, 1996 was at least L140,000,000, of which at least L70,000,000 is attributable to the twelve-month period ended December 31, 1997. Innovex has delivered to Quintiles a true and correct report describing such Backlog, certified as such by Innovex's principal financial officer and designated as delivered pursuant to this Section.

     2.7. Books and Records. (a) The Memorandum and Articles of Association or equivalent Organizational Documents of Innovex and the Innovex Subsidiaries, and the statutory and other corporate books and records, as previously made available to Quintiles and its representatives, contain accurate records of all meetings of and properly record all material corporate action taken by the shareholders and Boards of Directors (including committees thereof) of Innovex and each Innovex Subsidiary and show all share capital transactions concerning Innovex or such Subsidiary, as the case may be.

     (b) The register of members and other statutory books or equivalent corporate records of Innovex and each Innovex Subsidiary have been properly kept and contain an accurate and complete record of the matters required to be recorded thereon. Except as set forth in Schedule 2.7 attached hereto, since September 1, 1996, no alteration has been made to the Memorandum and Articles of Association or equivalent Organizational Documents of Innovex or any Innovex Subsidiary, and no resolution of any kind of the shareholders of Innovex or any Innovex Subsidiary has been passed (other than resolutions related to routine business).

     (c) Except as set forth in Schedule 2.7 attached hereto, all returns, particulars, resolutions and documents required by the Companies Acts or any other applicable Law to be filed with the Registrar of Companies, or any other authority, in respect of Innovex and each Innovex Subsidiary have been duly filed and were complete and correct; and due compliance has been made with all the provisions of such Laws in connection with the formation of Innovex and each Innovex Subsidiary, the allotment or issue of shares, debentures and other securities, the payment of dividends and the conduct of its business. All charges in favor of Innovex and each Innovex Subsidiary have (if appropriate) been registered in accordance with the provisions of applicable Law.

     2.8. Title to Properties; Encumbrances.  Except as set forth in Schedule
2.8 attached hereto and except for (i) properties and assets reflected in the Innovex Balance Sheet and (ii) properties and assets acquired since the Innovex Balance Sheet Date which have been sold or otherwise disposed of in the ordinary course of business, Innovex and each Innovex Subsidiary has good, valid and marketable title to (a) all of its respective properties and assets (real and personal, tangible and intangible), including without limitation all of the properties and assets reflected in the Innovex Balance Sheet, except as indicated in the notes thereto, and (b) all of the properties and assets purchased or otherwise acquired by Innovex or such Innovex Subsidiary since the Innovex Balance Sheet Date; in each case subject to no Encumbrances except for
(i) liens reflected in the Innovex Financial Statements, (ii) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not detract from the value of, or impair the use of such property by Innovex or such Innovex Subsidiary in the operation of its business, (iii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent and (iv) liens described in Schedule 2.8 (liens of the types described in clauses (i), (ii), (iii) and (iv) above are hereinafter sometimes referred to as "Permitted Liens").

     2.9. Tangible Assets. Innovex's and its Subsidiaries' tangible assets, taken as a whole, are in a state of good maintenance and repair and are adequate and suitable for the purposes for which they are currently being used.

     2.10. Real Property. Innovex has provided to Quintiles an accurate and complete list (designated as delivered pursuant to this Section) of all real property owned by Innovex and each Innovex Subsidiary (as so indicated) (the "Innovex Owned Real Property"). Except as set forth in Schedule 2.10 or as would otherwise not, individually or in the aggregate, have a Material Adverse Effect on Innovex and its Subsidiaries taken as a

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

whole, Innovex or an Innovex Subsidiary (as the case may be) has good and marketable title to each parcel of Innovex Owned Real Property, free and clear of any Encumbrances.

     2.11. Leases. Innovex has provided to Quintiles an accurate and complete list (designated as delivered pursuant to this Section) of each material lease pursuant to which Innovex or any Innovex Subsidiary leases (as lessee or lessor) any material property. Each lease set forth in Schedule 2.11 (or required to be set forth in Schedule 2.11) is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee is not in default thereunder, and no written waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act (including the transactions contemplated by this Agreement) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease, except in each case as would not individually or in the aggregate have a Material Adverse Effect on Innovex and its Subsidiaries taken as a whole. Neither Innovex nor any Innovex Subsidiary has violated any of the material terms or conditions under any lease set forth in Schedule 2.11 (or required to be set forth in Schedule 2.11) in any material respect. The property leased by Innovex and the Innovex Subsidiaries is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used.

     2.12. Contracts. Except as set forth in Schedule 2.12 attached hereto, neither Innovex nor any Innovex Subsidiary is a party to or is bound by (a) any Contract relating to the performance by Innovex or such Innovex Subsidiary of services for or on behalf of any Person under which the revenues to Innovex are anticipated to exceed L2,000,000 in any fiscal year, (b) any Contract relating to the engagement as an independent contractor or employment of any Person by Innovex or any Innovex Subsidiary under which expenditures by Innovex are reasonably anticipated to exceed L100,000 in any fiscal year, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit scheme or plan, (c) any material Contract which contains restrictions with respect to the payment of dividends or any other distribution in respect of Innovex's or any Innovex Subsidiary's share capital, (d) any Contract relating to capital expenditures under which expenditures by Innovex are reasonably anticipated to exceed L500,000 in any fiscal year, (e) any loan or advance to, or investment in, any Person (other than Innovex or any of its Subsidiaries) in a principal amount that exceeds L100,000 or any material Contract relating to the making of any such loan, advance or investment, (f) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than Innovex or any of its Subsidiaries) in a principal amount that exceeds L100,000 (other than the endorsement of negotiable instruments for collection in the ordinary course of business), (g) any management service, consulting or any other similar Contract with a Person other than Innovex or any of its Subsidiaries under which expenditures by Innovex are reasonably anticipated to exceed L100,000 in any fiscal year, (h) any Contract limiting the freedom of Innovex or any Innovex Subsidiary to engage in any line of business in which Innovex or any of its Subsidiaries or (to Innovex's knowledge) Quintiles or BRI International, Inc. or any of their respective Subsidiaries currently engages or reasonably anticipates engaging in any geographic area, or to compete with any Person, (i) any agency Contract or Contract for the distribution or marketing of Innovex services under which expenditures by Innovex are reasonably anticipated to exceed L100,000 in any fiscal year, (j) any Contract that contravenes any anti-trust, anti-monopoly or anti-cartel Laws, or (k) any Contract between Innovex or any Innovex Subsidiary and any Person entered into other than in the ordinary course of business pursuant to which Innovex or such Innovex Subsidiary agrees to hold harmless or indemnify such Person against or contribute to such Person in respect of any liability, cost or expense of or relating to Innovex or such Innovex Subsidiary or relating to the transactions contemplated by this Agreement or any other Transaction Document. Each Contract set forth in Schedule
2.12 (or required to be set forth in Schedule 2.12) is in full force and effect, and there exists no, and neither any Shareholder, Innovex nor any Innovex Subsidiary has received any notice or other communication asserting the actual or alleged existence of any, default or event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated by this Agreement) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a material default or material event of default thereunder. Neither any Shareholder, Innovex nor any Innovex Subsidiary has violated any of the terms or conditions of any material Contract set forth in Schedule 2.12 (or required to be set forth in Schedule 2.12, or which would at any time within the past

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

two years have been required to be set forth in a schedule listing the types of Contracts required to be set forth in Schedule 2.12) in any material respect. To the knowledge of Innovex, neither Innovex nor any Innovex Subsidiary has experienced, nor do they anticipate any dispute with any supplier, vendor, contractor, customer or client with which Innovex or such Innovex Subsidiary has conducted business during the one year period ending on the date of this Agreement, nor has any such party notified Innovex or any Innovex Subsidiary of any desire or intention to reduce the volume under, terminate or otherwise alter materially any material Contract with Innovex or any Innovex Subsidiary, in each case except as set forth in Schedule 2.12 or as would not individually or in the aggregate have a Material Adverse Effect on Innovex and its Subsidiaries taken as a whole.

     2.13. No Conflicts. The execution and delivery of this Agreement and each other applicable Transaction Document by Innovex and the Shareholders do not, and the performance of this Agreement and each other applicable Transaction Document by Innovex and the Shareholders will not, (i) conflict with or violate any provision of the Organizational Documents of Innovex or any Innovex Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Schedule 2.13 attached hereto have been obtained and all filings and obligations described in Schedule 2.13 attached hereto have been made, conflict with or violate any Law applicable to Innovex or any Innovex Subsidiary or by which any property or asset of Innovex or any Innovex Subsidiary is bound or affected, or (iii), except as set forth in Schedule 2.13, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Innovex or any Innovex Subsidiary pursuant to, any Contract except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect on Innovex and its Subsidiaries taken as a whole.

     2.14. Litigation. Except as set forth in Schedule 2.14 attached hereto, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding or investigation by or before any governmental or other instrumentality or agency pending or, to Innovex's knowledge, threatened against or affecting Innovex or any Innovex Subsidiary or any of their respective properties or rights which is reasonably likely to have a Material Adverse Effect on Innovex and its Subsidiaries taken as a whole; and neither Innovex nor any Shareholder knows of any basis for any such action, proceeding or investigation. Neither Innovex nor any Innovex Subsidiary is subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a Material Adverse Effect on Innovex and its Subsidiaries taken as a whole or impair materially the ability of Innovex or any Innovex Subsidiary to acquire any property or conduct business in any area in which it currently conducts or anticipates conducting business.

     2.15. Taxes. Except as set forth on Schedule 2.15 or as otherwise would not have a Material Adverse Effect on Innovex and its Subsidiaries taken as a whole:

          (a) Innovex and each Innovex Subsidiary has filed or caused to be filed, within the times and manners prescribed by Law, all domestic and foreign tax returns, tax reports and tax computations which are required by applicable Law to be filed by, or with respect to, Innovex or such Innovex Subsidiary (collectively, "Tax Returns"). True copies of all such Tax Returns, which have been requested have been made available to Quintiles. Such Tax Returns reflect accurately all liability (either specifically or by way of general provisions) for Taxes (as defined below) of Innovex and its Subsidiaries for the periods covered thereby that are required to be reflected thereon. All domestic and foreign income, profits, gain, value added, franchise, sales, use, occupancy, excise and other taxes, duties and assessments (including interest and penalties) (collectively, "Taxes") which are or may become payable by or due from Innovex or any Innovex Subsidiary have been fully paid or adequately disclosed and fully provided for in the books and financial statements of Innovex or such Innovex Subsidiary, as applicable (except in the case of deferred taxes). The United Kingdom corporation tax liability of Innovex has been finally determined for all fiscal years to and including the fiscal year ended March 31, 1993, or the period for assessment of the Taxes in respect of such periods has expired. No examination or audit of any tax return of Innovex or any Innovex Subsidiary is currently in progress, and no basis for any assessment is known to exist. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax

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

     return of Innovex or any Innovex Subsidiary. For purposes of this Section 2.15, "Taxation" shall mean all forms of taxation, duties, imposts and levies whatsoever and whenever imposed and whether of the United Kingdom or elsewhere, including without limitation: (i) income tax, corporation tax, capital gains tax, inheritance tax, transfer tax, stamp duty, stamp duty reserve tax, value added tax, customs and other import duties and national insurance contributions, general rates, water rates or other local rates or property taxes, and any payment whatsoever which Innovex or any Innovex Subsidiary may be or become bound to make to any Person as a result of any enactment relating to Taxation and any other taxes, duties or levies supplementing or replacing any of the above; and (ii) all costs, charges, interest, fines, penalties, and expenses incidental, or relating, to any Taxation.

          (b) All returns, computations, and payments which are required to have been made by Innovex and each Innovex Subsidiary for any Taxation purpose have been made within the requisite periods and are up to date, correct and on a proper basis, and none of them is the subject of any dispute with the Inland Revenue or other Taxation authorities. All particulars furnished to the Inland Revenue or other Taxation authorities in connection with the application for any consent or clearance on behalf of, or otherwise affecting Innovex or any Innovex Subsidiary, fully and accurately disclosed all facts and circumstances material for the decision of those authorities; any consent or clearance is valid and effective; and any transaction for which the consent or clearance has previously been obtained has been carried into effect (if at all) only in accordance with the terms of the relative application and consent or clearance. Neither Innovex nor any Innovex Subsidiary has taken any action which has had, or will have, the result of altering, prejudicing or in any way disturbing any arrangement or agreement which it has previously negotiated with any Taxation or customs authority. Innovex has not, since the Innovex Balance Sheet Date, paid or become liable to pay any penalty or interest charged by virtue of any Taxation Law. Innovex and each Innovex Subsidiary has properly operated the PAYE system, and any equivalent system in any other jurisdiction, by deducting tax, as required by Law, from all payments made or treated as made to its employees, or former employees or others, and has accounted to the Inland Revenue or other Taxation authority for all tax deducted by it and for all tax chargeable on benefits provided for its employees or former employees or others.

          (c) Except as set forth on Schedule 2.15, all expenditure which Innovex has incurred on the provision of machinery or plant has qualified (if not deductible as a trading expense of trade carried on by Innovex) for writing down allowances under Capital Allowance Act 1990 ("CAA") Section 24 (writing down allowances and balancing adjustments) or is dealt with under
     Section 137 CAA as scientific research allowances.

     2.16. Liabilities; Indebtedness. (a) There are no liabilities, obligations or indebtedness of or claims against Innovex or any Innovex Subsidiary, whether known or unknown, due or not yet due, asserted or unasserted (whether or not contingent or probable of assertion), arising from, or in connection with, or based upon acts, omissions, or occurrences existing, occurring or taking place on or before the Closing Date, whether or not discovered, known, asserted, expected or contemplated by any party or third party, and Quintiles shall not suffer or be subject to any Losses (as defined in Section 8.2(a) below) arising from the foregoing, whether such Losses occur before or after the Closing Date, except: (i) those liabilities as set forth in the Innovex Balance Sheet or referred to in the notes thereto, and (ii) other liabilities which, individually or in the aggregate, would not have a Material Adverse Effect on Innovex and its Subsidiaries taken as a whole.

     (b) Schedule 2.16 is an accurate and complete listing of all material Indebtedness of Innovex and each Innovex Subsidiary (excluding intercompany Indebtedness). Innovex and each Innovex Subsidiary has performed and is in compliance in all material respects with all applicable terms of all such Indebtedness and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, the satisfaction of any other condition or any combination of the foregoing, would constitute such a default or event of default, exists with respect to any such Indebtedness. The sum of the indebtedness for borrowed money (excluding for the avoidance of doubt capital lease obligations) of Innovex and the Innovex Subsidiaries, on a combined basis, does not exceed L25,000,000. Set forth on Schedule 2.16 are the amounts necessary on the date of this Agreement to make all of the payments

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

in respect of each of the loan stock and credit facilities, and the purchase of the Preference Shares, all referred to in Section 1.1.

     2.17. Insurance. Innovex carries insurance policies with independent third party insurers which, with respect to their amounts and types of coverage, are adequate to insure against risks to which Innovex and the Innovex Subsidiaries and their respective property and assets are normally exposed in the operation of their respective businesses, including without limitation professional liability. All such policies which are material to the business of Innovex and its Subsidiaries are in full force and effect and, except as set forth in
Schedule 2.17, are free from any right of termination on the part of the applicable insurance carriers. There are no outstanding unpaid premiums except in the ordinary course of business, and neither Innovex nor any Innovex Subsidiary has received any notice of cancellation or non-renewal of any such policy. Except as set forth in Schedule 2.17, neither Innovex nor any Innovex Subsidiary is aware of any risks, situations, occurrences or other matters which have been disclosed, or should have been disclosed, to insurance carriers or brokers in connection with any application for insurance as a result of which an insurance carrier would have a right to cancel the corresponding insurance policy or deny coverage with respect to any such right. There exists no event of default or event, occurrence, condition or act (including the transactions contemplated by this Agreement) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or occasion a material premium increase under any such policy or give rise to, and Innovex has no anticipation of, any termination or cancellation thereof or material premium increase therefor.

     2.18. Intellectual Property. The lawful operation of the businesses of Innovex and the Innovex Subsidiaries as currently conducted and as currently planned to be conducted requires no material rights under Intellectual Property (as hereinafter defined) other than rights under Intellectual Property listed in
Schedule 2.18 attached hereto and rights granted to Innovex or any Innovex Subsidiary pursuant to agreements listed in Schedule 2.18. Except as otherwise set forth in Schedule 2.18, Innovex or its Subsidiaries own all right, title and interest in the Intellectual Property listed in Schedule 2.18, including without limitation exclusive rights to use and license the same. Each item of Intellectual Property listed in Schedule 2.18 has been duly registered with, filed in, or issued by a domestic or foreign governmental agency to the extent specified in Schedule 2.18, and each such registration, filing and issuance remains in full force and effect. No claim adverse to the interests of Innovex or any Innovex Subsidiary in the Intellectual Property or agreements listed in
Schedule 2.18 has been made in litigation. To Innovex's knowledge, no such claim has been threatened or asserted, and Innovex knows of no basis or alleged basis for any such claim, and, to the knowledge of Innovex, no Person has infringed or otherwise violated Innovex's or any Innovex Subsidiary's right in any of the Intellectual Property or agreements listed in Schedule 2.18. To the knowledge of Innovex, neither the Intellectual Property listed in Schedule 2.18 nor Innovex's or any Innovex Subsidiary's use thereof infringes or has infringed at any time upon the valid Intellectual Property rights of another, and no litigation is pending wherein Innovex or any Innovex Subsidiary is accused of infringing or otherwise violating the Intellectual Property right of another, or of breaching a contract conveying rights under Intellectual Property. To Innovex's knowledge, no such claim has been asserted or threatened against Innovex or any Innovex Subsidiary. For purposes of this Section 2.18, "Intellectual Property" means domestic and foreign patents, patent applications, registered and unregistered trademarks and service marks, trademark and service mark applications, trade names and trade dress, registered and unregistered copyrights, computer programs and databases, trade secrets, know how and proprietary information.

     2.19. Licenses. (a) Schedule 2.19 attached hereto contains an accurate and complete list of all licenses, franchises, permits, rights and other approvals and authorizations (collectively, "Licenses") held by Innovex or any Innovex Subsidiary that are material to the operation of the business of Innovex and its Subsidiaries taken as a whole. Except as set forth in Schedule 2.19, Innovex and its Subsidiaries own or otherwise lawfully use each License necessary or required by applicable Law to conduct their respective businesses as presently conducted, free and clear of all Encumbrances, and all such Licenses are in full force and effect, not subject to any current default or right of cancellation, termination or revocation except in each case as would not individually or in the aggregate have a Material Adverse Effect on Innovex or any Innovex Subsidiary.

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

     (b) Each of Innovex's or any Innovex Subsidiary's employees who is practicing as a physician, nurse or pharmacist is identified on Schedule 2.19, and each such employee is duly Licensed and in good standing to practice as a physician, nurse or pharmacist, as the case may be, in each jurisdiction in which such employee renders services for or on behalf of Innovex or any Innovex Subsidiary, except as set forth on Schedule 2.19 or as would not otherwise result in a Material Adverse Effect on Innovex and its Subsidiaries taken as a whole. To Innovex's knowledge, none of the employees listed on Schedule 2.19 is or has been subject to any claim in connection with his or her practice as a physician, nurse or pharmacist, as the case may be, and no fact or occurrence is known to exist which is likely to give rise to the revocation of any such License.

     2.20. Compliance with Laws, etc. Innovex and each Innovex Subsidiary is and at all times has been in compliance with all applicable Laws in all material respects. Except as set forth in Schedule 2.20, there exists no event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition would constitute a material violation of any applicable Law by Innovex or any Innovex Subsidiary. None of Innovex, any Innovex Subsidiary, or any of their respective Affiliates, nor any Person acting for or on behalf of any thereof has at any time made or participated in any bribe, kickback or illegal payment. All studies and services performed by Innovex and each of its Subsidiaries comply in all material respects with all applicable Good Clinical Practices and comparable guidelines in other countries where Innovex and the Innovex Subsidiaries carry on business.

     2.21. Employee Relations. There is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving Innovex or any Innovex Subsidiary. Except as set forth in Schedule 2.21, neither Innovex nor any Innovex Subsidiary has entered into any recognition agreement or other agreement or arrangement with any trade union or other body representing employees. No recognition agreement is currently being negotiated by Innovex or any Innovex Subsidiary, nor is Innovex or any Innovex Subsidiary aware of any current efforts to organize any trade union or other body representing Innovex's or any Innovex Subsidiary's employees. Neither Innovex nor any Innovex Subsidiary is currently, or during the last three years has been, involved in any material industrial dispute.

     2.22. Pension Schemes and Benefit Plans. (a) Non U.S. Except with respect to the schemes described in Schedule 2.22 attached hereto (the "Schemes"), neither Innovex nor any Innovex Subsidiary has any obligation to pay any pension or make any other payment after retirement, death or disability (whether of a temporary or permanent nature) or otherwise to provide other material benefits of any variety whatsoever to, or in respect of, any person who is now or has been an officer or employee of Innovex or any Innovex Subsidiary or a spouse or dependent of such officer or employee, and no change in the benefits currently being provided under any Scheme has been announced by Innovex or any Innovex Subsidiary or is being considered. Innovex has provided Quintiles true and complete copies of all documents governing or relating to each Scheme which have been requested. Innovex and each of its Subsidiaries, as the case may be, has adopted, administered and conducted each Scheme in accordance with all applicable Laws in all material respects.

     (b) Non U.S. Benefits, Discretions and Funding. With respect to each Scheme, except as set forth on Schedule 2.22: (i) within the three years ending on the date of this Agreement no power to augment benefits in respect of members has been exercised and no oral promises as to any additional or new benefits have been made to any employees or members; (ii) within the three years ending on the date of this Agreement no discretion has been exercised to admit an employee as a member of any Scheme who would not otherwise be eligible; (iii) within the three years ending on the date of this Agreement no discretion has been exercised to provide a benefit to or in respect of a member which would not otherwise be provided; (iv) all benefits (other than a refund of contributions with interest where appropriate) payable under the Schemes on the death of a member while in an employment to which the Scheme relates or during a period of sickness or disability of a member are fully insured; the insurance is effected by a policy with an insurance company of good repute; (v) there are no contributions or premium payments to any Scheme in respect of members which are due but unpaid and have remained unpaid for more than one month and none of the participating companies or members is enjoying a contribution holiday; (vi) each Scheme is sufficiently funded on the basis of the assumptions used in the last actuarial valuation or where part or all of the benefits are provided on a book reserve basis those benefits including early retirement obligations (and not limited to backservice obligations) have been fully and adequately provided for in the accounts of the relevant Innovex company; and (vii) except

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as required by applicable law no welfare scheme provides any material benefits to retired or otherwise terminated employees.

     (c) Non U.S. Administration. Except as set forth on Schedule 2.22, each Scheme is approved by the relevant tax authorities and other regulatory authorities. Each Scheme complies with and has been administered in all material respects in accordance with all applicable laws, regulations and requirements of any competent governmental body or regulatory authority and the founding documents and rules of the Scheme and is one in respect of which all actuarial, consultancy, legal and other fees, charges or expenses in any material amount have been paid.

     (d) Claims. To the knowledge of Innovex, no claim has been threatened or made or litigation commenced against the trustees or administrator of any Scheme or against Innovex, any Innovex Subsidiaries or their Affiliates or any other person whom Innovex, any Innovex Subsidiaries or their Affiliates are or may be liable to indemnify or compensate in respect of any matter arising out of or in connection with any Scheme or member.

     (e) ERISA. (i) All benefit plans, contracts or arrangements covering current or former employees of Innovex and its Subsidiaries in the United States (the "Innovex Employees"), including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and plans of deferred compensation (the "Innovex Benefit Plans"), are listed in Schedule 2.22 attached hereto. True and complete copies of all Innovex Benefit Plans, including, but not limited to, any trust instruments and insurance contracts forming a part of any Innovex Benefit Plans, and all amendments thereto have been made available to Quintiles.

     (ii) All Innovex Benefit Plans, other than "multiemployer plans" within the meaning of Section 3(37) or 4001(a)(3) of ERISA, covering the Innovex Employees in the United States (the "Innovex Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA and the Code. There is no material pending or threatened litigation relating to the Innovex Plans.

     (iii) Neither any Innovex Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA, nor any single-employer plan of a Person which is considered one employer with Innovex under Section 4001 of ERISA or Section 414 of the Code (each, an "ERISA Affiliate"), has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA, and neither Innovex nor any ERISA Affiliate has an outstanding funding waiver.

     (iv) Neither Innovex nor any of its Subsidiaries has any material obligations for retiree health and life benefits under any Innovex Benefit Plan, except as set forth on Schedule 2.22.

     2.23. Environmental Matters and Regulations.  (a) For purposes of this
Section 2.23, the following terms shall have the following meanings: (i) "Facilities" shall mean any and all buildings, structures and properties of any sort owned, leased, operated or occupied by Innovex or any Innovex Subsidiary at any time; (ii) "Hazardous Materials" shall mean any substance, waste, or material characterized, defined or listed as "hazardous" or "toxic" under Environmental Laws (as defined below), including, without limitation, solid or liquid raw materials, wastes, petroleum and petroleum products, and nuclear material; (iii) "Claim" shall mean any and all claims, demands, causes of actions, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, fines, penalties, court costs, attorneys' and consultants' fees and any other expenses incurred, assessed or sustained by or against Innovex or any Innovex Subsidiary; and (iv) "Environmental Laws" shall mean any and all Laws relating to the environment or hazardous or toxic materials or substances, the protection of human health and the environment, pollution control, or the release of any materials or substances into the environment, whether existing or hereafter enacted or issued which govern behavior, activities or conditions with respect to the Facilities prior to the Closing Date.

     (b) Compliance with Environmental Laws.  Except as disclosed in Schedule
2.23 attached hereto, neither Innovex nor any Innovex Subsidiary has violated or been alleged to have violated any Environmental Law, nor has Innovex or any Innovex Subsidiary been subject to any administrative or judicial proceeding pursuant to any Environmental Law at any time in the past five years. Except as disclosed in Schedule 2.23, there are no facts or circumstances which are reasonably likely to lead to a successful Claim against Innovex or any Innovex Subsidiary relating to environmental matters, including without limitation any Claim arising from past or present environmental practices asserted under any Environmental Laws, which might have a Material Adverse Effect on Innovex and its Subsidiaries, taken as a whole.

     (c) Asbestos, Urea Formaldehyde, and Underground Storage Tanks. To the knowledge of Innovex and the Shareholders, (i) there is not and has never been constructed, placed, deposited, stored, disposed of nor located on or at any Facility any asbestos or asbestos-containing materials or any insulating materials containing urea formaldehyde in any form, and (ii) no underground treatment or storage tanks (excluding non-industrial waste septic tanks) or sumps are or have ever been located on or at the Facilities, except as listed in
Schedule 2.23.

     2.24. Interests in Clients, Suppliers, etc.  Except as described in
Schedule 2.24 attached hereto, neither Innovex, nor any Innovex Subsidiary, nor any officer or director of Innovex or any Innovex Subsidiary owns, operates or controls any corporation, firm, association or business organization which is a client, supplier, customer, lessor, lessee, or competitor or potential competitor of Innovex or any Innovex Subsidiary.

     2.25. No Changes Since Innovex Balance Sheet Date.  Except as set forth on
Schedule 2.25 or as would not otherwise have a Material Adverse Effect on Innovex and its Subsidiaries taken as a whole, since the Innovex Balance Sheet Date, neither Innovex nor any Innovex Subsidiary has (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) except in the ordinary course of business, (b) permitted any of its assets to be subjected to any Encumbrance (other than Permitted Liens), (c) sold, transferred or otherwise disposed of any assets except in the ordinary course of business,
(d) made any capital expenditure or commitment therefor except in the ordinary course of business in an amount less than L500,000, (e) declared or paid any dividend or made any distribution on any of its share capital, or redeemed, purchased or otherwise acquired any of its share capital or any Stock Acquisition Right for any such shares, (f) made any bonus or profit sharing distribution or payment except those that which have already accrued or are required by Law or by any existing plan or agreement, and payments or arrangements made in the ordinary course of business consistent with past practices, (g) increased its Indebtedness for borrowed money, except current borrowings from banks in the ordinary course of business in an amount less than L500,000, or made any loan to any Person (other than to Innovex or one of its Subsidiaries), (h) written off as uncollectible any notes or accounts receivable except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate exceeds L250,000, (i) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee, except to the extent required by Law or by any existing plan or agreement and other than general increases in compensation of employees consistent with past practices, (j) made any change in any accounting policies or (k) agreed or committed, whether or not in writing, to do any of the foregoing.

     2.26. Disclosure. Except as set forth on Schedule 2.26 attached hereto, none of this Agreement, the other Transaction Documents, the Innovex Financial Statements, any schedule, exhibit or certificate attached hereto or thereto or delivered in accordance with the terms hereof or thereof, contains any untrue statement of a material fact and Innovex's Registration Statement on Form F-1 furnished to the staff of the SEC on August 1, 1996, as amended, including the exhibits thereto, (the "Innovex F-1") (as if the F-1 were dated the date hereof and the Closing Date (except for changes occurring in the ordinary course of business)), does not contain any untrue statement of a material fact or omit any statement of a material fact necessary in order to make the statements contained therein not misleading (subject to the letter dated August 29, 1996 from the staff of the SEC which has been delivered to Quintiles). There is no fact known to any Management Shareholder which has had or could be reasonably expected to have a Material Adverse Effect on Innovex or any Subsidiary which has not been set forth in this Agreement, the other Transaction Documents, the Innovex Financial Statements, any schedule, exhibit or certificate attached hereto or thereto or delivered in accordance with the terms hereof or thereof or the Innovex F-1.

     2.27. Broker's or Finder's Fees. Except as set forth in Schedule 2.27 attached hereto, no agent, broker, person or firm acting on behalf of any Shareholder or Innovex is, or will be, entitled to any commission or broker's or finder's fees from any Shareholder or Innovex or from any Affiliate of any Shareholder or Innovex in connection with any of the transactions contemplated by this Agreement.

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

     2.28. Absence of Certain Conditions. To the knowledge of Innovex and the Management Shareholders, there exists no event, occurrence, condition or act which, with the giving of notice or the lapse of time, would constitute a breach of or cause any of the representations and warranties in this Article II to become untrue.

     2.29. FDA Debarment and Disqualification. Neither Innovex nor any Innovex Subsidiary, nor any of their respective employees, or to Innovex's knowledge, subcontractors, is under investigation by any regulatory authority in any jurisdiction for debarment or similar action or has been debarred pursuant to any applicable Law which individually or in the aggregate would result in a Material Adverse Effect on Innovex and its Subsidiaries taken as a whole.

     The subject matter covered by any section, subsection or provision of this
Article II shall not be exclusive as to such subject matter to the extent covered by another section, subsection or provision of this Article II, and the specificity of any representation or warranty or other provision or part thereof shall not affect or limit the generality of any other representation or warranty or other provision or part thereof.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF QUINTILES

     Quintiles represents and warrants to the Shareholders and agrees as follows:

     3.1. Existence of Quintiles. Quintiles is a corporation duly organized and validly existing under the Laws of the State of North Carolina. Quintiles has the corporate power and authority to own, lease and operate its property and conduct its business as now being conducted. Quintiles is duly qualified to do business in each jurisdiction in which the character or location of the properties owned or leased by Quintiles or the nature of the business conducted by Quintiles makes such qualification necessary under applicable Laws, except for such failures to be so qualified or licensed that would not have, individually or in the aggregate, a Material Adverse Effect on Quintiles and its Subsidiaries taken as a whole.

     3.2. Capitalization. The authorized capital stock of Quintiles consists of 50,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), and 25,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"). At the close of business on September 30, 1996, 21,828,299 shares of Common Stock and no shares of Preferred Stock were issued and outstanding. All such outstanding capital stock has been, and the Quintiles Shares will be, when issued as provided in this Agreement, duly authorized and validly issued and fully paid and nonassessable, and none was (or in the case of the Quintiles Shares will be) issued in violation of any Stock Acquisition Right for securities of Quintiles. Except as set forth on Schedule 3.2, there are no outstanding Stock Acquisition Rights for securities of Quintiles as of the date of this Agreement, other than as contemplated by this Agreement. As of the Closing and after giving effect to the issuance of the Quintiles Shares, and except as set forth in Schedule 3.2, Quintiles shall have issued and outstanding capital stock consisting of not in excess of 33,000,000 shares of Common Stock (subject to additional issuances in respect of the matters listed in Schedule 3.2) and no shares of Preferred Stock; no other capital stock shall be issued or outstanding; and no Stock Acquisition Rights for securities of Quintiles shall be outstanding.

     3.3. Power and Authority of Quintiles. Quintiles has all requisite power and authority to enter into and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Quintiles' execution, delivery and performance of this Agreement and the other Transaction Documents and Quintiles' consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all corporate, director, shareholder and other action required of Quintiles by applicable Law and Quintiles' Organizational Documents (other than the approval of the issuance of the Quintiles Shares by the holders of not less than a majority of Quintiles' Common Stock voted in accordance with Nasdaq Stock Market rules). This Agreement and the other Transaction Documents to which Quintiles is a party constitute the valid and legally binding obligations of Quintiles, enforceable against Quintiles in accordance with their respective terms.

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

     3.4. SEC Documents. Quintiles has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1993 (the "Quintiles SEC Documents"). As of their respective dates, each of the Quintiles SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Quintiles SEC Document, and none of the Quintiles SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Quintiles SEC Document has been revised or superseded by a later filed Quintiles SEC Document, none of the Quintiles SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.5. Financial Statements; No Material Changes. (a) Quintiles has furnished Innovex with the consolidated balance sheets of Quintiles and its Subsidiaries as of December 31, 1995 (the "Quintiles Balance Sheet") and December 31, 1994, and the related statements of income, statements of cash flows, and statements of shareholders' equity for the years then ended, all audited by Ernst & Young LLP (collectively, the "Quintiles Audited Financial Statements") and designated as delivered pursuant to this Section. Quintiles also has furnished Innovex with the unaudited consolidated balance sheets of Quintiles and its Subsidiaries as of June 30, 1996 and the related unaudited consolidated statements of income, statements of cash flows, and statements of shareholders' equity for the six months then ended, and will furnish Innovex with the unaudited consolidated balance sheets of Quintiles and its Subsidiaries as of September 30, 1996 and the related unaudited consolidated statements of income, statements of cash flows, and statements of shareholders' equity for the nine months then ended (collectively, the "Quintiles Interim Financial Statements"). Further, Quintiles will provide to Innovex, within 25 days after the end of each calendar month prior to the Closing Date (but in no event later than two (2) business days prior to the Closing Date, if the Closing Date falls on the 25th or any later day of a month), unaudited management accounts for Quintiles and its Subsidiaries for such calendar month (collectively, the "Quintiles Management Accounts," and together with the Quintiles Audited Financial Statements and the Quintiles Interim Financial Statements, the "Quintiles Financial Statements"). All of the Quintiles Financial Statements, including the notes thereto, have been and will be prepared in accordance with United States Generally Accepted Accounting Principles, consistently followed throughout the periods indicated, except that the Quintiles Interim Financial Statements and the Quintiles Management Accounts are subject to normal, recurring adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items and are presented in a summary format. The Quintiles Balance Sheet, all such other balance sheets, and all comparable information included in the Quintiles Management Accounts fairly present, or will fairly present, the financial condition of Quintiles and its Subsidiaries on a combined basis at the respective dates thereof; and the related statements of income, statements of cash flows and statements of shareholders' equity (if applicable), and comparable information included in the Quintiles Management Accounts fairly present, or will fairly present, the results of the operations of Quintiles and its Subsidiaries on a consolidated basis and the changes in their financial position for the periods indicated. There are no material intercompany transactions between or among Quintiles and any Quintiles Subsidiaries not reflected in the Quintiles Financial Statements.

     (b) Since June 30, 1996, there has been no event, fact, condition, circumstance or other development which has had or could be reasonably expected to have a Material Adverse Effect on Quintiles and its Subsidiaries, taken as a whole, whether as a result of any legislative or regulatory change, revocation of any license or right to do business, Casualty, termination or impairment of any material Contract or business relationship or otherwise.

     (c) Except as set forth in Quintiles SEC Documents filed and publicly available prior to the date of this Agreement, neither Quintiles nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would have a Material Adverse Effect on Quintiles and its Subsidiaries taken as a whole.

     3.6. Books and Records. The Organizational Documents of Quintiles and its Subsidiaries and their statutory and other corporate books and records, as previously made available to Innovex and its representatives, contain accurate records of and properly record all material corporate action taken by the shareholders and Boards of Directors (including committees thereof) of Quintiles and each of its Subsidiaries.

     3.7. Title to Properties; Encumbrances.  Except as set forth in Schedule
3.7 attached hereto and except for (i) properties and assets reflected in the Quintiles Balance Sheet and (ii) properties and assets acquired since December 31, 1995 which have been sold or otherwise disposed of in the ordinary course of business, Quintiles and each Quintiles Subsidiary has good, valid and marketable title to (a) all of its respective properties and assets (real and personal, tangible and intangible), including without limitation all of the properties and assets reflected in the Quintiles Balance Sheet, except as indicated in the notes thereto, and (b) all of the properties and assets purchased or otherwise acquired by Quintiles or such Quintiles Subsidiary since such date; in each case subject to no Encumbrance except for (i) liens reflected in the Quintiles SEC Documents, (ii) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not detract from the value of, or impair the use of such property by Quintiles or such Quintiles Subsidiary in the operation of its business, (iii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent and (iv) liens described in Schedule 3.7.

     3.8. Real Property. Quintiles has provided to Innovex a true and complete list (designated as delivered pursuant to this Section of this Agreement) of all real property owned by Quintiles and each Quintiles Subsidiary (as so indicated) (the "Quintiles Owned Real Property"). Except as set forth in Schedule 3.8 or as would otherwise not, individually or in the aggregate, have a Material Adverse Effect on Quintiles and its Subsidiaries taken as a whole, Quintiles or a Quintiles Subsidiary (as the case may be) has good and marketable title to each parcel of Quintiles Owned Real Property, free and clear of any Encumbrances.

     3.9. No Conflicts. The execution and delivery of this Agreement and each other applicable Transaction Document by Quintiles does not, and the performance of this Agreement and the other applicable Transaction Documents by Quintiles will not, (i) conflict with or violate any provision of the Organizational Documents of Quintiles or any Quintiles Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Schedule 3.9 attached hereto have been obtained and all filings and obligations described in
Schedule 3.9 have been made, conflict with or violate any Law applicable to Quintiles or any Quintiles Subsidiary or by which any property or asset of Quintiles or any Quintiles Subsidiary is bound or affected or (iii) except as set forth in Schedule 3.9, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Quintiles or any Quintiles Subsidiary pursuant to, any Contract, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect on Quintiles and its Subsidiaries taken as a whole.

     3.10. Litigation. Except as set forth in Schedule 3.10 attached hereto or as disclosed in any Quintiles SEC Document filed with the SEC after January 1, 1996, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding or investigation by or before any governmental or other instrumentality or agency pending or, to Quintiles' knowledge, threatened against or affecting Quintiles or any Quintiles Subsidiary or any of their respective properties or rights which is reasonably likely to have a Material Adverse Effect on Quintiles and its Subsidiaries, taken as a whole; and Quintiles does not know of any basis for any such action, proceeding or investigation. Quintiles is not subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a Material Adverse Effect on Quintiles and its Subsidiaries taken as a whole, or impair materially the ability of Quintiles or any Quintiles Subsidiary to acquire any property or conduct business in any area in which it currently conducts or anticipates conducting business.

     3.11. Taxes. (a) Except as set forth in Schedule 3.11 or as otherwise would not have a Material Adverse Effect on Quintiles and its Subsidiaries taken as a whole, (i) all Tax Returns that are required to be filed by or with respect to Quintiles and/or its Subsidiaries have been filed,
(ii) all Taxes shown as due on the Tax Returns referred to in clause (i) have been paid in full or adequate provision has been made therefor, (iii) Quintiles has made available to Innovex correct and complete copies of all Tax Returns and any examination reports or statements of deficiency assessed against Quintiles or any Subsidiary since January 1, 1993 which have been requested, (iv) all deficiencies asserted or assessments made as a result of any such examinations have been paid in full or adequate provision has been made therefor, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of Quintiles.

     (b) For the purposes of this Section 3.11, the following terms shall have the meanings ascribed thereto:

          "Tax Returns" shall mean all reports and returns required to be filed on or before the Closing Date with respect to the Taxes of Quintiles or any of its Subsidiaries including, without limitation, any consolidated income tax returns of any consolidated group in which Quintiles is included.

          "Taxes" shall mean all Federal, state, local or foreign income, gross receipts, windfall profits, severance, property (real or personal), production, sales, use, value added, license, excise, franchise, employment, occupation, pension plan, withholding or similar taxes imposed on the income, properties or operations of Quintiles or any of its Subsidiaries, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

     3.12. Insurance. Quintiles carries insurance policies with independent third party insurers which, with respect to their amounts and types of coverage, are adequate to insure against risks to which Quintiles and the Quintiles Subsidiaries and their respective property and assets are normally exposed in the operation of their respective businesses, including without limitation professional liability. All such policies which are material to the business of Quintiles and its Subsidiaries are in full force and effect and are free from any right of termination on the part of the applicable insurance carriers. There are no outstanding unpaid premiums except in the ordinary course of business, and neither Quintiles nor any Quintiles Subsidiary has received any notice of cancellation or non-renewal of any such policy. Except as set forth in Schedule 3.12, neither Quintiles nor any of its Subsidiaries is aware of any risks, situations, occurrences or other matters which have been disclosed, or should have been disclosed, to insurance carriers or brokers in connection with any applications for insurance as a result of which an insurance carrier would have a right to cancel the corresponding insurance policy. There exists no event of default or event, occurrence, condition or act (including the transactions contemplated by this Agreement) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or occasion a material premium increase under any such policy or give rise to, and Quintiles has no anticipation of, any termination or cancellation thereof or material premium increase therefor.

     3.13. Compliance with Laws, etc. Quintiles and each Quintiles Subsidiary is and at all times has been in compliance with all applicable Laws in all material respects. There exists no event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition would constitute a material violation of any applicable Law by Quintiles or any Quintiles Subsidiary. None of Quintiles, any Quintiles Subsidiary or any of their respective Affiliates, nor any Person acting for or on behalf of any thereof has at any time made or participated in any bribe, kickback or illegal payment. All studies and services performed by Quintiles and its Subsidiaries comply in all material respects with all applicable Good Clinical Practices and comparable guidelines in other countries where Quintiles and the Quintiles Subsidiaries carry on business.

     3.14. U.S. ERISA Representations. (a) All benefit plans, contracts or arrangements covering current or former employees of Quintiles and its Subsidiaries (the "Quintiles Employees"), including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and plans of deferred compensation (the "Quintiles Benefit Plans"), are listed in Schedule
3.14 attached hereto. True and complete copies of all Benefit Plans, including, but not limited to, any trust instruments and insurance contracts forming a part of any Quintiles Benefit Plans, and all amendments thereto have been made available to Innovex.

     (b) All Quintiles Benefit Plans, other than "multiemployer plans" within the meaning of Section 3(37) or 4001(a)(3) of ERISA, covering the Quintiles Employees (the "Quintiles Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA and the Code. There is no material pending or threatened litigation relating to the Quintiles Plans.

     (c) Neither any Quintiles Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA, nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA, and neither Quintiles nor any ERISA Affiliate has an outstanding funding waiver.

     (d) Neither Quintiles nor any of its Subsidiaries has any material obligations for retiree health and life benefits under any Quintiles Benefit Plan, except as set forth on Schedule 3.14.

     3.15. No Changes Since June 30, 1996. Except as set forth on Schedule 3.15, as disclosed in any Quintiles SEC Document (as defined in Section 3.4 above), or as would not otherwise have a Material Adverse Effect on Quintiles and its Subsidiaries taken as a whole, since June 30, 1996, neither Quintiles nor any Quintiles Subsidiary has (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) except in the ordinary course of business, (b) permitted any of its assets to be subjected to any Encumbrance (other than (i) liens reflected in the Quintiles Financial Statements, (ii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent and (iii) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not detract from the value of, or impair the use of such property by Quintiles or its Subsidiaries in the operation of their respective businesses),
(c) sold, transferred or otherwise disposed of any assets except in the ordinary course of business, (d) made any capital expenditure or commitment therefor except in the ordinary course of business in an amount less than $2,000,000, (e) declared or paid any dividend or made any distribution on any of its share capital, or redeemed, purchased or otherwise acquired any of its capital stock or any Stock Acquisition Right for any such shares, (f) made any bonus or profit sharing distribution or payment except those that which have already accrued or are required by Law or by any existing plan or agreement, and payments or arrangements made in the ordinary course of business consistent with past practices, (g) increased its Indebtedness for borrowed money, except current borrowings from banks in the ordinary course of business in an amount less than $2,000,000, or made any loan to any Person (other than to one of its Subsidiaries), (h) written off as uncollectible any notes or accounts receivable except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate exceeds $2,000,000, (i) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee, except to the extent required by Law or by any existing plan or agreement and other than general increases in compensation of employees consistent with past practices, (j) made any change in any accounting policies or (k) agreed or committed, whether or not in writing, to do any of the foregoing.

     3.16. Broker's or Finder's Fees. Except as set forth on Schedule 3.16 attached hereto, no agent, broker, person or firm acting on behalf of Quintiles is, or will be, entitled to any commission or broker's or finder's fees from Quintiles or from any Affiliate of Quintiles in connection with any of the transactions contemplated by this Agreement.

     3.17. Opinions of Financial Advisors. Each of Goldman Sachs & Co. and Smith Barney Inc. has delivered to the Board of Directors of Quintiles its opinion to the effect that, as of the date of this Agreement and on the terms and subject to the conditions and qualifications specified therein, the Exchange Ratio is fair, from a financial point of view, to Quintiles.

     3.18. Absence of Certain Conditions. To the knowledge of Quintiles, there exists no event, occurrence, condition or act which, with the giving of notice or the lapse of time, would constitute a breach of or cause any of the representations and warranties in this Article III to become untrue.

     The subject matter covered by any section, subsection or provision of this
Article III shall not be exclusive as to such subject matter to the extent covered by another section, subsection or provision of this

Article III, and the specificity of any representation or warranty or other provision or part thereof shall not affect or limit the generality of any other representation or warranty or other provision or part thereof.

                                   ARTICLE IV

                   CERTAIN PRE-CLOSING AND RELATED COVENANTS

     4.1. Conduct of Business of Innovex and Innovex Subsidiaries. During the period from the date of this Agreement to the Closing (or the earlier termination of this Agreement pursuant to Section 9.16 below), Innovex shall, and shall cause each Innovex Subsidiary to conduct its operations only according to its ordinary and usual course of business and to the extent consistent therewith, use all reasonable efforts to preserve intact its corporate organization, keep available the services of its officers and key employees, maintain its existing relationships with suppliers, vendors, contractors, customers and others having business relationships with Innovex or any Innovex Subsidiary, and perform in all material respects all of Innovex's and the Innovex Subsidiaries' obligations under all Contracts to which Innovex or any Innovex Subsidiary is a party or by which it or any of its assets or properties are bound, except in each case to the extent that failure to do so would not have a Material Adverse Effect on Innovex and its Subsidiaries, taken as a whole. Notwithstanding the immediately preceding sentence, prior to the Closing (or the earlier termination of this Agreement pursuant to Section 9.16 below), except as may be first approved in writing by Quintiles or as is otherwise permitted or required by this Agreement, the Management Shareholders, Innovex and each Innovex Subsidiary shall cause (a) Innovex's and each Innovex Subsidiary's Organizational Documents to be maintained in their forms on the date of this Agreement, (b) the compensation payable or to become payable by Innovex and each Innovex Subsidiary to each officer, employee or agent of Innovex or such Innovex Subsidiary to be maintained at their levels on the date of this Agreement except to the extent required by Law or by any existing plan or agreement and other than general increases in the compensation of employees in the ordinary course of business consistent with past practices, (c) Innovex and each Innovex Subsidiary to refrain from making any bonus, pension, retirement or insurance payment or arrangement to or with any such persons except those that may have already been accrued or may be required by law or by any existing plan or agreement, other than payments or arrangements made in the ordinary course of business consistent with past practices, (d) Innovex and each Innovex Subsidiary to refrain from entering into any Contract except Contracts in the ordinary course of business having a value of less than L500,000 (including any Contract for the provision of services to customers) and Contracts for capital expenditures in an individual or aggregate amount not to exceed L500,000 and consult with Quintiles before entering into a Contract involving expenditure by Innovex of more than L500,000, (e) Innovex and each Innovex Subsidiary to refrain from issuing or selling, or issuing any rights to purchase or subscribe for, or subdividing or otherwise changing in any respect shares of Innovex's or any Innovex Subsidiary's share capital or any Share Acquisition Rights and (f) Innovex and each Innovex Subsidiary to refrain from taking any of the actions referred to in Section 2.25 hereof. The Shareholders and Innovex agree not to take or omit to take any action which would cause the representations and warranties contained in Article II hereof to be or become untrue or incorrect. During the period from the date of this Agreement to the Closing Date, the Management Shareholders shall confer, and shall cause Innovex and the Innovex Subsidiaries to confer, on a regular and frequent basis, with one or more designated representatives of Quintiles to report operational matters and to report the general status of ongoing operations.

     4.2. Exclusive Dealing. During the period from the date of this Agreement to the Closing (or the earlier termination of this Agreement pursuant to Section
9.16 below) and except as otherwise authorized by Quintiles in writing, the Shareholders shall, and the Management Shareholders shall cause Innovex and the Innovex Subsidiaries to, and Innovex and the Innovex Subsidiaries shall, refrain from taking any action directly or indirectly to (a) encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person other than Quintiles concerning any proposal for the sale or purchase of any portion of the share capital (including in a public offering) or twenty percent (20%) or more of the assets of, or merger or other business combination, or similar transaction involving Innovex or any Innovex Subsidiary and refrain from otherwise pursuing or endorsing any such transaction, or (b) undertake or cause to occur any offering or sale of Innovex's or any of Innovex's Affiliates' securities to the public (any such offering or sale being referred to herein as a "Public Offering"); provided that this Section 4.2 shall not restrict Innovex from consulting with its legal and financial advisors and its independent accountants regarding the feasibility of a Public Offering in the event that this Agreement is terminated. The Shareholders and Innovex shall notify Quintiles promptly if any proposals concerning any merger, consolidation, sale of assets, tender offer, sale of shares or similar transaction involving Innovex, any Innovex Subsidiary or any significant assets of Innovex or any Innovex Subsidiary (any such proposal being referred to herein as an "Acquisition Proposal"), or if any request for confidential information regarding Innovex or any Innovex Subsidiary is received, and shall provide to Quintiles such information regarding any such Acquisition Proposal or request as Quintiles shall reasonably request.

     4.3. Access to Information. Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Innovex or Quintiles or any of their respective Subsidiaries is a party or pursuant to applicable law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules Innovex or Quintiles are required to comply, from the date of this Agreement to the Closing, Innovex and Quintiles shall (and shall cause their respective Subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its Subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the other party and its Subsidiaries as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 4.3 shall affect or be deemed to modify any representation or warranty made in this Agreement. Subject to compliance with applicable law, from the date hereof until the Closing, each of Innovex and Quintiles shall confer on a regular and frequent basis with one or more representatives of the other to report on the general status of ongoing operations and shall, upon reasonable notice, provide the other with such financial and operating data and other information with respect to its business and properties as the other party shall from time to time reasonably request. In the event of termination of this Agreement without consummation of the transactions contemplated hereby, each party shall keep confidential any material information obtained from the others concerning their respective properties, operations and business (unless readily ascertainable from public or published information or trade sources) until the same ceases to be material (or becomes so ascertainable) and, upon request, shall return all copies of any schedules, statements, documents or other written information obtained in connection therewith.

     4.4. Conduct of Business of Quintiles and Quintiles Subsidiaries. During the period from the date of this Agreement to the Closing Date, Quintiles shall conduct its operations only according to its ordinary and usual course of business. Notwithstanding the immediately preceding sentence, prior to the Closing (or the earlier termination of this Agreement pursuant to Section 9.16 below), (a) except as may be first approved in writing by Innovex or as is otherwise permitted or required by this Agreement, and except in connection with the acquisition by Quintiles of BRI International Inc. and related transactions, Quintiles shall not (i) merge, consolidate with or consummate any other business combination with any person other than as permitted by the following clause
(ii), (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business entity, in a transaction or series of related transactions for a purchase price in excess of $100 million in the aggregate, or
(iii) issue or sell, or issue any rights to purchase or subscribe for, or subdivide or otherwise change in any respect shares of Quintiles' share capital, except to the extent required by law or by any existing plan or agreement, other than general increases in the compensation of employees in the ordinary course of business consistent with past practices and except for the issuance to directors, officers or employees of Quintiles of options to purchase shares of Common Stock of Quintiles in a manner and quantity consistent with past practices, and (b) unless Quintiles has consulted beforehand with Innovex (except as is otherwise permitted or required by this Agreement), Quintiles shall cause (i) the Quintiles Organizational Documents to be maintained in their forms on the date of this Agreement and (ii) Quintiles and each Quintiles Subsidiary to refrain from entering into any Contracts for capital expenditures in an individual or aggregate amount not to exceed L1,000,000. Quintiles agrees not to take or omit to take any action which would cause the representations and warranties contained in Article III hereof to be or become untrue or incorrect.

     4.5. Proxy Statement. (a) As soon as practicable after the date of this Agreement, Quintiles shall prepare for filing with the SEC and thereafter for circulation to Quintiles' shareholders a proxy statement relating to the transactions contemplated by this Agreement and the other Transaction Documents, and in particular to the approval by such shareholders of the issuance of the Quintiles Shares, as required by The Nasdaq Stock Market as a condition for continued listing thereon. Quintiles shall cause such proxy statement to comply (except as to information supplied by Innovex or any Shareholder, to which information this covenant does not apply) with the applicable requirements of
(i) the Exchange Act, including without limitation, Sections 14(a) and 14(d) thereof and the respective regulations promulgated thereunder and (ii) The Nasdaq Stock Market.

     (b) The information supplied by Innovex, any Innovex Subsidiary or any Shareholder for inclusion in any Filing (as defined in Section 7.6 below) will not, at the time the filing is made, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. Innovex shall ensure that each Filing meets and complies in all material respects with all applicable Laws, including all applicable rules under the Securities Act or the Exchange Act, as such Filing relates to Innovex, any Innovex Subsidiary or any Shareholder.

     (c) Quintiles shall call and hold a stockholders' meeting as promptly as practicable for the purpose of voting upon the issuance of the Quintiles Shares hereunder, and Quintiles shall use its best efforts (through its agents or otherwise) to solicit from its stockholders proxies in favor of the approval of such issuance, and shall take all other action necessary or advisable to secure the affirmative vote of its stockholders required by applicable law to secure such approval. The Proxy Statement shall include the unanimous and unconditional recommendation of the Board of Directors of Quintiles to the stockholders of Quintiles that they approve the issuance of the Quintiles Shares contemplated by this Agreement. In addition, the Proxy Statement will include the opinions of Goldman Sachs & Co. and Smith Barney Inc. referred to in Section 3.17.

     4.6. Pooling Letter. On or prior to the Closing Date, Innovex shall cause to be executed and delivered to Quintiles' accountants a letter or letters, dated the Closing Date, in form and substance reasonably satisfactory to Quintiles and its accountants relating to "pooling of interests" accounting.

     4.7. Redemption of Loan Notes. On or prior to the Closing Date, Innovex shall satisfy in full and retire all of Innovex's issued and outstanding loan notes (as described in Schedule 2.16) in accordance with the terms thereof, such that none shall remain issued or outstanding thereafter.

     4.8. Directors' and Officers' Indemnification and Insurance. (a) For a period of six years after the Closing, Quintiles shall cause to be maintained in effect the current directors' and officers' liability insurance policies maintained by Innovex (provided that Quintiles may, and in the event of the cancellation or termination of such policies, shall substitute therefor policies reasonably satisfactory to the indemnified parties of at least the same coverage containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events that occurred prior to the Closing; provided, however, that Quintiles shall not be required to maintain such insurance if it becomes unavailable on ordinary commercial terms or if its cost of such insurance would exceed 115% of its current cost (in which case the beneficiaries shall be given the opportunity to pay the difference).

     (b) This Section 4.8 is intended to be for the benefit of, and shall be enforceable by, the indemnified parties, their heirs and personal representatives, and shall be binding on Quintiles and its successors and assigns.

     4.9. Tax Covenant. As described in Section 1.5, it is the intent of the parties that the Exchange be treated as a taxable transaction for United States Federal income tax purposes. If, prior to the Closing, Quintiles determines that the Exchange may not be so treated, then Innovex and Quintiles shall work together in good faith to modify the transactions contemplated hereby, if feasible, to effectuate such intent. Notwithstanding the foregoing, no such modification shall be made pursuant to this Section 4.9 if such modification would change the material economic terms of the transactions contemplated by this Agreement, result in the Exchange being taxable to a holder of Innovex Shares who is resident in the United Kingdom for United Kingdom tax purposes, or result in the transactions contemplated hereby being treated other than as a "pooling transaction" under United States Generally Accepted Accounting Principles.

     4.10. Innovex Obligations. The Management Shareholders shall cause Innovex to perform fully its obligations under this Agreement.

     4.11. Reorganization. Notwithstanding the provisions of Section 4.1, as soon as practicable after the date of this Agreement, Innovex agrees, and the Management Shareholders agree to cause Innovex, to implement a capital reorganization pursuant to which Innovex shall issue to the Shareholders on a pro rata basis shares of a new class or classes of foreign currency denominated stock (collectively, the "New Shares") which shall carry substantially all of the rights attaching to the Innovex Shares on the date of this Agreement and shall be represented by share warrants to bearer, and the Innovex Shares shall be converted into a single class or classes of deferred shares, each such share carrying a right to an annual dividend equal to 0.001% of the nominal value of the shares and be subject to the right of Innovex to buy the share at its market value, provided that Innovex and the Shareholders shall have received the tax clearance letters referred to in Section 6.7, taking into account the proposed reorganization and provided that, prior to such reorganization, Quintiles shall have agreed to indemnify the Shareholders and Innovex to their reasonable satisfaction against: (i) any tax liabilities they may incur which would not have arisen in the absence of such reorganization; (ii) the costs of effecting a further reorganization to reverse the effects of the first reorganization should Closing not occur; and (iii) any tax liabilities which would not have arisen in the absence of such further reorganization. Upon such reorganization, this Agreement shall be deemed amended to provide for the exchange of all the New Shares, in lieu of the Innovex Shares, on the same terms and conditions as set forth in Article I hereof, and as promptly as practicable thereafter the parties shall enter into a written amendment to this Agreement and take such other actions as may be necessary and appropriate to effectuate the matters contemplated by this Section, to the reasonable satisfaction of Quintiles.

     4.12. Best Efforts. Each of the Shareholders, Innovex and Quintiles shall use their respective best efforts in good faith to satisfy the various conditions to Closing and to consummate the Exchange by November 30, 1996.

                                   ARTICLE V

                      CONDITIONS TO QUINTILES' OBLIGATIONS

     Quintiles' obligations pursuant to this Agreement are conditioned upon satisfaction, on or prior to the Closing Date, of each of the following conditions:

     5.1. Opinion of the Shareholders' and Innovex's Counsel. Innovex shall have furnished Quintiles with opinions, dated the Closing Date, of Sullivan & Cromwell and Clifford Chance, counsel to Innovex and the Shareholders, each in form and substance reasonably satisfactory to Quintiles.

     5.2. Truth of Representations and Warranties. The representations and warranties of the Shareholders and Innovex contained in this Agreement or in any schedule attached hereto that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for changes expressly contemplated by this Agreement or to the extent that any representation or warranty is expressly made only as of a specified date, in which case such representation or warranty shall be true as of such date, and the Shareholders and Innovex shall have delivered to Quintiles a certificate, dated the Closing Date, to such effect.

     5.3. Performance of Agreements. All of the agreements of the Shareholders and Innovex to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and the Shareholders and Innovex shall have delivered to Quintiles a certificate, dated the Closing Date, to such effect.

     5.4. No Litigation. No action or proceedings shall have been instituted before a court or other government body or by any public authority, and no claim (other than any frivolous claim brought by a Person other than a governmental entity) shall have been asserted, to restrain or prohibit any of the transactions contemplated hereby.

     5.5. Opinions of Accountants (Pooling of Interests). Quintiles shall have received letters, dated the Closing Date, from KPMG, accountants for Innovex, and Ernst & Young LLP, accountants to Quintiles, each in form and substance satisfactory to Quintiles, regarding the appropriateness of pooling of interests accounting treatment for the transactions contemplated by this Agreement.

     5.6. Opinions of Accountants (Tax Opinion). Quintiles shall have received letters, dated the Closing Date, from KPMG, accountants for Innovex, and Ernst & Young LLP, accountants to Quintiles, each in form and substance satisfactory to Quintiles, regarding the treatment of the transactions contemplated by this Agreement as a taxable acquisition of the Innovex Shares by Quintiles for purposes of United States Federal income tax law.

     5.7. Governmental and Other Approvals and Consents. All governmental and other consents and approvals, if any, necessary to permit the consummation by Innovex and the Shareholders of the transactions contemplated by this Agreement and the other Transaction Documents, including without limitation any necessary pursuant to or in connection with any License (as defined in Section 2.19 above) or any material Contract described in Schedule 2.12, 2.13 or 3.9 or to which Innovex, any Innovex Subsidiary or Quintiles otherwise is a party or by which Innovex, any Innovex Subsidiary or Quintiles otherwise is bound, shall have been received, except where the failure to obtain any such consents and approvals would not result in a Material Adverse Effect on Innovex and its Subsidiaries taken as a whole or Quintiles and its Subsidiaries taken as a whole; all anti-trust clearances shall have been obtained as waiting periods expire or otherwise have been obtained or terminated satisfactorily to Quintiles; and the shareholders of Quintiles shall have approved the issuance of the Quintiles Shares hereunder (pursuant to the applicable rules of the Nasdaq Stock Market).

     5.8. Escrow Agreement. The Shareholders and the Escrow Agent (as defined therein) shall have executed and delivered to Quintiles the Escrow Agreement (as defined in Section 1.3 above).

     5.9. Employment Agreements. Each of Barrie S. Haigh and other Innovex employees in senior management positions, as reasonably determined by Quintiles and Innovex (each a "Key Employee"), shall have executed and delivered to Quintiles an employment agreement (i) as to Barrie S. Haigh, in a form substantially equivalent to the existing Service Agreement (which shall be terminated) between Innovex and Mr. Haigh dated March 31, 1993, provided that Mr. Haigh's employment agreement shall provide that Mr. Haigh shall serve as Vice Chairman of Quintiles at compensation and benefits comparable to that afforded by Quintiles to its Level 2 employee and shall contain a non-competition provision restricting Mr. Haigh for a period ending on the later of the date Mr. Haigh reaches age 65 or two years after the end of his employment with Quintiles, and (ii) as to the other Key Employees, in a form (to replace existing agreements) containing provisions mutually satisfactory to Quintiles, Innovex and such Key Employee, including, without limitation, a non-competition provision to the fullest extent allowed by applicable law (such employment agreements, collectively, the "Employment Agreements").

     5.10. Termination of Certain Contracts. Innovex shall have terminated (or arranged for termination contingent solely upon consummation of the Closing), on terms and conditions satisfactory to Quintiles, each Contract listed on a
Schedule 5.10.

     5.11. Comfort Letter. Quintiles shall have received a comfort letter, dated the date of the Proxy Statement and brought down on the date of the Quintiles stockholders' meeting referred to in Section 4.5(c) above and the Closing Date, from KPMG, accountants for Innovex, in each case in form and substance satisfactory to Quintiles, regarding the combined financial statements of Innovex and the Innovex Subsidiaries.

     5.12. Registration Rights Agreement. The Shareholders shall have executed and delivered to Quintiles a Registration Rights Agreement in the form of Exhibit C attached hereto (the "Registration Rights Agreement").

     5.13. Conversion to Private Company. A certificate of registration of Innovex as a private company shall have been issued by the Register of Companies under Section 55 of the Companies Act of 1985, and a true and complete copy thereof shall have been delivered to Quintiles.

     5.14. No Material Adverse Change. Since the date of this Agreement, no event, fact, change, condition, circumstance or other development shall have occurred that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Innovex and its Subsidiaries taken as a whole, and Innovex shall have delivered to Quintiles a certificate, dated the Closing Date, to such effect.

                                   ARTICLE VI

                  CONDITIONS TO THE SHAREHOLDERS' OBLIGATIONS

     The Shareholders' obligations pursuant to Section 1.1 of this Agreement are conditioned upon satisfaction, on or prior to the Closing Date, of each of the following conditions, provided, however, that only Innovex or one or more Shareholders holding in excess of thirty (30%) percent of the Innovex share capital shall be entitled to assert any failure of any such condition as a basis not to perform any Shareholder's respective obligations thereunder:

     6.1. Opinion of Quintiles' Counsel. Quintiles shall have furnished the Shareholders with the opinion, dated the Closing Date, of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP, counsel to Quintiles (which may rely as to matters of New York law on the opinion of Cravath, Swaine & Moore), in form and substance reasonably satisfactory to Innovex and the Shareholders.

     6.2. Truth of Representations and Warranties. The representations and warranties of Quintiles contained in this Agreement or in any schedule attached hereto that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for changes expressly contemplated by this Agreement or to the extent that any representation or warranty is expressly made only as of a specified date, in which case such representation or warranty shall be true as of such date, and Quintiles shall have delivered to the Shareholders a certificate, dated the Closing Date, to such effect.

     6.3. Governmental and Other Approvals and Consents. All governmental and other consents and approvals, if any, necessary to permit the consummation by Quintiles of the transactions contemplated by this Agreement and the other Transaction Documents, including without limitation any necessary pursuant to or in connection with any License (as defined in Section 2.19 above) or any material Contract described in Schedule 3.9 or to which Quintiles or any Quintiles Subsidiary otherwise is a party or by which Quintiles or any Quintiles Subsidiary otherwise is bound, shall have been received, except where the failure to obtain any such consents and approvals would not result in a Material Adverse Effect on Quintiles and its Subsidiaries taken as a whole; all anti-trust clearances shall have been obtained as waiting periods expire or otherwise have been obtained or terminated satisfactorily to Innovex and the Shareholders and the shareholders of Quintiles shall have approved the issuance of the Quintiles Shares hereunder (pursuant to the applicable rules of the Nasdaq Stock Market).

     6.4. Employment Agreements. Quintiles shall have executed and delivered to the other party thereto each of the Employment Agreements.

     6.5. Registration Rights Agreement. Quintiles shall have executed and delivered to the Shareholders the Registration Rights Agreement in the form attached hereto as Exhibit C.

     6.6. Performance of Agreements. All of the agreements of Quintiles to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects and Quintiles shall have delivered to the Shareholders a certificate, dated the Closing Date, to such effect.

     6.7. Tax Letter. The Shareholders shall have received a letter, dated prior to the Closing Date, from HM Inland Revenue, in form and substance satisfactory to the Shareholders, giving clearance for the transactions contemplated by this Agreement and the other Transaction Documents pursuant to
Section 138, Taxation of Chargeable Gains Act of 1992 and Section 707 of the Income and Corporation Taxes Act, 1988.

     6.8. No Litigation. No action or proceedings shall have been instituted before a court or other government body or by any public authority, and no claim (other than any frivolous claim brought by a Person other than a governmental entity) shall have been asserted, to restrain or prohibit any of the transactions contemplated hereby.

     6.9. Opinions of Accountants (Pooling of Interests). Innovex shall have received letters, dated the Closing Date, from KPMG, accountants for Innovex, and Ernst & Young LLP, accountants to Quintiles, each in form and substance satisfactory to Innovex, regarding the appropriateness of pooling of interests accounting treatment for the transactions contemplated by this Agreement.

     6.10. No Material Adverse Change. Since the date of this Agreement, no event, fact, change, condition, circumstance or development shall have occurred that has had, or could reasonably be expected to have individually or in the aggregate a Material Adverse Effect on Quintiles and its Subsidiaries taken as a whole, and Quintiles shall have delivered to Innovex a certificate, dated the Closing Date, to such effect.

                                  ARTICLE VII

                CERTAIN COVENANTS AND AGREEMENTS OF THE PARTIES

     7.1. Non-Interference; Confidentiality. Each Shareholder agrees that from the Closing until the third anniversary thereof, such Shareholder shall not:

          (a) directly or indirectly, solicit, interfere with Innovex's or Quintiles' relationships with, or entice away from Innovex or Quintiles any customer, supplier, or other Person who or which has at any time during the three (3) years immediately preceding the date of this Agreement or at any time during which such Shareholder was an employee of or consultant to Innovex done business with Innovex or Quintiles; provided that nothing herein shall prevent HSBC Private Equity and Lloyds Development Capital or their respective Affiliates from making investments in companies in the ordinary course of its business; or

          (b) use for any purpose or knowingly divulge, directly or indirectly, to any Person, any material information concerning Innovex's or Quintiles' proprietary records, formulae, computer programming techniques, documentation, software source codes, object codes, documentation, "know-how", processes, methods, research, development or marketing techniques, programs, standard operating procedures and practices, materials or plans, client list or any other of Innovex's or Quintiles' trade secrets, confidential information, price lists or pricing policies, except information which is (i) in the public domain or (ii) becomes public knowledge through no fault of such Shareholder or (iii) is required to be disclosed by court order or other government process or the disclosure of which is necessary to enable such Shareholder to comply with applicable Law or defend against claims. In the event that such Shareholder shall be required to make disclosure pursuant to the provisions of clause (iii) of the preceding sentence, such Shareholder shall promptly notify Innovex and Quintiles and take, at the expense of Innovex or Quintiles, all reasonably necessary steps requested by Innovex or Quintiles to defend against the enforcement of such court order or other government process, and permit Innovex and Quintiles to participate with counsel of its choice in any proceeding relating to the enforcement thereof.

     It is the desire and intent of the parties to this Agreement that the provisions of this Section 7.1 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this
Section 7.1 shall be adjudicated to be invalid or unenforceable, this Section shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made.

     The parties recognize that the performance of the obligations under this
Section 7.1 by each of the Shareholders is special, unique and extraordinary in character, and that in the event of the breach by any such Shareholder of the terms and conditions of this Section 7.1 to be performed, Quintiles shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Section 7.1, to enforce the specific performance thereof by such Shareholder or to enjoin such Shareholder from performing services for any such other Person.

     For purposes of this Section 7.1 only, the term "Quintiles" shall include Quintiles and all Affiliates of Quintiles, and the term "Innovex" shall include Innovex and all Affiliates of Innovex.

     7.2. Placement and Stock Transfer Restrictions and Related
Matters. (a) Pooling of Interests Accounting. (i) Each party to this Agreement agrees that from and after the date of this Agreement, such party shall not take any action, or knowingly fail to take any action, which action or failure is reasonably likely to disqualify the transactions contemplated by this Agreement from pooling of interests accounting treatment by Quintiles, and that such party shall take all reasonable actions necessary to cause the transactions contemplated by this Agreement to qualify as a pooling of interests if such characterization shall be jeopardized by action taken by such party. Without limiting with the foregoing, each Shareholder agrees that such Shareholder shall not sell, transfer, pledge, or otherwise dispose of such Shareholder's interests in or reduce such Shareholder's risk relative to any of the Quintiles Shares until Quintiles shall have published financial results covering at least thirty
(30) days of combined operations of Quintiles and Innovex after consummation of the transactions contemplated by this Agreement. Each of the Shareholders and Innovex acknowledge and agree with Quintiles that none of the Shareholders or Innovex is a party to any agreement or arrangement among themselves or with third parties regarding the transactions contemplated by this Agreement and the other Transaction Documents or the subject matter hereof and thereof, except as set forth on Schedule 7.2(a).

     (ii) Prior to the Closing, Quintiles shall deliver to Innovex a list of names and addresses of those persons who are or may be, in Quintiles' reasonable judgment, affiliates of Quintiles within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act or applicable SEC accounting releases with respect to pooling of interests accounting treatment (each such persons, a "Pooling Affiliate"). Quintiles also shall provide Innovex with such information and documents as Innovex shall reasonably request for purposes of reviewing such list. Prior to the Closing, Quintiles shall deliver to Innovex an affiliate letter, in form and substance reasonably satisfactory to Innovex, executed by each of the Pooling Affiliates identified in the foregoing list.

     (iii) Prior to the Closing, Innovex shall deliver to Quintiles a list of names and addresses of those persons who are or may be, in Innovex's reasonable judgment, Pooling Affiliates of Innovex. Innovex also shall provide Quintiles with such information and documents as Quintiles shall reasonably request for purposes of reviewing such list. Prior to the Closing, Innovex shall deliver to Quintiles an affiliate letter, in form and substance reasonably satisfactory to Quintiles, executed by each of the Pooling Affiliates of Innovex identified in the foregoing list.

     (b) Tax Treatment. From and after the date of this Agreement, each party to this Agreement shall take all reasonable actions necessary to cause the transactions contemplated by this Agreement to qualify as a tax-free rollover pursuant to United Kingdom tax law and as a taxable acquisition of the Innovex Shares by Quintiles for purposes of United States Federal income tax law.

     (c) Private Placement Participants. (i) Each certificate representing Quintiles Shares delivered to any Shareholder identified as a private placement participant on Exhibit A (each such Shareholder, together with any permitted transferee, a "Private Placement Participant") shall include the following legend:

     THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED

STATES OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS. IN THE CASE OF ANY TRANSFER OR OTHER DISPOSITION MADE OTHERWISE THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE HOLDER HEREOF SHALL BE REQUIRED TO PROVIDE TO THE ISSUER HEREOF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS, AND AN AGREEMENT BY THE TRANSFEREE TO BE BOUND BY THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT PURSUANT TO WHICH THIS SECURITY WAS FIRST SOLD BY THE ISSUER.

     (ii) Each Private Placement Participant individually represents, warrants and covenants as follows:

          (A) Such Private Placement Participant understands that the Quintiles Shares are being issued to such Private Placement Participant in reliance on an exemption from the registration requirements of the Securities Act for an offer and sale of securities that does not involve a public offering and have not been registered under the Securities Act or with any securities regulatory authority of any state of the United States or other jurisdiction and, therefore, that such Quintiles Shares (and all securities issued in exchange therefor or in substitution thereof) cannot be resold in the absence of such registration except pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Such Private Placement Participant agrees that it shall not transfer any Quintiles Shares except in a transaction registered under the Securities Act or unless such Private Placement Participant shall have delivered to Quintiles an opinion of United States counsel, which counsel and opinion shall be reasonably satisfactory to Quintiles, that such transfer is being effected in accordance with an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and a written instrument, in form and substance reasonably satisfactory to Quintiles, from the transferee agreeing to be bound hereby. Such Private Placement Participant is aware that Quintiles is under no obligation to effect any such registration under the Securities Act or otherwise with respect to such Quintiles Shares (or any securities issued in exchange thereof or in substitution thereof) or to file for or comply with any exemption from such registration except as set forth in the Registration Rights Agreement.

          (B) Such Private Placement Participant is an "accredited investor" (as defined in Regulation D under the Securities Act), with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of any investment in the Quintiles Shares.

          (C) Such Private Placement Participant will acquire the Quintiles Shares for its own account and not with a view to any distribution (within the meaning of the Securities Act) thereof or with any present intention of offering or selling any of the Quintiles Shares in a transaction that would violate the Securities Act or the securities Laws of any state of the United States or any other applicable jurisdiction.

          (D) Such Private Placement Participant acknowledges that any resale or other transfer, or attempted resale or other transfer, made other than in compliance with the restrictions stated herein shall not be recognized by Quintiles in respect of the Quintiles Shares, and that Quintiles may deliver a corresponding stop-transfer order to its transfer agent (the "Transfer Agent") to that effect.

          (E) Such Private Placement Participant has not engaged, and during the Restricted Period (as defined below) will not engage, in any "directed selling efforts" (as defined below) with respect to the Quintiles Shares.

     (iii) Quintiles shall, upon the written request of a Private Placement Participant to remove the legend set forth in subsection (c)(i), together with delivery to Quintiles of an opinion of counsel to such Private Placement Participant, which counsel and opinion shall be reasonably satisfactory to counsel to Quintiles, stating that such Quintiles Shares are no longer "restricted securities" within the meaning of Rule 144 under the Securities Act and that such legend is no longer required on the certificate or certificates evidencing such Quintiles Shares under the applicable requirements of the Securities Act or applicable state securities or "blue sky" Laws, direct its transfer agent to issue a certificate representing such Quintiles Shares without such legend upon surrender to the Transfer Agent of the certificate with such legend.

     (d) Regulation S Participants. (i) Each certificate representing Quintiles Shares delivered to any Shareholder identified as a Regulation S participant on Exhibit A (each such Shareholder, together with any permitted transferee, a "Regulation S Participant") shall include the following legend:

          THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF PRIOR TO THE EXPIRATION OF A RESTRICTED PERIOD (DEFINED AS 40 DAYS AFTER THE CLOSING DATE OF THE SHARE EXCHANGE AGREEMENT AMONG THE ISSUER, INNOVEX LIMITED AND OTHERS ("THE SHARE EXCHANGE AGREEMENT")) EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OF ANY OTHER JURISDICTION. IN ADDITION, NO SUCH DISPOSITION MAY BE MADE UNLESS PRIOR TO SUCH TRANSFER THE HOLDER AND PROPOSED TRANSFEREE DELIVER TO THE ISSUER CERTAIN CERTIFICATIONS AND OPINIONS OF COUNSEL AND THE PROPOSED TRANSFEREE MAKES CERTAIN REPRESENTATIONS AND WARRANTIES AND AGREES TO CERTAIN COVENANTS, ALL AS SET FORTH IN THE SHARE EXCHANGE AGREEMENT.

          UPON THE EXPIRATION OF THE RESTRICTED PERIOD (AS DEFINED ABOVE), THIS SECURITY SHALL NO LONGER BE SUBJECT TO THE RESTRICTIONS PROVIDED IN THIS LEGEND, IF AT THE TIME OF SUCH EXPIRATION THIS SECURITY WOULD NOT BE RESTRICTED UNDER THE SECURITIES LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES.

     (ii) Each Regulation S Participant and each purchaser of Quintiles Shares in subsequent resales prior to the end of the Restricted Period referred to below, individually represents, warrants and covenants (or shall be deemed to have represented, warranted and covenanted, if not a party to this Agreement) as follows:

          (A) Such Regulation S Participant understands that the Quintiles Shares are being issued to such Regulation S Participant in reliance on Regulation S promulgated pursuant to the Securities Act ("Regulation S") and have not been registered under the Securities Act or with any securities regulatory authority of any state of the United States or other jurisdiction and, therefore, that such Quintiles Shares (and all securities issued in exchange therefor or in substitution thereof) cannot be resold in the absence of such registration except pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Such Regulation S Participant is aware that Quintiles is under no obligation to effect any such registration under the Securities Act or otherwise with respect to such Quintiles Shares (or any securities issued in exchange therefor or in substitution thereof), or to file for or comply with any exemption from such registration except as set forth in the Registration Rights Agreement.

          (B) Such Regulation S Participant is, and any person for whose account it is acquiring the Quintiles Shares is, outside the United States (as defined under Regulation S), and with respect to the initial Regulation S Participants, this Agreement was executed, and the investment decision to enter into this Agreement was made, outside the United States.

          (C) Such Regulation S Participant is not in the business of buying and selling securities or, if it is in such business, it did not acquire the Quintiles Shares from Quintiles or an affiliate thereof in the initial distribution of Quintiles Shares.

          (D) Such Regulation S Participant will not offer, sell or deliver any of the Quintiles Shares until 40 Days after the Closing Date (the "Restricted Period") except in an "offshore transaction" (as defined in Regulation S) in accordance with Rule 904 of Regulation S and in accordance with this Agreement.

          (E) Such Regulation S Participant has not and will not, until the expiration of the Restricted Period, directly or indirectly, execute or effect any short sale, option or equity swap transactions in or relating to the Quintiles Shares or any other derivative securities transactions the purpose or effect of which is to transfer to a third party all or any part of the risk of loss associated with the Quintiles Shares to be acquired by the Regulation S Participant.

          (F) Such Regulation S Participant acknowledges that any resale or other transfer, or attempted resale or other transfer, which Quintiles determines in good faith was made other than in compliance with the restrictions stated herein shall not be recognized by Quintiles in respect of such Quintiles Shares, and that Quintiles may deliver a corresponding stop-transfer order to the Transfer Agent to that effect.

          (G) The certificates representing the Quintiles Shares to be delivered to the Regulation S Participants will be delivered to Goldman Sachs International, as each Regulation S Participant's representative, to be held in custody for delivery to each Regulation S Participant within 5 business days after the "Delivery Date", which will be the first business day after the expiration of the Restricted Period. If a Regulation S Participant intends to transfer any of the Quintiles Shares or an interest or participation therein prior to the Delivery Date, the Regulation S Participant shall deliver to Quintiles (i) a written certificate that neither record nor beneficial ownership of the shares evidenced thereby has been offered or sold in the United States, or to or for the account or benefit of a "U.S. person" (as defined in Regulation S), (ii) a written certification of the proposed transferee in form and substance reasonably satisfactory to Quintiles that such transferee is not a "U.S. person" or acquiring such Quintiles Shares for the account or benefit of a "U.S. person", and that such transferee is knowledgeable of and agrees to be bound by the restrictions on transfer and derivative activities set forth herein during the Restricted Period and (iii) a written opinion of counsel to the transferee, which counsel and opinion shall be reasonably satisfactory to Quintiles, to the effect that the offer, sale and transfer of the Quintiles Shares are not subject to registration under the Securities Act, upon delivery of which Quintiles shall instruct Goldman Sachs International to deliver such Regulation S Participant's certificate(s) thereto. Any Regulation S Participant may obtain a certificate for the Quintiles Shares without the legend set forth in subsection (d)(i) hereof from the Transfer Agent after the Delivery Date upon surrender to the Transfer Agent of the certificate representing the relevant Quintiles Shares.

          (H) Such Regulation S Participant has not engaged in, and during the Restricted Period will not engage in, any "directed selling efforts" (as defined in Regulation S) with respect to the Quintiles Shares.

     (e) Innovex Representations, Warranties and Covenants with Respect to Placement of Quintiles Shares. (i) Neither Innovex nor any of its Affiliates, nor any Person acting on its or their behalf has made or will make, directly or indirectly, offers or sales of any security, or has solicited or will solicit offers to buy any security, under circumstances that would require the registration under the Securities Act of the issuance of the Quintiles Shares hereunder.

     (ii) Neither Innovex, nor any of its Affiliates, nor any Person acting on its or their behalf has engaged in or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the issuance of the Quintiles Shares hereunder.

     (iii) Innovex has not engaged, and during the Restricted Period will not engage, in any "directed selling efforts" (as defined in Regulation S under the Securities Act) with respect to the Quintiles Shares.

     7.3. Non-Solicitation. Each of Quintiles (for itself and its Subsidiaries) and Innovex (for itself and its Subsidiaries) agrees that between the date of this Agreement and the earlier to occur of the Closing and the date on which this Agreement is terminated pursuant to its terms, it shall not solicit, induce or recruit any of the other's employees to leave their respective employment.

     7.4. Management Issues. (a) Board of Directors. As soon as practicable after the Closing, Quintiles shall cause Barrie S. Haigh and Paul Knott to be designated as directors of Quintiles and cause Barrie S. Haigh to be designated as Vice-Chairman of Quintiles' board of directors, such designations to be effective as of the first meeting of Quintiles' board of directors subsequent to the Closing. Innovex may also nominate up to one additional person for election as a non-executive member of Quintiles' board of directors, such nomination to be presented to the first meeting of Quintiles' shareholders subsequent to the Closing. Paul Knott also shall become an employee of Quintiles and report to the Chief Financial Officer of Quintiles.

     (b) Executive Management Committee. As soon as practicable after the Closing, Quintiles shall reconstitute the membership of its Executive Management Committee to include executive officers at the Quintiles Corporate level (including the Chairman, Vice-Chairman, COO, CFO and EVP) and two executives from each of the three divisions described below in Section 7.4(c)(i). David White and David Stack will be appointed to the Executive Management Committee commencing the first meeting after the Closing to represent the Innovex Division. Barrie S. Haigh will serve on the Executive Management Committee in his capacity as Vice Chairman, representing Quintiles' overall business development interests. Quintiles' Chief Operating Officer shall chair the Executive Management Committee.

     (c) Preservation of Innovex Identity. (i) Divisional Status. Innovex (together with its Subsidiaries) shall continue its separate corporate existence, operating under the name "Innovex, a division of Quintiles Transnational Corp." (the "Innovex Division"). It is understood and acknowledged by the parties that two further divisions of Quintiles will also be formed subsequent to the Closing, comprising the Quintiles division (focusing on clinical research) and the Lewin division (concentrating on managed care).

     (ii) Strategic Focus. The Innovex Division will have the strategic focus of supplying outsourcing services to the pharmaceutical industry during the product peri-launch period (the two years before and the two years subsequent to the receipt of regulatory approval for customers' pharmaceutical products). It is understood and acknowledged by the parties hereto that the strategic focus of the Innovex Division encompasses, among other things, (A) Phase IIIb and Phase IV clinical testing, as well as large simple trials of pharmaceutical products,
(B) disease management services and related added-value marketing services, (C) sales services and (D) marketing and distribution services. It is understood, however, that clinical and disease management functions may be coordinated or combined with the other divisions as appropriate.

     (iii) Divisional Management. Each of the Innovex Division, the Quintiles division and the Lewin division will create its own executive management team. The CEO of the Innovex Division shall report to the COO of Quintiles.

     (iv) Announcements. Consistent with the aim of preserving Innovex's separate identity, any press announcement by Quintiles or Innovex regarding this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby, will refer to such transactions as a financial pooling and/or a business combination.

     (d) Steering Committee. Upon the execution and delivery of this Agreement, Quintiles and Innovex will establish a committee (the "Steering Committee") for the purpose of, to the extent permitted by applicable law, advising executive management and further facilitating the efficient combination of the respective businesses of Quintiles and Innovex as promptly as practicable following the Closing. The Steering Committee will initially consist of a number of integration teams comprising, in aggregate, 34 members, 17 of whom will be designated by Quintiles and 17 of whom will be designated by Innovex.

     (e) Business Development Function. Upon the execution and delivery of this Agreement, Quintiles and Innovex will establish a business development matrix organization (the "Business Development Function") for the purpose of developing increased business subsequent to the Closing through the coordination of all client relationships. The Business Development Function will involve all business development personnel in each division of Quintiles and will report to the Vice Chairman.

     (f) Employees. Each person who is an officer or employee of Innovex (or any of its Subsidiaries) shall, after the Closing, remain an employee of the Innovex Division, until such person's employment is terminated. Nothing herein shall be deemed or construed to give rise to a right of employment. As of the Closing,

Quintiles will offer employee benefit plans and programs to employees who continue in the employ, or become employed by, the Innovex Division that, taken as a whole, are comparable to the employee benefit plans and programs provided to employees of Innovex as of the date hereof (except as otherwise provided herein); provided, however, that the terms and conditions of such employee benefit plans and programs may be varied or eliminated at any time subsequent to the first anniversary of the Closing Date in a manner determined by the Compensation Committee of Quintiles Board of Directors, the members of which shall be comprised of a majority of external directors.

     (g) Duration and Effect. The provisions of this Section 7.4 represent the current intent of Quintiles, and Quintiles will exercise good faith efforts to comply with the provisions of this Section 7.4 for a period of 18 months after the Closing (or any shorter period specified herein.) Notwithstanding anything to the contrary herein, it is understood that Quintiles retains ample discretion to manage its business in the best interests of its shareholders, and that good faith modifications of or variances from these provisions in the exercise of such discretion are appropriate and permitted. Accordingly, except as to employee benefits as set forth in Section 7.4(f) above, the provisions of this
Section 7.4 are unenforceable and only an expression of current intent.

     7.5. No Acquisition of Quintiles Shares. Except with Quintiles' prior written consent, neither Innovex, any Shareholder, nor any of their respective Affiliates shall purchase or otherwise acquire, directly or indirectly, any securities of Quintiles during the period from the date of this Agreement until the Closing; provided that, subject to Section 7.2(a)(i) this provision will not prevent any Shareholder that is an institutional trustee or any affiliate of any Shareholder (other than a Management Shareholder) from purchasing and selling securities in the ordinary course of its business not with a view towards controlling Quintiles.

     7.6. Cooperation with Securities Filings. Innovex and the Shareholders will cooperate, and will cause their respective financial, accounting and legal advisors to cooperate, with Quintiles in the preparation and filing of all documents and materials (each a "Filing") required or elected to be disclosed or reported by Quintiles pursuant to applicable securities Laws in connection with the transactions contemplated by this Agreement and the other Transaction Documents or to the extent otherwise relating to or concerning Innovex or any Shareholder, including without limitation Quintiles' definitive proxy statement relating to the Exchange and Quintiles' registration statement on Form S-4 relating to Quintiles' pending transaction with BRI International, Inc. To that end, Innovex and the Shareholders shall furnish to Quintiles, as promptly as is practicable after Quintiles' request therefor, such data and information relating to Innovex, the Innovex Subsidiaries and the Shareholders and such financial statements of Innovex and the Innovex Subsidiaries and opinions, comfort letters and consents of independent certified public accountants relating thereto as, in the opinion of counsel for Quintiles, shall be required by Law to be disclosed or reported by Quintiles or as are otherwise determined by Quintiles to be reasonably necessary or appropriate in connection therewith. Quintiles shall provide a draft of each Filing to Innovex promptly following the preparation thereof. Innovex shall approve all disclosures concerning Innovex, any Innovex Subsidiary or any Shareholder in each Filing (or shall notify Quintiles of any changes requested in such disclosures) promptly following receipt of the corresponding draft from Quintiles. In the event that Innovex shall not have responded as promptly as reasonably practical to the delivery of any draft Filing by Quintiles, Innovex shall be deemed to have approved any disclosures concerning Innovex, any Innovex Subsidiary or any Shareholder in such Filing. If, at any time prior to the Closing, any event should occur relating to Innovex, any Innovex Subsidiary or any Shareholder which should be set forth in an amendment of, or a supplement to, any Filing, Innovex will promptly inform Quintiles.

     7.7. Nasdaq National Market Listing. Quintiles shall use its best efforts to cause Quintiles Shares to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, prior to the Closing Date.

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

                                  ARTICLE VIII

                     SURVIVAL OF REPRESENTATIONS; INDEMNITY

     8.1. Survival of Representations. The respective representations and warranties of the Shareholders contained in this Agreement or in any schedule attached hereto shall survive the consummation of the Exchange and the other transactions contemplated hereby and shall remain in full force and effect notwithstanding any investigation or examination of, or knowledge with respect to, the subject matter thereof by or on behalf of Quintiles until the earlier of the closing of the Initial Secondary Offering (as defined in the Registration Rights Agreement) or March 31, 1997 (the period ending on such earlier date being referred to herein as the "Representations Period"), except that such representations and warranties shall survive indefinitely in the event of fraud with respect thereto. No claim for indemnification pursuant to Section 8.2(a) below may be brought after the expiration of the Representations Period, except for claims made in good faith in writing and setting forth in reasonable detail the claim prior to such expiration or actions (whether instituted before or after such expiration) based on any claims made in good faith in writing and setting forth in reasonable detail the claim prior to such expiration, regardless of whether any action or demand has been commenced against Quintiles (it being understood, without limitation, that any and all Losses arising after the expiration of the Representations Period shall be recoverable upon notice properly given prior to the expiration of the Representations Period in accordance with this Section 8.1). The representations and warranties of Quintiles contained in this Agreement or in any schedule attached hereto shall terminate upon and not survive the consummation of the Exchange, except in the event of fraud by Quintiles with respect thereto, in which case they shall survive indefinitely.

     8.2. Indemnification. (a) From and after the Closing, Quintiles and its Affiliates (including Innovex and its Subsidiaries) and all of their respective officers, directors, employees (other than the Key Employees), agents and shareholders (other than the Shareholders) (each, an "Indemnitee") shall be defended, indemnified and held harmless pursuant to this Agreement and the Escrow Agreement to the full extent permitted in law or equity, from and against any and all losses, claims, actions, damages, liabilities, costs and expenses (including attorneys' fees and expenses) (collectively, "Losses") relating to or arising from or in connection with (i) any misrepresentation or any non-fulfillment of any representation, warranty, covenant, obligation or agreement by Innovex or any Shareholder contained in or made pursuant to this Agreement or any of the other Transaction Documents or in any other agreement, officer's certificate or other certificate delivered to Quintiles in connection with this Agreement, and (ii) the enforcement by Quintiles of its rights pursuant to this
Section 8.2, or any litigation, proceeding or investigation relating to any of the foregoing.

     (b) Notwithstanding the foregoing provisions of this Section 8.2, and except with respect to any misrepresentation or non-fulfillment of the representations and warranties in Section 2.1 above and in the last sentence of
Section 2.26 above or any breach of any post-Closing covenant contained in
Article VII above, or any Losses resulting from or arising out of fraud or other intentional or knowing misconduct or misrepresentation, as to which (in each case) the party or parties breaching such representation, warranty or covenant or responsible for such fraud, misconduct or misrepresentation shall be jointly and severally liable to Quintiles without limitation, (i) the maximum aggregate recourse by the Indemnitees pursuant to subsection (a) above shall not exceed the aggregate value (calculated with reference to closing prices on the Closing
Date) of the Escrow Fund (the "Indemnity Cap"), (ii) the Indemnitees shall not be entitled to indemnification under subsection (a) above for any amount unless and until the aggregate of all amounts for which the Indemnitees otherwise would be entitled to be indemnified exceeds $750,000 (in the aggregate), after which the Indemnitees shall be indemnified in full for the excess, up to the Indemnity Cap, and (iii) the sole monetary recourse of any Indemnitee in respect or Losses described in subsection (a) above (but not in respect of any other claim) shall be from, out of, and to the extent of the Escrow Fund. For purposes of determining whether the aggregate of all amounts for which the Indemnitees would otherwise be entitled to be indemnified exceeds $750,000, the amount of each indemnifiable claim and the aggregate amount of all indemnifiable claims shall not be limited by the use of the term "material" or its related forms in any representations or warranties, or by the establishment of any dollar threshold in any representation or warranty for inclusion of any event or matter therein. Accordingly, indemnifiable claims may consist of Losses (whether or not arising from a breach of an individual representation, warranty, covenant or indemnity) that individually or in the aggregate do not constitute material amounts or amounts in excess of specified thresholds, provided such amounts in the aggregate exceed $750,000.

     (c) Notwithstanding any other provision of this Agreement:

          (i) as of and after the Closing, Innovex shall have no liability under this Agreement, and no Shareholder shall threaten or bring any claim or action whatsoever against Innovex for contribution to any amounts payable under this Section 8.2 by such Shareholders.

          (ii) in the event that the Agreement is terminated by Quintiles following a breach of a representation by Innovex in this Agreement, Innovex's liability shall be limited to the out-of-pocket expenses incurred by Quintiles. Innovex shall have no liability at all to Quintiles for breach of Section 2.1(a), the last sentence of Section 2.26, or Sections
     2.27 or 2.28 (as Sections 2.27 and 2.28 relate to the Shareholders). Furthermore, Innovex shall only have liability if the representations given by Innovex are breached after the date hereof by reason of its own neglect or default.

          (iii) the maximum liability of any Shareholder that is a trustee of a trust the assets of which include Innovex Shares shall be limited to the value of the trust assets held by them directly or indirectly as trustees of the relevant trust; provided that this limitation on the liability of the trustees shall not apply for the benefit of any trustee in the event of a deliberate or reckless breach by that trustee of any of its obligations under this Agreement.

     (d) Except as expressly set forth elsewhere in this Agreement or to the extent of the application of the nonbreaching Shareholder's interest in the Escrow Fund, no nonbreaching Shareholder will suffer any liability for a breach of this Agreement by any other party.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.1. Definitions of Certain Terms. As used in this Agreement, the following capitalized terms shall have the respective meanings set forth below:

          (a) "Affiliate" shall mean, with respect to any Person, any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

          (b) "Casualty" shall mean any fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force.

          (c) "Code" shall mean the United States Internal Revenue Code and all rules and regulations promulgated thereunder from time to time, in each case as amended.

          (d) "Contract" shall mean any contract, agreement, indenture, instrument or other binding commitment or arrangement of any kind.

          (e) "Encumbrance" shall mean any lien, encumbrance, security interest, mortgage, pledge, lease, option, easement, servitude, covenant, condition, restriction under any Contract, or other charge, restriction or claim of any kind.

          (f) "Exchange Act" shall mean the United States Securities Exchange Act of 1934 and all rules and regulations promulgated thereunder from time to time, in each case as amended.

          (g) "Indebtedness" shall mean any indebtedness for money borrowed, guarantee, or letter of credit or other credit enhancement.

          (h) "Law" shall mean any supranational, national, federal, state, local or foreign law, rule, regulation, statute, ordinance, order, judgment, decree, permit, franchise, license or other governmental restriction or requirement of any kind.

          (i) "Material Adverse Effect" shall mean any material adverse effect on the business, financial condition, results of operations, or prospects of the affected party, including without limitation any effect which prevents or impairs materially such party's performance of its obligations under, or the consummation of, this Agreement.

          (j) "Organizational Document" shall mean any memorandum or articles of association, certificate or articles of incorporation, bylaw, board of directors' or shareholders' resolution, or other corporate document or action comparable to any of the foregoing currently in effect.

          (k) "Person" shall mean any individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated organization, government (or subdivision thereof) or other entity.

          (l) "SEC" shall mean the United States Securities and Exchange Commission.

          (m) "Securities Act" shall mean the United States Securities Act of 1933 and all rules and regulations promulgated thereunder from time to time, in each case as amended.

          (n) "Stock Acquisition Right" shall mean any option, warrant, right (pre-emptive or otherwise), call, commitment, conversion right, right of exchange, plan or other agreement of any character providing for the purchase, issuance or sale of any securities.

          (o) "Subsidiary" means any Person in which the affected party owns, directly or indirectly, a majority of the voting share capital or other voting equity interests.

     9.2. Expenses. Each party hereto shall pay all of its own expenses relating to the transactions contemplated by this Agreement, including without limitation the fees and expenses of its respective counsel; provided that upon Closing, Quintiles shall pay the expenses regarding this transaction which otherwise would be paid by the Shareholders.

     9.3. Remedies Not Exclusive. Except as specifically provided in Section 8.2(b) above, nothing in this Agreement shall limit or restrict in any manner any other rights or remedies any party hereto may have against any other party hereto at law, in equity or otherwise, including without limitation any such rights pursuant to any Employment Agreement.

     9.4. Governing Law; Submission to Jurisdiction. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the Laws of the State of New York, without regard to the conflicts of law provisions thereof. Each of the Shareholders, Innovex and Quintiles irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Shareholders, Innovex and Quintiles further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 9.4. Each of the Shareholders, Innovex and Quintiles irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     9.5. Further Assurances. In addition to the actions, documents and instruments specifically required by this Agreement or any other Transaction Document to be taken or delivered on or before the Closing Date or from time to time thereafter, each of the parties to this Agreement shall, before and after the Closing Date, without further consideration, take such other actions and execute and deliver such other documents and instruments as another party hereto reasonably may request in order to effect and perfect the transactions contemplated by this Agreement and the other Transaction Documents.

     9.6. Captions. The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     9.7. Publicity. Except as otherwise required by applicable Law or the applicable requirements of any securities exchange or market or regulatory authority, no party and no Affiliate of any party shall issue any press release or make any other public statement relating to, connected with or arising out of this Agreement or the matters contained herein without Quintiles' (in the case of any proposed disclosure by Innovex or any of its Affiliates) or Innovex's (in the case of any proposed disclosure by Quintiles or any of its Affiliates) prior written approval of the contents and the manner of presentation and publication thereof.

     9.8. Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if delivered in person or sent by confirmed telex or telecopy or by recognized overnight courier, postage prepaid, addressed as follows:

          If to Quintiles, to:

              Quintiles Transnational Corp.
              4709 Creekstone Drive, Riverbirch Building, Suite 300 Durham, North Carolina 27703
              Attention: Gregory D. Porter, Esq.

      with a copy to its counsel,

              Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP 2500 First Union Capitol Center
              Raleigh, North Carolina 27601
              Attention: Gerald F. Roach, Esq.

          If to any Shareholder, to:

           Such Shareholder's address appearing on Exhibit A attached hereto.

          If to Innovex, to:

              Innovex Limited
              Innovex House, Marlow Park
              Marlow, Buckinghamshire SL7 1TB
              England
              Attention: Paul Knott

      with a copy to its counsel

              Sullivan & Cromwell
              St. Olave's House
              9a Ironmonger Lane
              London EC2V 8EY
              England
              Attention: Scott D. Miller, Esq.

or to such other address or number as shall be furnished in writing by any such party in such manner, and such notice or communication shall be deemed to have been given as of the date so confirmed or deposited.

     9.9. Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto without the other parties' prior written consent, except that Quintiles may transfer or assign this Agreement or any of Quintiles' rights or obligations hereunder to any Affiliate of Quintiles, provided that no such transfer or assignment shall relieve Quintiles of any of its obligations hereunder. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

     9.10. Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

     9.11. Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof and together with the confidentiality agreement referred to below, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter except for that certain Confidential Disclosure Agreement dated June 3, 1996 between Innovex and Quintiles which shall remain in full force and affect and shall not be limited or otherwise affected hereby. All exhibits and schedules referred to in this Agreement are intended to be and hereby are specifically made a part of this Agreement.

     9.12. Construction of Certain Disclosures. No information disclosed in any schedule to this Agreement shall be deemed to be disclosed for purposes of any other section hereof or schedule hereto unless otherwise specifically stated therein. The representations and warranties set forth in Articles II and III above, respectively, are cumulative. The subject matter covered by any section of either such article shall not be exclusive as to such subject matter to the extent covered by another section of such article, and the specificity of any representation or warranty shall not affect or limit the generality of any other representation or warranty made or given by the same party.

     9.13. Amendments. Except as otherwise provided herein, this Agreement may be waived, amended, supplemented or modified only by a written agreement executed by each of the parties hereto.

     9.14. Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

     9.15. Third Party Beneficiaries. Except as otherwise provided by Section 8.2, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

     9.16. Termination of Agreement. The parties hereto shall be entitled to terminate this Agreement as follows, provided that (i) no such termination shall limit or terminate any liability of one party to another for any breach hereof,
(ii) the provisions of Sections 7.1 (confidentiality), 8.2 (indemnification),
9.2 (expenses) and 9.7 (publicity) shall survive any such termination, and (iii) in the case of a termination below other than by Quintiles, only Innovex or one or more Shareholders holding in excess of thirty (30%) percent of the Innovex share capital shall be entitled to terminate this Agreement:

          (a) the parties hereto may terminate this Agreement by mutual written consent at any time;

          (b) Quintiles may terminate this Agreement by written notice to the Shareholders and Innovex on or prior to the Closing Date if any Shareholder or Innovex shall have breached in any material respect any representation, warranty or covenant contained in this Agreement;

          (c) Quintiles may terminate this Agreement by written notice to the Shareholders and Innovex on or prior to the Closing Date upon a breach of
     Section 4.2 above;

          (d) Quintiles or Innovex may terminate this Agreement by written notice to the parties hereto if the consummation of the transactions contemplated hereby shall not have occurred on or before December 31, 1996; and

          (e) any party may terminate this Agreement by written notice to the other parties hereto on or prior to the Closing Date if any court or other governmental instrumentality of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement.

     In the event this Agreement shall be terminated prior to the Closing Date, no party shall be liable to any other party under this Agreement or otherwise except for actual out-of-pocket expenses of a non-breaching party arising in connection with this Agreement; provided, however, that the foregoing limitation shall not apply to any intentional breach of this Agreement or any breach of Section 4.2; provided further that in the event Management Shareholders and Innovex are liable for Quintiles' actual out-of-pocket expenses, each Management Shareholder shall be liable only for such Management Shareholder's pro rata (among Management Shareholders' interests as a group) percentage of such out-of-pocket expenses.

     IN WITNESS WHEREOF, Quintiles and Innovex have caused their respective corporate names to be hereunto subscribed by their respective officers thereunto duly authorized, and each of the Shareholders has executed this Agreement, all as of the day and year first above written.

                                          QUINTILES TRANSNATIONAL CORP.

                                          By: /s/  DENNIS GILLINGS
                                            ------------------------------------
                                            Name: Dennis Gillings
                                            Title: Chief Executive Officer and
                                              Chairman

                                          INNOVEX LIMITED

                                          By: /s/  BARRIE S. HAIGH
                                            ------------------------------------
                                            Name: Barrie S. Haigh
                                            Title: Executive Chairman

                                          SHAREHOLDERS:

                                                /s/  BARRIE S. HAIGH
                                          --------------------------------------
                                                     Barrie S. Haigh

                                               /s/  STELLA D. FREEMAN
                                          --------------------------------------
                                                    Stella D. Freeman

                                          TRUSTEES OF THE BARRIE S. HAIGH
                                          CHILDREN'S SETTLEMENT NO. 1

                                          By: /s/  BARRIE S. HAIGH
                                            ------------------------------------
                                            Name: Barrie S. Haigh
                                            Title: Trustee

                                          TRUSTEES OF THE BARRIE S. HAIGH
                                          CHILDREN'S SETTLEMENT NO. 2

                                          By: /s/  BARRIE S. HAIGH
                                            ------------------------------------
                                            Name: Barrie S. Haigh
                                            Title: Trustee

                                          HSBC PRIVATE EQUITY INVESTMENTS
                                          LIMITED

                                          By: /s/  C. MASTERSON
                                            ------------------------------------
                                            Name: C. Masterson
                                            Title: As Attorney

                                          LLOYDS DEVELOPMENT CAPITAL LIMITED

                                          By: /s/  C. MASTERSON
                                            ------------------------------------
                                            Name: C. Masterson
                                            Title: As Attorney

                                          MSS NOMINEES LIMITED
                                          (ACCOUNT 758170)

                                          By: /s/  C. MASTERSON
                                            ------------------------------------
                                            Name: C. Masterson
                                            Title: As Attorney

                                          MSS NOMINEES LIMITED
                                          (ACCOUNT 758979)

                                          By: /s/  C. MASTERSON
                                            ------------------------------------
                                            Name: C. Masterson
                                            Title: As Attorney

                                          MSS NOMINEES LIMITED
                                          (ACCOUNT 757549)

                                          By: /s/  C. MASTERSON
                                            ------------------------------------
                                            Name: C. Masterson
                                            Title: As Attorney

                                          MSS NOMINEES LIMITED
                                          (ACCOUNT 778392)

                                          By: /s/  C. MASTERSON
                                            ------------------------------------
                                            Name: C. Masterson
                                            Title: As Attorney

                                          GENERAL ACCIDENT EXECUTOR AND
                                          TRUSTEE COMPANY LIMITED
                                          (ACCOUNT H715)

                                          By: /s/  C. MASTERSON
                                            ------------------------------------
                                            Name: C. Masterson
                                            Title: As Attorney

                                          GENERAL ACCIDENT EXECUTOR AND
                                          TRUSTEE COMPANY LIMITED
                                          (ACCOUNT H716)

                                          By: /s/  C. MASTERSON
                                            ------------------------------------
                                            Name: C. Masterson
                                            Title: As Attorney

                                                   /s/  PAUL KNOTT
                                          --------------------------------------
                                                    Peter A. Forrester
                                           (by Paul Knott as attorney in fact)

                                                   /s/  PAUL KNOTT
                                          --------------------------------------
                                                      Graham Wilson
                                           (by Paul Knott as attorney in fact)

                                                   /s/  PAUL KNOTT
                                          --------------------------------------
                                                      David F. White
                                           (by Paul Knott as attorney in fact)

                                                   /s/  PAUL KNOTT
                                          --------------------------------------
                                                      David M. Fleet
                                           (by Paul Knott as attorney in fact)

                                                   /s/  PAUL KNOTT
                                          --------------------------------------
                                                     David D. Lilley
                                           (by Paul Knott as attorney in fact)

                                                   /s/  PAUL KNOTT
                                          --------------------------------------
                                                    Jonathan K. Bolter
                                           (by Paul Knott as attorney in fact)

                                                   /s/  PAUL KNOTT
                                          --------------------------------------
                                                      John V. Burke
                                           (by Paul Knott as attorney in fact)

                                                   /s/  PAUL KNOTT
                                          --------------------------------------
                                                      David M. Stack
                                           (by Paul Knott as attorney in fact)

                                                   /s/  PAUL KNOTT
                                          --------------------------------------
                                                   Nicholas J. McCooke
                                           (by Paul Knott as attorney in fact)

                                                   /s/  PAUL KNOTT
                                          --------------------------------------
                                                William I. Glynn-Williams
                                           (by Paul Knott as attorney in fact)

                                          TRUSTEES OF THE NO. 1 TRUST CREATED
                                          BY PAUL KNOTT AND DATED
                                          OCTOBER 4, 1996

                                          By: /s/  PAUL KNOTT
                                            ------------------------------------
                                            Name: Paul Knott
                                            Title: Trustee

                                          TRUSTEES OF THE NO. 2 TRUST CREATED
                                          BY PAUL KNOTT AND DATED
                                          OCTOBER 4, 1996

                                          By: /s/  PAUL KNOTT
                                            ------------------------------------
                                            Name: Paul Knott
                                            Title: Trustee

                                          TRUSTEES OF THE NO. 1 TRUST CREATED
                                          BY NICHOLAS JOHN MCCOOKE AND
                                          DATED OCTOBER 4, 1996

                                          By: /s/  PAUL KNOTT
                                            ------------------------------------
                                            Name: Paul Knott
                                            Title: Attorney in Fact

                                          TRUSTEES OF THE NO. 2 TRUST CREATED
                                          BY NICHOLAS JOHN MCCOOKE AND DATED
                                          OCTOBER 4, 1996

                                          By: /s/  PAUL KNOTT
                                            ------------------------------------
                                            Name: Paul Knott
                                            Title: Attorney in Fact

                                          TRUSTEES OF THE TRUST CREATED BY
                                          JONATHAN KENNETH BOLTER AND
                                          DATED OCTOBER 4, 1996

                                          By: /s/  PAUL KNOTT
                                            ------------------------------------
                                            Name: Paul Knott
                                            Title: Attorney in Fact

                                          TRUSTEES OF THE TRUST CREATED BY
                                          GRAHAM WILSON AND DATED
                                          OCTOBER 4, 1996

                                          By: /s/  PAUL KNOTT
                                            ------------------------------------
                                            Name: Paul Knott
                                            Title: Attorney in Fact

                                          TRUSTEES OF THE TRUST CREATED BY
                                          DAVID WHITE AND DATED
                                          OCTOBER 4, 1996

                                          By: /s/  PAUL KNOTT
                                            ------------------------------------
                                            Name: Paul Knott
                                            Title: Attorney in Fact

                                          TRUSTEES OF THE TRUST CREATED BY
                                          CHRISTOPHER S. MORLEY AND DATED
                                          OCTOBER 4, 1996

                                          By: /s/  PAUL KNOTT
                                            ------------------------------------
                                            Name: Paul Knott
                                            Title: Attorney in Fact

                                                                      APPENDIX B

                         OPINION OF GOLDMAN SACHS & CO.

                                                                      APPENDIX B

                                  [LETTERHEAD]

October 6, 1996

PERSONAL AND CONFIDENTIAL

Board of Directors
Quintiles Transnational Corp.
4709 Creekstone Drive
Riverbirch Building, Suite 300
Morrisville, NC 27560

Gentlemen and Mesdames:

     You have requested our opinion as to the fairness to Quintiles Transnational Corp. ("Quintiles" or the "Company") of the Exchange Ratio (as defined below) to be paid by the Company pursuant to the Share Exchange Agreement dated as of October 4, 1996 among Quintiles, Innovex Limited ("Innovex") and the shareholders of Innovex (the "Agreement"). Pursuant to the Agreement, each outstanding ordinary share, nominal value 0.1p per share, of Innovex (the "Ordinary Shares") and each outstanding cumulative participating preferred ordinary share, nominal value 0.1p per share, of Innovex (the "Preferred Ordinary Shares" and, together with the Ordinary Shares, the "Innovex Shares") will be converted into the right to receive a number of shares equal to the Exchange Ratio, as defined in the Agreement, (the "Exchange Ratio") of common stock, par value $0.01 per share, of Quintiles (the "Shares"). In addition, we understand that pursuant to the Agreement, Quintiles (i) will purchase each outstanding cumulative preference share, nominal value 0.1p per share, of Innovex from the holders thereof, for L1.00 per share in cash, plus accrued and unpaid dividends, (ii) will advance, or cause one of its subsidiaries to advance to Innovex up to L30,000,000 to make payments in respect of certain liabilities of Innovex referred to in the Agreement and (iii) will issue in respect of each outstanding option to purchase Ordinary Shares a substitute corresponding option to purchase shares of Common Stock of the Company.

     Goldman, Sachs & Co. and its affiliates ("Goldman Sachs" or the "Firm"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided investment banking services to the Company from time to time, including having acted as co-manager of the Secondary Offering of 1,750,000 common shares of the Company offered in September 1995, having acted as lead underwriter of the 4 1/4% Convertible Subordinated Debentures due 2000 of the Company in May 1996, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. In the course of the trading activities of Goldman Sachs, the Firm has accumulated a long position of 21 Shares against which the Firm is short 15,850 Shares. Goldman Sachs has also accumulated a long position of $3,870,000 face value of Quintiles' 4 1/4% Convertible Subordinated Debentures due 2000. Goldman Sachs has also accumulated a long position of $300,000 face value and a short position of $550,000 face value of Quintiles' 4 1/4% Convertible Subordinated Debentures due 2000 issued under Regulation S.

     Goldman Sachs is also familiar with Innovex, having provided investment banking services to Innovex in connection with a proposed public offering of the Innovex Shares and having provided financial advice and assistance to Innovex in connection with the Agreement. Goldman Sachs does not have any financial interest in any securities of Innovex.

     In connection with this opinion, we have reviewed, among other things, the Agreement; the form of Escrow Agreement by and among the Company, the shareholders of Innovex, and the escrow agent to be named therein attached as Exhibit B to the Agreement; the form of Registration Rights Agreement by and

Quintiles Transnational Corp.
Page 2

among the Company and the shareholders named therein of Innovex attached as Exhibit C to the Agreement; Annual Reports to Stockholders, Annual Reports on Form 10-K, and audited financial statements of the Company for the two years ended December 31, 1995; audited financial statements of the Company for the three years ended December 31, 1993; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; the Prospectus for the Secondary Common Stock Offering for the Company dated September 28, 1995; the Prospectus for the offering of the 4 1/4% Convertible Subordinated Debentures due 2000 of the Company dated May 17, 1996; certain other communications from the Company to its stockholders; certain internal financial analyses and forecasts for the Company prepared by its management; and certain financial forecasts including, without limitation, cost savings and operating synergies projected by the Company to result from the combination of the two companies.

     In connection with this opinion, and in the course of providing the investment banking and other services to Innovex described above, we also have reviewed information relating to Innovex, including, among other information, audited financial statements of Innovex for the five fiscal years ended March 31, 1996; the draft registration statement on Form F-1 confidentially filed with the Securities and Exchange Commission on August 2, 1996; certain internal business and financial reports, analyses, and forecasts of Innovex and its subsidiaries prepared by Innovex management; and certain other communications from Innovex to its stockholders.

     We also have reviewed certain financial analyses and forecasts for the combined operations of the Company and Innovex prepared by the Company and identified by the Company to us as the ones upon which we should rely for purposes of our opinion, those projections being more conservative than projections provided by the management of Innovex. We also have held discussions with members of the senior management of the Company and Innovex regarding the past and current business operations, financial condition, and future prospects of their respective companies and as combined pursuant to the consummation of the Agreement. In addition, we have reviewed the reported price and trading activity for the Shares, compared certain financial information for the Company and Innovex and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the contract research organization industry specifically and in the healthcare industry generally and performed such other studies and analyses as we considered appropriate.

     We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. In that regard, we have assumed, with your consent, that the financial forecasts projected by the Company to result from the combination of the two companies have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the Company (including as to timing and amount). In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Innovex or any of their subsidiaries and, we have not been furnished with any such evaluation or appraisal. We have assumed with your consent that the transaction will be accounted for as a pooling of interests under generally accepted accounting principles. The opinion expressed herein is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of this transaction.

Quintiles Transnational Corp.
Page 3

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio is fair to Quintiles.

                                          Very truly yours,

                                          /s/  GOLDMAN, SACHS & CO.
                                          --------------------------------------
                                          (Goldman, Sachs & Co.)

                                                                      APPENDIX C

                          OPINION OF SMITH BARNEY INC.

                                                                      APPENDIX C

                       [LETTERHEAD OF SMITH BARNEY INC.]

October 6, 1996

The Board of Directors
Quintiles Transnational Corp.
4709 Creekstone Drive
Riverbirch Building, Suite 300
Morrisville, North Carolina 27560

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to Quintiles Transnational Corp. ("Quintiles") of the consideration to be paid by Quintiles pursuant to the terms and subject to the conditions set forth in the Share Exchange Agreement, dated as of October 4, 1996 (the "Agreement"), by and among Quintiles, Innovex Limited ("Innovex"), and shareholders of Innovex. As more fully described in the Agreement, Quintiles will issue to each holder of ordinary shares, nominal value 0.1p per share, of Innovex ("Ordinary Shares") and cumulative participating preferred ordinary shares, nominal value, 0.1p per share, of Innovex ("Preferred Ordinary Shares" and, together with the Ordinary Shares, the "Innovex Shares") in exchange for such holder's Innovex Shares (the "Exchange") that number of shares of the common stock, par value $0.01 per share, of Quintiles (the "Quintiles Common Stock") determined by multiplying (i) the total number of Innovex Shares held by such holder and (ii) the number (the "Exchange Ratio") determined by dividing (A) 10,000,000 by (B) the sum of the number of Innovex Shares issued and outstanding as of the closing date for the Exchange (the "Closing Date") and the number of Innovex Shares issuable pursuant to options or other stock acquisition rights to purchase Ordinary Shares outstanding as of the Closing Date, subject to adjustment as specified in the Agreement. It is our understanding that, in connection with the transactions contemplated by the Exchange, Quintiles will (i) pay to each holder of cumulative redeemable preference shares, nominal value 0.1p per share, of Innovex ("Preference Shares") in exchange for such holder's Preference Shares a cash amount determined by multiplying (A) the number of Preference Shares held by such holder and (B) L1.00, plus accrued and unpaid dividends to the Closing Date and (ii) advance (or cause one of its wholly owned subsidiaries to advance) to Innovex up to L30 million in cash for payment by Innovex, in full satisfaction and retirement thereof, of all of Innovex's outstanding loan stock and Innovex's and its subsidiaries' outstanding liability under Innovex's credit facilities with Lloyds Bank, PLC.

In arriving at our opinion, we reviewed the Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Quintiles and certain senior officers of Innovex concerning the businesses, operations and prospects of Quintiles and Innovex. We examined certain publicly available business and financial information relating to Quintiles and certain business and financial information relating to Innovex as well as certain financial forecasts and other information and data for Quintiles and Innovex which were provided to or otherwise discussed with us by the managements of Quintiles and Innovex. We reviewed the financial terms of the Exchange as set forth in the Agreement in relation to, among other things: current and historical market prices and trading volumes of Quintiles Common Stock; the historical and projected earnings and other operating data of Quintiles and Innovex; and the capitalization and financial condition of Quintiles and Innovex. We considered, to the extent publicly available, the financial terms of similar transactions recently effected which we considered relevant in evaluating the Exchange and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant to evaluating those of Quintiles and Innovex. We also evaluated the potential pro forma financial impact of the Exchange on Quintiles (after giving effect to the proposed acquisition by Quintiles of BRI International, Inc.). In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise

The Board of Directors
Quintiles Transnational Corp.
October 6, 1996
Page 2

reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the management of Quintiles that such forecasts and other information and data were prepared on bases reflecting reasonable estimates and judgments as to the future financial performance of Quintiles and Innovex. We have assumed, with your consent, that the Exchange will be treated as a pooling of interests in accordance with generally accepted accounting principles. Our opinion, as set forth herein, relates to the relative values of Quintiles and Innovex. We are not expressing any opinion as to what the value of the Quintiles Common Stock actually will be when issued pursuant to the Exchange or the price at which the Quintiles Common Stock will trade subsequent to the Exchange. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Quintiles or Innovex nor have we made any physical inspection of the properties or assets of Quintiles or Innovex. We have not been asked to consider, and our opinion does not address, the relative merits of the Exchange as compared to any alternative business strategies that might exist for Quintiles or the effect of any other transaction in which Quintiles might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

Smith Barney has been engaged to render financial advisory services to Quintiles with respect to this opinion and will receive a fee upon the delivery of such opinion. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Quintiles for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We have in the past provided financial advisory and investment banking services to Quintiles unrelated to the Exchange, for which services we have received compensation. In addition, we and our affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with Quintiles and Innovex.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Quintiles in its evaluation of the proposed Exchange, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Exchange. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Smith Barney be made, without our prior written consent.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to Quintiles.

Very truly yours,

/s/  SMITH BARNEY INC.
------------------------------------------------------
(Smith Barney Inc.)

                                                                      APPENDIX D

REVOCABLE PROXY
                         QUINTILES TRANSNATIONAL CORP.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned shareholder of Quintiles Transnational Corp., a North Carolina corporation hereby appoints Dennis B. Gillings, Rachel R. Selisker and Gregory D. Porter, or any of them, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned shareholder (including in their discretion with respect to any adjournment of the Special Meeting and any other procedural matters) at the Special Meeting of Shareholders to be held at 9:00 a.m., local time, on November 26, 1996, at the [Radisson Governors' Inn, Research Triangle Park, North Carolina 27709], and at any adjournments thereof, upon the following matters:
PROPOSAL ONE:

   Approval of the issuance by Quintiles of up to 10,000,000 shares of the common stock, par value $.01 per share, of Quintiles to the shareholders of Innovex Limited, a company organized under the laws of England and Wales with limited liability, in connection with the Exchange Agreement, as more fully described in the Notice of Special Meeting and Proxy Statement annexed hereto.

             / / FOR             / / AGAINST             / / ABSTAIN
PROPOSAL TWO:

   Approval of an amendment to the Amended and Restated Articles of Incorporation of Quintiles to increase the number of authorized shares of Quintiles Common Stock from 50,000,000 to 200,000,000, as more fully described in the Notice of Special Meeting and Proxy Statement annexed hereto.

             / / FOR             / / AGAINST             / / ABSTAIN

   This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of Quintiles either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of notice of the Special Meeting and Proxy Statement dated October 28, 1996 and hereby revokes any proxy or proxies heretofore given.

             (Continued and to be dated and signed on reverse side)

                          (Continued from other side)

    If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

/ / I PLAN TO ATTEND THE NOVEMBER 26, 1996 SPECIAL SHAREHOLDERS MEETING OF QUINTILES TRANSNATIONAL CORP.

                                                 Date: _________________, 1996

                                                _______________________________
                                                  (Signature of Shareholder or
                                                   Authorized Representative)

                                                _______________________________
                                                          (Print name)

                                                 Please date and sign exactly as
                                                 name appears hereon. Each
                                                 executor, administrator,
                                                 trustee, guardian,
                                                 attorney-in-fact and other
                                                 fiduciary should sign and
                                                 indicate his or her full title.
                                                 In the case of stock ownership
                                                 in the name of two or more
                                                 persons, both persons should
                                                 sign.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE SPECIAL MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES TO RETURN THIS PROXY PROMPTLY.